UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 14a-12

T REIT, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1.	Title of each class of securities to which transaction applies:

Common Stock

2.	Aggregate number of securities to which transaction applies:

4,605,000 common shares

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In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and the value of the securities and other property that the Registrant expects to be distributed to its shareholders

4.	Proposed maximum aggregate value of transaction: $49,250,000

5.	Total fee paid: $5,797

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T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
June [     ], 2005
Dear Shareholder:
      On behalf of the board of directors, I cordially invite you to attend the annual meeting of shareholders of T REIT, Inc. to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612 on [                    ], 2005 at 9:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. We look forward to your attendance. The attached proxy statement is dated [                    ], 2005 and is being first mailed to our shareholders on or about [                    ], 2005.
      The accompanying notice of annual meeting and proxy statement describe the formal business to be acted upon by our shareholders. At the annual meeting, we will, among other things, ask you to approve a plan of liquidation for our company. The principal purpose of the plan of liquidation is to maximize shareholder value by selling our assets, paying our debts and distributing the net proceeds of our liquidation to our shareholders. In order to approve the plan of liquidation, pursuant to Virginia law a separate vote is required for (i) the sale of all of our assets, and (ii) for our dissolution. Therefore, at the annual meeting you will be asked to vote on proposals to approve (1) the sale of all of our assets pursuant to the plan of liquidation and (2) our dissolution pursuant to the plan of liquidation. These proposals are contingent upon one another and the plan of liquidation will not be implemented unless both are approved. In addition to the plan of liquidation proposals, you will also be asked to consider and vote on proposals to (3) elect three directors to our board of directors, (4) to ratify the appointment of the accounting firm Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year and (5) allowing us to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the first two proposals.
      As set forth in our registration statement that we originally filed in 1999, we were formed with the intent to be listed on a national stock exchange, quoted on a quotation system of a national securities association or merged with an entity whose shares are so listed or quoted. At that time, we intended that if we were not so listed or quoted by February 22, 2010, we would submit for your vote a proposal to liquidate our company. As a result of (i) current market conditions, (ii) the increasing costs of corporate compliance (including, without limitation, all federal, state and local regulatory requirements applicable to us, including the Sarbanes-Oxley Act of 2002, as amended), and (iii) the possible need to reduce our monthly distributions, we believe that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us.
      On December 29, 2004, a special committee of our independent directors, consisting of Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to consider the alternatives reasonably available to us, to analyze whether liquidation of all of our assets is in our shareholders best interests and to make a recommendation to our entire board of directors and our shareholders with respect to the plan of liquidation. Additionally, on December 29, 2004, we engaged Robert A. Stanger & Co., Inc., or Stanger, to perform financial advisory services in connection with the plan of liquidation, including rendering opinions to the special committee as to:

(i) whether our net real estate liquidation value range estimate and our estimated per share distribution range are reasonable; and

(ii) the fairness of the consideration to be received by us in each of the respective agreements for the sale of our properties entered into prior to the date of this proxy statement, from a financial point of view.
      Additionally, if requested by the special committee and upon payment of additional fees, Stanger will render additional opinions as to the fairness of the consideration to be received by us from any of the agreements for the sale of our properties entered into after the date of this proxy statement, or prepare one or more appraisals of our properties.
      We currently estimate that if each of the plan of liquidation proposals are approved and we are able to successfully implement the plan, our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000, and we estimate that you will receive between approximately $10.10 and $10.70 in cash for each share of our common stock held by you. We cannot complete the sale of all of our assets or our dissolution pursuant to the terms of the plan of liquidation unless you approve each of the plan of liquidation proposals. The plan of liquidation will not become effective without the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on each of the plan of liquidation proposals.
      Our board of directors and the special committee carefully reviewed and considered the terms and conditions of the plan of liquidation and the transactions contemplated by that plan, as well as other alternatives reasonably available to us. Based on their review, our board of directors and the special committee each unanimously determined that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us, and unanimously approved the sale of all of our assets and our dissolution in accordance with the plan of liquidation, pending your approval. Accordingly, our board of directors and the special committee each unanimously recommend that you vote FOR approval of the proposals for the sale of all of our assets and our dissolution pursuant to the plan of liquidation. Our board of directors also recommend that you vote FOR approval of each of our nominees for election to our board of directors and FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the current fiscal year and FOR approval of the proposal to permit the board to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals.
      The attached notice of annual meeting and proxy statement explain the proposed plan of liquidation and provide specific information concerning the annual meeting. Please read these materials, including the exhibits, carefully. During the annual meeting, we also will report on our operations. We expect all of our directors and several of our officers will be present to respond to any questions you may have.
      Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the enclosed proxy card and returning it to us by fax to (714) 667-6843 or in the accompanying postage-paid return envelope. You also may vote via the Internet at www.1031nnn.com/VoteTREIT or by telephone by dialing toll-free 1-866-697-1031. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the annual meeting, but will assure that your vote will be counted if you are unable to attend the annual meeting.
      YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF AND INTEREST IN OUR COMPANY.

Sincerely,

/s/ Jack R. Maurer

Jack R. Maurer
Chief Executive Officer and President

T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held [                        ], 2005
       NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of T REIT, Inc., a Virginia corporation, will be held on [                    ], 2005 at 9:00 a.m. local time, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes:

1. to consider and vote upon a proposal to approve the sale of all of our assets in accordance with the plan of liquidation;

2. to consider and vote upon a proposal to approve our dissolution in accordance with the plan of liquidation.

3. to elect three directors to our board of directors;

4. to consider and vote upon a proposal to ratify the appointment of the accounting firm Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year;

5. to consider and vote on a proposal to permit the board to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve proposals 1 or 2; and

6. to transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.
      Proposals 1 and 2 are contingent upon one another and the plan of liquidation will not be implemented unless both are approved. If you approve both proposals 1 and 2, pursuant to the plan of liquidation we will, among other things:

•	amend our charter as set forth in the plan of liquidation attached to the proxy statement as Exhibit A, to provide that no provision of our charter will prevent us from taking action pursuant to or in accordance with a plan of liquidation approved by our shareholders;

•	perform our obligations under the binding sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park complex;

•	dispose of all of our remaining assets (including, without limitation, any assets held by the operating partnership and our subsidiaries) in exchange for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed, which we expect to accomplish within 24 months of approval of the plan of liquidation;

•	liquidate and dissolve the operating partnership and our subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the operating partnership agreement, our subsidiaries’ charters and the laws of the Commonwealth of Virginia and the States of California, Delaware, Nevada and Texas, as applicable;

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;

•	distribute the remaining proceeds of the liquidation to you after the payment of or provision for our liabilities and expenses, and take all necessary or advisable actions to wind-up our affairs (including, without limitation, our employee and officer stock option plan, our independent director stock option plan and our share repurchase plan);

•	if we cannot sell our assets and pay our liabilities within 24 months after your approval of the plan of liquidation, or if our board of directors and the special committee otherwise determines that it is advisable to do so, transfer our remaining assets and liabilities to a liquidating trust and distribute the interests in the liquidating trust to you; and

•	wind-up our operations and dissolve our company, all in accordance with the plan of liquidation attached hereto as Exhibit A.
      These items are fully discussed in the following pages, which are made part of this notice. The board of directors does not know of or expect any other business to be transacted at the annual meeting. Only common shareholders of record at the close of business on [                    ], 2005 are entitled to vote at the annual meeting and any adjournment or postponement of the annual meeting. A list of shareholders entitled to vote will be available for inspection at the offices of T REIT, Inc., 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, for the ten-day period immediately preceding the annual meeting.
      Whether or not you plan to attend the annual meeting, you should complete, sign and date the accompanying proxy card and return it promptly by fax to (714) 667-6843 or in the enclosed postage-paid envelope. You also may vote your shares electronically via the Internet at www.1031nnn.com/ VoteTREIT or by telephone by dialing toll-free 1-866-697-1031. Instructions are included with the proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously have returned your proxy card or voted your shares electronically. You may revoke your proxy at any time prior to its exercise.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Andrea R. Biller

Andrea R. Biller
Secretary

T REIT, INC.
1551 N. Tustin Avenue, Suite 200
Santa Ana, California 92705
Telephone: (877) 888-7348
PROXY STATEMENT

i

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
      Unless otherwise indicated or the context otherwise requires, in this proxy statement, the following defined terms have the following meanings: (1) “our company” refers to T REIT, Inc., a Virginia corporation; (2) the “operating partnership” refers to T REIT, L.P., a Virginia limited partnership affiliated with T REIT, and its subsidiaries; (3) “we,” “us,” and “our” refer to our company, the operating partnership and its wholly-owned subsidiaries; (4) the “special committee” refers to the special committee of independent directors, consisting of Messrs. D. Fleet Wallace and W. Brand Inlow; (5) references to our “properties” or “property interests” include all of our real estate investments, including our interests in consolidated and unconsolidated properties and our interests in limited liability companies; (6)“our advisor” and “Triple Net” refer to Triple Net Properties, LLC, a Virginia limited liability company; (7) the “Advisory Agreement” refers to the advisory agreement between our company and Triple Net; (8) “Realty” refers to Triple Net Properties Realty, Inc., an affiliate of our Advisor, which is 88.0% owned by Mr. Thompson; (9) “you” and “our shareholders” refers to the holders of our common stock to whom the notice of annual meeting and this proxy statement are addressed;(10) the “plan of liquidation” refers to the plan of liquidation and dissolution attached hereto as Exhibit A; and (11) the “plan of liquidation proposals” refers to the proposals for both the approval of the sale of all of our assets in accordance with the plan of liquidation and the approval of our dissolution in accordance with the plan of liquidation.

ii

QUESTIONS AND ANSWERS ABOUT THE PLAN OF LIQUIDATION PROPOSALS

Q:	What am I being asked to vote upon?

A:	At the annual meeting, we will ask you to approve the plan of liquidation and authorize our board of directors to take all actions necessary and advisable to implement and conclude the plan of liquidation. In order to approve the plan of liquidation, pursuant to Virginia law a separate vote is required for (i) the sale of all of our assets and (ii) for our dissolution. Therefore, at the annual meeting you will be asked to vote on proposals to (1) approve the sale of all of our assets pursuant to the plan of liquidation and (2) approve our dissolution pursuant to the plan of liquidation. These proposals are contingent upon one another and the plan of liquidation will not be implemented unless both are approved. In addition to the plan of liquidation proposals, you will also be asked to consider and vote on proposals to (3) elect three directors to our board of directors, (4) to ratify the appointment of the accounting firm Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year and (5) allowing us to adjourn the special meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the special meeting to approve either of the first two proposals.

Q:	What happens if I do not vote for the plan of liquidation proposals?

A:	If you do not vote, it will have the same effect as a vote against the plan of liquidation proposals. In order to approve the plan of liquidation, the affirmative vote of the holders of a majority of the shares of our common stock must approve both the proposal for the approval of the sale of all of our assets in accordance with the plan of liquidation and the proposal for the approval of our dissolution in accordance with the plan of liquidation.

Q:	Why are the plan of liquidation proposals being made?

A:	As set forth in our registration statement that we originally filed in 1999, we were formed with the intent to be listed on a national stock exchange, quoted on a quotation system of a national securities association or merged with an entity whose shares are so listed or quoted. At that time, we intended that if we were not so listed or quoted by February 22, 2010, we would submit for your vote a proposal to liquidate our company. After consultation with our management and Robert A. Stanger & Co., Inc., our financial advisor, our board of directors and the special committee each concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive if a different alternative reasonably available was implemented, and our board of directors resolved to seek your approval to pursue a plan of liquidation.

In reaching this conclusion, our board of directors and the special committee each considered current market conditions, which we believe have made the liquidation of our assets relatively desirable at this time. Due to current, favorable commercial real estate market conditions, we estimate that our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000 upon the liquidation of all of our assets, and we estimate that you will receive between approximately $10.10 and $10.70 per share. We believe that the current levels of interest rates and the flow of capital into the real estate markets have created a market that favors sellers of commercial real estate over buyers of commercial real estate. We believe that commercial real estate market conditions are favorable for several reasons, including, without limitation, the following: favorable real estate prices received from our recent sales; the terms and prices of unsolicited offers that we have received for our properties; the favorable contract terms and prices with the proposed buyer of our interest in one of the two remaining buildings in the Pacific Corporate Park complex; the input of Stanger, our financial advisor; and announcements by certain of our peers that they intend to liquidate their assets.

Due to such factors as: the current market rental rates; the current and expected occupancy at our properties; the size of our portfolio; costs associated with maintaining our rental properties, including, without limitation, the costs of leasing commissions, tenant inducements (including, without limitation, tenant improvement allowances), and capital improvements at our properties; potential costs of litigation; and the increases in corporate compliance costs discussed elsewhere in this proxy statement; we have been unable to obtain our desired level of income from our properties. Accordingly, we believe that these factors, among others, may ultimately have an adverse affect on our ability to sell our assets at the current expected price at a future point in time. We also believe that expected increases in interest rates will adversely impact our return on capital in the future. We believe these decreases in net income have also limited our ability to complete further acquisitions, fund growth opportunities and enhance shareholder value. These factors, combined with unexpected increases in corporate compliance costs, as described elsewhere in this proxy statement, have negatively effected our net annual income.

The current market conditions discussed above are also adversely affecting our ability to continue to pay out monthly distributions at the current annualized rate of 8.25%. Therefore, if you do not approve the plan of liquidation, we may need to reduce the amount of our monthly distribution payments, which may ultimately impact our ability to meet our REIT distribution requirements.

In their decision to recommend the sale of all of our assets and our dissolution in accordance with the plan of liquidation, our board of directors and the special committee each also considered the increasingly significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us in respect to our business activities. These costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act, or other federal or state laws. Moreover, recently enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the Sarbanes-Oxley Act, have increased costs that we will pay in connection with corporate governance, reporting and disclosure practices. Under the current Advisory Agreement, our Advisor currently bears the increased cost of compliance under the Sarbanes-Oxley Act, and related rules and regulations; however, the Advisory Agreement terminated on February 22, 2005. At this time, our Advisor continues to advise us on a month-to-month basis under the terms of the existing Advisory Agreement, and we have not negotiated the terms of any new advisory agreement. We expect that our Advisor might require that under the terms of any new advisory agreement we will bear such costs directly. These costs were unanticipated at the time of our formation and have a particularly material impact on our results of operations due to our relatively small size. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. In addition, these new laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing our risks of liability, potential sanctions and litigation.

Q:	What will happen if the plan of liquidation is not approved by our shareholders?

A:	If the plan of liquidation is not approved by our shareholders, our board of directors will meet to determine what other reasonably available alternatives to pursue in the best interest of our company and our shareholders, including continuing to operate under the current business plan. However, we believe that the other alternatives to the plan of liquidation that were considered are relatively less desirable for us, and that if we continue to operate under the current business plan we may need to decrease the monthly distribution payments because our portfolio may not generate sufficient cash flow to sustain the current level of distributions. Moreover, if we decrease distribution payments to our shareholders, that may impact our ability to maintain our REIT status.

Q:	What alternatives to liquidation have you considered?

A:	We explored the options of:

•	liquidating all of our assets;

•	issuing additional debt or equity;

•	soliciting bids to acquire our company, either through a merger or a portfolio sale;

•	listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or

•	continuing under the current business plan.

However, after reviewing the issues facing us and the alternatives reasonably available to us, we concluded that pursuing a plan of liquidation was the most desirable alternative available to us.

Q:	What is the plan of liquidation?

A:	The plan of liquidation authorizes us to undertake an orderly liquidation. In an orderly liquidation, we would sell all of our assets, pay all of our known liabilities, provide for the payment of our unknown or contingent liabilities, distribute our remaining cash to our shareholders, wind-up our operations and dissolve. Upon dissolution, we will cease to exist.

Q:	What are the key provisions of the plan of liquidation?

A:	The plan of liquidation provides, in pertinent part, that, among other things:

•	We will be authorized to amend our charter to permit implementation of the plan of liquidation.

•	We will perform our obligations under the binding sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park complex;

•	We will be authorized to sell our remaining assets, liquidate and dissolve the operating partnership and our subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the operating partnership agreement, our subsidiaries’ charters and the laws of the Commonwealth of Virginia and the States of California, Delaware, Nevada and Texas, as applicable.

•	We will be authorized to take all necessary or advisable actions to wind-up our business, pay our debts, and distribute the remaining proceeds to our shareholders.

•	We will be authorized to provide for the payment of any unascertained or contingent liabilities. We may do so by purchasing insurance, by establishing a reserve fund or in other ways.

•	We expect to distribute all of our assets to you within 24 months of the date the plan of liquidation is approved by our shareholders. However, if we cannot sell our assets and pay our debts within 24 months, or if our board of directors and the special committee determines that it is otherwise advisable to do so, we may transfer and assign our remaining assets to a liquidating trust. Upon such transfer and assignment, our shareholders will receive interests in the liquidating trust. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from the sale of its assets to the holders of interests in the liquidating trust. The amounts that you would receive from the liquidating trust are included in our estimates described above of the total amount of cash that you will receive in the liquidation.

•	Once we make our final distribution, all of our outstanding shares of stock will be cancelled and we will cease to exist.

•	The special committee or, if a liquidating trust is established, the trustees of the liquidating trust may modify or amend the plan of liquidation without further action by our shareholders to the extent permitted under applicable law.

Q:	Do you have agreements to sell our assets?

A:	As of the date of this proxy, our Advisor has entered into a binding agreement on our behalf (subject to closing conditions) to sell our 22.8% interest in one of the two remaining buildings in the Pacific Corporate Park complex. We will receive under this agreement net proceeds of approximately $750,000, assuming that the transactions are consummated in accordance with their terms. These agreements were entered into in accordance with our regular business practice and are not contingent upon your approval of the plan of liquidation. Subject to customary closing conditions contained in the binding sale agreements, we expect to sell our interests pursuant to the binding sale agreements whether or not you approve the plan of liquidation. If you do not approve the plan of liquidation, we presently intend to reinvest the net proceeds from these sales in accordance with our regular business practices regarding purchases and sales of our properties, which may include reinvestment of the net proceeds in real estate investments that qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. Additionally, on November 5, 2004, February 8, 2005 and April 12, 2005 our board of directors approved the listing for sale of the Reno Trademark Building property, of which we own a 40.0% interest, the Congress Center property, of which we own a 10.3% interest, and the University Heights Business Park property, of which we own 100%, respectively.

The terms and circumstances of these agreements are described in more detail under the caption “Plan of Liquidation Proposals — Background of the Plan of Liquidation — Actions We have Taken that will Facilitate the Plan of Liquidation.”

Q:	What will I receive in our liquidation?

A:	We estimate that you will receive between approximately $10.10 and $10.70 in the aggregate in cash for each share of our common stock that you own (assuming that you hold your shares through the completion of the liquidation). These amounts do not include the amount of any regular monthly distributions, if any, that we may pay during the liquidation. We will make these liquidating distributions in one or more payments. You may also receive an interest in a liquidating trust that we may establish under the circumstances discussed below. Distributions that you would receive from the liquidating trust, if any, are included in our estimates of the total amount of cash that you will receive in connection with the liquidation.

However, the amount that we expect to distribute to you in the liquidation also depends upon the amount of our liabilities and expenses, our ability to continue to meet the requirements necessary to retain our status as a REIT throughout the liquidation period, our ability to avoid federal income and excise taxes throughout the liquidation period, and the amount we receive in the liquidation of our assets. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater than we currently expect and/or if the sales prices of our assets are less than we expect, you will receive less than the estimated liquidation payment for each share of our common stock. Further, if we establish a reserve fund to pay for liabilities following the liquidation, the timing and amount of your distributions in the liquidation may be adversely impacted.

Q:	When will I receive my liquidating distributions?

A:	We expect to make liquidating distributions to our shareholders throughout the plan of liquidation and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months of shareholder approval of the plan of liquidation. If we have not sold all of our assets and paid all of our liabilities within 24 months after shareholder approval of the plan of liquidation, or if our board of directors and the special committee otherwise determines that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust. We would then distribute interests in the liquidating trust to our shareholders. If we establish a reserve fund, we may make a final distribution from any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and times of the liquidating distributions will be determined by our board of directors or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Q:	What is a liquidating trust?

A:	A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. If we form a liquidating trust, we will transfer to our shareholders beneficial interests in the liquidating trust. These interests will generally not be transferable by you.

Q:	What will happen to my regular monthly distribution?

A:	If our shareholders approve the plan of liquidation, our present intention is to continue paying regular monthly distributions at the annualized rate of approximately 8.25% until we have made liquidating distributions totaling $5.0 million pursuant to the plan of liquidation. Thereafter, we do not expect to pay regular monthly distributions, but expect to satisfy the REIT distribution requirements through the liquidating distributions. Of course, every payment of distributions will be subject to the availability of cash and the discretion of our board of directors.

Q:	What will happen to my shares of stock?

A:	If our shareholders approve the plan of liquidation, all shares of our common stock will be cancelled at the end of the liquidation process.

Q:	What will happen to the share repurchase program, the employee and officer stock option plan, the independent director stock option plan and any options granted pursuant to either stock option plan?

A:	If our shareholders approve the plan of liquidation, we will take the necessary actions to dissolve and terminate the employee and officer stock option plan, the independent director stock option plan and the share repurchase program prior to implementation of the plan of liquidation. Additionally, upon our liquidation any outstanding options issued pursuant to our employee and officer stock option plans will terminate and be forfeited. Notwithstanding the foregoing, if you approve the plan of liquidation, our board of directors and the special committee have decided to provide certain holders of the options issued pursuant to the independent director stock option plan with milestone payments in the form of cash in lieu of, and in full satisfaction of, all vested and unvested options and any expectation of potential future option grants to such persons under the plans, and in consideration for the services previously rendered to us by the directors and their continued service to us throughout the plan of liquidation. For further information on these milestone payments please see the section entitled “PLAN OF LIQUIDATION PROPOSALS — Background of the Plan of Liquidation — Actions We have Taken that will Facilitate the Plan of Liquidation.”

Q:	What are the tax consequences of our liquidation?

A:	In general, if the plan of liquidation is approved by our shareholders and we are liquidated, you will realize, for federal income tax purposes, gain or loss equal to the difference between the cash distributed to you from the liquidating distributions and your adjusted tax basis in your shares. If we distribute interests in a liquidating trust to you, you would be required to recognize such gain in the taxable year of the distribution of the liquidating trust interests (to the extent that you have not recognized such gain in prior taxable years), although you may not receive the cash necessary to pay the tax on such gain. If you receive cash from the liquidating trust, you may receive such cash after the due date for filing your tax return and paying the tax on such gain. A summary of the possible tax consequences to you begins on page 60 of this proxy statement. You should consult your tax advisor as to the tax effect of your particular circumstances.

We anticipate that we will continue to satisfy the requirements necessary to qualify as a REIT throughout the liquidation period and make distributions sufficient to ensure that we will not be required to pay federal income tax. However, given the changes in the nature of our assets and our sources of income throughout the liquidation period, and the need to retain assets to meet liabilities, we face the risk that we may not continue to qualify as a REIT and thus might be required to pay federal income tax. We believe that this is unlikely. However, if we are unable to retain our status as a REIT or we become subject to federal income tax during the liquidation period, the amount available for distribution to our shareholders would be reduced. A description of the possible tax consequences to the company begins on page 60 of this proxy statement.

Q:	What other matters will be voted on at the annual meeting?

A:	In addition to the plan of liquidation proposals, you will also be asked to consider and vote on proposals to: (i) elect three directors to our board of directors; (ii) ratify the appointment of the accounting firm Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and (iii) allow us to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals. Each of these proposals are separate from the votes for the plan of liquidation proposals.

Other than the plan of liquidation proposals and the proposals above, we do not expect to ask you to vote on any other matters at the annual meeting. However, if other matters are properly brought before the annual meeting, or any adjournments or postponements of the annual meeting, the persons appointed as proxies will have discretion to vote or act on those additional matters.

Q:	What are the recommendations of our board of directors and the special committee with respect to the proposals?

A:	Our board of directors and the special committee each unanimously determined that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available. Accordingly, our board of directors and the special committee each unanimously determined that the terms of the plan of liquidation are fair to and in your best interests and approved the sale of all of our assets and our dissolution in accordance with the plan of liquidation, pending your approval. Therefore, our board of directors and the special committee each unanimously recommend that you vote FOR each of the plan of liquidation proposals. Our board of directors also recommends that you vote FOR approval of each of our nominees for election to our board of directors and FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the current fiscal year and FOR approval of the proposal to permit the board of directors to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals.

Q:	Are there any interests in the liquidation that differ from my own?

A:	Yes, some of our directors and officers and our Advisor have interests in the liquidation that are different from your interests as a shareholder, including the following:

•	One of our directors (Anthony W. Thompson) and two of our executive officers (Jack R. Maurer and Scott D. Peters) are members of our Advisor’s board of managers and all of our executive officers are employees of our Advisor. We currently do not pay any direct compensation to our executive officers, outside of the officer and employee stock option plan. Instead, they are compensated by our Advisor. Moreover, Anthony W. Thompson, the chairman of our board of directors, is the chief executive officer of our Advisor. Mr. Thompson owns approximately 36.04% of the equity of our Advisor, and Jack R. Maurer, Andrea R. Biller, and Kelly J. Caskey, our executive officers, respectively own 0.79%, 0.90%, and 0.04% of the equity of our Advisor.

•	Our Advisor, or its affiliates receive compensation under an advisory agreement, and our Advisor has engaged Triple Net Properties Realty, Inc., or Realty, an affiliate of our Advisor, which is solely owned by Mr. Thompson, to perform certain services for us. Based on the estimated sales prices of our properties, if you approve the plan of liquidation pursuant to the Advisory Agreement we will pay fees to our Advisor, Realty, or another affiliate of our Advisor that we estimate will be between $1,126,000 and $1,166,000 for disposing of our remaining property interests.

Our Advisor, Realty or another affiliate of our Advisor also has agreements with certain affiliated co-owners of our properties, under which our Advisor will also receive fees for the disposition of the affiliated co-owners’ interests in the underlying property. Based on our estimated sales prices, we estimate that the total fees that will be received by our Advisor, Realty, or another affiliate of our Advisor will range between $2,641,000 and $2,736,000, which includes the fees to be received pursuant to the Advisory Agreement. Moreover, if we sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, our Advisor, Realty or another affiliate of our Advisor may receive additional fees from the purchaser of the underlying property.

Our Advisor will also be entitled to distributions estimated to be approximately between $223,000 and $237,000 to be received as liquidating distributions for 22,100 shares of our common stock owned by our Advisor.

Additionally, under the current Advisory Agreement, we pay costs incurred in connection with preparing reports to be filed pursuant to the Exchange Act, and our Advisor pays certain of our state, federal and local compliance costs including, without limitation, costs incurred in connection with our compliance with the Sarbanes-Oxley Act. These costs will be significant and our Advisor expects these amounts to be approximately $100,000 during 2005. If the plan of liquidation is approved, our Advisor will be relieved of these expenses once we are no longer subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and related rules and regulations.

•	Our executive officers and directors own a total of 1,218 shares of our common stock, for which we estimate they will receive distributions of between approximately $12,300 and $13,000 in connection with our liquidation.

•	If you approve the plan of liquidation, Jack R. Maurer, our chief executive officer and president, will become entitled to receive incentive bonuses from our Advisor in consideration for his work in implementing the plan of liquidation, if specified performance goals are met in our liquidation. If we achieve distributions within our estimated net liquidation value range, Mr. Maurer will receive up to $160,000 in incentive bonuses from our Advisor. Additionally, in the event that we achieve total distributions exceeding our estimated net liquidation value, Mr. Maurer could receive additional incentive bonuses. Any such incentive bonuses made to Mr. Maurer will be in addition to his regular salary from our Advisor.

•	If you approve the plan of liquidation, W. Brand Inlow and D. Fleet Wallace, members of our board of directors and the special committee, will become entitled to receive milestone payments, if specified goals are met. Assuming that these directors receive the maximum amount of milestone payments, they will each receive $50,000 in payments.

•	If you approve the plan of liquidation, you will also be approving the right of our special committee in its discretion to pay up to an aggregate of $300,000 in retention and incentive based bonuses to some or all of our key officers from time to time.

•	The plan of liquidation provides that we may sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, but only if the transaction is approved by the special committee. If we enter such a transaction, we expect that the special committee will require that Stanger opine to us, from a financial point of view, as to the fairness of the consideration to be received by us in such transaction or conduct an appraisal of the underlying property as a condition to their approval. In no event will the special committee approve a transaction if: (i) Stanger concludes after a review of the information then available, including any pending offers, letters of intent, contracts for sale, appraisals or other data, that the consideration to be received by us is not fair to us from a financial point of view; (ii) Stanger concludes that the consideration to be received is less than the appraised value of the property; or (iii) we have received a higher offer for the property from a credible party whom we reasonably believe is ready, able and willing to close the transaction on the contract terms.

•	If you approve the plan of liquidation, additional amounts may be due to the 2004 Notes Program, an affiliate of our Advisor, pursuant to loans previously made in connection with the Congress Center property. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to receive the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property, prorated for the amount of time the loan was outstanding. As of March 31, 2005, loans from the 2004 Notes Program to Congress Center, which have been repaid, may result in additional amounts due to the 2004 Notes Program upon the sale of this property, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program when the Congress Center property is sold.

•	The Pacific Corporate Park property has outstanding notes payable to Cunningham Lending Group, LLC, an affiliate of our Advisor which is wholly-owned by Anthony W. Thompson, our chairman of the board of directors. Our pro rata portion of these loans totals $270,000. If you approve the plan of liquidation, these notes will be repaid to Cunningham upon the sale of the property.

Consequently, these officers and directors and our Advisor are more likely to support the plan of liquidation than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Interests in the Liquidation that Differ from Your Interests.”

Q:	Will our Advisor receive an incentive distribution from its units in the operating partnership?

A:	While our Advisor owns 100 non-voting incentive performance units in our operating partnership, which entitles our Advisor to distributions of part of the gains from the liquidation of the operating partnership’s assets, our Advisor’s board of managers decided to waive any distributions that our Advisor is entitled to receive in connection with its incentive performance units.

Q:	Did you obtain any opinions about the fairness of the plan of liquidation?

A:	Yes. Robert A. Stanger & Co., Inc., or Stanger, delivered opinions to the special committee. Stanger opined that, as of the date of its opinions, the consideration to be received by us in each of the respective agreements for the sale of our properties entered into prior to the date of this proxy, are fair to us from a financial point of view. Stanger also opined that our net real estate liquidation value range estimate and our estimated per share distribution range are reasonable from a financial point of view. Before rendering its opinions, Stanger conducted site visits and gathered data on each of our properties, determined an estimated range of market value of our portfolio of properties, reviewed the consideration to be paid in the sale agreements for our interests in each of the respective agreements for the sale of our property interests, reviewed our net real estate liquidation value range estimate and reviewed our estimated per share distribution range. The Stanger opinions constitute neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you in connection with the agreements for the sale of our properties. The full text of the opinions, which set forth, among other things, the assumptions made, matters considered and limitations on the review undertaken, are attached as Exhibit B to this proxy statement and should be read in their entirety.

Q:	What vote of shareholders is required to approve the proposals?

A:	Approval of the plan of liquidation proposals will require the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on each of those proposals. The plan of liquidation proposals are contingent upon one another and the plan of liquidation will not be implemented unless both proposals are approved. Therefore, in order to approve the plan of liquidation, the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on those proposals must vote “FOR” both (1) the proposal for the approval of the sale of our assets in accordance with the plan of liquidation, and (2) the proposal for the approval of our dissolution in accordance with the plan of liquidation. To obtain approval of (i) the election of the nominees for directors, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of this proposal, and (ii) the ratification of the appointment of auditors and the adjournment proposal, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of these proposals.

Q:	What do I need to do now?

A:	You should complete, date and sign your proxy card and return it promptly by fax to (714) 667-6843 or in the enclosed postage-paid envelope, or vote your shares by internet at www.1031NNN.com/VoteTREIT or telephone at 1-866-697-1031, as soon as possible so that your shares may be represented at the annual meeting, even if you plan to attend the annual meeting in person.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker may vote your shares with respect to the proposals for election of the three directors to our board of directors and for ratification of the appointment of the accounting firm Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year. However, your broker will be unable to vote your shares with respect to the proposals for the sale of all of our assets and our dissolution in accordance with the terms of the plan of liquidation or for adjournment of the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals, unless you provide your broker with instructions on how to vote. You should follow the procedures provided by your broker regarding how to instruct them to vote your shares with respect to the plan of liquidation proposals and the adjournment proposal.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote by sending in a later dated, signed proxy card or a written revocation before the annual meeting or by attending the annual meeting and voting in person. Your attendance at the annual meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:	What happens if I do not give my proxy or if I abstain from voting?

A:	If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the plan of liquidation proposals and approval of the election of the nominees for directors. If you do not give your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have no effect on the adjournment proposal, provided that a quorum is present at the annual meeting.

Q:	Do I have appraisal rights?

A:	No, provided that our shares are held by more than 2,000 shareholders. As of the date of this proxy statement, we have 2,040 shareholders and if you approve the plan of liquidation, we do not anticipate that we will have less than 2,001 shareholders during the process of liquidation.

Q:	Who can help answer my questions?

A:	If you have additional questions about the plan of liquidation, or would like additional copies of the proxy statement, you should contact Jack R. Maurer at 877-888-7348 or 714-667-8252.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the plan of liquidation, you should read this entire proxy statement, including the exhibits, and the other documents referenced in this proxy statement. A copy of the plan of liquidation is included as Exhibit A to this proxy statement. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this proxy statement.
Our Organizational Structure
      We are a real estate investment trust, or REIT, in the business of acquiring existing office, industrial, retail and service properties located in several states. As of March 31, 2005, we owned real estate investments consisting of two consolidated properties and interests in nine unconsolidated properties. We acquire properties through our operating partnership, T REIT, L.P.
      We are externally advised by an affiliated company, Triple Net Properties, LLC, or our Advisor, which is primarily responsible for managing our day-to-day operations and assets. Our Advisor is affiliated with us, because we have officers and directors in common with our Advisor, some of whom also own an equity interest in our Advisor. Our officers and directors who also own an equity interest in our Advisor include Anthony W. Thompson, Jack R. Maurer, Andrea R. Biller, and Kelly J. Caskey. Our directors and officers who serve on our Advisor’s board of managers are Anthony W. Thompson, Jack R. Maurer and Scott D. Peters.
The Annual Meeting
      The annual meeting of shareholders will be held at 9:00 a.m., local time, on [                    ], 2005, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612.

Vote Required
      Approval of the plan of liquidation proposals will require the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on each of those proposals. The plan of liquidation proposals are contingent upon one another and the plan of liquidation will not be implemented unless both proposals are approved. Therefore, in order to approve the plan of liquidation, the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote on those proposals must vote “FOR” both (1) the proposal for the approval of the sale of our assets in accordance with the plan of liquidation and (2) the proposal for the approval of our dissolution in accordance with the plan of liquidation. To obtain approval of (i) the election of the nominees for directors, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of this proposal, and (ii) the ratification of the appointment of auditors and the adjournment proposal, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of these proposals.

Record Date for Voting
      The close of business on [                    ], 2005 is the record date for determining eligibility to vote at the annual meeting. Each holder of our common stock at that time will be entitled to one vote per share. On the record date, there were 4,605,000 shares of common stock entitled to vote at the annual meeting.
The Plan of Liquidation
      At the annual meeting, you will be asked to consider and vote upon proposals for (1) the sale of all of our assets in accordance with the plan of liquidation, and (2) the approval of our dissolution in accordance with the plan of liquidation. If you approve both of these proposals, we will implement the plan of liquidation attached to this proxy statement as Exhibit A. The plan of liquidation provides that we will perform our obligations under the binding sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park complex and sell our remaining assets (including, without limitation, the assets of the operating partnership and our subsidiaries) for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed. We will liquidate and dissolve the operating partnership and our subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the operating partnership agreement, our subsidiaries’ charters and the laws of the Commonwealth of Virginia and the States of California, Delaware, Nevada and Texas, as applicable. We will use the remaining proceeds from the sales of our assets to pay our known liabilities and provide for our unknown or contingent liabilities. After selling all of our assets, distributing our assets pursuant to the operating partnership agreement, paying all of our known liabilities and expenses, and making reasonable provision for any unknown or contingent liabilities, we expect to distribute the net proceeds of our liquidation to our shareholders. We believe that the total amount that we will distribute to our shareholders after approval of the plan of liquidation will be between approximately $10.10 and $10.70 per share.
      We expect to sell all of our assets during the 24-month period following approval by our shareholders of the plan of liquidation. At that point, we expect to terminate our registration under the Exchange Act, cease filing reports with the Securities and Exchange Commission, or the SEC, and file articles of dissolution and articles of termination of corporate existence with the Commonwealth of Virginia when appropriate. Furthermore, the plan of liquidation authorizes our board of directors to create a reserve fund for the payment of unknown or contingent liabilities. In the event that we cannot dispose of our assets and pay or provide for our liabilities within 24 months after approval by our shareholders of the plan of liquidation, or if our board of directors and the special committee otherwise determines that it is advantageous to do so before the end of such 24-month period, we may transfer our remaining assets and liabilities to a liquidating trust. If we transfer our assets to a liquidating trust, our shareholders will receive identical shares of beneficial interest in the liquidating trust. The liquidating trust would be managed by one or more trustees designated by the special committee and would continue the process of selling our assets and paying or providing for payment of our liabilities. Any proceeds from the sale of our assets remaining after payment of our liabilities would be distributed to you and the other holders of shares of beneficial interest in the liquidating trust.

Background of the Plan of Liquidation; Reasons for the Liquidation
      On December 2, 2004, after reviewing the issues facing us and various strategic alternatives reasonably available to us, our board of directors concluded that we should begin to explore a plan of liquidation. On December 29, 2004, a special committee of our independent directors, consisting of Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to consider the alternatives reasonably available to us, to analyze whether liquidation of all of our assets is in our shareholders’ best interests and to make a recommendation to our entire board of directors and our shareholders with respect to the plan of liquidation. On June 3, 2005 and February 16, 2005, our board of directors and the special committee, respectively, concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive if a different alternative reasonably available was implemented.
      Our board of directors and the special committee each based their decisions on a number of factors including, among others, the following:

•	current market conditions, which we believe have made the sale of our real estate investments desirable at this time;

•	our potential inability to continue to pay monthly distributions at the current annualized rate of 8.25% and our determination that, if the plan of liquidation is not approved by the shareholders, we may need to reduce the monthly distribution payments, which may adversely impact our ability to maintain our REIT status; and

•	the increasingly significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us in respect to our business activities. These costs include, without limitation the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act, or other federal or state laws. Moreover, recently enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the Sarbanes-Oxley Act of 2002, as amended, have increased costs that we will pay in connection with corporate governance, reporting and disclosure practices. Under the current Advisory Agreement, our Advisor currently bears the increased cost of compliance under the Sarbanes-Oxley Act, and related rules and regulations; however, the Advisory Agreement terminated on February 22, 2005. At this time, our Advisor continues to advise us on a month-to-month basis under the terms of the existing Advisory Agreement, and we have not negotiated the terms of any new advisory agreement. We expect that our Advisor might require that under the terms of any new advisory agreement we will bear such costs directly. These costs were unanticipated at the time of our formation and we expect these costs to have a particularly large impact on our results of operations due to our small market capitalization.

Recommendations of our Board of Directors and the Special Committee
      Our board of directors and the special committee each have unanimously determined that the sale of all of our assets and our dissolution in accordance with the plan of liquidation are fair to you and in your best interests and unanimously recommend that you vote FOR approval of each of the plan of liquidation proposals. Our board of directors also recommends that you vote FOR approval of each of our nominees for election to our board of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year and FOR approval of the proposal to permit the board to adjourn the annual meeting, if necessary, to permit further solicitations of proxies if there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals.

Interests in the Liquidation That Differ from Your Interests
      In considering our board of director’s and the special committee’s recommendations that you vote in favor each of the plan of liquidation proposals, you should be aware that some of our directors and officers and our Advisor have interests in the liquidation that are different from your interests as a shareholder, including the following:

•	One of our directors (Anthony W. Thompson) and two of our executive officers (Jack R. Maurer and Scott D. Peters) are members of our Advisor’s board of managers and all of our executive officers are employees of our Advisor. We currently do not pay any direct compensation to our executive officers, outside of the officer and employee stock option plan. Instead, they are compensated by our Advisor. Moreover, Anthony W. Thompson, the chairman of our board of directors, is the chief executive officer of our Advisor. Mr. Thompson owns approximately 36.04% of the equity of our Advisor, and Jack R. Maurer, Andrea R. Biller, and Kelly J. Caskey, our executive officers, respectively own 0.79%, 0.90%, and 0.04% of the equity of our Advisor.

•	Our Advisor, or its affiliates receive compensation under an advisory agreement, and our Advisor has engaged Triple Net Properties Realty, Inc., or Realty, an affiliate of our Advisor, which is 88.0% owned by Mr. Thompson, to perform certain services for us. Based on the estimated sales prices of our properties, if you approve the plan of liquidation pursuant to the Advisory Agreement we will pay fees to our Advisor, Realty, or another affiliate of our Advisor that we estimate will be between $1,126,000 and $1,166,000 for disposing of our remaining property interests.
      Our Advisor, Realty or another affiliate of our Advisor also has agreements with certain affiliated co-owners of our properties, under which our Advisor will also receive fees for the disposition of the affiliated co-owners’ interests in the underlying property. Based on our estimated sales prices, we estimate that the total fees that will be received by our Advisor, Realty, or another affiliate of our Advisor will range between approximately $2,641,000 and $2,736,000, which includes the fees to be received pursuant to the Advisory Agreement. Moreover, if we sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, our Advisor, Realty or another affiliate of our Advisor may receive additional fees from the purchaser of the underlying property.
      Our Advisor will also be entitled to distributions estimated to be approximately between $223,000 and $237,000 to be received as liquidating distributions for 22,100 shares of our common stock owned by our Advisor.
      Additionally, under the current Advisory Agreement, we pay costs incurred in connection with preparing reports to be filed pursuant to the Exchange Act, and our Advisor pays certain of our state, federal and local compliance costs including, without limitation, costs incurred in connection with our compliance with the Sarbanes-Oxley Act. These costs will be significant and our Advisor expects these amounts to be approximately $100,000 during 2005. If the plan of liquidation is approved, our Advisor will be relieved of these expenses once we are no longer subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and related rules and regulations.

•	Our executive officers and directors own a total of 1,218 shares of our common stock, for which we estimate they will receive distributions of between approximately $12,300 and $13,000 in connection with our liquidation.

•	If you approve the plan of liquidation, Jack R. Maurer, our chief executive officer and president, will become entitled to receive incentive bonuses from our Advisor in consideration for his work in implementing the plan of liquidation, if specified performance goals are met in our liquidation. If we achieve distributions within our estimated net liquidation value range, Mr. Maurer will receive up to $160,000 in incentive bonuses from our Advisor. Additionally, in the event that we achieve total distributions exceeding our estimated net liquidation value, Mr. Maurer could receive additional incentive bonuses. Any such incentive bonuses made to Mr. Maurer will be in addition to his regular salary from our Advisor.

•	If you approve the plan of liquidation, W. Brand Inlow and D. Fleet Wallace, members of our board of directors and the special committee, will become entitled to receive milestone payments, if specified goals are met. Assuming that these directors receive the maximum amount of milestone payments, they will each receive $50,000 in payments.

•	If you approve the plan of liquidation, you will also be approving the right of our special committee in its discretion to pay up to an aggregate of $300,000 in retention and incentive based bonuses to some or all of our key officers from time to time.

•	The plan of liquidation provides that we may sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, but only if the transaction is approved by the special committee. If we enter such a transaction, we expect that the special committee will require that Stanger opine to us as to the fairness, from a financial point of view, of the consideration to be received by us in such transaction, or conduct an appraisal of the underlying property as a condition to their approval. In no event will the special committee approve a transaction if: (i) Stanger concludes after a review of the information then available, including any pending offers, letters of intent, contracts for sale, appraisals or other data, that the consideration to be received by us is not fair to us from a financial point of view; (ii) Stanger concludes that the consideration to be received is less than the appraised value of the property; or (iii) we have received a higher offer for the property from a credible party whom we reasonably believe is ready, able and willing to close the transaction on the contract terms.

•	If you approve the plan of liquidation, additional amounts may be due to the 2004 Notes Program, an affiliate of our Advisor, pursuant to loans previously made in connection with the Congress Center property. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to receive the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property, prorated for the amount of time the loan was outstanding. As of March 31, 2005, loans from the 2004 Notes Program to Congress Center, which have been repaid, may result in additional amounts due to the 2004 Notes Program upon the sale of this property, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program when the Congress Center property is sold.

•	The Pacific Corporate Park property has outstanding notes payable to Cunningham Lending Group, LLC, an affiliate of our Advisor which is wholly-owned by Anthony W. Thompson, our chairman of the board of directors. If you approve the plan of liquidation, these notes will be repaid upon the sale of the property.
      Consequently, these officers and directors and our Advisor are more likely to support the plan of liquidation proposals than might otherwise be the case if they did not expect to receive those payments. Our board of directors and the special committee each were aware of these interests and considered them in making their recommendations. For further information regarding these and other interests that differ from your interests please see the section titled “Interests in the Liquidation that Differ from Your Interests.”

Opinions of Robert A. Stanger & Co., Inc.
      We engaged Robert A. Stanger & Co., Inc., or Stanger, an independent financial advisor, to render opinions to the special committee as to: (i) whether our net real estate liquidation value range estimate and our estimated per share distribution range are reasonable, and (ii) the fairness of the consideration to be received by us in each of the respective agreements for the sale of our properties entered into as of the date of this proxy statement, from a financial point of view. Stanger concluded that our net real estate liquidation value range estimate and our estimated per share distribution range were reasonable, and that the consideration to be received by us in each of the respective agreement for the sale of our properties entered into as of the date of this proxy, respectively, is fair to us, from a financial point of view.
      The Stanger opinions constitute neither a recommendation to you as to how you should vote on the proposals set forth in this proxy statement nor a guarantee as to the actual amount of consideration that will be received by you in each of the respective agreements for the sale of our properties. The full text of the opinions, which set forth, among other things, assumptions made, matters considered and limitations on the review undertaken, are attached as Exhibit B to this proxy statement. You are encouraged to read the opinions in their entirety.
Properties
      As of March 31, 2005, we owned interests in eleven properties including two consolidated properties and nine unconsolidated properties. Our interests in the unconsolidated properties are held either as a tenant-in-common, or TIC, interest in the property or as a member of a limited liability company that owns a TIC interest in the property.
      On April 14, 2005, the County Center Drive Building, of which we own a 16.0% interest, was sold to Hall Investment Company, Inc., an unaffiliated third party, for a total sales price of $7,200,000. We received cash proceeds from this sale of $603,000 after closing costs and other transaction expenses. We recorded a gain of $299,000. A disposition fee was paid to Realty of $158,000, or 2.2% of the sales price, of which 75% was passed through to our Advisor pursuant to an agreement between our Advisor and Realty, or the Realty-Triple Net Agreement. A sales commission was paid to an unaffiliated broker of $274,000, or 3.8%, of the sale price. In conjunction with the sale, all related party notes payable due to Cunningham, our Advisor and the 2004 Notes Program were paid in full.
      On May 13, 2005, our Advisor entered into a binding sale agreement on our behalf for the sale of 25391 Commerce Centre Drive, Lake Forest, California, one of the two remaining buildings in the Pacific

Corporate Park complex, of which we own a 22.8% interest, to the California Western Properties, LLC, an unaffiliated third party, for the sales price of $4,969,000. The sale is expected to close during the second or third quarter of 2005. Upon closing, we will receive net cash proceeds of approximately $750,000 and record a gain on the sale of approximately $300,000. A disposition fee of $98,000, or 2.0% of the sale price, will be paid to Realty, of which 75% will be passed through to our Advisor pursuant to the Realty-Triple Net Agreement, and sales commission of $199,000, or 4.0% of the sale price, will be paid to unaffiliated brokers.

RISK FACTORS
      In addition to general risks and the other information contained in this proxy statement, you should carefully consider the following important factors in evaluating the proposals to be voted on at our annual meeting.
RISKS THAT MAY DELAY OR REDUCE OUR LIQUIDATING DISTRIBUTIONS
      We currently estimate that our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000 and you will receive between approximately $10.10 and $10.70 per share in liquidating distributions, which we anticipate paying within 24 months of shareholder approval of the plan of liquidation. However, our expectations about the amount of liquidating distributions that we will make and when we will make them are based on many estimates and assumptions, one or more of which may prove to be incorrect. As a result, the actual amount of liquidating distributions we pay to you may be more or less than we estimate in this proxy statement. In addition, the liquidating distributions may be paid later than we predict. Factors that could cause actual payments to be later or lower than we expect include, among others, the following:
If any of the parties to our current or future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.
      As of the date of this proxy statement, our Advisor has entered a binding agreement to sell our 22.8% interest in one of the two remaining buildings in the Pacific Corporate Park complex. The consummation of this potential sale transaction is subject to satisfaction of closing conditions. If the transaction contemplated by this sale agreement does not close because of a buyer default, failure of a closing condition or for any other reason, we will need to locate a new buyer for this asset, which we may be unable to do promptly or at a price or on terms that are as favorable as the existing circumstances. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for this asset. These additional costs are not included in our projections. In the event that we incur these additional costs, our liquidating payments to our shareholders would be delayed or reduced.
If we are unable to find buyers for our assets at our expected sales prices, our liquidating distributions may be delayed or reduced.
      As of the date of this proxy statement, none of our remaining eleven remaining property interests is subject to a binding sale agreement providing for the sale of our entire interest in the property (although our 22.8% interest in one of the remaining buildings at the Pacific Corporate Park complex is subject to a binding sale agreement, we will still own a 22.8% interest in the remaining building at the Pacific Corporate Park complex). In calculating our estimated range of liquidating distributions, we assumed that we will be able to find buyers for our remaining assets at amounts based on our estimated range of market values for each property. However, we may have overestimated the sales prices that we will ultimately be able to obtain for these assets. For example, in order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. If we are not able to find buyers for these assets in a timely manner or if we have overestimated the sales prices we will receive, our liquidating payments to our shareholders would be delayed or reduced. Furthermore, the projected liquidating distribution is based upon management’s estimates of the range of market value for each property, but real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, occupancy percentages, lease rates, the availability of suitable buyers, the perceived quality and dependability of income flows from tenancies and a number of other factors, both local and national. The net liquidation proceeds from each property may also be affected by the terms of prepayment or assumption costs associated with debt encumbering each property. In addition, minority ownership matters, transactional fees and expenses, environmental contamination at our properties or unknown liabilities, if any, may adversely impact the net liquidation proceeds from those assets.

Decreases in property values may reduce the amount that we receive upon a sale of our assets.
      The underlying value of our interests in office, industrial, retail and service properties may be reduced by a number of factors that are beyond our control, including, without limitation, the following:

•	adverse changes in economic conditions;

•	the financial performance of our tenants, and the ability of our tenants to satisfy their obligations under their leases;

•	terminations and renewals of leases by our tenants;

•	competition; and

•	changes in real estate tax rates and other operating expenses.
      Any reduction in the value of our properties would make it more difficult for us to sell our assets for the amounts that we have estimated. Reductions in the amounts that we receive when we sell our assets could decrease or delay the payment of distributions to shareholders.
If we are unable to maintain the occupancy rates of currently leased space and lease currently available space, if tenants default under their leases or other obligations to us during the liquidation process or if our cash flow during the liquidation is otherwise less than we expect, our liquidating distributions may be delayed or reduced.
      In calculating our estimated liquidating distributions, we assumed that we would maintain the occupancy rates of currently-leased space, that we would be able to rent certain currently available space and that we would not experience any significant tenant defaults during the liquidation process that were not subsequently cured. Negative trends in one or more of these factors during the liquidation process may adversely affect the resale value of the properties, which would reduce our liquidating distributions. To the extent that we receive less rental income than we expect during the liquidation process, our liquidating distributions will be reduced. We may also decide in the event of a tenant default to restructure the lease, which could require us to substantially reduce the rent payable to us under the lease, or make other modifications that are unfavorable to us.
      Moreover, our Advisor has learned that ACS Health Services, Inc., or ACS, a tenant in the Amber Oaks property, in which we own a 75% tenant-in-common interest, will not be renewing their lease, which expired on February 28, 2005. ACS currently occupies 44,000 square feet of the premises, which represents approximately 21% of the aggregate gross leaseable area, or GLA, of the 207,000 square feet at the Amber Oaks property. The tenant may occupy the space for an undetermined length of time beyond the term of the lease in accordance with hold over provisions in the lease. If we are unable to find a tenant to lease the premises currently occupied by ACS, our rental income may be materially, adversely affected, and the resale value of the Amber Oaks property may also be adversely affected, both of which would diminish the liquidating distributions you would receive.
      Additionally, our Advisor has been advised that The Pacesetter Corp., a tenant in our consolidated University Heights property, our wholly-owned property, is in default under its lease and was locked out as of May 11, 2005. The Pacesetter Corp. currently occupies 13,000 square feet, or 19.1%, of the 68,000 square feet of GLA at the University Heights. As of March 31, 2005, we recorded an allowance for doubtful accounts in the amount of $33,000 associated with The Pacesetter Corp.’s lease default.
      In January 2005, our Advisor was unable to renew an existing tenant lease for 35,000 square feet, or 10% of the GLA, of Emerald Plaza, of which we own a 2.7% interest.

If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.
      Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. Our board of directors may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. Our board of directors may also decide to establish a reserve fund to pay these contingent claims. The amounts of transaction costs in the liquidation are not yet final, so we have used estimates of these costs in calculating the amounts of our projected liquidating distributions. Additionally, we have made estimates of the costs of Sarbanes-Oxley compliance that we may incur in 2005 in calculating the amounts of our projected liquidating distributions. To the extent that we have underestimated these costs in calculating our projections, our actual net liquidation value may be lower than our estimated range. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be delayed or reduced. Further, if a reserve fund is established, payment of liquidating distributions to our shareholders may be delayed or reduced.
Pursuing the plan of liquidation may cause us to fail to qualify as a REIT, which would dramatically lower the amount of our liquidating distributions.
      We value our status as a REIT under the tax code because for so long as we qualify as a REIT, we generally would not be subject to federal income tax. While our board of directors does not presently intend to terminate our REIT status prior to the final distribution of our assets and our dissolution, pursuant to the plan of liquidation, our board of directors may take actions which would result in such a loss of REIT status. Upon the final distribution of our assets and our dissolution, our existence and our REIT status will terminate. However, there is a risk that if the plan of liquidation is approved, our actions in pursuit of the plan of liquidation may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in selling our assets, we may recognize ordinary income in excess of the cash received, especially after deducting from those cash proceeds any amounts that we are contractually obligated to immediately repay to the lenders under any credit facility. The REIT rules require us to pay out a large portion of our ordinary income in the form of a distribution to shareholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we are unable to borrow to fund the required distribution or find another alternative way to meet the REIT distribution requirements, we may fail to qualify as a REIT for that taxable year. While we expect to try to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for distributions paid to shareholders in computing our taxable income;

•	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates;

•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.
As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for distribution to our shareholders.

Pursuing the plan of liquidation may cause us to be subject to federal income tax, which would reduce the amount of our liquidating distributions.
      We generally are not subject to federal income tax to the extent that we distribute to our shareholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal income tax to the extent that our taxable income exceeds the amount of distributions paid to our shareholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. While we intend to make distributions to our shareholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the funds available for distribution to our shareholders.
The sale of our assets may cause us to be subject to a 100% excise tax on “prohibited transactions,” which would reduce the amount of our liquidating distributions.
      REITs are subject to a 100% excise tax on any gain from “prohibited transactions,” which include sales or other dispositions of assets held for sale to customers in the ordinary course of the REIT’s trade or business. The determination of whether property is held for sale to customers in the ordinary course of our trade or business is inherently factual in nature and, thus, cannot be predicted with certainty. The tax code does provide a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions, but we may not be able to satisfy these conditions. While we do not believe that if our shareholders approve the plan of liquidation any of our property should be considered to be held for sale to customers in the ordinary course of our trade or business, because of the substantial number of properties that would have to be sold and the active marketing that would be necessary, there is a risk that the Internal Revenue Service would seek to treat some or all of the property sales as prohibited transactions, resulting in the payment of taxes by us as described above, in which case the amount available for distribution to our shareholders could be significantly reduced.
Pursuing the plan of liquidation without the consent of the lender on our line of credit could result in a technical default and constrain our access to funds.
      We have a line of credit with Bank of America that matures September 30, 2005, and upon which we have not drawn any funds. We have not yet entered into an agreement with Bank of America to modify or waive covenants that would be breached if we pursue the plan of liquidation. We face the risk that Bank of America will not agree to the necessary amendments or waivers of those covenants. If Bank of America does not amend the credit agreement or waive its rights under that agreement, we expect to pursue the plan of liquidation even though this would create a default under the agreement. In that event, we would continue to negotiate with Bank of America in an attempt to amend our credit agreement. Unless Bank of America agrees to a modification or waiver of covenants applicable in that agreement, we may need to negotiate for another financing source which, if available, may be on terms that are onerous to us. We may experience constrained liquidity if Bank of America does not modify or waive applicable covenants and we are unable to find alternative funding. In addition, even if Bank of America agrees to the amendment or waiver of covenants that would be breached if we pursue the plan of liquidation, the line of credit may mature before we complete our liquidation, thus impairing our liquidity. Any such constraint on our liquidity could prevent us from making distributions to shareholders during the process of liquidation, which may require us to consider the sale of assets at less than the low end of our estimate of their range of market values in order to meet REIT distribution requirements and otherwise fund our operations.

The pending Securities and Exchange Commission investigation of our Advisor could result in lawsuits or other actions against us or our affiliates.
      On September 16, 2004, our Advisor advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Advisor relating to disclosure in securities offerings (including offerings by us, G REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Advisor and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Advisor, including us. Our Advisor has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could focus on or involve us and fines, penalties or administrative remedies could be asserted against us which could have a material adverse impact on our results of operations and our ability to pay distributions to our shareholders.
Erroneous disclosure in the prior performance tables in our public offerings could result in lawsuits or other actions against us which could harm our business and results of operations.
      In connection with our initial public offering of common stock conducted through a best efforts offering from February 22, 2000 through June 1, 2002, we disclosed the prior performance of all public and non-public investment programs sponsored by our Advisor. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves incorrect, even as presented on a tax or cash basis. In particular, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment. In general, the resulting effect is an overstatement of our Advisor’s program and aggregate portfolio operating results. The overstatement of results could result in lawsuits or other actions against us which could harm our business and results of operations.
We expect to incur increasingly significant costs in connection with Sarbanes-Oxley compliance and we may become subject to liability for any failure to comply.
      The Sarbanes-Oxley Act and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies have increased the costs of corporate governance, reporting and disclosure practices which are now required of us. We expect that our efforts to comply with the Sarbanes-Oxley Act and applicable laws and regulations will continue to involve significant, and potentially increasing, costs. In addition, these laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing its risks of liability and potential sanctions.
      While we are not aware of any material non-compliance with the Sarbanes-Oxley Act and related laws and regulations, we were formed prior to the enactment of these new corporate governance standards and, as a result, we did not have all of the newly required procedures and policies in place at the time of enactment. Any failure to comply could result in fees, fines, penalties or administrative remedies, which could reduce and/or delay the amount of distributions including in the event of any plan of liquidation which is finally submitted for approval and approved.
We are currently involved in litigation, which could reduce the amount of our liquidation distributions.
      On February 11, 2004, Clearview Properties filed a petition in the District Court of the 270th Judicial District, Harris County, Texas against Property Texas SC One Corporation, Clarion Partners, LLC, Granite Partners I, LLC, three unaffiliated entities, and us, our Advisor and Realty, or the Triple Net Entities. The complaint alleged that the Triple Net Entities willfully and intentionally interfered with an agreement between Property One and Clearview for the sale of certain real property located in Houston, Texas by Property One to Clearview. On January 7, 2005, Clearview filed an amended complaint which also alleged that the Triple Net Entities breached a contract between Clearview and the Triple Net Entities for the sale of the Houston, Texas property by Clearview to the Triple Net Entities and for conspiracy with Property One to breach this contract. The maximum potential exposure to us is uncertain as Clearview has failed to specifically allege a monetary amount of loss as the result of our alleged involvement. On March 25, 2005, Clearview filed an amended complaint which named T REIT, L.P. as an additional defendant. On May 4, 2005, the court denied our motion for summary judgment; however, we intend to file an amended motion for summary judgment. If Clearview were to prevail in this action, it could have a material adverse effect upon the funds available for distribution in the plan of liquidation.
      On July 19, 2004, Michael R. and Patricia C. Long, as Trustees of the Michael R. and Patricia C. Long 2001 Trust, or the purchasers, filed a petition in the District Court of the 25th Judicial District Guadalupe County, Texas against T REIT-Seguin, LLC, Peck-Seguin, LLC, Lake Air Mall-Seguin, LLC, Chicago Title Company and our Advisor, collectively, the sellers. Through our wholly owned subsidiary T REIT-Seguin, we purchased a 26% interest in the Seguin Corners Shopping Center in November 2000. The Seguin Corners Shopping Center subsequently was sold to the purchasers in August 2002. The petition alleges that the sellers misrepresented and/or failed to disclose that they did not own and could not convey the property in its entirety to the purchasers. If the purchasers prevail in this action, it could have a material adverse effect upon the funds available for distribution in the plan of liquidation.
If we cannot successfully negotiate an extension of the Advisory Agreement, we could lose the services of our Advisor, which may increase operating expenses, and delay or reduce our liquidating distributions.
      We are advised by our Advisor pursuant to the Advisory Agreement, however, the Advisory Agreement terminated on February 22, 2005. The Advisor continues to advise us on a month-to-month basis under the terms of the existing Advisory Agreement, however, we have not negotiated the terms of any new advisory agreement. Under the terms of the current Advisory Agreement, our Advisor currently manages our daily operations, provides our executive officers and pays certain of our state, federal and local corporate compliance costs, including, without limitation, costs incurred in complying with the Sarbanes-Oxley Act. We expect that our Advisor might require that we bear certain of these compliance costs directly under the terms of any new advisory agreement, including the compliance costs associated with the Sarbanes-Oxley Act, as a condition to agreeing to extend the terms of the Advisory Agreement. If we are unable to successfully negotiate an extension of the Advisory Agreement on terms as favorable as the current Advisory Agreement, or at all, our operating expenses may increase. We would also incur additional transition costs if we were either to become self-managed or enter an advisory relationship with a new advisor. Additionally, if we become self-managed or engage a new advisor, we may be unable to complete the plan of liquidation in as expeditious a manner as might otherwise be the case or on terms as favorable to us as our Advisor may be able to do so, because of the loss of our Advisor’s experience and familiarity with our assets and business.
If our Advisor is unable to retain our key executives and sufficient staff members to complete the plan of liquidation in a reasonably expeditious manner, our liquidating distributions might be delayed or reduced.
      Our ability to complete any sales, to locate qualified buyers for our other assets and to negotiate and complete any such sales, depends to a large extent upon the experience and abilities of our officers, their familiarity with our assets, our counter-parties to any sale agreements and the market for our properties, and their ability to efficiently manage the professionals in the process as well as our Advisor. We face the risk that these individuals might resign. Our inability to retain these individuals could adversely effect our ability to complete the plan of liquidation in a reasonably expeditious manner and our prospects of selling our assets at expected prices.
      Our ability to complete the plan of liquidation in a timely manner also depends on our Advisor’s ability to retain its key employees. Our Advisor’s employees may seek other employment rather than remain with our Advisor throughout the process of liquidation. If our Advisor is unable to retain appropriate qualified key executives and staff to complete the plan of liquidation in a reasonably expeditious manner, liquidating distributions might be delayed or reduced.
You may not receive any profits resulting from the sale of one or more of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.
      If you approve the plan of liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage on an asset we have sold as partial payment therefore. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property in lieu of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. We may receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments may be spread over a number of years. In such event, you may experience a delay in the distribution of the net proceeds of a sale until such time as the installment payments are paid.
OTHER RISKS OF THE PROPOSALS
Our entity value may be adversely affected by adoption of the plan of liquidation.
      Once our shareholders approve the plan of liquidation, we will be committed to winding-up our operations. This may adversely affect the value that a potential acquirer might place on us. It may also preclude other possible courses of action not yet identified by our board of directors or the special committee.
There can be no assurance that our adoption of the plan of liquidation will result in greater returns to you on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us.
      If our shareholders approve the plan of liquidation, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once such assets are sold. While our board of directors and the special committee each believe that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us, such belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives could provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those attractive opportunities if we implement the plan of liquidation. If the plan of liquidation is not approved by you and our other shareholders, our board of directors intends to evaluate our remaining strategic alternatives.
Our board of directors may amend the plan of liquidation even if you approve it.
      Even if you vote to approve the plan of liquidation, our board of directors may amend the plan of liquidation without further shareholder approval, to the extent permitted by Virginia law. Thus, to the extent that Virginia law permits us to so do, we may decide to conduct the liquidation differently than described in this proxy statement.
Our board of directors will have the authority to sell our assets under terms less favorable that those assumed for the purpose of estimating our net liquidation value range.
      If our shareholders approve the plan of liquidation, our directors will have the authority to sell any and all of our assets on such terms and to such parties as our board of directors determines in its sole discretion. Notably, you will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.
Approval of the plan of liquidation may lead to shareholder litigation which could result in substantial costs and distract our management.
      Historically, extraordinary corporate actions by a company, such as our proposed plan of liquidation, sometimes leads to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of our proposal of the plan of liquidation, which risk may be increased if shareholders approve the plan of liquidation. As of the date of this proxy statement no such lawsuits relative to the plan of liquidation were pending. However, if such a lawsuit is filed against us, the litigation is likely to be expensive and, even if we ultimately prevail, the process will divert management’s attention from implementing the plan of liquidation and otherwise operating our business. If we do not prevail in such a lawsuit, we may be liable for damages. We cannot predict the amount of such damages; however, they may be significant and may reduce our cash available for distribution.
Pursuing the plan of liquidation may cause us to fail to qualify as a REIT, which would dramatically reduce the value of your shares and cash available for distribution.
      As discussed above, there is a risk that if the plan of liquidation is approved, our actions in pursuit of the plan of liquidation may unintentionally cause us to fail to meet one or more the requirements to qualify as a REIT. This could reduce the amount available for us to distribute to our shareholders, which could reduce the value of your shares.
Our officers and directors and our Advisor have conflicts of interest that may influence them to support the plan of liquidation.
      In considering the recommendations of our board of directors and the special committee with respect to the plan of liquidation proposals, you should be aware that some of our directors and officers and our Advisor have interests in the liquidation that are different from your interests as a shareholder. Our board of directors and the special committee are aware of these actual and potential conflicts of interest. Some of the conflicts of interest presented by the liquidation are summarized below.
      One of our directors (Anthony W. Thompson) and two of our executive officers (Jack R. Maurer and Scott D. Peters) are members of our Advisor’s board of managers and all of our executive officers are employees of our Advisor. We currently do not pay any direct compensation to our executive officers, outside of the officer and employee stock option plan. Instead, they are compensated by our Advisor. Moreover, Anthony W. Thompson, the chairman of our board of directors, is the chief executive officer of our Advisor. Mr. Thompson owns approximately 36.04% of the equity interest in our Advisor, and Jack R. Maurer, Andrea R. Biller, and Kelly J. Caskey, our executive officers, respectively own an 0.79%, 0.90%, and 0.04% equity interests in our Advisor.
      Our Advisor, or its affiliates receive compensation under an advisory agreement, including fees for disposing of our interests in our properties. Our Advisor has engaged Realty, an affiliate of our Advisor, which is 88.0% owned by Mr. Thompson, to provide a number of services in connection with our properties, including disposing of our properties. If you approve the plan of liquidation, our Advisor, Realty or another affiliate of our Advisor will be paid to liquidate our assets pursuant to the Advisory Agreement. Such fee will be the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the competitive real estate commission. Additionally, the property disposition fee to our Advisor or an affiliate of our Advisor shall not exceed, when added to the sums we pay to any unaffiliated parties in connection with the disposition of the underlying property: (i) 6% of the contracted for sales price or (ii) the competitive real estate commission. If you approve the plan of liquidation, we estimate that pursuant to the Advisory Agreement we will pay fees to our Advisor, Realty or another affiliate of our Advisor ranging between approximately $1,126,000 and $1,166,000 for disposing of our remaining property interests. Our Advisor, Realty or another affiliate of our Advisor also has agreements with certain affiliated co-owners of our properties, under which our Advisor will also receive fees for the disposition of the affiliated co-owners’ interests in the underlying property. Based on our estimated sales prices, we estimate that the total fees that will be received by our Advisor, Realty, or another affiliate of our Advisor will range between approximately $2,641,000 and $2,736,000, which includes the fees to be received under the Advisory Agreement. Moreover, if we sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, our Advisor, Realty or another affiliate of our Advisor may receive additional fees from the purchaser of the underlying property.
      Our Advisor also owns 22,100 shares of our common stock, and, therefore, if you approve the plan of liquidation, will be entitled to receive between approximately $223,000 and $237,000 in distributions.
      Additionally, under the current Advisory Agreement, we pay costs incurred in connection with preparing reports to be filed pursuant to the Exchange Act, and our Advisor pays certain of our state, federal and local compliance costs including, without limitation, costs incurred in connection with our compliance with the Sarbanes-Oxley Act. These costs will be significant and our Advisor expects these amounts to be approximately $100,000 during 2005. If the plan of liquidation is approved, our Advisor will be relieved of these expenses once our company is no longer subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and related rules and regulations.
      If you approve the plan of liquidation, Jack R. Maurer, our chief executive officer and president, will become entitled to receive incentive bonuses from our Advisor in consideration for his work in implementing the plan of liquidation, if specified performance goals are met in our liquidation. If we achieve distributions within our estimated net liquidation value range, Mr. Maurer will receive up to $160,000 in incentive bonuses from our Advisor. Additionally, in the event that we achieve total distributions exceeding our estimated net liquidation value, Mr. Maurer could receive additional incentive bonuses. Any such incentive bonuses made to Mr. Maurer will be in addition to his regular salary from our Advisor.
      If you approve the plan of liquidation, W. Brand Inlow and D. Fleet Wallace, members of our board of directors and the special committee, will become entitled to receive milestone payments, if specified goals are met. Assuming that these directors receive the maximum amount of milestone payments, they will each receive $50,000 in payments.
      If you approve the plan of liquidation, you will also be approving the right of our special committee in its discretion to pay up to an aggregate of $300,000 in retention and incentive based bonuses to some or all of our key officers from time to time.
      Our executive officers and directors own a total of 1,218 shares of our common stock, for which we estimate they will receive distributions of between $12,300 and $13,000 in connection with our liquidation.
      The plan of liquidation provides that we may sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, but only if the transaction is approved by the special committee. If we enter such a transaction, we expect that the special committee will require that that Stanger opine to us as to the fairness of the consideration to be received by us in such transaction, from a financial point of view, or conduct an appraisal of the underlying property as a condition to their approval. In no event will the special committee approve a transaction if: (i) Stanger concludes after a review of the information then available, including any pending offers, letters of intent, contracts for sale, appraisals or other data, that the consideration to be received by us is not fair to us from a financial point of view; (ii) Stanger concludes that the consideration to be received is less than the appraised value of the property; or (iii) we have received a higher offer for the property from a credible party whom we reasonably believe is ready, able and willing to close the transaction on the contract terms.
      If you approve the plan of liquidation, additional amounts may be due to the 2004 Notes Program, an affiliate of our Advisor, pursuant to loans previously made in connection with the Congress Center property. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to receive the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property, prorated for the amount of time the loan was outstanding.

As of March 31, 2005, loans from the 2004 Notes Program to Congress Center, which have been repaid, may result in additional amounts due to the 2004 Notes Program upon the sale of this property, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program when the Congress Center property is sold.
      The Pacific Corporate Park property has outstanding notes payable to Cunningham Lending Group, LLC, an affiliate of our Advisor which is wholly-owned by Anthony W. Thompson, our chairman of the board of directors. If you approve the plan of liquidation, these notes will be repaid upon the sale of the property.
      Consequently, these officers and directors and our Advisor may have been more likely to support the plan of liquidation than if they did not have an expectation of receiving those payments.
Distributing interests in a liquidating trust may cause you to recognize gain prior to the receipt of cash.
      The REIT provisions of the tax code generally require that each year we distribute as a dividend to our shareholders 90% of our REIT taxable income. Based on our projected accumulated earnings and profits, our liquidating distributions will not qualify as dividends for this purpose unless, among other things, we make such distributions within 24 months of the adoption of the plan of liquidation. Although we anticipate that we will meet this timetable, conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our assets at acceptable prices during such period. In such event, rather than retain our assets and risk losing our status as a REIT, we may elect to contribute our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. Such a distribution would be treated as a distribution of our remaining assets to our shareholders, followed by a contribution of the assets to the liquidating trust. As a result, a shareholder would recognize gain to the extent his share of the cash and the fair market value of any assets received by the liquidating trust was greater than the shareholder’s basis in his stock, notwithstanding that the shareholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. See “Material United States Federal Income Tax Consequences — Liquidating Trust” on page 70. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the shareholder’s gain at the time interests in the liquidating trust are distributed to the shareholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets, in which case the shareholder may not receive a distribution of cash or other assets with which to satisfy any tax liability resulting from the contribution of the assets to the liquidating trust. In this case, the shareholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the tax code.
Distributions by us may contain a return of capital.
      Distributions payable to our shareholders may include a return of capital as well as a return in excess of capital. Distributions exceeding taxable income will constitute a return of capital for federal income tax purposes to the extent of a shareholder’s basis. Distributions in excess of tax basis will constitute capital gain.
Approval of the plan of liquidation will cause our accounting basis to change, which could require us to write-down our assets.
      Once the shareholders approve the proposed plan of liquidation or adoption of the plan of liquidation appears imminent, we must change our basis of accounting from the going-concern basis to that of the liquidation basis of accounting.
      In order for our financial statements to be in accordance with generally accepted accounting principles under the liquidation basis of accounting, all of our assets must be stated at their estimated net realizable value, and all of our liabilities (including those related to severance agreements) must be recorded at the estimated amounts at which the liabilities are expected to be settled. Based on the most recent available information, if the plan of liquidation is adopted, we may make liquidating distributions that exceed the carrying amount of our net assets. However, we cannot assure you what the ultimate amounts of such liquidating distributions will be. Therefore, there is a risk that the liquidation basis of accounting may entail write-downs of certain of our assets to values substantially less than their respective carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly liquidation.
      Until we determine that the plan of liquidation is about to be approved, we will continue to use the going-concern basis of accounting. If our shareholders do not approve the plan of liquidation, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets should be written down to their estimated fair value.
      Writing down our assets could make it more difficult to negotiate amendments to our credit agreements or result in defaults under any restructured credit agreements that we may enter. In addition, write-downs in our assets could reduce the price that a third party would be willing to pay to acquire your shares or our assets.
We may be unable to sell jointly held properties or our interests in limited liability companies at our expected value.
      We currently have investments in undivided tenant-in-common interests and limited liability companies. We account for these interests using the equity method of accounting. As of March 31, 2005, the book value of these properties was $19,145,000. Because of the nature of joint ownership, we may need to agree with our co-owners on the terms of each property sale before such sale can be effected. There can be no assurance that we will agree with our co-owners on satisfactory sales terms for any of the properties. If the parties are unable to agree, the matter could ultimately go before a court of law, and a judicial partition could be sought. A failure to reach agreement with these parties regarding the sales terms of these properties may delay or reduce our liquidating distribution. Additionally, in order to realize a return on our investment, we presently intend to sell certain of our interests in limited liability companies. We may be unable to receive our expected value for these properties because we hold minority interests in the limited liability companies and thus cannot sell our interests in the limited liability companies or the underlying properties in their entirety.
Shareholders could be liable to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy our liabilities.
      If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder’s pro rata portion of the excess, limited to the amounts previously received by the shareholder in distributions from us or the liquidating trust.
      If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from making distributions under the plan of liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or holders of beneficial interests of the liquidation trust under the plan of liquidation.
We may have underestimated the amount of prepayment fees or defeasance charges on our mortgages.
      In calculating our estimated net real estate liquidation value range and our estimated per share distribution range, we have assumed that the purchasers of our properties will assume certain mortgages on the underlying property, which contain penalties in the event of the prepayment of those mortgages. The sale of our properties pursuant to the plan of liquidation will trigger these penalties unless the purchasers assume (and/or are allowed to assume) the corresponding mortgage. We may be unsuccessful in negotiating the assumption of any underlying mortgages in the sale of all of our properties, which could negatively effect the amount of cash available for distribution pursuant to the plan of liquidation. The total amount of prepayment fees or defeasance charges on our mortgages, which we may be liable for, is approximately $413,000.
Our Advisor is entitled to a share of the distributions of the assets of the operating partnership upon its liquidation.
      Our Advisor also owns 100 non-voting incentive performance units in our operating partnership, which entitles our Advisor to distributions of gains from the liquidation of the operating partnership’s assets. At the January 21, 2005 meeting of the board of managers of our Advisor, our Advisor’s board unanimously voted to waive any distributions due to our Advisor pursuant to these incentive performance units. At this time we do not have an express contractually enforceable right to enforce this decision, and our Advisor may at a later date decide to enforce its rights to such distribution. We anticipate entering into a contractually enforceable agreement with our Advisor, for their waiver of any distributions due to them upon our liquidation pursuant to their incentive performance units in the operating partnership, before you are asked to vote on the approval of the plan of liquidation at the annual meeting, however, we may be unsuccessful in entering into such an agreement with our Advisor.
RISKS RELATED TO OUR BUSINESS
Due to the risks involved in the ownership of real estate, there is no guarantee of any return on our shareholders’ investments and our shareholders may lose some or all of their investments.
      By owning shares of our common stock, our shareholders will be subjected to the risks associated with owning real estate. Ownership of real estate is subject to significant risks. The performance of your investment in us is subject to risks related to the ownership and operation of real estate, including, without limitation, the following:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.
      If our assets decrease in value, the value of your investment will likewise decrease and you could lose some or all of your investment.
Our properties face significant competition.
      We face significant competition from other owners, operators and developers of office properties. All or substantially all of our properties face competition from similar properties in the same markets. Such competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may cause their owners to rent space at lower rental rates than those charged by us or to provide greater tenant improvement allowances or other leasing concessions. As a result, we may be required to provide rent concessions, incur charges for tenant improvements and other inducements, or we may not be able to timely lease the space, all of which would adversely impact our results of operations, liquidity and financial condition, which could reduce distributions to our shareholders. In the event that we elect to acquire additional properties, we will compete with other buyers who are also interested in acquiring such properties, which may result in an increase in the cost that we pay for such properties or may result in us ultimately not being able to acquire such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return.
Competition with entities that have greater financial resources may limit our investment opportunities.
      We compete for investment opportunities with entities with substantially greater financial resources. These entities may be able to accept more risk than we can manage prudently. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties. In addition, we believe that competition from entities organized for purposes similar to ours has increased and is likely to increase in the future.
Lack of diversification and illiquidity of real estate may make it difficult for us to sell underperforming properties or recover our investment in one or more properties.
      Our business is subject to risks associated with investment solely in real estate. Real estate investments are relatively illiquid. Our ability to vary our portfolio in response to changes in economic and other conditions is limited. We cannot provide assurance that it will be able to dispose of a property when it wants or needs to. Consequently, the sale price for any property may not recoup or exceed the amount of our investment.
Lack of geographic diversity may expose us to regional economic downturns that could adversely impact our operations or our ability to recover our investment in one or more properties.
      Our portfolio lacks geographic diversity due to its limited size and the fact that all of our properties are located in only four states: California; Texas; Illinois; and Nevada. This geographic concentration of properties exposes us to economic downturns in these markets. A regional recession in any of these markets could harm our ability to generate or increase operating revenues, attract new tenants or dispose of properties. In addition, our properties may face competition in these geographic regions from other properties owned, operated or managed by our Advisor or our Advisor’s affiliates. Our Advisor or its affiliates have interests that may vary from ours in such geographic markets.
Due to the limited number of properties in our portfolio, we are dependent upon those tenants that generate significant rental income, which may have a negative impact on our financial condition if these tenants are unable to meet their rental obligations.
      As of March 31, 2005, rent paid by the three largest tenants at our consolidated properties represented 65% of our annualized revenues. The revenues generated by the properties these tenants occupy is substantially dependent on the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency or a general downturn in the business of any of these large tenants may result in the failure or delay of such tenants’ rental payments which may have an adverse impact on our financial performance and our ability to pay distributions to our shareholders.

Losses for which we either could not or did not obtain insurance will adversely affect our earnings and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.
      We endeavor to maintain comprehensive insurance on each of the properties we own, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. However, we could still suffer a loss due to the cost to repair any damage to properties that are not insured or are underinsured. There are types of losses, generally of a catastrophic nature, such as losses due to terrorism, wars, earthquakes, floods or acts of God that are either uninsurable or not economically insurable. If such a catastrophic event were to occur, or cause the destruction of one or more of our properties, we could lose both our invested capital and anticipated profits from such property or properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance makes it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance. Additionally, inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore our economic position with respect to the affected property.
Our co-ownership arrangements with affiliated entities may not reflect solely our shareholders’ best interests and may subject these investments to increased risks.
      We have acquired our interests in the Congress Center, Pacific Corporate Park, Enclave Parkway, Oakey Building and Emerald Plaza properties through co-ownership arrangements with one or more affiliates of our Advisor. Each co-owner is required to approve all sales, refinancings, leases and lease amendments. These acquisitions were financed, in part, by loans under which we may have been are jointly and severally liable for the entire loan amount along with the other co-owners. The terms of these co-ownership arrangements may be more favorable to the co-owner than to our shareholders. In addition, investing in properties through co-ownership arrangements subjects that investment to risks not present in a wholly-owned property, including, among others, the following:

•	the risk that the co-owner(s) in the investment might become bankrupt;

•	the risk that the co-owner(s) may at any time have economic or business interests or goals which are inconsistent with our business interests or goals;

•	the risk that the co-owner(s) may not be unable to make required payments on loans that could result in loan defaults and possible loss of such property or properties in a foreclosure proceeding under which we are jointly and severally liable;

•	the risk that all the co-owners may not approve refinancings, leases and lease amendments requiring unanimous consent of co-owners that would have adverse consequences for our stockholders; or

•	the risk that the co-owner(s) may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, such as selling a property at a time when it would have adverse consequences to us.
      Actions by co-owner(s) requiring unanimous consent of co-owners might have the result of blocking actions that are in our best interests subjecting the applicable property to liabilities in excess of those otherwise contemplated and may have the effect of reducing our cash available for distribution to our shareholders. It also may be difficult for us to sell our interest in any co-ownership arrangement at the time we deem best for our shareholders.

There is currently no public market for our common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely do so at a substantial discount from the price you paid.
      There currently is no public market for our common stock. Additionally, our articles of incorporation contain restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your common stock. We have a share redemption program, however, it is limited in terms of the number of shares which may be redeemed annually. It may be difficult for you to sell your shares promptly or at all. If you are able to sell your common stock, you may only be able to do so at a substantial discount from the price you paid.
Our success will be dependent on the performance of our Advisor as well as key employees of our Advisor.
      We are managed by our Advisor, subject to the oversight of our board of directors. Thus, our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Advisor and its key employees in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. We rely on the management ability of our Advisor and the oversight of our board of directors as well as the management of any entities or ventures in which we co-invest. If our Advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our Advisor’s ability to allocate time and/or resources to our operations may be adversely affected. If our Advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. Please see “— Conflicts of Interest — The conflicts of interest described below may mean we will not be managed solely in the best interests of our shareholders.”
Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow, and restrictive covenants in our loan documents may restrict our operating or acquisition activities.
      We rely on borrowings and other external sources of financing to partially fund the costs of new investments, capital expenditures and other items. As of March 31, 2005, we had approximately $20,833,000 of debt outstanding related to our consolidated properties. Accordingly, we are subject to the risks normally associated with debt financing, including, without limitation, the risk that our cash flow may not be sufficient to cover required debt service payments. There is also a risk that, if necessary, existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness.
      In addition, if we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds.
      The mortgages on our properties contain customary restrictive covenants, including provisions that may limit the borrowing subsidiary’s ability, without the prior consent of the lender, to incur additional indebtedness, further mortgage or transfer the applicable property, discontinue insurance coverage, change the conduct of its business or make loans or advances to, enter into any transaction of merger or consolidation with, or acquire the business, assets or equity of, any third party. In addition, any future lines of credit or loans may contain financial covenants, further restrictive covenants and other obligations.

      If we materially breach such covenants or obligations in our debt agreements, the lender may have the right to, among other remedies, seize our income from the property securing the loan or legally declare a default on the obligation, require us to repay the debt immediately and foreclose on the property securing the loan. If we were to breach such covenants or obligations, we may then have to sell properties either at a loss or at a time that prevents us from achieving a higher price. Any failure to pay our indebtedness when due or failure to cure events of default could result in higher interest rates during the period of the loan default and could ultimately result in the loss of properties through foreclosure. Additionally, if the lender were to seize our income from the property securing the loan, we would no longer have any discretion over the use of the income, which may adversely impact our ability to fund our distribution payments and thus, may cause us to fail to satisfy the REIT distribution requirements.
The pending SEC investigation of our Advisor could result in defaults or alleged defaults under our loan documents or limit our ability to obtain debt financing in the future.
      We rely on debt financing for our acquisition of new investments and for meeting capital expenditure obligations, among other things. The SEC investigation of our Advisor described above, or any related enforcement action by government authorities against our Advisor or us, could result in defaults or alleged defaults under our existing loan agreements or could make it more difficult for us to obtain new debt financing or prevent us from satisfying customary debt covenants or conditions required by existing loan documents, including conditions for additional advances.
If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.
      The commercial real estate market is currently experiencing a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.
Our cash flow is not assured. We may not pay regular distributions in the future.
      Our ability to pay regular distributions if the plan of liquidation proposals are not approved may be adversely affected by the risks described herein. We cannot assure you that we will be able to pay regular distributions in the future. We also cannot assure you that the level of our distributions will increase over time or the receipt of income from additional property acquisitions will necessarily increase our cash available for distribution to our shareholders.
Our board of directors may alter our investment policies at any time without shareholder approval.
      Our board of directors may alter our investment policies at any time without shareholder approval. Changes to these policies may adversely affect our financial performance and our ability to maintain or pay distributions.
Our past performance is not a predictor of our future results.
      Neither the track record of our Advisor in managing us, nor its performance with entities similar to ours shall imply or predict (directly or indirectly) any level of our future performance or the future performance of our Advisor. Our Advisor’s performance and our performance is dependent on future events and is, therefore, inherently uncertain. Past performance cannot be relied upon to predict future events for a variety of factors, including, without limitation, varying business strategies, different local and national economic circumstances, different supply and demand characteristics relevant to buyers and sellers of assets, varying degrees of competition and varying circumstances pertaining to the capital markets.
The conflicts of interest described below may mean we will not be managed solely in the best interests of our shareholders.
      Our Advisor’s officers and members of its board of managers have conflicts of interest relating to the management of our business and properties. Accordingly, those parties may make decisions or take actions based on factors other than in the best interest of our shareholders.
      Our Advisor also advises G REIT, Inc., NNN 2002 Value Fund, LLC, and NNN 2003 Value Fund, LLC and other private tenant-in-common and other programs that may compete with us or otherwise have similar business interests and/or investment objectives. Some of our Advisor’s officers and managers also serve as officers and directors of G REIT, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC. Mr. Thompson and the members of the board of managers and key executives of our Advisor collectively own approximately 40% of our Advisor.
      As officers, directors, managers and partial owners of entities that do business with us or that have interests in competition with our own interests, these individuals will experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our Advisor and its affiliated entities. These conflicts of interest could:

•	limit the time and services that our Advisor devotes to us, because they will be providing similar services to G REIT, NNN 2002 Value Fund, LLC and NNN 2003 Value Fund, LLC and other real estate programs and properties;

•	impair our ability to compete for tenants in geographic areas where other properties are advised by our Advisor and its affiliates; and

•	impair our ability to compete for the acquisition of properties with other real estate entities that are also advised by our Advisor and its affiliates.
      If our Advisor or its affiliates breach their fiduciary obligations to us, we may not meet our investment objectives, which could reduce the expected cash available for distribution to our shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This proxy statement and the materials incorporated by reference in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions.
      Among many other examples, the following statements are examples of the forward-looking statements in this document:

•	all predictions of the amount of liquidating distributions to be received by shareholders;

•	all statements regarding future distribution rates;

•	all statements regarding our ability to continue to qualify as a REIT;

•	all statements regarding how our board of directors or the special committee will interpret and comply with the terms of the plan of liquidation;

•	all statements regarding the timing of asset dispositions and the sales price we will receive for assets; and

•	all statements regarding future cash flows, future business prospects, future revenues, future working capital, the amount of cash reserves to be established in the future, future liquidity, future capital needs, future interest costs, future income or the effects of the liquidation.
      You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described under the caption “Risk Factors” on page 15 as well as throughout this proxy statement and the incorporated documents, and you should consider these important cautionary factors as you read this document.
      Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

•	uncertainties relating to our asset portfolio;

•	uncertainties relating to our operations;

•	uncertainties relating to the implementation of our liquidation strategy;

•	uncertainties relating to domestic and international economic and political conditions;

•	uncertainties regarding the impact of regulations, changes in government policy and industry competition; and

•	other risks detailed from time to time in our reports filed with the SEC. Please refer to our SEC filings for a description of such factors.
      The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE ANNUAL MEETING
      The enclosed proxy is solicited by our board of directors for use in voting at the annual meeting of shareholders to be held on [                    ], 2005 at 9:00 a.m. local time, at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials were mailed to shareholders on or about [                    ], 2005.
      No director has informed us that he intends to oppose any action intended to be taken by us. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers and regular employees of the company, none of whom will receive additional compensation for these services. We reserve the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time we do not have plans to engage such a firm. We will bear the cost of solicitation of proxies. If the adjournment proposal has been approved and the annual meeting is adjourned or postponed, we may solicit additional proxies during the adjournment period.
Voting and Revocability of Proxies
      When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR approval of the sale of all of our assets in accordance with the plan of liquidation, FOR approval of our dissolution in accordance with the plan of liquidation, FOR approval of each of our nominees for election to our board of directors, FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the current fiscal year and FOR approval of the adjournment proposal. In addition, if other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their discretion with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving written notice to the secretary of the company prior to the annual meeting or by delivering a later dated proxy or electronic vote.
      Each share of common stock outstanding on [                    ], 2005, the record date, is entitled to one vote on all matters coming before the annual meeting. If a share is represented for any purpose at the annual meeting it is deemed to be present for quorum purposes and for all other matters as well. A shareholder may withhold his or her vote in the vote to approve the plan of liquidation proposals or abstain with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of an item. The effect of abstentions on the result of the vote with respect to a proposal depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). To obtain approval of the plan of liquidation proposals, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of each of those proposals. An abstention from the vote on either of the proposals would have the same effect as a vote against either of the proposals.
      Except for certain items for which brokers are prohibited from exercising their discretion, a broker who holds shares in “street name” has the authority to vote on routine items when it has not received instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” If the broker returns a properly executed proxy, the shares are counted as present for quorum purposes. If the broker crosses out, does not vote with respect to, or is prohibited from exercising their discretion, resulting in a broker non-vote, the effect of the broker non-vote on the result of the vote depends upon whether the vote required for that proposal is based upon a proportion of the votes cast (no effect) or a proportion of the votes entitled to be cast (effect of a vote against). If the broker returns a properly executed proxy, but does not vote or abstain with respect to a proposal and does not cross out the proposal, the proxy will be voted “for” all of the proposals and in the proxy holder’s discretion with respect to any other matter that may come before the meeting or any adjournments or postponements thereof. Approval of the sale of all of the assets of a corporation and the dissolution of a corporation are both matters for which brokers are prohibited from exercising their discretion. Therefore, shareholders will need to provide brokers with specific instructions on whether to vote in the affirmative for or against each the plan of liquidation proposals.
      To obtain approval of the plan of liquidation, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of both (1) the proposal for the approval of the sale of all of our assets in accordance with the plan of liquidation, and (2) for the approval of our dissolution in accordance with the plan of liquidation. A shareholder’s failure to return the proxy statement or give instructions to his or her broker, or abstention from voting will have the same effect as an affirmative vote against the plan of liquidation proposals and, consequently, the plan of liquidation, and against the adjournment proposal.
      A vote for either the proposal to allow the sale of all of our assets in accordance with the plan of liquidation or for the proposal to allow our dissolution in accordance with the plan of liquidation does not count as a vote for the other proposal. Nor does a vote for either of the plan of liquidation proposals constitute a vote for the adjournment proposal. You must vote separately on each proposal.
      Approval of the plan of liquidation proposals are conditional upon each other, and the plan of liquidation will not be implemented unless both proposals are approved. However, approval of the adjournment proposal is not a condition to the plan of liquidation proposals. Approval of the adjournment proposal will permit the adjournment of the annual meeting to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve either of the plan of liquidation proposals.
      To obtain approval of the (i) election of the nominees for directors, the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote must be cast in favor of this proposal and (ii) the ratification of the appointment of auditors and the adjournment proposal, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be case in favor of these proposals.
      Assuming a quorum is present, a majority of the votes of common shareholders cast at the annual meeting is sufficient to take or authorize action upon any other matter that may properly come before the annual meeting, unless our charter, our bylaws or Virginia law requires a greater number for matters of that type.
      Your vote is important. Please return your marked proxy card promptly so your shares can be represented, even if you plan to attend the annual meeting in person.
      Voting by Mail — Shareholders may vote by completing the attached proxy card and mailing it to us in the enclosed self-addressed postage-paid return envelope.
      Voting by Fax — Shareholders may vote by completing the attached proxy card and faxing it to the company at (714) 667-6843.
      Voting by Telephone — Shareholders may vote by telephone by dialing toll-free 1-866-697-1031 until 5:00 p.m. Pacific Daylight Time on [                    ], 2005. The touch-tone telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders should have their proxy card available when voting by telephone.
      Voting by Internet — Shareholders may vote electronically using the Internet at www.1031nnn.com/VoteTREIT until 5:00 p.m. Pacific Daylight Time on [                    ], 2005. The Internet voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders should have their proxy card available when voting by the Internet.

Record Date and Number of Shares Outstanding
      As of March 31, 2005, T REIT had 4,605,000 shares of common stock issued and outstanding. Only shareholders of record at the close of business on [                    ], 2005 will be entitled to vote at the annual meeting.

PROPOSALS NO. 1 AND NO. 2
PLAN OF LIQUIDATION PROPOSALS
General
      At the annual meeting, our shareholders will be asked to consider and vote upon proposals to:

(1) approve the sale of all of our assets in accordance with the plan of liquidation; and

(2) approve our dissolution in accordance with the plan of liquidation
      In order to approve the plan of liquidation, pursuant to Virginia law our shareholders must approve both of these proposals.
      If our shareholders approve both of these proposals we will implement the plan of liquidation. The plan of liquidation provides that we will perform our obligations under the binding sale agreement for our interests in one of the two remaining buildings in the Pacific Corporate Park complex and sell our remaining assets (including, without limitation, the assets of the operating partnership and our subsidiaries) for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed. We will liquidate and dissolve the operating partnership and our subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the operating partnership agreement, our subsidiaries’ charters and the laws of the Commonwealth of Virginia and the States of California, Delaware, Nevada and Texas, as applicable. We will use the remaining proceeds from the sales of our assets to pay our known liabilities and provide for our unknown or contingent liabilities. After selling all of our assets, distributing our assets pursuant to the terms of the operating partnership agreement, paying of all of our known liabilities and expenses, and making reasonable provision for any unknown or contingent liabilities, we expect to distribute the net proceeds of our liquidation to you pursuant to the terms of our charter. We believe that the total amount that we will distribute to you after approval of the plan of liquidation will be between approximately $10.10 and $10.70 per share. However, we cannot be sure how many liquidating distributions will be made, or when they will be made. Moreover, our financial advisor, Stanger, has estimated that a liquidating distribution of approximately $10.35 per share is a reasonable expectation.
      We expect to sell all of our assets during the 24-month period following your approval of the plan of liquidation. At that point, we expect to terminate our registration under the Exchange Act, cease filing reports with the SEC, and file articles of dissolution with the Commonwealth of Virginia. However, we cannot be certain that we can complete our liquidation in that period of time. Furthermore, the plan of liquidation authorizes our board of directors to create a reserve fund for the payment of unknown or contingent liabilities and, if such a reserve fund is created, the final payout of the fund’s unclaimed assets to our shareholders may not occur for three or more years following the filing of our articles of dissolution. Finally, if we cannot dispose of our assets and pay or provide for our liabilities within 24 months after approval by our shareholders of the plan of liquidation, or if our board of directors and the special committee otherwise determines that it is advantageous to do so before the end of such 24-month period, we may transfer our remaining assets and liabilities to a liquidating trust. If we transfer our assets to a liquidating trust, our shareholders will receive identical shares of beneficial interest in the liquidating trust. These interests generally will not be transferable. The liquidating trust would be managed by one or more trustees designated by the special committee and would continue the process of selling our assets and paying or providing for payment of our liabilities. Any proceeds from the sale of our assets remaining after payment of our liabilities would be distributed to the holders of shares of beneficial interest in the liquidating trust.

Background of the Plan of Liquidation

Overview
      As set forth in our registration statement that we originally filed in 1999, we were formed with the intent to be listed on a national stock exchange, quoted on a quotation system of a national securities association or merged with an entity whose shares are so listed or quoted. At that time, we intended that if we were not so listed or quoted by February 22, 2010, we would submit for your vote a proposal to liquidate our company. As a result of (i) current market conditions, (ii) the increasing costs of corporate compliance (including, without limitation, all federal, state and local regulatory requirements applicable to us, including the Sarbanes-Oxley Act of 2002, as amended), and (iii) the possible need to reduce our monthly distributions, in November, 2004 we began to investigate whether liquidating now would provide you with a greater return on your investment over a reasonable period of time, than through implementation of other alternatives considered. After reviewing the issues facing us, our board of directors concluded on December 2, 2004 that we should explore a plan of liquidation.
      On December 29, 2004, a special committee of our independent directors, consisting of Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to consider the alternatives reasonably available to us, to analyze whether liquidation of all of our assets is in our shareholders best interests and to make a recommendation to our entire board of directors and our shareholders with respect to the plan of liquidation. On December 29, 2004, we also engaged Stanger to perform the following financial advisory services in connection with our liquidation, including:

(i) rendering its opinions to the special committee as to whether our net real estate liquidation value range estimate and our estimated per share distribution range are reasonable, and

(ii) rendering its opinions to the special committee as to the fairness of the consideration to be received by us in each of the respective agreements for the sale of our properties entered into prior to the date of this proxy statement, from a financial point of view.
Also, if requested by the special committee and upon payment of additional fees, Stanger will render additional opinions as to the fairness of the consideration to be received by us in any of the agreements for the sale of our properties entered into after the date of this proxy statement, or prepare one or more appraisals of our properties.
      On June 3, 2005 and February 16, 2005, our board of directors and the special committee, respectively, each unanimously determined that the terms of the plan of liquidation are fair to, and in your best interests and approved the plan of liquidation. The decision of our board of directors and the special committee to seek a dissolution following the sale of all of our assets was made after considering various strategic alternatives reasonably available to us including the following:

•	liquidating all of our assets;

•	issuing additional debt or equity;

•	soliciting bids to acquire our company, either through a merger or a portfolio sale;

•	listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or

•	continuing under the current business plan.
As discussed more fully below, our board of directors and the special committee each concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us.

Chronology of Events
      In November 2004, our management began to review whether liquidating all of our assets and distributing the proceeds to our shareholders at the current time would more likely provide you with a greater return on your investment within a reasonable period of time, than you would receive through the continuation of our then-current operating strategies or implementation of other strategic alternatives.
      At a special meeting of our board of directors on December 2, 2004, management reviewed with our board of directors the state of our strategic planning alternatives, including a discussion of then-current market conditions, and the increased compliance costs facing us. Included in management’s presentation was a prepared preliminary share value analysis, which set forth our expected net real estate liquidation value and our expected net distribution range. Based on management’s presentation, and after reviewing the issues facing us, our board of directors concluded that we should explore a plan of liquidation. Our board of directors also approved negotiations with Stanger regarding the performance of financial advisory services in connection with our liquidation.
      On December 29, 2004, our board of directors held a special meeting and approved the formation of a special committee of our independent directors. The newly formed special committee then approved the engagement of Stanger, to perform financial advisory services in connection with our assessment of the plan of liquidation.
      The special committee met with Stanger via teleconference on January 5, 2005 to discuss liquidating our assets. Stanger discussed with the special committee the estimated value ranges for our properties, a probable value that we might receive for the properties, and our estimated range of liquidation value per share. Stanger estimated that our liquidation value, net of our then-existing obligations and liquidation expenses estimated at that time, would likely be $10.85 per share based upon the following: site visits of our properties, comparable rental properties and comparable sale properties by Stanger; interviews by Stanger with our management; reviews by Stanger of data on recent sales of similar properties in the local markets of each of our properties and published surveys of buyers acquisition criteria and related information; Stanger’s financial analysis of our properties; Stanger’s estimation of a range of market value of our portfolio of properties; and reviews of our net real estate liquidation value range estimates for our properties and of our estimated per share distribution range. These estimates were also based in part on certain expressions of interest to purchase our properties that we had received at that time, as well as balance sheet, mortgage debt and outstanding share data provided by us as of September 30, 2004.
      On January 18, 2005, the special committee met with management and with Stanger via teleconference to discuss the estimated net liquidation proceeds we would receive in a liquidation and the strategic alternatives to the liquidation of our company. At this meeting, Stanger led a discussion with the special committee regarding certain strategic alternatives reasonably available to us. The alternatives discussed included: liquidating all of our assets; issuing additional debt or equity; soliciting bids to acquire our company, either through a merger or a portfolio sale; listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or continuing under the current business plan.
      After the discussion with Stanger, the special committee considered, and assessed the merits of each of these alternatives. The first alternative was to issue additional debt or equity. The special committee determined this alternative was not optimal because our existing assets are already highly leveraged and, for reasons described more thoroughly below, market conditions and increased corporate compliance costs have made investing more equity capital into our company less desirable at this time. The second alternative considered was the solicitation of bids to acquire our company, either through a merger or a portfolio sale. The special committee determined that this option was not desirable at that time since our company is not attractive to potential acquirers due to the ownership structure of many of our properties. The third alternative considered was to pursue the listing of our shares on a national stock exchange or on a quotation system of a national securities association. The special committee believed that this alternative was not desirable in part because our externally advised structure and the relatively small size of our company would be likely to adversely impact the public market valuation of our company. In addition due to these factors, we would likely not receive much analyst interest, which would be critical to raising sufficient funds to make such an offering advisable. Additionally, given the size of our company, the increased legal, administrative and compliance costs associated with being a listed public company would further decrease our ability to provide you with a reasonable return on your investment. Our board of directors and the special committee next discussed the alternative of liquidating as opposed to continuing as a going concern. As discussed more thoroughly below under the heading “Reasons for the Liquidation,” the special committee concluded that the liquidation of all of our assets would provide you with a greater return on your investment within a reasonable period of time, than continuing under the current business plan, including: current market conditions, which have made the sale of our real estate investments desirable at this time; our potential inability to continue to pay monthly distributions at our current level; and the increasingly significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us in respect to our business activities.
      On January 31, 2005 and on February 7, 2005, our legal counsel met with our board of directors and the special committee via teleconference and briefly explained the material terms of the plan of liquidation, discussed with our board of directors and the special committee certain legal issues raised by the plan of liquidation, and explained the legal consequences of adopting the plan. During and after such meetings, the special committee engaged in discussions of the advantages and disadvantages of the plan of liquidation, as discussed more thoroughly below under the heading “Reasons for the Liquidation.”
      On February 16, 2005, the special committee concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us. Accordingly, the special committee unanimously determined that the terms of the plan of liquidation are fair to and in your best interests and approved the sale of all of our assets and our dissolution in accordance with the terms of the plan of liquidation, pending your approval. Representatives of Stanger attended the meeting and indicated that our then estimate of the net liquidation value per share of $10.13 to $11.11 was reasonable as Stanger had estimated a net liquidation value per share of $10.52 based upon unaudited financial data provided by us as of September 30, 2004. The special committee also unanimously recommended that our board of directors approve the sale of our assets and our dissolution in accordance with the terms of the plan of liquidation and that our shareholders approve the plan of liquidation proposals. Our board of directors, relying on the special committee’s recommendation, on June 3, 2005, then concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us. Accordingly, our board of directors unanimously determined that the terms of the plan of liquidation are fair to, and in your best interests and approved the sale of all of our assets and our dissolution in accordance with the terms of the plan of liquidation, pending your approval. Our board of directors also unanimously recommended that our shareholders approve the plan of liquidation proposals. Our board of directors believes that it can make these recommendations based upon the prior recommendations of the special committee and because a majority of our directors are independent and on the special committee.

Actions We have Taken that will Facilitate the Plan of Liquidation
      On November 5, 2004, our board of directors approved the listing for sale of our interest in the Trademark Building in Austin, Texas of which we own a 40.0% tenant-in-common, or TIC, interest.
      On February 8, 2005, our board of directors approved the listing for sale of our interest in the Congress Center property in Chicago, Illinois of which we own a 10.3% interest as a member of a limited liability that owns a TIC interest in the property.
      On April 14, 2005, the County Center Drive building in Temecula, California, of which we owned a 16.0% undivided TIC interest, was sold to Hall Investment Company, Inc., an unaffiliated third party, for a total sales price of $7,200,000. We received cash proceeds from this sale of $603,000 after closing costs and other transaction expenses. We recorded a gain of $299,000. A disposition fee was paid to Realty of $158,000, or 2.2% of the sales price, of which 75% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement. A sales commission was paid to an unaffiliated broker of $274,000, or 3.8%, of the sale price. In conjunction with the sale, all related party notes payable due to Cunningham, our Advisor and the 2004 Notes Program were paid in full.

      On April 12, 2005 our board of directors approved the listing for sale of our wholly-owned University Heights Business Center property in San Antonio, Texas.
      On May 13, 2005, our Advisor entered into a binding sale agreement on our behalf for the sale of 25391 Commerce Centre Drive, Lake Forest, California, one of the two remaining buildings in the Pacific Corporate Park complex, of which we own a 22.8% interest, to the California Western Properties, LLC, an unaffiliated third party, for the sales price of $4,969,000. The sale is expected to close during the second or third quarter of 2005. We will receive cash proceeds of approximately $750,000 and record a gain on the sale of approximately $300,000. A disposition fee of $98,000, or 2.0% of the sale price, will be paid to Realty, of which 75% will be passed through to our Advisor pursuant to the Realty-Triple Net Agreement, and sales commissions of $199,000, or 4.0% of the sale price, will be paid to unaffiliated brokers.
      We entered the agreement to sell our interest in one of the buildings in the Pacific Corporate Park complex, sold our interests in one of the buildings in the Pacific Corporate Park complex and the County Center Drive Building, and consented to sell our interests in the Reno Trademark Building, Congress Center and the University Heights Business Center, all in accordance with our regular business practices regarding dispositions of our properties. We entered into these actions in our normal course of business. If our shareholders do not approve the plan of liquidation, we presently intend to reinvest the net proceeds from the sales or potential sales of these properties in accordance with our regular business practices regarding purchases and sales of our properties, which may include reinvestment of the net proceeds in other real estate investments that qualify for like-kind exchange treatment under Section 1031 of the Code.
      If the plan of liquidation is approved, we will also seek buyers for all of our remaining properties. Certain of these properties are the subject of ongoing negotiations, although as of the date of this proxy statement these discussions have not yet resulted in additional letters of intent or sale agreements. We currently expect to sell these properties only if the liquidation is approved. However, even if the plan of liquidation is not approved, we might choose to sell some or all of these properties in accordance with our regular business practices regarding purchases and sales of our properties.
      Under the independent director, and the officer and employee stock option plans approved by the shareholders, at our annual shareholder meeting on June 28, 2003, as of December 31, 2004, we have granted options to purchase an aggregate of 50,000 shares at a weighted average exercise price of $9.05 per share to the independent directors, of which 50,000 remain outstanding, and 435,000 shares at a weighted average exercise price of $9.05 per share to our officers, of which 435,000 remain outstanding. Our independent directors, D. Fleet Wallace and W. Brand Inlow, each own 10,000 vested options and 15,000 unvested options issued pursuant to our independent director stock option plan. These options constituted a significant portion of our directors compensation throughout their tenure as our directors. Upon our liquidation both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide the holders of these options payments of cash in lieu of, and in complete satisfaction of, options issued pursuant to the two plans.
      The special committee and our board of directors have decided to require that all stock options granted pursuant to the officer and employee stock option plan terminate upon the shareholders’ approval of the plan of liquidation. However, our board of directors has decided to provide certain holders of the options granted under the independent director stock option plan with milestone payments in the form of cash in lieu of, and in full satisfaction of, all vested and unvested options and any expectation of potential future option grants to such person, and in consideration for the services previously rendered to us by the directors and their continued service to us throughout the plan of liquidation. The following table details the milestone payments to be paid to our directors, upon achievement of the following goals:

	Payment*

Milestone**	D. Fleet Wallace	W. Brand Inlow

Approval of the plan of liquidation by our shareholders	$15,000	$15,000
Earlier of (a) 12 months following shareholder approval of plan of liquidation and (b) aggregate distributions of $25,000,000 to our shareholders pursuant to the plan of liquidation	$15,000	$15,000
Earlier of (a) 24 months following shareholder approval of plan of liquidation and (b) aggregate distributions of $46,500,000 to our shareholders pursuant to the plan of liquidation	$20,000	$20,000

*	Our board of directors decided not to provide Anthony Thompson with performance based milestone payments, as he has voluntarily decided to forego any payments.

**	Our board of directors may decide not to pay a milestone payment to any individual if they no longer serve on the special committee or our board of directors, or if our board of directors deems it appropriate not to do so.
      In furtherance of seeking to retain the persons necessary to manage and complete an effective liquidation process, and to create an incentive for them to maximize shareholder value in the process, the special committee shall have the right in its discretion to pay up to $300,000 in retention and performance based bonuses to certain of our key officers. The special committee believes that our inability to retain some or all of these individuals could adversely affect our ability to complete the plan of liquidation in a reasonably expeditious manner and our prospects of selling our assets at expected prices. The special committee also believes that our ability to complete any sales, to locate qualified buyers for our other assets and to negotiate and complete any such sales, depends to a large extent upon the experience and abilities of our officers, their familiarity with our assets, our counter-parties to any sale agreements and the market for our properties, and their ability to efficiently manage the professionals in the process as well as our Advisor. Accordingly, the special committee shall have the right in its discretion to provide some or all of these individuals with up to an aggregate of $300,000 in retention and performance based milestone payments. The amount of these bonuses, the officers to whom the bonuses may be paid, and the time when the bonuses will be paid is in the special committee’s sole discretion. The special committee intends to exercise this discretion in the context of its objectives to retain some or all of our key officers throughout the liquidation process, and to provide our key executive officers with an incentive to maximize shareholder value in the process.
Reasons for the Liquidation
      After discussions with our management and with Stanger, our board of directors and the special committee concluded that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us.
      In reaching this conclusion, our board of directors and the special committee each considered current market conditions, which we believe have made the liquidation of our assets relatively desirable at this time. Due to current, favorable commercial real estate market conditions, we estimate that our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000 upon the liquidation of all of our assets, and we estimate that you will receive between approximately $10.10 and $10.70 per share. We believe that the current levels of interest rates and the flow of capital into the real estate markets have created a market that favors sellers of commercial real estate over buyers of commercial real estate. We believe that commercial real estate market conditions are favorable for several reasons, including, without limitation, the following: favorable real estate prices received from our recent sales; the terms and prices of unsolicited offers that we have received for our properties; the favorable contract terms and price with the proposed buyer of our interest in one of the two remaining buildings in the Pacific Corporate Park complex; the observations of Stanger, our financial advisor; and announcements by our peers that they intend to liquidate their assets.
      Due to such factors as: the current market rental rates; the current and expected occupancy at our properties; the size of our portfolio; costs associated with maintaining our rental properties, including, without limitation, the costs of leasing commissions, tenant inducements (including, without limitation, tenant improvement allowances), and capital improvements at our properties; potential costs of litigation; and the increases in corporate compliance costs discussed elsewhere in this proxy statement; we have been unable to obtain our desired level of income from our properties. Accordingly, we believe that these factors, among others, may ultimately harm our ability to sell our assets at the current expected price at a future point in time. We also believe that potential increases in interest rates will adversely impact our return on capital in the future. We believe these decreases in net income have also limited our ability to complete further acquisitions, fund growth opportunities and enhance shareholder value. These factors, combined with unexpected increases in corporate compliance costs, as described elsewhere in this proxy statement, have negatively effected our net annual income.
      The current market conditions discussed above are also harming our ability to continue to pay out monthly distributions at the current annualized rate of 8.25%. Therefore, if you do not approve the plan of liquidation, we may need to reduce the amount of our monthly distribution payments, which may ultimately impact our ability to meet our REIT distribution requirements.
      In their decision to recommend our liquidation, our board of directors and the special committee each also considered the increasingly significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us in respect to our business activities. These costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act, or other federal or state laws. Moreover, recently enacted and proposed laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, including the Sarbanes-Oxley Act, have increased costs that we will pay in connection with corporate governance, reporting and disclosure practices. Under the current Advisory Agreement, our Advisor currently bears the increased cost of compliance under the Sarbanes-Oxley Act, and related rules and regulations; however, the Advisory Agreement terminated on February 22, 2005. At this time, the Advisor continues to advise us on a month-to-month basis under the terms of the existing Advisory Agreement, and we have not negotiated the terms of any new advisory agreement. We expect that the Advisor might require that under the terms of any new advisory agreement we will bear such costs directly. These costs were unanticipated at the time of our formation and have a particularly material impact on our results of operations due to our relatively small size. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. In addition, these new laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing our risks of liability, potential sanctions and litigation.
      In reaching their determinations, our board of directors and the special committee each also considered the following factors:

•	the significant costs of compliance with federal, state and local tax filings and reports and general maintenance of our status as a REIT, under the applicable provisions of the Internal Revenue Code;

•	our board of director’s and the special committee’s review of possible alternatives to the liquidation, including: issuing additional debt or equity; soliciting bids to acquire our company, either through a merger or a portfolio sale; listing shares of our common stock on a national stock exchange or on a quotation system of a national securities association; or continuing under the current business plan; following which, based on a variety of factors, including the opinions of our management, the observations of Stanger, our board of directors and the special committee each concluded that none of the alternatives considered were reasonably likely to provide equal or greater value to our shareholders than the proposed plan of liquidation;

•	the aggregate cash liquidating distributions that we estimate will range between approximately $10.10 and $10.70 per share of our common stock;

•	the opinion of Stanger dated June 3, 2005 to the effect that, as of such date, the net real estate liquidation value range estimate and our estimated per share distribution range were reasonable, and the consideration to be received by us in the sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park is fair to us from a financial point of view;

•	our board of director’s and the special committee’s belief that the range of cash liquidating distributions that we estimate we will make to our shareholders is fair relative to the special committee’s own assessment of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;

•	the current and expected future illiquidity of your shares resulting from applicable transfer restrictions that will continue if we continue as a going concern;

•	the per share price to be received by you in the liquidation is payable in cash or interests in the liquidating trust (which would distribute any remaining net proceeds of the liquidation in cash), thereby eliminating uncertainties in valuing the consideration to be received by you; and

•	the terms and conditions of the plan of liquidation.

      Our board of directors and the special committee each believe that each of these factors generally support their determinations and recommendations. Our board of directors and the special committee each also considered and reviewed with management potentially negative factors concerning the plan of liquidation, including those listed below:

•	the fact that after the sale of our assets you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets;

•	the actual or potential conflicts of interest which certain of our executive officers and directors have in connection with the liquidation, including those identified under “Risk Factors” and specified under the heading “Interests in the Liquidation that Differ from Your Interests;”

•	the costs that we will incur in carrying out the liquidation, including significant legal, accounting and financial advisory fees and costs under the existing advisory agreement with our Advisor;

•	any premium we may receive through the sale of our company in its entirety, either through a merger or portfolio sale; and

•	the taxable gain that our shareholders may recognize, depending on their tax basis in their stock, upon the completion of the liquidation.
      The above discussion concerning the information and factors considered is not intended to be exhaustive, but includes most of the material factors considered by our board of directors and the special committee in making their determinations. Individual members of our board of directors or the special committee may have given different weight to different factors and therefore may have viewed certain factors more positively or negatively than others.
Recommendations of our Board of Directors and the Special Committee
      On June 3, 2005 and February 16, 2005, our board of directors and the special committee, respectively each unanimously determined that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time, than you would receive through other alternatives reasonably available to us, and that the terms of the plan of liquidation are fair to you, and in your best interests. Accordingly, our board of directors and the special committee each approved the sale of all of our assets and our dissolution in accordance with the plan of liquidation, pending your approval, and unanimously recommend that you vote FOR the approval of each of the plan of liquidation proposals.
Uses of Liquidation Proceeds
      We have summarized below the estimated uses of the cash proceeds we expect to receive in the transactions contemplated by the plan of liquidation. We estimate that our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000. Our actual uses of the liquidation proceeds will vary from those summarized below, depending on the actual dates of the closings of, and the amounts received in, the sale of our assets and the amount needed to pay or provide for our liabilities and expenses, including any reserves established to satisfy contingent liabilities.
Uses of Liquidation Cash Proceeds
(In thousands)

Estimated Range of Cash Proceeds(1)	$49,330	$52,080

Uses of Cash Proceeds:
Payment of accrued liabilities and accounts payable	1,930	1,930
Fees and expenses(2)	900	900

Estimated range of aggregate liquidating distributions to our shareholders	$46,500	$49,250

(1)	In order to determine our estimated range of cash proceeds we first calculated our estimated net real estate liquidation value range. We determined this figure by estimating the market value of all of our interests in our properties, including the County Center Drive Property, less selling commissions, property disposition fees and net loan balances, and added back net other tangible assets of each of our properties and multiplied the result by our ownership percentage in each asset. We then took this estimated net real estate liquidation value and increased it by our other tangible balance sheet assets.

(2)	The fees and expenses include an estimated $100,000 for potential future costs of compliance with the Sarbanes-Oxley Act, an estimated potential milestone payments to our directors and officers of $400,000, and $400,000 which we estimate to be the fees and expenses associated with preparing and implementing the plan of liquidation.
Opinions of Robert A. Stanger & Co., Inc.
      Robert A. Stanger & Co., Inc., an independent financial advisory and investment banking firm with substantial real estate and partnership transaction experience, was engaged by us to render its opinion as to:

(i) the fairness from a financial point of view of the consideration to be received by us in each of the respective agreement for the sale of our properties entered into as of the date of the proxy statement, specifically: the sale agreements for our interest in one of the two remaining buildings in the Pacific Corporate Park complex and the sale of our interest in the County Center Drive Building; and

(ii) the reasonableness from a financial point of view of our net real estate liquidation value range estimate and our estimated per share distribution range.
      The full text of the opinions, which contain a description of the assumptions, qualifications and limitations applicable to the review and analysis by Stanger, is set forth in Exhibit B to this proxy statement and should be read carefully and in their entirety. The material assumptions and qualifications to the opinions are summarized below, although this summary does not purport to be a complete description of the various inquiries and analyses undertaken by Stanger in rendering the opinions. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.
      Although we and the special committee advised Stanger that certain assumptions were appropriate in our view, we imposed no conditions or limitations on the scope of the investigation by Stanger or on the methods and procedures to be followed by Stanger in rendering the opinions. The fees and expenses of Stanger will be treated as a transaction expense and will be borne by us. In addition, we have agreed to indemnify Stanger against certain liabilities.

Qualifications to Opinions
      In connection with rendering the opinions, Stanger was not engaged to and therefore did not: (i) appraise us or our assets and liabilities; (ii) select the method of determining the type or amount of consideration to be received in any transaction; (iii) make any recommendation to us, our board of directors, the special committee or our shareholders with respect to whether or not to pursue a plan of liquidation, whether to accept or reject any transaction, or the impact, tax or otherwise, of acceptance or rejection of any transaction or the plan of liquidation; (iv) express any opinion as to (a) the business decision to pursue a plan of liquidation, or alternatives to the plan of liquidation including, but not limited to, refinancing of the properties or our continuing as a going concern; (b) the amount or allocation of expenses relating to the plan of liquidation or any transaction; (c) any terms of any transaction other than the consideration; and (d) the rights of any shareholder or tenant-in-common interest holder to acquire any property, to prevent the sale of any property, or to retain a tenant-in-common interest in any property; and (v) provide any implied or explicit guarantee or warranty that the amounts actually realized in a transaction involving the Other Real Estate Assets (as identified therein) will be within our net real estate liquidation value range estimate or that the distributions per share resulting from the plan of liquidation will be within our estimated per share distribution range, which realized amounts may be higher or lower than the estimates.
      Stanger’s opinions are based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of its analysis and address the consideration and management estimates in the context of information available as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinions.
      In connection with preparing the fairness opinion, Stanger provided the special committee and our board of directors with status reports and the opinions set forth in Exhibit B. Stanger will not deliver any additional written summary of the analysis.
      Upon payment of additional fees, we may require Stanger to render additional opinions as to the fairness, from a financial point of view, of the consideration to be received in any of the agreements for the sale of our properties entered into after the date of this proxy statement and conduct property appraisals of our properties after the date of this proxy statement.

Experience of Stanger
      Since its founding in 1978, Stanger has provided information, research, appraisal, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory and fairness opinion services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

      Stanger was selected because of its experience in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes, including the valuation of partnerships, partnership and real estate investment trust securities and the assets typically held through partnerships and real estate investment trusts, including real estate assets. We considered no other firm for purposes of rendering the opinions.

Summary of Materials Considered and Reviews Undertaken
      Stanger’s analysis of the transaction involved, among other things, the review of the following information: (i) a draft of this proxy statement, which draft was substantially in the form finalized and filed with the SEC and distributed to you; (ii) our annual reports to shareholders filed with the SEC on Form 10-K for the three years ending December 31, 2002, 2003 and 2004 and our quarterly reports filed with the SEC on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005, which reports management indicated to be the most current financial statements available; (iii) a current rent roll for each property along with historical operating statements for the period of our ownership, as available, and the 2005 operating budget for each property, including capital expenditures, tenant improvement allowances and leasing commissions; (iv) published national surveys and certain other available published information relating to acquisition criteria for properties similar to our properties; (v) appraisals of eleven of the properties performed at or around the time of our acquisition or refinancing of such properties; (vi) offering materials prepared by real estate brokers engaged by us to identify qualified potential buyers, solicit interest and market certain of the properties; (vii) information provided by representatives of the broker firms concerning the efforts undertaken to market each property, the terms of offers received, and the general conditions for sales of properties in the market in which the property was located; (viii) internal financial analyses and derivations prepared by us of the net real estate liquidation value range estimate for our properties; (ix) internal financial analyses and projections prepared by us of our estimated per share distribution range, which estimate reflects the transactions entered into as of the date of Stanger’s opinions, our net real estate liquidation value range estimate for the other properties, and the terms and conditions of our bylaws, the operating partnership agreement and the agreements of other entities through which we hold interests in the properties relating to liquidating distributions and advisory and management compensation agreements with our Advisor.
      In addition, representatives of Stanger performed site visits of each property and made inquiries and reviewed information concerning local market conditions and competing properties. Stanger also discussed with members of our management and the property manager conditions in office and warehouse property markets in general, and the local market of each property, in particular, market conditions for the sale/acquisition of properties similar to our properties, the current and projected operation and performance of each of the properties, the current debt encumbering each property, and our financial condition and future prospects.

Stanger’s Analysis
      Stanger’s analysis and reviews may be described as involving the following steps: (1) site visits and data gathering, including: local market inquiries; interviews with key personnel, including company and property management and real estate brokers; reviews of published surveys of buyers’ acquisition criteria and related information; (2) estimation of a range of market value of our portfolio of properties; (3) reviews of consideration to be paid in the transactions entered into as of the date of Stanger’s opinions, including: our interests in one of the two remaining buildings in the Pacific Corporate Park complex and the County Center Drive property; (4) reviews of our net real estate liquidation value range estimate for our properties; and (5) reviews of our estimated per share distribution range.

Site Visits and Data Gathering
      Representatives of Stanger performed site inspections of each of the properties during December 2004. In the course of these site visits, the physical facilities of the properties were inspected, current market rental rates for competing properties were obtained, and available information on the local market, the subject property, competing properties and area sales was gathered. Where necessary, information gathered during the site visits was supplemented by information provided by management and reviews of published information concerning economic, demographic and real estate trends in local, regional and national markets.
      Stanger also reviewed published national surveys and certain other available published information relating to acquisition criteria used by real estate investors and buyers of properties similar to our properties.
      Stanger also interviewed on-site and our management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going or newly planned property additions, reconfigurations, improvements, and other factors affecting the physical condition of the property improvements, competitive conditions in the local markets, near-term lease expirations and anticipated renewals, financing terms, and historical and anticipated lease revenues and expenses and capital expenditures. Stanger also reviewed historical operating statements and year 2005 operating budgets for each of the properties, along with real estate tax assessments for each property.
      Stanger also reviewed the most recently available appraisals of eleven of our properties (including the Saddleback Financial Center property and all three of the buildings in the Pacific Corporate Park we had interests in on December 31, 2004) performed at or around the time of our acquisition or refinancing of such properties. Only one property did not have an appraisal available.

Estimation of Range of Market Value of Portfolio
      Stanger estimated the market value of our portfolio of properties utilizing the sales comparison approach and the income approach to valuation. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Comparable sale data is analyzed and indices of value are extracted to develop a market value estimate for a property.
      The income approach involves an economic analysis of the subject property based on its potential to provide future net annual income. This approach is based on the assumption that the value of a property is dependent upon the property’s ability to produce income. In the income approach, a direct capitalization analysis and a discounted cash flow, or DCF, analysis was used to determine the value of the leased fee interest in each property. The direct capitalization analysis is based upon the net operating income of a property capitalized at an appropriate capitalization rate for the property based upon property’s characteristics and competitive position and market conditions at the date of valuation. The DCF analysis utilizes projections of net operating cash flow from a property and estimated residual proceeds from sale of the property at the end of a multi-year holding period and discounts such cash flows to present value at a rate deemed appropriate to estimate the present value of the property. The indicated value by the income approach represents the amount an investor may pay for the expectation of receiving the net cash flow from the property.
      Since Stanger believes the primary buyer group for the type of properties owned by us is investors, Stanger considered the income approach and sales comparison approach the primary valuation methodologies.
      In the course of preparing the Income Approach analysis, Stanger developed an estimate of effective gross income for each property. At the time of the site inspections, competing properties were identified and data on local market rental rates and occupancy was obtained. Such data was compared to the available quoted rental rates and occupancy reports for each property. The property’s recent historical effective gross income was also reviewed. After assessing the above factors, an effective gross income estimate was prepared based upon the existing leases, square footage configuration, market rental rates, occupancy rate and other income estimates.

      Historical data provided to Stanger on expenses was reviewed and property tax assessments were confirmed with local municipalities. Expenses were estimated based upon this review and expense data derived from the review of expenses at similar properties. Stanger then estimated the net operating income of each Property by deducting estimated expenses from estimated effective gross income.
      Stanger then employed both the direct capitalization and DCF analysis to estimate the value of the properties.
      Direct Capitalization Analysis. Stanger capitalized the net operating income, estimated in accordance with the analyses of effective gross income and expenses described above, utilizing a range of capitalization rates determined based upon reviews of surveys of buyers of similar properties, as confirmed by a review of comparable sales transactions, as described below. Based upon such review, Stanger established an estimated range of direct capitalization rate for each property in the portfolio. Stanger also considered, as appropriate, any deferred maintenance estimates for the properties provided to Stanger. Based upon the direct capitalization analysis described above, Stanger estimated a range of value for our portfolio of properties owned as of March 31, 2005 within a range of between approximately $389,990,000 and $419,970,000, assuming that we owned an 100% ownership interest in each of our properties rather than our actual ownership percentages in each of our properties. Based on our actual respective ownership interests in all of our properties, Stanger’s estimated range of value for our portfolio of properties would be between approximately $82,394,000 and $86,458,000.
      Discounted Cash Flow Analysis. In applying the DCF analysis, Stanger reviewed pro forma statements of operations for each of the properties, including revenues and expenses, and a ten-year projection of cash flows was prepared, at the end of which the property was assumed to be sold. Such projection was prepared using ARGUS software and considered the following factors: (i) the terms of the existing leases, including any rent escalations during the terms of the lease; (ii) the releasing of any vacant space; (iii) estimated market rental rates per square foot for similar properties in the local market; (iv) tenant improvement allowances and leasing commissions upon releasing of space at the expiration of existing leases; (v) property operating expenses and expense reimbursements to the owner; and (vi) reserves for capital expenditures and deferred maintenance, as appropriate.
      The range of reversion values of each property which might be realized upon sale at the end of the ten-year holding period was estimated based on the capitalization of the estimated net operating income of the property in the eleventh year, utilizing a range of capitalization rates deemed appropriate in light of the age, anticipated functional and economic obsolescence and competitive position of the property at the time of sale. Net proceeds to owners were determined by deducting estimated costs of sale. The estimated net cash flows from each Property for the ten-year period (including the range of reversion value net of selling expenses) were discounted to present value at a range of discount rates deemed appropriate for the subject Property based in part upon national surveys of target rates of return for buyers of similar properties, as described above.
      Based upon the discounted cash flow analysis described above, Stanger estimated a range of value for our portfolio of properties owned as of March 31, 2005 of between approximately $375,980,000 and $389,965,000, assuming that we had a 100% ownership interest in each of our properties rather than our actual ownership percentages in each of our properties. Based on our actual respective ownership interests in all of our properties, Stanger’s estimated range of value for our portfolio of properties would be between approximately $78,028,000 and $81,241,000.
      Sales Comparison Approach. Based upon available data gathered for actual and proposed sales transactions identified in each property’s region or local market, an index of value based on a range of observed sale prices per rentable square foot was derived considering each property’s age, location and other factors. The range of price per square foot, as estimated by reference to comparable sales transactions, was multiplied by the rentable square footage of each Property to derive an estimate of the range of value of the properties. Deferred maintenance items were considered, as appropriate.

      Based upon the Sales Comparison Approach, Stanger estimated a range of value for our properties owned as of March 31, 2005 of between approximately $394,440,000 and $409,490,000, assuming that we had a 100% ownership interest in each of our properties rather than our actual ownership percentages in each of our properties. Based on our actual respective ownership interests in all of our properties, Stanger’s estimated range of value for our portfolio of properties would be between approximately $82,778,000 and $86,225,000.
      Reconciliation. Stanger then reconciled the estimated ranges of value in the Sales Comparison Approach and the direct capitalization and discounted cash flow analyses in the Income Approach. Stanger observed that the Income Approach reflects the quality, durability and risk of the estimated income stream. Properties such as those owned by us are typically purchased and sold based upon their income characteristics. Stanger, therefore, gave the Income Approach primary consideration and the Sales Comparison Approach was given secondary consideration.
      Based upon the methodology described above, Stanger estimated the probable value of our portfolio of properties owned as of March 31, 2005 at $407,650,000, assuming that we had a 100% ownership interest in each of our properties. Based upon our actual respective ownership interests in all of our properties, Stanger estimated the probable value of our portfolio of properties at $84,783,000. Based upon our representations, Stanger then reduced that value for our estimated commissions and disposition fees payable in accordance with any existing or anticipated contractual agreements with third party brokers and contractual agreements with our affiliates and for our estimated other transaction expenses of approximately 0.20% of the estimated market value of the other real estate assets. Stanger then factored into its analysis the terms and balances of mortgage debt outstanding, other net assets associated with each of our properties, the estimated renovation costs associated with one of our properties, and our percentage ownership interest in each property, and estimated its probable net real estate liquidation value for our real estate assets at $36,626,000.
      In conducting its analysis, Stanger relied upon our representation that we are not aware of any material deferred maintenance, adverse physical conditions, or the existence of any hazardous materials on or in our properties.
      Reviews of Consideration in Transactions Currently Agreed Upon — Stanger reviewed the consideration to be paid for each property which is currently under contract for sale (specifically, our interest in one of the two remaining buildings in the Pacific Corporate Park) or was recently sold (specifically, our interest in the County Center Drive Building). In such review, Stanger compared the contract consideration to be received under these agreements to Stanger’s estimated range of value for such property, derived as described above, and with such property’s original purchase price and most recent appraised value. The table below summarizes the results of this comparison.
Comparison of Valuation Statistics for Transactions Currently Agreed Upon

		Stanger
		Probable	Original		Most Recent
	Contract	Value	Purchase Price/		Appraised Value/
Property	Consideration	Estimate	Date Acquired		Date Appraised

County Center Drive Building	$7,200,000	$7,200,000	$5,394,000	September 2001	N/A	N/A
Pacific Corporate Park	$4,969,000	$4,000,000	$3,700,000	March 2002	$3,770,000	5/08/2002
      With respect to the sale of our interest in the County Center Drive building, Stanger observed that the total sales price of $7,200,000 paid for the entire property is within Stanger’s range of estimated value of $7,130,000 to $7,750,000 for that property. Stanger also observed that the total sales price for this property is approximately $1,806,000, or approximately 33%, above the original purchase price paid by us and other tenant-in-common owners of the property in September 2001. Stanger observed that our estimated net liquidation value of our 16% interest in the County Center Drive building, after fees and expenses of sale, debt outstanding, prepayment penalty or other debt and balance sheet adjustments was $603,000.
      With respect to the sale of our interest in 25391 Commerce Centre Drive, Lake Forest, California, one of the two remaining buildings in the Pacific Corporate Park, Stanger observed that the sales price of $4,969,000 exceeds Stanger’s estimate of probable value of $4,000,000 and, furthermore, it exceeds the estimated cost of $3,700,000 during the first quarter of 2002 as well as the appraised value of $3,770,000, each as allocated on a per square foot basis for multiple buildings acquired as part of the purchase.

Review of Our Net Real Estate Liquidation Value Range Estimate
      Stanger observed that we developed our estimate of the net real estate liquidation value of the other assets value by first estimating the market value of our real estate assets and then reducing that value for estimated commissions and disposition fees payable in accordance with any existing or anticipated contractual agreements with third party brokers and contractual agreements with our affiliates and for estimated other transaction expenses of approximately 0.20% of the estimated market value of the real estate assets. Stanger noted that where a property was under contract to be sold, we assumed the contract price reflected market value.
      Stanger observed that our estimate of the net real estate liquidation value of our real estate assets, including the assets which are under contract, before consideration of other company balance sheet items, ranged between approximately $35,467,000 and $38,221,000, after considering fees and expenses, debt outstanding, miscellaneous other net assets, prepayment penalties or other debt charges and our ownership interest in each property. Stanger observed that its estimated probable net real estate liquidation value of the other real estate assets of $36,626,000 fell within management’s range of values. The following table shows the results of that comparison:
Range of Estimated Net Real Estate Liquidation Value of our Real Estate Assets
(Including assets under contract or sold after March 31, 2005)

	Management’s Estimated	Management’s Estimated	Stanger’s Estimated
	Low Value	High Value	Probable Value

Net Real Estate
Liquidation Value of our Real Estate Assets	$35,467,000	$38,221,000	$36,626,000

Review of our Estimated Per Share and Per Unit Distribution Range
      Stanger observed that our estimate of the range of per share distributions resulting from the plan of liquidation is between approximately $10.10 and $10.70 per share, while Stanger’s estimated per-share distributions, based upon Stanger’s estimate of the probable value for each asset was $10.35 per share. Stanger further observed that we intend to make a final distribution of cash at or around the time of the finalization of the plan of liquidation, approximately equal to the value of our net financial assets and liabilities in conformity with the provisions relating to liquidating distributions as set forth in our bylaws, the operating partnership agreement, and the agreements of all entities through which we hold interests in the properties.
      Stanger reviewed the derivation of our estimate of distributions. Stanger noted that such estimate equaled the sum of the following for each entity through which we own interests in the properties: (i) the estimated proceeds from the sale of the property owned by the entity after deduction of contractual and/or estimated brokerage commissions and contractual disposition fees to affiliates and estimated transaction expenses equal to approximately 0.20% of property value; plus (ii) the net value of other non-real estate assets after satisfaction of other outstanding non-mortgage debt liabilities; less (iii) the outstanding mortgage debt on the property as of March 31, 2005; less (iv) our estimate of any prepayment penalties or other fees in connection with the prepayment or assumption of such debt, and (v) estimated renovation costs for one property. The resulting values for each entity were then multiplied by our ownership interest to arrive at a net equity value for each investment, and these values were summed and added to our other estimated net assets (after deductions for compliance costs associated with Sarbanes-Oxley of $100,000, estimated liquidation expenses of $800,000 (including potential milestone payments to our directors and officers of $400,000) to arrive at our estimated net liquidation value range. Stanger noted that our estimated net liquidation value range is between approximately $46,500,000 and $49,250,000, while Stanger’s estimate of our probable net liquidation value is $47,660,000. Finally, Stanger noted that our estimated net liquidation value range was divided by the number of shares and units outstanding to arrive at our estimated per share distribution range.
      Stanger noted that the anticipated proceeds from the transactions entered into as of the date of this proxy and the estimated proceeds from our other real estate assets used in the determination of the estimated distribution range are consistent with such values previously cited and in the aggregate fall within Stanger’s estimated range of value for such transactions. Stanger also observed that the values utilized relating to other non-real estate assets and outstanding mortgage debt were consistent with amounts shown in the most recent financial statements of the ownership entities provided to Stanger and were reasonable relative to amounts shown on financial statements filed with the SEC on Form 10-Q as of March 31, 2005, as adjusted for estimated renovation costs and the reserves associated with compliance with Sarbanes-Oxley, and estimated liquidation expenses.
      Stanger noted that our estimate of prepayment penalties totaled approximately $1,246,000 before adjustment for our interest in each entity and approximately $749,000 after adjustment for our interest in each entity. Stanger observed that such prepayment penalties often could be mitigated in transactions where the debt is assumable by negotiating with the buyer a “mark to market” adjustment to the purchase price to compensate the buyer for assuming such above market debt.

Assumptions
      In rendering its opinions, Stanger has relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in the Proxy Statement or furnished or otherwise communicated to Stanger by us, our Advisor or the property manager. Stanger has not performed an independent appraisal of our assets and liabilities and has relied upon and assumed the accuracy of any estimates of potential environmental liabilities, physical condition and deferred maintenance contained in third party reports or provided to Stanger by us, and the balance sheet value determinations for non-real estate assets and liabilities of us and any transaction expenses, reserves or other adjustments thereto made by us to determine our net real estate liquidation value range estimate and our per share distribution range.
      With our approval, Stanger has assumed that:

(i) we will maintain our status as a real estate investment trust for the entire period of the plan of liquidation and will meet any required distribution levels or other tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature;

(ii) we will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the plan of liquidation which are not funded by operating cash flow subsequent to the commencement of the plan of liquidation;

(iii) we will not incur any costs associated with compliance with Sarbanes-Oxley in 2005 in excess of our estimate of $100,000;

(iv) our interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or expenses associated with any management agreement, tenant-in-common agreement or other program agreement or any discount relating to a minority interest or tenant-in-common interest, other than such fees and compensation as estimated by us and authorized by the related agreements;

(v) we will redeem at no cost any options to acquire any of our equity or debt securities;

(vi) We will not incur any fines, penalties, assessments, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation, including, but not limited to that regulatory investigation and litigation identified in the Proxy as: the SEC Investigation into the Matter of Triple Net Properties LLC, the Clearview Properties Litigation and Seguin Corners Shopping Center Litigation, potential shareholder litigation relating to the Plan of Liquidation or any other matter;

(vii) We will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, including Bank of America or Citigroup, or accept any consideration for the sale or exchange of any of our assets which has a market value which is less than the assets exchanged therefore, including any deferred, contingent or earn-out type consideration;

(viii) We will not incur any costs associated with the assumption or prepayment of mortgages in excess of the amounts estimated by us;

(ix) We will not incur any transaction expenses in excess of amounts expected by us which will not be funded by cash flow from operations subsequent to the date of Stanger’s opinion; and

(x) We will not incur any additional wind down cost associated with the plan of liquidation which is in excess of the operating cash flow realized by us subsequent to the date hereof.
      Stanger has also relied on our assurance and the assurances of our Advisor and the property manager that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to Stanger, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the allocation of consideration between the operating partnership and us, and the shareholders and our Advisor and the fees associated with the plan of liquidation are consistent with the provisions of our bylaws, the operating partnership agreement and our Advisory and property management agreements; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided to Stanger and the date of Stanger’s opinions; and that we, our Advisor and the property manager are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

Conclusions
      Stanger concluded that, based upon and subject to its analysis and assumptions, qualifications and limiting conditions, and as of the date of the opinions: (i) our net real estate liquidation value range estimate and our estimated per share and per unit distribution range are reasonable from a financial point of view; and (ii) the consideration to be received by us in the sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park and the consideration received in the sale of our interest in the County Center Drive Building, respectively, is fair to us from a financial point of view.
      The above does not purport to be a complete description of the analyses performed or the matters considered by Stanger in rendering this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the special committee that its entire analysis must be considered as a whole and that selecting portions of the analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinions. In rendering the opinions judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinions are not readily susceptible to partial analysis or summary description.

Compensation and Material Relationships
      Stanger has been paid a fee of $225,000 for its services as described herein and in preparing to deliver the opinions. In addition, Stanger will be reimbursed for reasonable out-of-pocket expenses, including legal fees, not to exceed $15,000 plus $700 per property visited by Stanger, and Stanger will be indemnified against certain liabilities, including certain liabilities under the securities laws. The fee was negotiated between the special committee and Stanger. Payment of the fee to Stanger is not dependent upon completion of the transaction or upon Stanger’s findings. During the past three years, Stanger was retained by our affiliates to render consulting services, for which it was paid a total of $650,000 in connection with such assignments. Stanger may be engaged by our affiliates to render additional services in the future on terms which have not yet been defined.
Interests in the Liquidation that Differ from Your Interests
      In considering the recommendations of our board of directors and the special committee with respect to the plan of liquidation proposals, you should be aware that some of our directors and officers and our Advisor have interests in the liquidation that are different from your interests as a shareholder. Our board of directors and the special committee were aware of these actual and potential conflicts of interest and considered them in making their respective recommendations. Some of the conflicts of interests presented by the liquidation are summarized below.

Fees received by our Advisor in connection with the liquidation
      One of our directors (Anthony W. Thompson) and two of our executive officers (Jack R. Maurer and Scott D. Peters) are members of our Advisor’s board of managers and all of our executive officers are employees of our Advisor. We currently do not pay any direct compensation to our executive officers, outside of the officer and employee stock option plan. Instead, they are compensated by our Advisor. Moreover, Anthony W. Thompson, the chairman of our board of directors, is the chief executive officer of our Advisor. Mr. Thompson owns approximately 36.04% of the equity interest in our Advisor, and Jack R. Maurer, Andrea R. Biller, and Kelly J. Caskey, our executive officers, respectively own an 0.79%, 0.90%, and 0.04% equity interests in our Advisor.
      Our Advisor, or its affiliates receive compensation under an advisory agreement, including fees for disposing of our interests in our properties. Our Advisor has engaged Realty, an affiliate of our Advisor, which is 88.0% owned by Mr. Thompson, to provide a number of services in connection with our properties, including disposing of our properties. If you approve the plan of liquidation, our Advisor, Realty or another affiliate of our Advisor will be paid to liquidate our assets pursuant to the Advisory Agreement. Such fee will be the lesser of: (i) 3% of the contracted for sales price of the property; or (ii) 50% of the competitive real estate commission. Additionally, the property disposition fee to our Advisor or an affiliate of our Advisor shall not exceed, when added to the sums we pay to any unaffiliated parties in connection with the disposition of the underlying property: (i) 6% of the contracted for sales price or (ii) the competitive real estate commission. If you approve the plan of liquidation, we estimate that pursuant to the Advisory Agreement we will pay fees to our Advisor, Realty or another affiliate of our Advisor ranging between approximately $1,126,000 and $1,166,000 for disposing of our remaining property interests. Our Advisor, Realty or another affiliate of our Advisor also has agreements with certain affiliated co-owners of our properties, under which our Advisor will also receive fees for the disposition of the affiliated co-owners’ interests in the underlying property. Based on our estimated sales prices, we estimate that the total fees that will be received by our Advisor, Realty, or another affiliate of our Advisor will range between approximately $2,641,000 and $2,736,000, which includes the fees to be received under the Advisory Agreement. Moreover, if we sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, our Advisor, Realty or another affiliate of our Advisor may receive additional fees from the purchaser of the underlying property.
      Our Advisor also owns 22,100 shares of our common stock, and, therefore, if you approve the plan of liquidation, will be entitled to receive between approximately $223,000 and $237,000 in distributions.

Our Advisor will be relieved of its obligations under the Advisory Agreement
      Additionally, under the current Advisory Agreement, we pay costs incurred in connection with preparing reports to be filed pursuant to the Exchange Act, and our Advisor pays certain of our state, federal and local compliance costs including, without limitation, costs incurred in connection with our compliance with the Sarbanes-Oxley Act. These costs will be significant and our Advisor expects these amounts to be approximately $100,000 during 2005. If the plan of liquidation is approved, our Advisor ill be relieved of these expenses once our company is no longer subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and related rules and regulations.

Benefits received by Jack R. Maurer from our Advisor
      If you approve the plan of liquidation, Jack R. Maurer, our chief executive officer and president, will become entitled to receive incentive bonuses from our Advisor in consideration for his work in implementing the plan of liquidation, if specified performance goals are met in our liquidation. If we achieve distributions within our estimated net liquidation value range, Mr. Maurer will receive up to $160,000 in incentive bonuses from our Advisor. Additionally, in the event that we achieve total distributions exceeding our estimated net liquidation value, Mr. Maurer could receive additional incentive bonuses. Any such incentive bonuses made to Mr. Maurer will be in addition to his regular salary from our Advisor.

Certain directors will be entitled to milestone payments.
      If you approve the plan of liquidation, W. Brand Inlow and D. Fleet Wallace, members of our board of directors and the special committee, will become entitled to receive milestone payments, if specified goals are met. Assuming that these directors receive the maximum amount of milestone payments, they will each receive $65,000 in payments. These payments are described under the heading “Background of the Plan of Liquidation — Actions We have Taken that will Facilitate the Plan of Liquidation.”

Certain officers may be entitled to retention and incentive based bonuses.
      If you approve the plan of liquidation, you will also be approving the right of our special committee in its discretion to pay up to an aggregate of $300,000 in retention and incentive based bonuses to some or all of our key officers from time to time. These bonuses are described under the heading “Background of the Plan of Liquidation — Actions We have Taken that will Facilitate the Plan of Liquidation.”

Stock ownership of executive officers and directors
      Our executive officers and directors own a total of 1,218 shares of our common stock, for which we estimate they will receive distributions of between $12,300 and $13,000 in connection with our liquidation.

The plan of liquidation allows for the sale of our properties to our affiliates.
      The plan of liquidation provides that we may sell one or more of our properties to an affiliate of our company or an affiliate of our Advisor, but only if the transaction is approved by the special committee. If we enter such a transaction, we expect that the special committee will require that Stanger opine to us as to the fairness, from a financial point of view, of the consideration to be received by us in such transaction or conduct an appraisal of the underlying property as a condition to their approval. In no event will the special committee approve a transaction if: (i) Stanger concludes after a review of the information then available, including any pending offers, letters of intent, contracts for sale, appraisals or other data, that the consideration to be received by us is not fair to us from a financial point of view; (ii) Stanger concludes that the consideration to be received is less than the appraised value of the property; or (iii) we have received a higher offer for the property from a credible party whom we reasonably believe is ready, able and willing to close the transaction on the contract terms.
      If you approve the plan of liquidation, additional amounts may be due to the 2004 Notes Program, an affiliate of our Advisor, pursuant to loans previously made in connection with the Congress Center property. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to receive the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property, prorated for the amount of time the loan was outstanding. As of March 31, 2005, loans from the 2004 Notes Program to Congress Center, which have been repaid, may result in additional amounts due to the 2004 Notes Program upon the sale of this property, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program when the Congress Center property is sold.
      The Pacific Corporate Park property has outstanding notes payable to Cunningham Lending Group, LLC, an affiliate of our Advisor which is wholly-owned by Anthony W. Thompson, our chairman of the board of directors. If you approve the plan of liquidation, these notes will be repaid upon the sale of the property.
Litigation arising from our actions in connection with the Plan of Liquidation
      There is currently no litigation arising from our actions in connection with the plan of liquidation.
Appraisal Rights of Shareholders
      Under the Virginia Stock Corporation Act, our shareholders are not entitled to any rights of appraisal or similar rights of dissenters in connection with the approval of the plan of liquidation, provided that our shares are held by more than 2,000 shareholders. We currently have 2,040 shareholders, and if you approve the plan of liquidation, we do not anticipate having less than 2,001 shareholders.

THE PLAN OF LIQUIDATION
      The following is a brief summary of the material provisions of the plan of liquidation. The following summary is qualified in its entirety by reference to the plan of liquidation, which we have attached as Exhibit A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the plan of liquidation in its entirety.
Purpose of the Plan of Liquidation; Certain Effects of the Liquidation
      The principal purpose of the plan of liquidation is to maximize the value we provide to our shareholders. In the liquidation we expect each shareholder will be entitled to receive liquidating distributions that we estimate will range between approximately $10.10 and $10.70 in total per share of common stock.
      In the liquidation we will sell or otherwise dispose of all of our assets (including, without limitation, any assets held by the operating partnership and our subsidiaries), and the purchasers of each of our assets will be the sole beneficiaries of any earnings and growth of that asset following the sale of such asset. Accordingly, we and our shareholders will no longer benefit from any potential increase in the value of our assets, nor will we or our shareholders bear the risk of any potential decrease in the value of these assets following the sale of such assets.
      Following the completion of the sale or transfer of all of our assets in accordance with the plan of liquidation, we will pay or provide for our liabilities and expenses, distribute the remaining proceeds of the liquidation of our assets to our shareholders, wind-up our operations, and dissolve.
      Our common stock is currently registered under the Exchange Act. Pursuant to the plan of liquidation, we expect to terminate registration of our common stock under the Exchange Act.
Principal Terms of the Plan of Liquidation
      Pursuant to the plan of liquidation we will among other things:

•	amend our charter as set forth in the plan of liquidation attached to the proxy statement as Exhibit A, to provide that no provision of our charter will prevent us from taking action pursuant to or in accordance with a plan of liquidation approved by our shareholders;

•	perform our obligations under the binding sale agreement for our interest in one of the two remaining buildings in the Pacific Corporate Park;

•	dispose of all of our assets (including, without limitation, any assets held by the operating partnership and our subsidiaries) in exchange for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed, which we expect to accomplish within 24 months of approval of the plan of liquidation;

•	liquidate and dissolve the operating partnership and our subsidiaries, and distribute the net proceeds of such liquidation in accordance with the provisions of the operating partnership agreement, our subsidiaries’ charters and the laws of the Commonwealth of Virginia and the States of California, Delaware, Nevada and Texas, as applicable;

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;

•	distribute the remaining proceeds of the liquidation to you after the payment of or provision for our liabilities and expenses, in accordance with our charter and bylaws, and take all necessary or advisable actions to wind-up our affairs (including, without limitation, our employee and officer stock option plan, our independent director stock option plan and our share repurchase plan);

•	if we cannot sell our assets and pay our liabilities within 24 months after your approval of the plan of liquidation, or if our board of directors and the special committee otherwise determines that it is advisable to do so, transfer our remaining assets and liabilities to a liquidating trust and distribute the interests in the liquidating trust to you; and

•	wind-up our operations and dissolve our company, all in accordance with the plan of liquidation attached hereto as Exhibit A.

The Charter Amendment
      Our charter currently states that our board of directors “shall take no affirmative action designed to disqualify the Company as a REIT.” Although we believe it will be possible to complete our liquidation while maintaining our REIT status, there is a risk that our implementation of the plan of liquidation may cause us to violate one or more of the REIT qualification tests. The plan of liquidation thus includes an amendment to our charter which authorizes our board of directors to implement a plan of liquidation approved by shareholders notwithstanding any other provisions of the charter.

Liquidating Distributions and Procedures
      We currently anticipate making one or more liquidating distributions to our shareholders. We intend to make the final liquidating distribution to our shareholders no later than 24 months after approval of the plan of liquidation, although the timing of this distribution will depend on when we sell our assets. We cannot assure you that the final distribution will be made within that 24 month period.
      The plan of liquidation gives the special committee the authority, in its discretion, to determine how best to provide for any unknown or contingent liabilities consistent with Virginia law. The special committee may authorize us to obtain insurance policies to cover such costs and/or to establish a reserve fund out of which to pay such costs. If a reserve fund is established, we would expect a final liquidating distribution to be made once the manager of the fund determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our shareholders may not occur for three or more years following the filing of our articles of dissolution.
      The aggregate of all liquidating distributions may be less or more than the amounts we anticipate. The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by the special committee in its discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Liquidating Trust
      If all of our assets are not sold or distributed within 24 months of the approval of the plan of liquidation by our shareholders, or if unpaid liabilities remain outstanding, we may transfer any assets not sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust. The creation of a liquidating trust may be necessary to avoid losing our status as a REIT after the 24-month period following adoption of the plan of liquidation. We may also create a liquidating trust prior to that time in order to avoid the costs of operating as a public company. If we establish a liquidating trust, we would distribute to our shareholders at that time common shares of beneficial interests in the liquidating trust in proportion to the number of common shares owned by such holders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the plan of liquidation will constitute the approval by our shareholders of the establishment of a liquidating trust, the special committee’s appointment of one or more individuals, who may or may not be former members of our board of directors or officers, or corporate persons to act as trustee or trustees and the terms of any declaration of trust adopted by our board of directors. We expect that interests in the liquidating trust will not be freely transferable. Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.
      Any plan to transfer assets to a liquidating trust is only a contingency plan to provide for the possibility that all of our assets are not liquidated within 24 months after adopting the plan of liquidation. Therefore, our board of directors and the special committee have not determined the detailed terms or structure for a liquidating trust. The characteristics of any liquidating trust will be determined by our board of directors and the special committee at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of interests in the liquidating trust.

Dissolution
      The plan of liquidation authorizes our board of directors, the special committee and our officers, when appropriate, to file articles of dissolution and articles of termination of corporate existence and to take any other appropriate and necessary action to dissolve our company under Virginia law.
Vote Required and Our Board of Directors and the Special Committee’s Recommendations
      Approval of the plan of liquidation will require the affirmative vote of the holders of not less than a majority of the shares of common stock issued and outstanding and entitled to vote in favor of both (1) the proposal to approve the sale of all of our assets in accordance with the plan of liquidation and (2) the proposal to approve our dissolution in accordance with the plan of liquidation. Both of these votes are contingent upon each other, and the plan of liquidation cannot be implemented unless both of the proposals are approved. Failure to return a proxy card, abstentions and broker non-votes have the effect of a vote against each of these proposals.
      OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE HAVE EACH UNANIMOUSLY DETERMINED THAT THE PLAN OF LIQUIDATION IS IN YOUR AND OUR BEST INTERESTS AND HAVE APPROVED THE SALE OF ALL OF OUR ASSETS AND OUR DISSOLUTION IN ACCORDANCE WITH THE PLAN OF LIQUIDATION. ACCORDINGLY, OUR BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE EACH RECOMMEND THAT YOU VOTE FOR APPROVAL OF EACH OF THE PLAN OF LIQUIDATION PROPOSALS.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      The following discussion summarizes the material United States federal income tax considerations that may be relevant to you from the transactions described in this proxy statement. This discussion is based on current law and assumes that we have qualified at all times throughout our existence, and will continue to qualify until our liquidation, as a REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor does it discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws.
      YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU FROM THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT AND YOUR RECEIPT OF DISTRIBUTIONS FROM US IN THE LIQUIDATION.
United States Federal Income Tax Consequences to our Company and our Shareholders

Tax Consequences to our Company
      General. We plan to sell, transfer or otherwise dispose of all of our assets if the plan of liquidation is approved. Because we have not entered into any binding sale agreements, we do not know the exact amount that we will receive for the disposition of our assets. We estimate that our net proceeds from liquidation will range between approximately $46,500,000 and $49,250,000.
      We may also recognize gain or loss on the redemption of our operating partnership interests pursuant to the liquidation of the operating partnership. Our gain or loss would equal the difference between our “amount realized” from the redemption and our “adjusted tax basis” in such operating partnership interests. Our “amount realized” would include the amount of cash that we receive in the redemption plus our share of the operating partnership’s liabilities immediately prior to the sale. Our “adjusted tax basis” in our operating partnership interests would also include our share of the operating partnership’s liabilities immediately prior to the sale. See “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Basis in Operating Partnership Interest” on page 61.
      For federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the tax code. If the liquidation is adopted by the shareholders, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests, each of which is described below, and there can be no assurances that we will be able to satisfy these tests throughout the period during which we would liquidate our assets.
      In any year in which we qualify as a REIT, in general we will not be subject to federal income tax on that portion of our taxable income or capital gain which is distributed to shareholders. We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.
      Notwithstanding our qualification as a REIT, we may be subject to taxation under certain circumstances. If we should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on the gross income attributable to the greater of the amount by which we fail either the 75% or the 95% test, multiplied by a fraction intended to reflect our profitability. We will also be subject to a tax of 100% on net income from “prohibited transactions,” see “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Prohibited Transactions Tax” on page 60 and, if we have (i) net income from the sale or other disposition of “foreclosure property” (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. We may also be subject to the corporate “alternative minimum tax” on our items of tax preference, as well as tax in certain situations not presently contemplated.
      Qualification as a REIT. The tax code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the tax code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the tax code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the tax code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The tax code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. Additionally, if for any taxable year we comply with regulations requiring the maintenance of records to ascertain ownership of our outstanding stock and we do not know or have reason to know that we failed to satisfy condition (vi), we will be treated as having satisfied that condition for any such taxable year.
      We believe that we have issued sufficient shares to allow us to satisfy conditions (v) and (vi). In addition, our charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above.
      In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to have earned the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the tax code, including for purposes of satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets, liabilities and items of income of the operating partnership will be treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.
      Asset Tests. To qualify as a REIT for federal income tax purposes, at least 75% of the value of our assets at the close of each calendar quarter of our taxable year must be represented by real estate assets, cash, cash items, including receivables arising in the ordinary course of our operations, and government securities. The term “real estate assets” generally means real property, mortgages, interests therein and other real estate investment trusts. While non-government securities generally do not fall within any of these categories, non-government securities generally constitute “real estate assets” if they represent mortgages on real property. In connection with investments in non-government securities that do not constitute “real estate assets,” we generally may not do the following:

•	invest more than 5% of the value of our total assets in non-governmental securities of any one issuer (the “5% Asset Test”), unless the issuer is a taxable REIT subsidiary;

•	invest more than 20% of the value of our total assets in one or more taxable REIT subsidiaries; or

•	hold more than 10% of the total voting power of the outstanding securities, or 10% of the total value of outstanding securities of any one issuer (the “10% Asset Test”), unless the issuer is a qualified REIT subsidiary or a taxable REIT subsidiary.
      If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (i) we satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence was not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.
      On October 22, 2004, the President signed into law the American Jobs Creation Act of 2004 (the “Jobs Act”), which amended certain rules relating to REITs. Pursuant to the Jobs Act, commencing with our taxable year beginning on January 1, 2005, if we fail to meet either the 5% Asset Test or the 10% Asset Test, after the 30-day cure period, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000.
      If we are entitled to avail ourselves of certain other relief provisions pertaining to the asset tests, we will maintain our qualification as a REIT, but will be subject to certain penalty taxes as described above. We may not, however, be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT.
      Income Tests. In order to qualify and maintain qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).
      Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the tax code provides that rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant, or Related Party Tenant. The charter provides that no shareholder may own, directly or constructively, in excess of 9.9% of our common stock. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, that we may directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. We may operate or manage the property or furnish or render services to the tenants of such property without disqualifying any rents received from such property as “rents from real property,” provided that any amounts received or accrued (directly or indirectly) by us for any such activities or services do not exceed 1% of all amounts received or accrued (directly or indirectly) by us with respect to such property. However, any amounts received or accrued (directly or indirectly) by us for any such activities or services will not qualify as “rents from real property,” even to the extent such amounts do not exceed the 1% threshold. We may furnish certain services (including “non-customary” services) through a taxable REIT subsidiary, which includes a corporation other than a REIT in which we hold stock and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates.
      We do not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person, (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom we derive no revenue (subject to the 1% de minimis rule discussed above).
      The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
      If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the tax code. These relief provisions will generally be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. The Jobs Act, however, altered the requirements associated with the income tests relief provisions. Beginning with taxable years on or after January 1, 2005, the relief provisions are available if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with forthcoming Treasury Regulations; and

•	our failure to meet these tests was due to reasonable cause and not willful neglect.
      It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — General,” on page 55 even if these relief provisions apply, a tax would be imposed with respect to the excess net income.
      Annual Distribution Requirements. In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (95% for taxable years beginning before January 1, 2001), computed without regard to the dividends paid deduction (as described below) and our net capital gain, and (b) 90% of our net income (after tax), if any, from foreclosure property (95% for taxable years beginning before January 1, 2001), minus (ii) the sum of certain items of noncash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (or 95% for taxable years beginning before January 1, 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We may elect to retain and pay taxes on all or a portion of our net long-term capital gains for any taxable year, in which case our shareholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. Our shareholders would be treated as having paid their proportionate share of the capital gains tax paid by us, which amounts would be credited or refunded to the shareholders. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we are subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent possible, we intend to make timely distributions sufficient to satisfy this annual distribution requirement.
      In the taxable years during the period of liquidation, it is possible that we may not have sufficient cash or other liquid assets to meet the REIT distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at our taxable income. In the event that such timing differences occur, we may find it necessary to arrange for short-term borrowings to pay distributions to our shareholders. It is possible, however, that we will not be able to arrange for short-term borrowings or another alternative for meeting the REIT distribution requirement, and therefore we face the risk that we will be unable to meet the REIT distribution requirement in the event that these timing differences occur.
      Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
      Liquidation Period. We anticipate that we would remain qualified under the foregoing tests throughout the period of the liquidation of our assets. However, given the changes in the nature of our assets and in our sources of income that could result from dispositions of assets in the liquidation process and the need to retain assets to meet liabilities, there can be no assurance that we will continue to meet the qualification tests. If we cease to qualify as a REIT for any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income (including our share of any gains on disposition of properties by the operating partnership) at regular corporate tax rates. In addition, we would not be entitled to deduct distributions paid to our shareholders from our taxable income. The federal income taxes that we would be required to pay would significantly reduce the amounts otherwise distributable to our shareholders.
      Dividends Paid Deduction. In general, as a REIT, we are not subject to United States federal corporate income tax on the portion of our taxable income that we currently distribute to our shareholders in distributions that are eligible for the dividends paid deduction, or DPD. Under Section 562(b) of the tax code, distributions eligible for the DPD include (1) in the case of amounts distributed in liquidation, the part of such distribution (deducting for such purpose the amount of such distribution equal to the capital and paid-in surplus attributable to the stock with respect to which the distribution is being made) which is properly chargeable to earnings and profits accumulated after February 28, 1913; and (2) in the case of a complete liquidation of a corporation occurring within 24 months after the adoption by a corporation of a plan of liquidation, any distribution within such period pursuant to such plan to the extent of the earnings and profits (computed without regard to capital losses) of such corporation for the taxable year in which such distribution is made. In addition, under Section 562(e) of the tax code, in the case of a REIT, in determining the amount of dividends under Section 316 of the tax code for purposes of computing the DPD, the earnings and profits of such REIT are increased for any taxable year by the total amount of gain, if any, on the sale or exchange of real property by the REIT during such taxable year.
      We expect to completely liquidate within 24 months after our adoption of the plan of liquidation, in which case any liquidating distributions that we make to our shareholders within such 24-month period pursuant to such plan will, to the extent of our earnings and profits (computed without regard to our capital losses) for the taxable year in which any such distributions are made, be treated as dividends for purposes of computing our DPD. For this purpose, for our taxable year in which we make the liquidating distributions to our shareholders, our earnings and profits will include any gain that we are allocated on the sale of the properties and any gain that we recognize on the redemption of our operating partnership units. We believe that our liquidating distributions to our shareholders will qualify for the DPD and that the amount of the DPD will exceed our taxable income or gain. Accordingly, we believe that we will not be subject to United States federal corporate income tax for the taxable years in which we liquidate. However, as described above in “United States Federal Income Tax Consequences To Our Company and Our Shareholders — Tax Consequences to our Company — Distribution Requirements,” it is possible that we may not have sufficient cash to make the necessary distributions and therefore we can provide no assurance that the amount of the DPD in any given taxable year will exceed our taxable income or gain for such taxable year.
      Approval of the liquidation proposal by shareholders would constitute the adoption of a plan of liquidation for purposes of the tax code. We anticipate that we will completely liquidate within 24 months after our adoption of the plan of liquidation, which would allow us to take advantage of Section 562(b) of the tax code, but no assurance can be provided that this timetable will in fact be met. For instance, we may not be able to sell our assets at acceptable prices during this period. As the end of the 24-month period approaches, we intend to evaluate the then existing situation and consider whether distribution of our remaining assets and liabilities to a liquidating trust would be appropriate, or whether existing circumstances indicate that the shareholders would be better served by a course of action that might forego the benefits of section 562(b).
      Foreclosure Property. As discussed above, in order to qualify and maintain qualification as a REIT under the tax code, one of the requirements that we must meet is that at least 95% of the our gross income for each taxable year must fall into certain categories of “permissible” income, or the 95% test. See “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Income Tests” on page 57. We generally cannot operate our properties because the income earned from the operation of a property would not fall into any of these categories of “permissible” income. However, the tax code provides for an exception pursuant to which we may operate a property for a period of 90 days if we acquire ownership or take possession of that property (and any personal property incident to that property) as a result of foreclosure (or otherwise having reduced such property to ownership or possession by agreement or process of law) after a default (or after a default is imminent) on a lease of the property or on indebtedness secured by the property. It is possible that, during the period of liquidation, we may acquire or take possession of a property in this manner. During the 90-day period following the acquisition (or taking of possession of a property in this manner), any income generated by the property would qualify as “permissible” income for purposes of the 95% test. However, at the expiration of the 90-day period, we would generally have to either sell the property, lease the property to a third party, or reach an agreement with an independent contractor to assume management of the property. If we are unable to implement one of these options by the end of the 90-day period, any income generated by the property after the 90-day period would not qualify as “permissible” income for purposes of the 95% test. A failure to satisfy the 95% test in any taxable year would cause us to lose our REIT status unless we could demonstrate that the failure was due to reasonable cause and not willful neglect. This may result in a significant decrease in the amount of cash available for distribution to shareholders. See “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Liquidation Period” on page 58.
      Prohibited Transactions Tax. So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business (other than property acquired as a result of foreclosure after a default or after a default is imminent). Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties in accordance with the plan of liquidation will constitute a prohibited transaction. However, there can be no assurance that the Internal Revenue Service, or the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the 100% tax.
      Classification of the Operating Partnership as a Partnership. We will be entitled to include in our income our distributive share of the operating partnership’s income and to deduct our distributive share of the operating partnership’s losses only if the operating partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if (i) it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations; (ii) it does not elect to be classified as an association taxable as a corporation; and (iii) it is not treated as a corporation by virtue of being classified as a “publicly traded partnership.”
      The operating partnership has not and will not request a ruling from the IRS that it will be classified as a partnership for federal income tax purposes. Currently the operating partnership is not expressly classified as, and will not elect to be classified as, a corporation for federal income tax purposes. If the IRS was to challenge the status of the operating partnership as a partnership for federal income tax purposes, and the challenge was sustained by a court, the operating partnership would be treated as a corporation for federal income tax purposes, as described below.
      Under Section 7704 of the tax code, a partnership is treated as a corporation for federal income tax purposes if it is a “publicly traded partnership” (except in situations in which 90% or more of the partnership’s gross income is of a specified type). A partnership is deemed to be publicly traded if its interests are either (i) traded on an established securities market, or (ii) readily tradable on a secondary market (or the substantial equivalent thereof).
      The Treasury Department has issued regulations, or the PTP Regulations, governing the classification of partnerships under Section 7704. These regulations provide that the classification of partnerships is generally based on a facts and circumstances analysis. However, the regulations also provide limited “safe harbors” which preclude publicly traded partnership status. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership for this purpose, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (x) substantially all of the value of the person’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the partnership and (y) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.
      The operating partnership has, and is expected to have, fewer than 100 partners (including persons owning interests through flow-through entities). The operating partnership has not issued any units in the operating partnership required to be registered under the Securities Act. Thus, the operating partnership presently qualifies for the safe harbors provided in the PTP Regulations. If the operating partnership was to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), it nevertheless would be treated as a partnership for federal income tax purposes (rather than an association taxable as a corporation) if at least 90% of gross income in each taxable year (commencing with the year in which it is treated as a publicly traded partnership) consists of “qualifying income” with the meaning of Section 7704(c)(2) of the tax code (including interest, dividends, “real property rents” and gains from the disposition of real property), or the “90% Passive-Type Income Exception. However, there is no assurance that the operating partnership will at all times in the future be able to avoid treatment as a publicly traded partnership.
      If for any reason the operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. See “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Income Tests” on page 58 and “Asset Tests” on page 56. In addition, any change in the operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. See

“United States Federal Income Tax Consequences To Our Company And Our Shareholders — Tax Consequences to our Company — Distribution Requirements” on page 58. Further, items of income and deduction of the operating partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners that are not pursuant to the plan of liquidation would constitute dividends to the extent of the operating partnership’s current or accumulated earnings and profits. Distributions pursuant to the plan of liquidation would be treated as distributions made in exchange for the stock of the operating partnership.
      The following discussion assumes that the operating partnership will be treated as a partnership for federal income tax purposes.
      Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the tax code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.
      If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the tax code and the Treasury Regulations promulgated thereunder.
      Basis in Operating Partnership Interest. Our adjusted tax basis in our interest in the operating partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the operating partnership by us, (ii) will be increased by (a) our allocable share of the operating partnership’s income and (b) our allocable share of indebtedness of the operating partnership and (iii) will be reduced, but not below zero, by our allocable share of (a) losses suffered by the operating partnership, (b) the amount of cash distributed to us, and (c) by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.
      If the allocation of our distributive share of the operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in the operating partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have adjusted tax basis in our interest in the operating partnership. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership (such decreases being considered a cash distribution to the partners), exceeds our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income will normally be characterized as a capital gain, and if we have held our interest in the operating partnership for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.
Tax Consequences to our U.S. Shareholders.
      The United States federal income tax consequences to our U.S. Shareholders upon our liquidation and your receipt of liquidating distributions from us are not entirely certain. This uncertainty arises from the interplay between the normal REIT distribution rules and the general rule under Section 331 of the tax code. In general, Section 331 provides that the amount received by a shareholder in a distribution in complete liquidation of a corporation is treated as in full payment in exchange for such shareholder’s stock in such corporation.
      We believe that the general rule under Section 331 of the tax code governs the United States federal income tax consequences to our shareholders upon our liquidation and their receipt of liquidating distributions from us. First, the regulations promulgated under the REIT provisions of the tax code provide that the rules of Section 331 of the tax code apply to determine the character of liquidating distributions received by a shareholder of a REIT. Second, in at least one private letter ruling, the IRS has noted that although a liquidating distribution may be treated as a dividend by a REIT for purposes of the DPD, such distribution is treated at the shareholder level as an amount received in full payment in exchange for stock. In this ruling, the IRS ruled that the liquidating distributions received by the REIT’s shareholders were not characterized as dividends in their hands, but as payments in exchange for their stock. However, it should be noted that a private letter ruling may only be relied upon by the taxpayer requesting such ruling and therefore may not be cited as authority by another taxpayer for taking a position with respect to its taxes. Moreover, a private letter ruling does not preclude the IRS from taking a contrary position with respect to us or our shareholders.
      Accordingly, each U.S. Shareholder will recognize gain or loss for United States federal income tax purposes upon receipt of liquidating distributions equal to the difference between the amount of the liquidating distributions received by the shareholder and the shareholder’s adjusted basis in our stock. U.S. Shareholders recognizing gain on their stock in the liquidation will only recognize such gain at the time and to the extent that the aggregate amount of distributions received pursuant to the plan of liquidation (for all taxable years) exceeds their adjusted basis in our stock prior to receipt of any liquidating distributions. U.S. Shareholders recognizing loss on their stock in the liquidation will only recognize such loss in the taxable year of our final liquidating distribution. If we decide to establish a liquidating trust, the distribution to U.S. Shareholders of interests in the liquidating trust will constitute the final liquidating distribution for these purposes. See “United States Federal Income Tax Consequences To Our Company And Our Shareholders — Liquidating Trust” on page 64.
      Gain or loss recognized by shareholders on the liquidation will constitute a capital gain or loss if the U.S. Shareholder has held our stock as a capital asset and as a long-term capital gain or loss if the U.S. Shareholder has held our stock for more than one year at the time of the shareholder’s receipt of the liquidating distributions. As a result of the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998 (together, the “Act”), the maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is 15%. However, a 25% currently maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary “recapture” income under Section 1250 of the tax code. The Secretary of the Treasury has the authority to prescribe appropriate regulations on how the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, the Secretary of the Treasury issued final Treasury Regulations on September 20, 2000 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, U.S. Shareholders are urged to consult with their tax advisors with respect to their capital gain tax liability resulting from our liquidation and their receipt of liquidating distributions from us. A corporate U.S. Shareholder that has held its stock for more than one year will be subject to a 35% maximum tax rate on its capital gains recognized as a result of our liquidation and its receipt of liquidating distributions from us. In general, any loss recognized by a U.S. Shareholder that has held its stock for six months or less after applying the holding period rules will be treated as a long-term capital loss to the extent of distributions received by the shareholder from us that were required to be treated as long-term capital gains.
      For purposes of this discussion, a “U.S. Shareholder” is a holder of our shares that is (1) an individual citizen or resident of the United States, (2) a corporation organized under the laws of the United States or any state of the United States (or the District of Columbia), (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) both: (A) a U.S. court is able to exercise primary supervision over the administration of the trust, and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996, was treated as a domestic trust on August 19, 1996, and was eligible to elect, and validly elected, to be treated as a domestic trust. A “Non-U.S. Shareholder” is any holder of our shares other than a U.S. Shareholder.
United States Federal Income Tax Consequences to Non-U.S. Shareholders.
      The rules governing United States federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Shareholder should consult with its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to our liquidation and its receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances.
      Tax Consequences to Non-U.S. Shareholders Under The Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”).
      In general, Section 897 of the tax code requires a Non-U.S. Shareholder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation.”
      As noted above, we intend to treat our liquidating distributions to our shareholders as distributions eligible for the DPD and, from our shareholders’ perspective (including Non-U.S. Shareholders), as payments made in exchange for their stock. Accordingly, gain recognized by a Non-U.S. Shareholder on its receipt of liquidating distributions would be subject to FIRPTA taxation only if its stock constitutes a USRPI. The stock will only constitute a USRPI if we are not a “domestically controlled REIT”. We will be a domestically-controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by Non-U.S. Shareholders. We continue to believe that we are a domestically-controlled REIT and, therefore, a Non-U.S. Shareholder’s receipt of liquidating distributions from us will not be subject to taxation under FIRPTA. However, we cannot guarantee that we are a domestically-controlled REIT, nor can we guarantee that we will, through the date of our final liquidating distribution, continue to be a domestically-controlled REIT.
      If a Non-U.S. Shareholder were to recognize any gain on its receipt of liquidating distributions and such gain were subject to taxation under FIRPTA, then the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a taxable domestic shareholder, subject to any applicable alternative minimum tax, possible withholding tax, special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of corporate Non-U.S. Shareholders in the absence of treaty relief or exemption.

United States Income Tax Consequences to Non-U.S. Shareholders Other Than Under FIRPTA.
      Gain recognized by a Non-U.S. Shareholder upon our liquidation and its receipt of liquidating distributions from us which is not otherwise subject to taxation under FIRPTA will nonetheless be subject to United States federal income tax if (1) the Non-U.S. Shareholder’s investment in its stock is “effectively connected” with the Non-U.S. Shareholder’s United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as a domestic shareholder with respect to such gain, except that a shareholder that is a foreign corporation also may be subject to the 30% branch profits tax; or (2) an individual Non-U.S. Shareholder is deemed (subject to certain exceptions) to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the U.S. for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year), in which case the Non-U.S. Shareholder will be subject to a 30% tax on his or her net capital gains for the taxable year.
Liquidating Trust
      If we are not able to dispose of all of our assets within 24 months after the adoption of the plan of liquidation, or if it is otherwise advantageous or appropriate to do so, we may establish a liquidating trust to which we could distribute in kind our unsold assets. In any event, even if we dispose of all of our assets within such 24-month period, it might be necessary to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet our contingent liabilities. Under the tax code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the tax code nor the regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.
      An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. Except as discussed below, It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, each beneficiary will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, if the liquidation proposal is approved and if we ultimately employ a liquidating trust, each shareholder would be treated as having received a liquidating distribution equal to its share of the amount of cash and the fair market value of any asset distributed to the liquidating trust and generally would recognize gain to the extent such value was greater than its basis in its shares. It is possible, however, that shareholders may not receive a distribution of cash or other assets with which to satisfy the resulting tax liability, or in the event that a shareholder receives any such cash or assets, the shareholder may not receive the cash or assets until the due date has passed for filing the shareholder’s tax return for the taxable year in which the distribution to the liquidating trust occurs. Under those circumstances, a shareholder would be required to pay tax on gain generated by the distribution of assets to the liquidating trust in the absence of, or prior to, distributions of cash or assets from the liquidating trust to the shareholder. In addition, each shareholder would be required to take into account in computing its own taxable income its pro rata share of each item of income, gain, deduction and loss of the liquidating trust.
      In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining a shareholder’s gain at the time interests in the liquidating trust are distributed to the shareholders, will exceed the cash or fair market value of property ultimately received by the liquidating trust upon its sale of the assets. In such case, the shareholders may recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the tax code.
      Since shareholders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the trust. As such, shareholders that are tax-exempt entities may realize “unrelated business taxable income” with respect to the trust’s activities and Non-U.S. Shareholders may be considered to receive income that is “effectively connected” with a U.S. trade or business. A full discussion of the consequences to tax-exempt and Non-U.S. Shareholders of using a liquidating trust is beyond the scope of this document and any such shareholder should consult its own tax advisor regarding the receipt and ownership of an interest in a liquidating trust.
      An individual shareholder who itemizes deductions would be entitled to deduct its pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the shareholder’s other miscellaneous deductions, exceeded 2% of its adjusted gross income. A shareholder would also recognize taxable gain or loss when all or part of its pro rata portion of an asset is disposed of for an amount greater or less than its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss would be capital gain or loss so long as the shareholder held its interest in the assets as a capital asset.
      If a liquidating trust fails to qualify as a grantor trust for federal income tax purposes, its treatment will depend upon, among other things, the reasons for its failure to so qualify. If the liquidating trust fails to qualify as a grantor trust because the liquidation is considered to have been unreasonably prolonged or the liquidation purpose has become so obscured by business activities that the declared purpose of liquidation is considered to have been lost or abandoned, then the liquidating trust will most likely be treated as a partnership. Partnership status, however, would require that the liquidating trust avoid being classified as a publicly traded partnership (discussed above), which among other things may require that interests in the trust not be transferable. If the liquidating trust were classified as a publicly traded partnership, the liquidating trust itself would be subject to tax, and shareholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the liquidating trust were classified as a partnership for federal income tax purposes, it is likely that the tax consequences to the shareholders as a result of owning interests in the liquidating trust would not differ materially from the tax consequences to the shareholders if the liquidating trust was classified as a grantor trust. If the liquidating trust were classified as a corporation, the liquidating trust itself would be subject to tax and shareholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If we determine to make use of a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for federal income tax purposes.
Backup Withholding And Information Reporting Consequences To Shareholders.
      Generally, we must report annually to the IRS and to our shareholders the amount of dividends paid during each calendar year, and the amount of any tax withheld. Information reporting requirements may apply even if withholding is not required. Copies of these information reporting returns also may be made available, under provisions of an applicable income tax treaty or agreement, to the tax authorities in the country in which a Non-U.S. Shareholder is resident.
      In general, under the backup withholding rules, a domestic shareholder may be subject to backup withholding with respect to dividends paid unless the shareholder: is a corporation or comes within other exempt categories, and when required, demonstrates this fact; furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on IRS Form W-9, or an appropriate substitute form; or otherwise complies with applicable requirements of the backup withholding rules.
      As noted above, we intend to treat the liquidating distributions that we make to you as payments made in exchange for your stock. Accordingly, as a general matter, backup withholding and information reporting will not apply to a payment of the liquidation proceeds in respect of stock held by or through a foreign office of a foreign broker. However, information reporting will apply to a payment of such proceeds outside the U.S. if: (1) the payment is made through an office outside the United States of a broker that is (a) a United States person, (b) a foreign person that derives 50% or more of its gross income for specified periods from the conduct of a trade or business in the United States, or (c) a “controlled foreign corporation” for U.S. federal income tax purposes; and (2) the broker fails to initiate documentary evidence that the shareholders is a Non-U.S. Stockholder and that specified conditions are met or that the Non-U.S. Shareholder otherwise is entitled to a exemption.
      Payment to or through a United States office of a broker of the liquidation proceeds in respect of stock generally is subject to both backup withholding and information reporting. If, however, a broker has proper documentation in its records upon which it can rely to treat the holder as a Non-U.S. Shareholder and other conditions are met, or the shareholder otherwise establishes an exemption, backup withholding and information reporting will not apply. A Non-U.S. Shareholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.
State And Local Taxes
      Our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of our shareholders may not conform to the United States federal income tax consequences discussed above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described herein and on the receipt of the liquidating distributions from us.

PROPOSAL NO. 3
ELECTION OF DIRECTORS
Information about Director Nominees
      Our articles of incorporation provide that our board of directors will consist of between three and nine directors. Each director serves a term of one year, but may be re-elected. Each of the nominees listed below is standing for re-election, and, if elected, the nominees will constitute the entire board of directors until our next annual meeting of the shareholders.
      Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our board of directors for his one-year term and until his successor has been elected and qualified. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our board of directors. We are not aware of any family relationship among any of the nominees to become directors or our executive officers. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that such nominees have agreed to serve as our directors if elected.
      The following table sets forth the name, age, principal occupation, and respective service dates of each person who has been nominated to be one of our directors.

Name of Nominee	Age	Principal Occupation	Title

Anthony W. Thompson	58	Anthony W. (“Tony”) Thompson has served as chairman of our board of directors, chief executive officer, president and a director since December 1999, until his resignation as chief executive officer and president in August 2004. Mr. Thompson is the founder of our Advisor, Triple Net Properties, LLC, and has been its chief executive officer and chairman of its board of managers since its inception in April 1998. He is also president and 88.0% owner of Triple Net Properties Realty, Inc., an affiliated real estate brokerage and management company that provides certain real estate brokerage and management services to us. Mr. Thompson has served as chief executive officer and president of G REIT, Inc. from December 2001 through the present and as chief executive officer and president of A REIT, Inc. from January 2004 through the present. Prior to April of 1998, Mr. Thompson was co-founder, co-owner, director and officer of a number of real estate investment entities working under the name The TMP Companies, including the TMP Group, Inc., a full-service real estate investment firm founded in 1978. Mr. Thompson is the chairman and 95.0% owner, through December 31, 2004, of our dealer manager, NNN Capital Corp. and is a registered securities principal with the National Association of Securities Dealers, or NASD. Mr. Thompson serves as the chairman of our board of directors, as well as the chairman of the board of directors of G REIT Inc. and A REIT, Inc. He is a 1969 graduate of Sterling College with a BS degree in economics. He is a member of the Sterling College board of trustees and various other charitable and civic organizations.	Chairman

Name of Nominee	Age	Principal Occupation	Title

W. Brand Inlow	51	W. Brand Inlow has served as one of our directors since May 2002. He is a principal, co-founder, and serves as director of acquisitions for McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment communities in the Southeast formed in October 2004. Since October 2003, Mr. Inlow has provided professional consulting services to the multifamily industry on matters related to acquisitions, dispositions, asset management and property management operations, and through an affiliation with LAS Realty in Richmond, VA conducts commercial real estate brokerage. Mr. Inlow also is president of Jessie’s Wish, Inc., a Virginia non-profit corporation dedicated to awareness, education and financial assistance for patients and families dealing with eating disorders. Mr. Inlow served as president of Summit Realty Group, Inc. in Richmond, Virginia, from September 2001 through October 2003. From November 1999 to September 2001 he was vice president of acquisitions for EEA Realty, LLC in Alexandria, Virginia where he was responsible for acquisition, disposition, and financing of company assets, which were primarily garden apartment properties. Prior to joining EEA Realty, from November 1991 to November 1999, Mr. Inlow worked for United Dominion Realty Trust, Inc. a publicly traded real estate investment trust, as assistant vice president and senior acquisition analyst, where he was responsible for the acquisition of garden apartment communities. Mr. Inlow also serves as a director of G REIT, Inc.	Independent Director

Name of Nominee	Age	Principal Occupation	Title

D. Fleet Wallace	37	D. Fleet Wallace has served as one of our directors since May 2002. He is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in October 2004. Mr. Wallace also serves as a principal of Greystone Capital Management, LLC, formed in September 2001, and helps manage Greystone Fund, L.P. and Greystone Finance, LLC. Greystone Fund, L.P. is a professionally managed opportunity fund invested primarily in promising venture capital opportunities and distressed assets in the form of real estate, notes and accounts receivable, inventory and other assets. Greystone Finance provides debt financing to commercial borrowers in Virginia which have limited access to more traditional sources of funding. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. At United Dominion, he managed general corporate matters for over 150 affiliated entities, negotiated and executed numerous real estate acquisitions and dispositions, and provided legal support on over $1 billion in financing transactions. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with the firm of McGuire Woods in Richmond, Virginia. Mr. Wallace also serves as a director of G REIT, Inc. Mr. Wallace received a B.A. in history from the University of Virginia in 1990 and a J.D. from the University of Virginia in 1994.	Independent Director
      Our board of directors recommends a vote FOR all of the nominees for director.
Information about Executive Officers
      Certain information with respect to our current executive officers as of March [     ], 2005 is set forth below:

Name of Nominee	Age	Principal Occupation

Jack R. Maurer	61	Jack R. Maurer served as our secretary and treasurer from December 1999 through August 2004, and as our chief executive officer and president from August 2004 through the present. He served as chief financial officer of our Advisor from April 1998 to December 2001, when he became financial principal of NNN Capital Corp., and has served as executive vice president of G REIT, Inc. since December 2001. Mr. Maurer has over 29 years of real estate financial management experience, including chief financial officer and controller positions in residential and commercial development and the banking industry. From 1986 to April 1998, he was a general partner and chief executive officer of Wescon Properties, where he was involved in finance, accounting and forecasting. His previous experience also includes the national accounting firm of Kenneth Leventhal & Company. Mr. Maurer received a BS degree from California University at Northridge in 1973 and is a registered operations and financial principal with the NASD.

Name of Nominee	Age	Principal Occupation

Scott D. Peters	47	Scott D. Peters has served as our executive vice president and chief financial officer since September 2004 and is responsible for all areas of finance, including accounting and financial reporting, as well as a liaison for institutional investors, lenders and investment banks. Effective September 2004, Mr. Peters also serves as the executive vice president and chief financial officer of G REIT Inc. and executive vice president, chief financial officer and member of the board of managers of our Advisor. From September 2004 through January 2005, he also served as executive vice president and chief financial officer of A REIT Inc.. From July 1996, Mr. Peters has served as senior vice president, chief financial officer and a director of Golf Trust of America, Inc., a publicly traded corporation. Mr. Peters received a BBA degree in accounting and finance from Kent State University.
Andrea R. Biller	54	Andrea R. Biller has served as our secretary since May 2004. She has served as general counsel for our Advisor since March 2003, overseeing all legal functions for our Advisor and coordinating with outside counsel. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the Securities and Exchange Commission from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller earned a BA degree in psychology from Washington University, an MA degree in psychology from Glassboro State University and a JD degree from George Mason University School of Law in 1990, where she graduated first in her class “With Distinction.” Ms. Biller is a member of the California, Virginia and the District of Columbia State Bars.
Kelly J. Caskey	37	Kelly J. Caskey has served as our chief accounting officer since September 2004 and is responsible for all areas of accounting and financial reporting. Effective May 2004, she also serves as chief accounting officer — REITs for our Advisor and effective September 2004 she also serves as chief accounting officer of G REIT Inc. Effective November 2004 and January 2005, Ms. Caskey served as chief accounting officer and chief financial officer, respectively, of A REIT Inc. From April 1996 to May 2004, Ms. Caskey served as assistant controller of The First American Corporation, Inc., a publicly traded title insurance company, and vice president and assistant controller of First American Title Insurance Company, a subsidiary of The First American Corporation. Ms. Caskey is a California Certified Public Accountant and received a BS degree in business administration with an accounting concentration from California State University, Fullerton.
Our Advisor’s Managers and Executive Officers
      As of March 31, 2005, Anthony W. Thompson, Scott D. Peters, Jack R. Maurer, Talle A. Voorhies, Daniel R. Baker and Louis J. Rogers serve as members of our Advisor’s board of managers. None of the members of our Advisor’s board of managers are independent. The members of our Advisor’s board of managers serve for unlimited terms and our Advisor’s executive officers serve at the discretion of our Advisor’s board of managers. The members of our Advisor’s board of managers and our Advisor’s executive officers as of March 31, 2005 are as follows:
      Anthony W. (“Tony”) Thompson also serves as chief executive officer for our Advisor and as one of our executive officers. See disclosure above.
      Scott D. Peters also serves as chief financial officer for our Advisor and as one of our executive officers. See disclosure above.

      Jack R. Maurer also serves as executive vice president for our Advisor and as one of our executive officers. See disclosure above.
      Talle A. Voorhies has served as a member of our Advisor’s board of managers since 1998. She also served as our Advisor’s executive vice president from April 1998 to December 2001, when she became chief operating officer. Ms. Voorhies served as president (April 1998-February 2005) and financial principal (April 1998-November 2004) of NNN Capital Corp., the dealer manager of our Offerings. From December 1987 to January 1999, Ms. Voorhies worked with the TMP Group, Inc., where she served as chief administrative officer and vice president of broker-dealer relations. Ms. Voorhies is responsible for our Advisor’s investor services department and is a registered financial principal with the NASD.
      Louis J. Rogers has served as president and a member of the board of managers of our Advisor since September 2004. Mr. Rogers was a member of the law firm of Hirschler Fleischer from 1986 and a stockholder of the firm from 1994 until January 1, 2005. At Hirschler Fleischer he specialized in structuring like-kind (Section 1031) exchanges, private placements and syndications, formation and operation of real estate investment trusts and acquisitions and financings for real estate transactions. Effective January 1, 2005, Mr. Rogers serves as senior counsel to Hirschler Fleischer. Mr. Rogers earned a B.S. degree from Northeastern University in 1979 (with highest honors), a B.A. degree (with honors) in 1981, an M.A. degree in 1985 in jurisprudence from Oxford University and a J.D. degree in 1984 from the University of Virginia School of Law. Mr. Rogers is a member of the Virginia State Bar.
      Daniel R. “Dan” Baker, has served as a member of the board of managers of our Advisor since April 1998. Mr. Baker founded SugarOak Corporation in 1984 and served as its president until 2004, SugarOak Corporation provided asset management, construction management, property management, and real estate development, services. Since 2004, Mr. Baker has served as chairman of the board of SugarOak Holdings, a successor to SugarOak Corporation. SugarOak Holdings has three subsidiaries whose activities include construction, asset management and syndication. Mr. Baker is also president and chairman of the board of Union Land and Management Company and director and president of Coastal American Corporation. In these positions, Mr. Baker has managed commercial real estate assets in excess of $200 million in market value. In addition, Mr. Baker is a founding and former director of the Bank of the Potomac a former board member of F&M Bank and currently an advisory board member of BB&T Bank. A cum laude graduate of Harvard College with a BA degree in government, Mr. Baker participates in numerous community organizations. Mr. Baker is a former Citizen of the Year in Herndon, Virginia and a Paul Harris Fellow in Rotary.
      Richard T. Hutton Jr. has served as the chief investment officer of our Advisor since August 2003. Mr. Hutton has also served as our interim chief financial officer from October 2003 through December 2003 and April 2004 through September 2004. From April 1999 to August 2003, Mr. Hutton served as senior vice president — real estate acquisitions and vice president property management for our Advisor. In that position, Mr. Hutton oversaw the management of the real estate portfolios and property management staff of our Advisor and its affiliates. Mr. Hutton has over 15 years experience in real estate accounting, finance and property operations. Mr. Hutton’s previous experience includes serving as controller for the TMP Group from November 1997 to April 1999. Mr. Hutton has also served as the interim chief financial officer of G REIT and our Advisor from October 2003 through December 2003 and April 2004 through September 2004. Mr. Hutton has a BA degree in psychology from Claremont McKenna College and has been licensed as a certified public accountant in California since 1984.
      Shannon Alter has served as senior vice president-director of operations for our Advisor since June 2002. Ms. Alter oversees our Advisor’s portfolio, manages the property management staff and is in charge of third party property managers. Ms. Alter owned and ran Retail Management Services, a commercial real estate consulting firm, from 1996 to June 2002. Ms. Alter’s experience includes prior positions as manager of property management for The Vons Companies, Inc. and director of property management for Diversified Shopping Centers. She was the 2004 President of the Orange County IREM chapter and teaches IREM courses on a national and local basis. Ms. Alter is widely published and was awarded the Journal of Property Management Article of the Year award for 1998 and 1999. Ms. Alter holds a BA degree from the University of Southern California.
Fiduciary Relationship of our Advisor to Us
      Our Advisor is a fiduciary of us and has fiduciary duties to us and our shareholders pursuant to the Advisory Agreement and under applicable law. Our Advisor’s fiduciary duties include responsibility for our control and management and exercising good faith and integrity in handling our affairs. Our Advisor has a fiduciary responsibility for the safekeeping and use of all of our funds and assets, whether or not they are in its immediate possession and control and may not use or permit another to use such funds or assets in any manner except for our exclusive benefit.
      Our funds will not be commingled with the funds of any other person or entity except for operating revenue from our properties.
      Our Advisor may employ persons or firms to carry out all or any portion of our business. Some or all such persons or entities employed may be affiliates of our Advisor or Mr. Thompson. It is not clear under current law the extent, if any, that such parties will have a fiduciary duty to us or our shareholders. Investors who have questions concerning the fiduciary duties of our Advisor should consult with their own legal counsel.
Meetings of our Board of Directors and Information about Board Committees

Board of Directors
      Our board of directors held 12 meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2004. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our board of directors held during the period for which he served as a director and the total number of meetings held by all committees of our board of directors on which he served during the periods in which he served.

Director Attendance at Annual Meetings
      Although we have no policy with regard to attendance by our directors at our annual meeting of shareholders, it is customary for all members of our board of directors to attend to foster communication between shareholders and our directors. At the 2004 annual meeting of shareholders, all of our three incumbent directors were in attendance.

Contacting our board of directors
      Any shareholder who desires to contact members of our board of directors may do so by writing to: the Board of Directors, 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary. Communications received will be distributed by our secretary to such member or members of our board of directors as deemed appropriate by our secretary, depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by the secretary to the audit committee for review.

Committees of our Board of Directors
      We have three standing committees: the audit committee, the acquisition committee, and the executive compensation committee. Our board of directors may, from time to time, establish certain other committees to facilitate our management. One such committee is the special committee of independent directors that was formed to analyze whether liquidation of all of our assets is in our shareholders best interests, as detailed above in “PROPOSALS NO. 1 AND 2 — PLAN OF LIQUIDATION PROPOSALS.” Each committee is described in further detail below.

      We do not have a separate nominating and corporate governance committee as a result of the relatively small number of directors on our board. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting policies with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of our board of directors, conducting candidate searches and interviews, overseeing and evaluating our board of directors and our management, evaluating from time to time the appropriate size and composition of our board of directors and recommending, as appropriate, increases, decreases and changes to the composition of our board of directors and formally proposing the slate of directors to be elected at each annual meeting of our shareholders.
      Our board of directors will consider nominees for our board of directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: the Board of Directors at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary.
      In considering possible candidates for election as a director, our board of directors is guided by the principle that each director should (1) be an individual of high character and integrity, (2) be accomplished in his or her respective field, with superior credentials and recognition, (3) have relevant expertise and experience upon which to be able to offer advice and guidance to management, (4) have sufficient time available to devote to our affairs, (5) represent the long-term interests of our shareholders as a whole and (6) be selected such that our board of directors represents a diversity of background and experience.
      Qualified candidates for membership on our board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. Our board of directors will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of our board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.
      Audit committee. We have a standing audit committee; the members of which are selected by the board of directors each year. Our audit committee is comprised of the two independent directors, Messrs. Inlow and Wallace. Each member of our audit committee meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. Our board of directors has determined that Mr. Inlow qualifies as an “audit committee financial expert” under the rules of the SEC. Messrs. Inlow and Wallace will continue to serve on the audit committee if elected to our board of directors at the annual meeting.

(i) W. Brand Inlow, who is an audit committee financial expert, will not be deemed expert for any purpose including, without limitation, for purposes of section 11 of the Securities Act as a result of being designated or identified as an audit committee financial expert.

(ii) The designation or identification of Mr. Inlow as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification.

(iii) The designation or identification of Mr. Inlow as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the audit committee or board of directors.
      The audit committee operates under a written charter that was amended by our board of directors in May 2003 upon the recommendation of the audit committee. The audit committee:

•	makes recommendations to our board of directors concerning the engagement of independent public accountants;

•	reviews the plans and results of the audit engagement with the independent public accountants;

•	approves professional services provided by, and the independence of, the independent public accountants;

•	considers the range of audit and non-audit fees;

•	consults with the independent public accountants regarding the adequacy of our internal accounting controls; and

•	periodically meets with our disclosure committee on various subjects within the scope of the discloser committee’s charter (the disclosure committee is comprised of representatives of our management).
      The audit committee held four meetings during the fiscal year ended December 31, 2004. Subsequent to the 2004 year end, the audit committee reviewed and discussed the 2004 year-end audited financial statements with our management, and discussed with Deloitte & Touche LLP, our independent auditors for fiscal year 2004, the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the audit committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independent Standards Board Standard No. 1, and discussed the accountants’ independence with Deloitte & Touche LLP. Based on the review and discussions noted above, the audit committee recommended to the board of directors that the 2004 year-end financial statements be included in our Annual Report on Form 10-K filed with the SEC on April 1, 2005.
      Acquisition committee. Each of our acquisitions must be approved by the acquisition committee, a majority of whom are independent Directors, or a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. Currently the acquisition committee is comprised of all members of our board of directors. Our Advisor will recommend suitable properties for consideration by our board of directors from time to time. If the acquisition committee approves a given acquisition, our Advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the committee. Properties may be acquired from our Advisor or its affiliates or our officers and directors, provided that any interested or affiliated directors shall not vote on such an acquisition.
      During the fiscal year ended December 31, 2004, the acquisition committee met once separately from our entire board of directors and also discussed acquisition matters as part of the four regular meetings held by our board of directors. Messrs. Thompson, Wallace and Inlow will continue to serve on the acquisition committee if elected to our board of directors at the annual meeting.
      Executive compensation committee. Our board of directors has established an executive compensation committee consisting of up to three directors, including at least two independent directors, to establish compensation policies and programs for the directors and executive officers. At present, the executive compensation committee serves only to determine the stock option grants under our two stock option plans.
      The executive compensation committee did not meet during the fiscal year ended December 31, 2004. Messrs. Wallace, Inlow and Thompson currently serve on the executive compensation committee and will continue to serve on the executive compensation committee if elected to our board of directors at the annual meeting.

      Special committee. On December 29, 2004, a special committee of our independent directors, including Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to consider the alternatives reasonably available to us, to analyze whether liquidation of all of our assets is in our shareholders best interests and to make a recommendation to our entire board of directors and our shareholders with respect to the plan of liquidation.
      The special committee met one time during the fiscal year ended December 31, 2004.
Compensation of Directors and Executive Officers

Director Compensation
      We pay each independent director a fee of $1,000 for attending, in person or by telephone, each regular meeting of the board of directors. The independent and outside directors also qualify for the independent director stock option plan. Additionally, each independent director will receive a fee of $500 for attending, in person or by telephone, each committee meeting attended by such director, except that the chairman of the audit committee receives $1,000 for attending, in person or by telephone, each audit committee meeting.

Independent Director Stock Option Plan
      In February 2000 we adopted the independent director stock option plan, or the Director Plan. Only outside and independent directors are eligible to participate in the Director Plan. We have authorized and reserved a total of 100,000 shares of common stock for issuance under the Director Plan.
      The Director Plan provides for the grant of initial and subsequent options. Initial options are non-qualified stock options to purchase 5,000 shares of our common stock at the applicable option exercise price described below granted to each independent director and each outside director as of the date such individual becomes an independent or outside director. Subsequent options to purchase 5,000 shares of our common stock at the applicable option exercise price may be granted on the date of each annual meeting of shareholders or as otherwise determined to each independent and outside director so long as the individual is still in office. In 2004, we granted options to purchase 10,000 shares at $9.05 per share to each of the two independent directors. As of December 31, 2004, we have granted options to purchase 50,000 shares in accordance with the Director Plan. The Director Plan was approved at the annual shareholder meeting on June 28, 2003.

Officer and Employee Stock Option Plan
      In February 2000, we adopted the officer and employee stock option plan, or the Officer Plan. All of our officers and employees are eligible to participate in the Officer Plan.
      We have authorized and reserved a total of 700,000 shares of common stock for issuance under the Officer Plan. Our board of directors, acting on the recommendation of the compensation committee, has discretion to grant options to officers and employees effective as of each annual meeting of our shareholders. In 2004, we granted 240,000 options. As of December 31, 2004, we have granted options to purchase 375,000 shares to our officers. The Officer Plan was approved at the annual shareholder meeting on June 28, 2003.

Characteristics of Both Stock Option Plans
      Exercise Price: We will determine the option price, meaning the purchase price of its common stock under the options, as follows:

•	The option price under each option granted on or before the commencement of our initial public offering was the price per share in that offering less the dealer manager’s selling commission and marketing support and due diligence reimbursement fee.

•	The option price under each option granted after the completion of the initial public offering is the fair market value of our common stock as of the date of grant.
      We will not grant options under either plan with exercise prices less than the fair market value for the shares covered by such options as of the date of the grant or in consideration for services rendered to us that in the judgment of the independent directors has a fair market value less than the value of such options as of the date of the grant.
      Unless our shares are then traded on a national securities exchange or trading system, the fair market value of shares of our common stock will be a price determined by our board of directors in good faith. In determining the fair market value of our stock, the directors will consider several factors, including the price per share at which our shares are then being sold to the public, the price per share of common stock of comparable companies, our earnings and the value of our assets. If our common stock is traded on a national securities exchange or quotation system, the fair market value will be the average of the last sales price or the average of the last bid and asked prices for the five trading days immediately preceding the date of determination.
      Vesting: Both of our stock option plans provide that persons holding options can exercise them as follows:

•	Options granted on or before the commencement of our initial public offering are exercisable for one-third of the shares subject to the option on the date of grant, and will become exercisable for an additional one-third of such shares on each of the first and second anniversaries of the date of grant.

•	Options granted after the commencement of our initial public offering will become exercisable in whole or in part on the second anniversary of the date of grant.

•	If an option holder dies or becomes disabled while an officer or director, his options will be exercisable for one year after death or the disabling event.

•	Both of our stock option plans provide that if the vesting of any stock option would cause the aggregate of all vested stock options owned by our Advisor, our dealer manager, their affiliates and our officers and directors to exceed ten percent of the total outstanding shares of our common stock, then such vesting will be delayed until the first date on which the vesting will not cause us to exceed this ten percent limit. If options under more than one grant will vest on the same day, and the vesting of all of such options would cause us to exceed its ten percent limit, then such options will vest pro rata according to the total number of options scheduled to vest.

•	If an option holder ceases to serve us in his or her capacity for any reason except death or disability, his or her options will be exercisable only for three months after the last date of service to us.

•	No option granted under either stock option plan may be exercised after the tenth anniversary of the date of grant.

•	The option price for the options can be paid in cash or by surrender of common stock.
Notwithstanding any other provisions of either stock option plan to the contrary, we will not permit an option holder to exercise any option or options if the exercise thereof could jeopardize its status as a REIT under the federal income tax laws.
      Approval of Plans: Each of the stock option plans provides that options granted under the plan are not exercisable unless the plan is approved by a majority of our shareholders. Each plan was approved at our annual shareholder meeting on June 28, 2003.
      Transferability: An option holder may not sell, pledge, assign or transfer any option in any manner otherwise than by will or the laws of descent or distribution.

      Change of Control or Dissolution: If a transaction, such as a reorganization or merger in which we are the surviving entity, or a combination, recapitalization, reclassification, stock split, stock dividend or stock consolidation occurs causing the outstanding shares of our common stock to be increased, decreased, changed into or exchanged for, a different number or kind of shares or securities, then we will make an appropriate adjustment in the number and kind of shares that may be issued in connection with the options. We also will make a corresponding adjustment to the option exercise price with respect to options granted prior to any such change.
      Upon our dissolution or liquidation, or upon a reorganization, merger or our consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our property, both stock option plans will terminate and any outstanding options will terminate and be forfeited. Notwithstanding the foregoing, our board of directors may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives, separately or in combinations:

•	the assumption by the successor corporation of the options already granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and option prices;

•	the continuation of either stock option plan by such successor corporation in which event such stock option plan and the options will continue in the manner and under the terms so provided; or

•	the payment in cash or shares in lieu of and in complete satisfaction of such options.
      If our shareholders approve the plan of liquidation, the special committee and our board of directors have decided to require that all stock options granted pursuant to the officer and employee stock option plan terminate upon the shareholders approval of the plan of liquidation. However, our board of directors has decided to provide certain holders of the options granted under the independent director stock option plan with milestone payments in the form of cash in lieu of, and in full satisfaction of, all vested and unvested options and any expectation of potential future option grants to such person, and in consideration for the services previously rendered to us by the directors and their continued service to us throughout the plan of liquidation. For more information regarding these milestone payments, please see “Background of the Plan of Liquidation — Actions We have Taken that will Facilitate the Plan of Liquidation.”
      Taxation: All options granted under both stock option plans are intended to be “non-qualified options,” meaning that they are options not intended to qualify as incentive stock options under the federal income tax laws. For federal income tax purposes, an option recipient will not recognize ordinary income at the time an initial option or subsequent option is granted. The exercise of an option is a taxable event that will require an option holder to recognize, as ordinary income, the difference between the common stock’s fair market value and the option price.
      We will be entitled to a federal income tax deduction on account of the exercise of an option equal to the ordinary income recognized by an option holder.

Table of Equity Compensation Plan Information
      The following table sets forth information regarding our equity compensation plans as of December 31, 2004.

Number of
Securities to be
	Issued Upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
Plan Category	and Rights	and Rights	Future Issuance

Equity compensation plans approved by security holders*	425,000	$9.05	375,000
Equity compensation plans not approved by security holders	—		—

Total	425,000		375,000

*	Each of the Independent Director and Officer/Employee Stock Option Plans was approved at our annual shareholder meeting held on June 28, 2003.

Compensation of Executive Officers
      We have no employees and our executive officers are all employees of our Advisor and/or its affiliates. The executive officers are compensated by our Advisor and/or its affiliates and will not receive any compensation from us for their services, outside of the Officer Plan.

Option/SAR Grants in Last Fiscal Year
      We granted options to purchase 240,000 shares of our common stock at $9.00 per share to officers during the fiscal year ended December 31, 2004.
Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares		at FY-End	at FY-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise ($)	Realized ($)	Unexercisable	Unexercisable

Anthony W. Thompson(1)	-0-	-0-	135,000/0	$128,000/$0
Jack R. Maurer(2)	-0-	-0-	0/60,000	$0/$60,000

(1)	Mr. Thompson served as our chief executive officer until his resignation effective August 18, 2004.

(2)	Mr. Maurer was appointed as our chief executive officer effective August 18, 2004.

Compensation Committee Interlocks and Insider Participation
      During 2004, the following directors served on the compensation committee: Messrs. Thompson, Wallace and Inlow. Mr. Thompson also served as chief executive officer and president until his resignation effective August 18, 2004.

Board Compensation Committee Report on Executive Compensation
      The compensation committee may recommend awards of stock options to officers and other employees under the Officer Plan.

Certain Relationships and Related Party Transactions
      Our Advisor is primarily responsible for managing our day to day business affairs and assets and carrying out the directives of our board of directors. Our Advisor is a Virginia limited liability company that was formed in April of 1998 to advise syndicated limited partnerships, limited liability companies, and other entities regarding the acquisition, management and disposition of real estate assets. All of our officers and one of our directors are affiliated with our Advisor, and these officers and directors collectively own 40% of the equity interest in our Advisor. Our Advisor currently advises more than 100 entities that have invested in properties located in 20 states.
      Before the commencement of our initial public offering, our Advisor purchased 22,000 shares of common stock at a price of $9.05 per share for $200,000 in cash. Our Advisor intends to retain such shares while serving as our Advisor to us.

Advisory Agreement
      Our Advisory Agreement between us and our Advisor, as amended, was renewed by the board of directors on June 28, 2003 for an additional one-year term effective February 22, 2003. We compensate our Advisor for its services through a series of fees pursuant to the Advisory Agreement. No amounts are currently due our Advisor under this agreement. We paid our Advisor $0, $0, $319,000 and $1,000 for services provided for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003, respectively. The current term of the Advisory Agreement expired on February 22, 2005 and our Advisor continues to manage us on a month-to-month basis.
      Our Advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by us (excluding proposed acquisitions) or otherwise relating to its duties under the Advisory Agreement. Such expenses include employing its personnel, rent, telephone, equipment, and other administrative expenses. We reimburse our Advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, we will not reimburse our Advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets (as defined in the Advisory Agreement) or 25% of net income for such year. If our Advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of Average Invested Assets or 25% of net income paid to our Advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets. There were no costs incurred by or paid to our Advisor for these services for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003.
      Additionally, under the current Advisory Agreement, we pay costs incurred in connection with preparing reports to be filed pursuant to the Exchange Act, and our Advisor pays certain of our state, federal and local compliance costs including, without limitation, costs incurred in connection with our compliance with the Sarbanes-Oxley Act. These costs have been, and will continue to be material during 2005. However, the Advisory Agreement terminated on February 22, 2005. We have not currently negotiated a new Advisory Agreement, and we anticipate that our Advisor might require that under the terms of any new Advisory Agreement we bear such costs directly. These costs were unanticipated at the time of our formation and we expect these costs to have a particularly large impact on our results of operations due to our small market capitalization.
      Our Advisor may receive an annual asset management fee of up to 1.5% of our average invested assets. This fee will be paid or accrue quarterly, but will not be paid until our shareholders have received distributions equal to a cumulative non-compounded rate of 8.00% per annum on their investment in us. If the fee is not paid in any quarter, it will accrue and be paid once our shareholders have received a cumulative 8.00% return. Our Advisor is also entitled to receive property management fees for management and leasing services. Such fees may not exceed 5% of the gross revenue earned by us on properties managed. There were no costs incurred by or paid to our Advisor for these services for the three months ended March 31, 2005 and the years ended December 31, 2004 and 2003.

Property management fees
      We pay to Realty property management fees equal to 5% of the gross income of each property managed by Realty. All of our properties are managed by Realty. We incurred and paid Realty property management fees of $88,000 and $56,000 for the three months ended March 31, 2005 and 2004, respectively, and $343,000 and $195,000 for the years ended December 31, 2004 and 2003, respectively, of which 100% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement.

Real estate commissions
      Realty earns sales commissions from acquisitions and dispositions of our properties. For the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003, we paid sales commissions to Realty of $49,000, $924,000, $843,000 and $350,000, respectively, of which 75% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement. For the years ended December 31, 2004 and 2003, unaffiliated sellers paid sales commissions to Realty of $3,762,000 and $3,380,000, respectively, of which 75% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement, related to consolidated and unconsolidated properties purchased by us.

Incentive distributions
      Our Advisor owns 100 non-voting incentive performance units in T REIT, L.P., our Operating Partnership and is entitled to incentive distributions of operating cash flow after our shareholders have received an 8.00% annual return on their invested capital. No incentive distributions were made to our Advisor. No incentive distributions were made to our Advisor as of December 31, 2004.

Unconsolidated debt due to related parties
      Our properties may obtain secured or unsecured debt financing through one or more third parties, including our Advisor, Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony Thompson, our chairman of the board of directors, and NNN 2004 Notes Program, LLC, or 2004 Notes Program, a subsidiary of our Advisor. As of March 31, 2005, the following notes were outstanding:

Cunningham
      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at March 31, 2005 and December 31, 2004. The notes bear different interest rates as noted below and are due one year from origination.

	March 31,		December 31,
	2005		2004		Interest
	Amount of	T REIT, Inc.’s	Amount of	T REIT, Inc.’s	Rate (per
Property/Issue Date	Loan	Portion	Loan	Portion	annum)

Pacific Corporate Park:
12/06/04	$80,000	$18,000	$81,000	$18,000	8%
02/03/05	130,000	30,000	—	—	8%
02/11/05	263,000	60,000	—	—	8%
03/18/05	20,000	5,000	—	—	8%
03/21/05	731,000	167,000	—	—	8%
Emerald Plaza:
02/07/05	232,000	6,000	—	—	8%
03/04/05	232,000	6,000	—	—	8%
County Center Drive:
02/07/05	2,000	—			12%

Total	$1,690,000	$292,000

Triple Net Properties, LLC
      County Center Drive had $121,000, consisting of $109,000 in principal and $11,000 in interest, outstanding due to our Advisor as of March 31, 2005 and December 31, 2004. This unsecured note bears interest at 12.0% per annum and is due upon demand. The note was repaid on April 14, 2005.

2004 Notes Program
      The 2004 Notes Program has made loans from time to time to certain of our properties. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property prorated for the amount of time the loan was outstanding. As of March 31, 2005 and December 31, 2004, loans from the 2004 Notes Program to Congress Center, which has been repaid, and County Center Drive, which has an outstanding balance of $16,000, consisting of $14,000 in principal and $2,000 in interest, may result in additional amounts due to the 2004 Notes Program upon the sale of these properties, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program if and when the Congress Center property is sold. There were no amounts due to the 2004 Notes Program from the sale of County Center Drive on April 14, 2005.

Accounts receivable from related parties

Lease
      In connection with the sale of the Christie Building in November 2001, we agreed as part of the sale transaction, to guarantee the lease payment in the amount $20,000 per month for a period of five years under a master lease agreement. Under this agreement, we are obligated to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. In addition, we are also obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Concurrent with the issuance of the guaranty, our Advisor agreed to indemnify us against any future losses under the master lease agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001. The Christie Building is a single tenant office building with the current tenant’s lease which expired on August 31, 2002. In October 2002, the tenant vacated the property. Accordingly, we have accrued $460,000 and $641,000 related to its obligations under the guaranty at December 31, 2004 and 2003, respectively. We have no collateral, however we have recourse against our Advisor under the indemnity agreement. At April 19, 2004, we have been reimbursed by our Advisor for all amounts paid under the guarantee and expect to be reimbursed in the future by our Advisor in connection with the indemnity agreement for the full amount of our obligation.

Executive officer investments in unconsolidated real estate
      We have purchased certain TIC interests in properties where our executive officers or non-independent director also have made investments.

Emerald Plaza — San Diego, California
      On July 26, 2004, we purchased a 2.7% membership interest in the Emerald Plaza Building in San Diego, CA, through NNN Emerald Plaza, LLC.
      AWT Family LP, a limited partnership wholly owned by Anthony W. Thompson, who was our chief executive officer, president and chairman of our board of directors at the time of the purchase, purchased a 1.9% TIC interest in the property in the amount of $802,500.
      Jack R. Maurer, who was our Treasurer at the time of the purchase, purchased a 0.3% membership interest through NNN Emerald Plaza, LLC for $25,000.

Business relationships with legal counsel
      Hirschler Fleischer, a Professional Corporation, acts as legal counsel to us. During the year ended December 31, 2004, we incurred and paid legal fees to Hirschler Fleischer of $36,000. During the year ended December 31, 2004, Louis J. Rogers was a member and stockholder of Hirschler Fleischer. Effective August 15, 2004, Mr. Rogers was appointed president of our Advisor and effective September 27, 2004, Mr. Rogers was appointed a member of our Advisor’s board of managers. Effective January 1, 2005, Mr. Rogers serves as senior counsel to Hirschler Fleischer. Also, effective January 1, 2005, Mr. Rogers owns 2.0% of our Advisor, 12.0% of Realty and 5.0% of NNN Capital Corp.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our audit committee has selected Deloitte & Touche LLP to be our independent registered public accounting firm for fiscal 2005. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from the shareholders.
      Although it is not required to do so, our board of directors is submitting the audit committee’s selection of our independent registered public accounting firm for ratification by your at the annual meeting in order to ascertain your view regarding such selection. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal.
      Our board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2005.
Relationship with Prior Independent Registered Public Accounting Firm
      Grant Thornton, LLP served as our independent registered public accounting firm from December 3, 2002 until they were dismissed by us on February 8, 2004. Grant Thornton’s dismissal was approved by our audit committee. Our financial statements for the year ended December 31, 2002 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Grant Thornton’s engagement, we had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. No reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) occurred during the period of Grant Thornton’s engagement.
Audit and Non-Audit Fees
      Grant Thorton, LLP served as our independent registered public accounting firm from August 22, 2002, until they were dismissed by us on February 8, 2004. Deloitte served as our independent registered public accounting firm from February 8, 2004 and audited our financial statements for the years ended December 31, 2004 and 2003.
      The following table lists the fees for services rendered by our independent registered public accounting firm for 2004 and 2003:

Services	2004	2003

Audit Fees(1)	$401,000	$227,000
Audit-Related Fees(2)	74,000	—
Tax Fees(3)	172,000	10,000
All Other Fees(4)	—	—

Total	$647,000	$237,000

(1)	Audit fees billed in 2004 and 2003 consisted of audit of our annual financial statements, acquisition audits, reviews of our quarterly financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees billed in 2004 and 2003 consisted of financial accounting and reporting consultations.

(3)	Tax services billed in 2004 and 2003 consisted of tax compliance and tax planning and advice.

(4)	There were no fees billed for other services in 2004 or 2003.
      The audit committee has determined that the provision by Deloitte of non-audit services for us in 2004 is compatible with Deloitte’s maintaining its independence.
      The audit committee has approved Deloitte to perform the following non-audit services for us during 2005:

•	Consultations and consents related to SEC filings and registration statements

•	Consultation of accounting matters

•	Tax planning and tax compliance for the U.S. income and other taxes
      The audit committee preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10a(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC which are approved by the audit committee prior to the completion of the audit.

Auditor Independence
      The audit committee has considered whether the provision of the above noted services is compatible with maintaining the independence of the independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.
Audit Committee Report to Shareholders
      The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2004 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax preparation, tax consulting services and other non-audit services to the Company is compatible with maintaining the independent registered public accounting firms’ independence.
      Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Commission.

Audit Committee:

W. Brand Inlow, Chairman
D. Fleet Wallace

OTHER MATTERS AT THE ANNUAL MEETING
      Our board of directors does not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies. These matters may include an adjournment or postponement of the annual meeting from time to time if our board of directors so determines.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The members of our board of directors and senior management have informed us that they intend to vote their aggregate 23,307 shares of common stock in favor of each of the plan of liquidation proposals and the adjournment proposal.
      The following table shows, as of March 31, 2005, the number and percentage of shares of our common stock owned by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) the chief executive officer and each of our four most highly compensated executive officers if such officer’s salary and bonus for 2004 exceeded $100,000, (3) each director and (4) all directors and executive officers as a group.

	Number of
	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned(1)	Class

Anthony W. Thompson(2)	155,203	3.4%
Jack R. Maurer(3)	—	*
D. Fleet Wallace	10,552	*
W. Brand Inlow	10,552	*

All Directors and Executive Officers as a group	178,307	3.9%

*	Represents less than 1% of our outstanding common stock.

(1)	Beneficial ownership includes outstanding shares and shares that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Mr. Thompson served as our chief executive officer until his resignation effective August 18, 2004. Includes 103 Shares owned by AWT Family LP, a limited partnership controlled by Mr. Thompson and 22,100 shares owned by Triple Net Properties, LLC, a limited liability company controlled by Mr. Thompson.

(3)	Mr. Maurer was appointed as our chief executive officer effective August 18, 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our officers and directors, and persons who own 10% or more of our common stock, to report their beneficial ownership of our common stock (and any related options) to the SEC. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on Form 5. Officers, directors and shareholders owning more than 10% of our common stock are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). We have made the services of our legal counsel available to our officers and directors to assist them in meeting their filing obligations.
      Based solely on our review of copies of these reports filed by or on behalf of our officers and directors (or oral representations that no such reports were required), we believe that since we have become publicly registered none of our officers and directors complied with any applicable Section 16(a) filing requirements (we have no shareholders who own 10% of more of our common stock). We intend to make the appropriate filings to comply with the Section 16(a) requirements.

DESCRIPTION OF BUSINESS
Our Company
      We were formed as a Virginia corporation in December 1998 and were qualified and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. We were organized to acquire, manage and invest in a diversified portfolio of real estate projects or interests therein of office, industrial, retail and service properties located primarily in several states. We completed our first property acquisition on September 26, 2000. As of March 31, 2005, we owned interests in eleven properties, including two consolidated interests in office properties and nine unconsolidated interests in office properties located in the following four states: California, Texas, Illinois and Nevada.
      We conduct business and own properties through T REIT, L.P., or the Operating Partnership, which was formed as a Virginia limited partnership in December 1998. We are the sole general partner of the Operating Partnership and have control over the affairs of the Operating Partnership.
      Our day-to-day operations are managed by Triple Net Properties, LLC, or our Advisor, under an advisory agreement, or our Advisory Agreement. Our Advisor is affiliated with us in that the two entities have common officers and a common director. Our officers and directors own in the aggregate a 40% equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, an affiliate of our Advisor, which is 88.0% owned by Anthony W. Thompson, our chairman of the board of directors, a real estate brokerage and management company, to provide various services for our properties. Our Advisor and Realty were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities.
      We have been operating, and subject to our shareholders’ approval of a plan of liquidation, we intend to continue operating as a REIT for federal and state income tax purposes. To maintain our REIT status, we are required to distribute annually as distributions at least 90% of our REIT taxable income, as defined by the Internal Revenue Code, or the Code, to our shareholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates. As of December 31, 2004, we believe we are in compliance with all relevant REIT requirements.
      Our Advisor’s principal executive offices are located at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705 and its telephone number is (877) 888-7348. Our Advisor’s website is www.1031nnn.com. We make our periodic and current reports available on our Advisor’s web-site after these materials are filed with the Securities and Exchange Commission, or the SEC. They are also available in print to any shareholder upon request. We do not maintain our own website or have an address or telephone separate from our Advisor. Since we pay a management fee to our Advisor, we do not pay rent for the use of their space.
SEC Investigation
      On September 16, 2004, our Advisor advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Advisor relating to disclosure in securities offerings (including offerings by us, G REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Advisor and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Advisor, including us. Our Advisor has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could focus on or involve us and fines, penalties or administrative remedies could be asserted against us.

      We cannot at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with Statement of Financial Accounting Standards No. 5.
Prior Performance Tables
      In connection with our initial public offering of common stock conducted through a best effort offering from February 22, 2000 through June 1, 2002, we disclosed the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC, our Advisor. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves incorrect, even as presented on a tax or cash basis. In particular, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment. In general, the resulting effect is an overstatement of our Advisor’s program and aggregate portfolio operating results. Our board of directors is considering alternatives to address the errors in the prior performance tables.
Current Investment Objectives and Policies
General
      Subject to our shareholders’ approval of the plan of liquidation, our primary investment objective is to obtain current income from investments in real estate. Pursuant thereto, we have sought to:

•	invest in income producing real property (or interests therein) generally through equity investments in a manner which permits us to continue to qualify as a REIT for federal income tax purposes;

•	generate cash available for distribution to our shareholders;

•	preserve and protect shareholder capital; and

•	realize capital appreciation upon the ultimate sale of our properties.
      To the extent feasible, we will strive to invest in a diversified portfolio of properties or interests therein, in terms of geography, type of property and types of tenants, that will satisfy our investment objectives. However, we cannot assure you that we will attain all of these objectives or that shareholder capital will not decrease.
Acquisition Strategies
      Subject to our shareholders’ approval of the plan of liquidation, under the current business plan, we will continue to primarily acquire, through wholly-owned subsidiaries of our Operating Partnership, wholly-owned and undivided tenant-in-common, or TIC, interests in office, industrial, retail and service properties. We will continue to seek to acquire properties (or interests therein) leased by creditworthy tenants under net leases. We may continue to acquire properties through joint ventures or the acquisition of substantially all of the interests of an entity which in turns owns the property. In connection with the purchase of undivided TIC interests in properties, we may continue to purchase TIC interests in properties where the other TICs are participating in tax-free exchanges arranged by our Advisor. Such transactions will earn our Advisor or its affiliates’ commissions on the tax-free exchanges, and may impact the extent to which we participate in such acquisitions.
      Subject to our shareholders’ approval of the plan of liquidation, we may continue to primarily acquire properties with cash and mortgage or other debt; however, we may acquire some properties free and clear of mortgage indebtedness by paying the entire purchase price for such property in cash or in units in our Operating Partnership. With respect to properties purchased on an all-cash basis, we may later incur mortgage indebtedness by obtaining loans secured by selected properties if favorable financing terms are available to us. The proceeds from such loans, if any, would be used to acquire additional properties and increase our cash flow. Although not required by our articles of incorporation or bylaws, as a policy matter, we do not intend to incur indebtedness in excess of 70% of the aggregate fair market value of all our properties, as determined at the end of each calendar year. In addition, we do not intend to incur secured indebtedness on a specific property in excess of approximately 80% of such property’s fair market value.
      Under our current acquisition strategies, the majority of properties we may acquire in the future will be at least 75% leased on the acquisition date. We expect that most of the applicable leases will be “net” leases with initial terms of 10 to 15 years, but generally not less than five years and usually providing for a base minimum annual rent with periodic increases. “Net” leases typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments, utilities, insurance and building repairs related to the property, in addition to lease payments.
      In acquiring a property, we may enter into arrangements with the seller of a property in support of minimum cash flow requirements from the property, obtain an option on a property or commit to purchase a property subject to completion of renovation or construction.
      As of March 31, 2005 and December 31, 2004, we had investments in four properties located in Texas, three properties located in California, three properties located in Nevada and one property located in Illinois. Accordingly, there is a geographic concentration of risk subject to fluctuations in each State’s economy.
      To assist us in our acquisition efforts, our Advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating the acquisition of such properties, borrowing money or obtaining financing, completing construction of properties or for any other purpose related to its business. We may also acquire properties from entities advised by our Advisor. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors.
Acquisition Standards
      Subject to our shareholders’ approval of the plan of liquidation, based on our Advisor’s prior real estate experience, we believe our Advisor has the ability to identify properties capable of meeting our current investment objectives. In evaluating potential acquisitions, the primary factor considered is the property’s current and projected cash flow. We also consider a number of other factors relating to a property, including, without limitation, its:

•	geographic location and type;

•	construction quality and condition;

•	potential for capital appreciation;

•	lease terms and rent roll, including the potential for rent increases;

•	potential for economic growth in the tax and regulatory environment of the community in which the property is located;

•	potential for expanding the physical layout of the property;

•	occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	competition from existing properties and the potential for the construction of new properties in the area; and

•	treatment under applicable federal, state and local tax and other laws and regulations.

Our Advisor has substantial discretion with respect to the selection of specific properties; however, purchase agreements must be approved by our board of directors.
      We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property.
      In purchasing properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.
Disposition Strategies
      Subject to our shareholders’ approval of the plan of liquidation, we currently consider various factors when evaluating potential property dispositions. These factors include, without limitation, the following:

•	the ability to sell the property at a price we believe would provide an attractive return to our shareholders;

•	our ability to recycle capital into core markets consistent with our business strategy;

•	our desire to exit markets that are not core markets;

•	whether the property is strategically located;

•	tenant composition and lease rollover for the property;

•	general economic conditions and outlook, including job growth in the local market; and

•	the general quality of the asset.
Operating Strategies
      Subject to our shareholders’ approval of the plan of liquidation, our primary operating strategy is to acquire suitable properties and to enhance the performance and value of those properties through management strategies designed to address the needs of current and prospective tenants. Management strategies include:

•	managing costs and seeking to minimize operating expenses by centralizing management, leasing, marketing, financing, accounting, renovation and data processing activities;

•	improving rental income and cash flow by aggressively marketing rentable space and raising rents when feasible;

•	emphasizing regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns;

•	re-positioning properties, including, for example, shifting from single to multi-tenant use in order to maximize desirability and utility for prospective tenants; and

•	financing acquisitions and refinancing properties when favorable financing terms are available to increase the cash flow.
Financing Policies
      We conduct substantially all of our investment and debt-financing activities through our Operating Partnership. We have also financed our investments through a combination of equity as well as secured debt. The terms of our credit facility and secured notes contain various financial covenants which require satisfaction of certain total debt-to-asset ratios, secured debt-to-total-asset ratios, debt service coverage ratios, as well as other limitations. A primary objective of our financing policy is to manage our financial position to allow us to raise capital from time to time at competitive rates. As of March 31, 2005, approximately 20% of our outstanding debt had a weighted average fixed interest rate of 5.25% per annum, which limits the risk of fluctuating interest rates.
      We may utilize certain derivative financial instruments at times to limit interest rate risk. The derivatives we enter into, and the only derivative transactions approved by our board of directors, are those which are used for hedging purposes rather than investment purposes. If an anticipated hedging transaction does not occur, any positive or negative value of the derivative will be recognized immediately in net income.
      Subject to our shareholders’ approval of the plan of liquidation, to the extent that our board of directors decides to obtain additional capital, we may elect to retain our earnings (subject to the provisions of the Internal Revenue Code, or Code, requiring distributions of taxable income to maintain REIT status), or dispose of some of our properties or utilize a combination of these methods.
Tax Status
      We elected to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Code, and believe that we have qualified since our first year of operations. As long as we qualify for taxation as a REIT, we generally will not be subject to federal income tax to the extent we distribute at least 100% of our REIT taxable income to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, we will also be disqualified for taxation as a REIT for the four taxable years following the year in which we lose our qualification. Even if we qualify as a REIT, we may be subject to certain state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.
Distribution Policy
      In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our shareholders. The declaration of monthly distributions on common shares is at the discretion of our board of directors and our board will determine the amount of distributions based on then prevailing circumstances. Distribution amounts depend on our funds from operations, financial condition and capital requirements, annual distribution requirements under the REIT provisions of the Code and other factors our board of directors deem relevant. Subject to our shareholders’ approval of the plan of liquidation, we may need to reduce the amount of our monthly distributions in 2005, which may ultimately impact our ability to meet our REIT distribution requirements.
Competition
      We compete with a considerable number of other real estate companies to lease office space, some of which may have greater marketing and financial resources. Principal factors of competition in our business are the quality of properties (including the design and condition of improvements), leasing terms (including rent and other charges and allowances for tenant improvements), attractiveness and convenience of location, the quality and breadth of tenant services provided and reputation as an owner and operator of quality office properties in the relevant market. Our ability to compete also depends upon, among other factors, trends of the national and local economies, financial condition and operating results of current and prospective tenants, availability and cost of capital, including capital raised by incurring debt, construction and renovation costs, taxes, governmental regulations, legislation and population trends.
      In the event that we elect to acquire additional properties, we will also compete with other buyers who are also interested in acquiring such properties, which may result in an increase in the cash that we pay for such properties or may result in us ultimately not being able to acquire such properties. Recently, competition to acquire office properties, or other real estate assets has increased due, in part, to the renewed interest in the sector from private equity sources, including foreign investors. In some cases, this competition has caused acquisition prices to increase making it more challenging for us to be competitive in the acquisition of new investments.
      Additionally, at the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return.
      We hold interests in properties located in California, Texas, Nevada and Illinois. Other entities managed by our Advisor also own interests in the Chicago, Illinois property in which we own an interest. Entities managed by our Advisor or its affiliates own several properties located in California, Nevada and Texas and such properties are managed by Realty. Our properties may face competition in these states from such other properties owned, operated or managed by our Advisor or our Advisor’s affiliates. Our Advisor or its affiliates have interests that may vary from ours in these states.
Government Regulations
      Many laws and governmental regulations are applicable to our properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently.
      Costs of Compliance with the Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations must meet federal requirements for access and use by disabled persons. Although we believe that we are in substantial compliance with present requirements of the ADA, none of our properties have been audited, nor have investigations of our properties been conducted to determine compliance. We may incur additional costs in connection with the ADA. Additional federal, state and local laws also may require modifications to our properties or restrict our ability to renovate our properties. We cannot predict the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA or any other legislation, our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations and pay distributions could be adversely affected.
      Costs of Government Environmental Regulation and Private Litigation. Environmental laws and regulations hold us liable for the costs of removal or remediation of certain hazardous or toxic substances on our properties. These laws could impose liability without regard to whether we are responsible for the presence or release of the hazardous materials. Government investigations and remediation actions may have substantial costs and the presence of hazardous substances on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose liability on persons who arrange for the disposal or treatment of hazardous or toxic substances for the cost of removal or remediation of hazardous substances at the disposal or treatment facility. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility. As the owner and operator of our properties, we may be deemed to have arranged for the disposal or treatment of hazardous or toxic substances.
      Use of Hazardous Substances by Some of Our Tenants. Some of our tenants routinely handle hazardous substances and wastes on our properties as part of their routine operations. Environmental laws and regulations subject these tenants, and potentially us, to liability resulting from such activities. We require our tenants, in their leases, to comply with these environmental laws and regulations and to indemnify us for any related liabilities. We are unaware of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of our properties.
      Other Federal, State and Local Regulations. Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we may incur governmental fines or private damage awards. While we believe that our properties are currently in material compliance with all of these regulatory requirements, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely affect our ability to make distributions to our shareholders. We believe, based in part on engineering reports which are generally obtained at the time we acquire the properties, that all of our properties comply in all material respects with current regulations. However, if we were required to make significant expenditures under applicable regulations, our financial condition, results of operations, cash flow and ability to satisfy our debt service obligations and to pay distributions could be adversely affected.
Significant Tenants
      For the three months ended March 31, 2005, three of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income.

		Percentage of
	2005 Annual	2005 Annual		Square Footage	Lease
Tenant	Base Rent(*)	Base Rent	Property	(Approximately)	Expiration Date

ACS State Health Systems	$588,000	18%	AmberOaks	44,000	May 2005
Netsolve, Inc.	$1,073,000	32%	AmberOaks	78,000	April 2007
Newell Rubbermaid, Inc.	$493,000	15%	AmberOaks	51,000	April 2008

*	Annualized rental income based on contractual base rent set forth in leases in effect at December 31, 2005.
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in the AmberOaks property, in which we own a 75% TIC, will not be renewing their lease, which expired on February 28, 2005. ACS currently occupies 44,000 square feet of the premises, which represents approximately 21% of the gross leasing area of the 207,000 square feet at the AmberOaks property. The tenant may occupy the space for an undetermined length of time beyond the term of the lease in accordance with hold over provisions in the lease or vacate the premises. As of March 31, 2005, ACS has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS.
      Our Advisor has been advised that The Pacesetter Corp., a tenant in our consolidated University Heights property, our wholly-owned property, is in default and was locked out as of May 11, 2005. The Pacesetter Corp. currently occupies 13,000 square feet, or 19.1%, of the 68,000 square feet GLA at University Heights. As of March 31, 2005, we recorded an allowance for doubtful accounts in the amount of $33,000 associated with The Pacesetter Corp.
Employees
      We have no employees and our executive officers are all employees of our Advisor. Substantially all work performed for us is performed by employees of our Advisor and its affiliates.
Financial Information About Industry Segments
      Subject to our shareholders’ approval of the plan of liquidation, we are in the business of owning, managing, operating, leasing, acquiring, developing, investing in and disposing of office, industrial and service properties. We internally evaluate all properties as one industry segment and, accordingly, do not report segment information.

PROPERTIES
Real Estate Investments
      As of March 31, 2005 and December 31, 2004, we owned interests in eleven properties including two consolidated properties and nine unconsolidated properties. Our interests in the unconsolidated properties are held either as a TIC interests in the property or as a member of a limited liability company, or LLC, that owns a TIC interest in the property. The consolidated properties have an aggregate gross leasable area, or GLA, of approximately 275,000 square feet. The unconsolidated properties have an aggregate GLA of approximately 1,658,000 square feet.
      The following table presents certain additional information about our properties at December 31, 2004:

							Annual
		GLA	%	Date	Annual	% Physical	Rent per
Property Name	Property Location	(Sq Ft)	Owned	Acquired	Rent(1)	Occupancy(2)	Sq Ft(3)

Consolidated Properties:
University Heights	San Antonio, TX	68,000	100.0%	08/22/02	$790,000	95.8%	$12.05
AmberOaks Corporate Center	Austin, TX	207,000	75.0	01/20/04	2,629,000	99.1	12.83

Total/ Weighted Average		275,000			$3,419,000	98.3%	$12.64

Unconsolidated Properties:
Reno Trademark Building — TIC	Reno, NV	72,000	40.0	09/04/01	$816,000	100.0%	$11.29
County Center Drive — TIC	Temecula, CA	78,000	16.0	01/11/02	605,000	100.0	7.80
City Center West “A” Building — TIC	Las Vegas, NV	106,000	89.1	03/15/02	2,710,000	96.7	26.45
Pacific Corporate Park — LLC	Lake Forest, CA	89,000	22.8	03/25/02	799,000	59.7	15.08
Titan Building & Plaza — TIC	San Antonio, TX	131,000	48.5	04/17/02	1,737,000	88.6	14.94
Congress Center — LLC	Chicago, IL	525,000	10.3	01/09/03	12,460,000	90.0	26.39
Enclave Parkway — LLC	Houston, TX	207,000	3.3	12/22/03	3,744,000	100.0	18.05
Oakey Building — LLC	Las Vegas, NV	95,000	9.8	4/2/04	2,913,000	88.3	34.60
Emerald Plaza — LLC	San Diego, CA	355,000	2.7	7/6/04	9,081,000	80.8	31.70

Total/ Weighted Average		1,658,000			$34,865,000	88.8%	$23.69

(1)	Annualized rental income based on contractual base rent from leases in effect at December 31, 2004.

(2)	Physical occupancy at December 31, 2004.

(3)	Average effective annual rent per square foot at December 31, 2004.
      During the three months ended March 31, 2005, we did not invest in any new unconsolidated investments; however, on February 8, 2005, our board of directors approved the listing for sale of Congress Center.
      Investments in unconsolidated real estate consist of our investments in undivided tenant-in-common, or TIC, interests and membership interests in limited liability companies, or LLC, which are accounted for under the equity method. We had the following investments in unconsolidated real estate at March 31, 2005 and December 31, 2004:

		Percentage	March 31,	December 31,
Property	Location	Owned	2005	2004

City Center West “A” Building — TIC	Las Vegas, NV	89.1%	$7,957,000	$8,004,000
Congress Center — LLC	Chicago, IL	10.3%	3,805,000	3,875,000
Pacific Corporate Park — LLC	Lake Forest, CA	22.8%	1,928,000	1,830,000
Titan Building & Plaza — TIC	San Antonio, TX	48.5%	2,007,000	2,027,000
Reno Trademark Building — TIC	Reno, NV	40.0%	1,156,000	1,154,000
Oakey Building — LLC	Las Vegas, NV	9.8%	561,000	585,000
Enclave Parkway — LLC	Houston, TX	3.3%	454,000	452,000
County Center Drive — TIC	Temecula, CA	16.0%	411,000	432,000
Emerald Plaza — LLC	San Diego, CA	2.7%	866,000	913,000

			$19,145,000	$19,272,000

      The following information generally applies to our properties:

•	we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes;

•	we have no plans for any material renovations, improvements or development of the properties, except in accordance with planned budgets;

•	our properties are located in markets where we are subject to competition for attracting new tenants and retaining current tenants; and

•	depreciation is provided on a straight-line basis over the estimated useful lives of the buildings, ranging primarily from 15 to 39 years and over the shorter of the lease term or useful lives of the tenant improvements.
      The following is a summary of the relationships of us and our affiliates as of December 31, 2004:
T REIT, Inc.

Congress Center
      The following is a summary of our relationship with entities with ownership interests in Congress Center.
AmberOaks Corporate Center
      The following is a summary of our relationship with entities with ownership interests in AmberOaks.

City Center West “A” Building
      The following is a summary of our relationship with entities with ownership interests in City Center West “A” Building.
County Center Drive
      The following is a summary of our relationship with entities with ownership interests in County Center Drive.
Emerald Plaza
      The following is a summary of our relationship with entities with ownership interests in Emerald Plaza.

Enclave Parkway
      The following is a summary of our relationship with entities with ownership interests in Enclave Parkway.
Oakey Building
      The following is a summary of our relationship with entities with ownership interests in Oakey Building.

Pacific Corporate Park
      The following is a summary of our relationship with entities with ownership interest in Pacific Corporate Park.
Reno Trademark
      The following is a summary of our relationship with entities with ownership interests in Reno Trademark.

Titan Building and Plaza
      The following is a summary of our relationship with entities with ownership interests in Titan Building and Plaza.
Affiliated Companies
      The following is a summary detailing the relationships that Anthony W. Thompson has with our Advisor, NNN Capital Corp., and Realty at December 31, 2004.

Lease Expiration Table
      The following schedule presents the sensitivity of our annual base rent due to lease expirations for the next ten years at our consolidated properties as of December 31, 2004, by number, percentage of total aggregate gross leaseable area, or GLA, and annual base rent.

			% of
		Total Sq.	Total GLA	Annual Base
	Number	Ft. of	Represented	Rent Under
	of Leases	Expiring	by Expiring	Expiring
Year Ending December 31	Expiring	Leases	Leases	Leases

2005	5	58,000	21.17%	$767,000
2006	8	45,000	16.42	580,000
2007	3	80,000	29.20	1,091,000
2008	2	64,000	23.36	623,000
2009	2	6,000	2.19	30,000
2010	0	—	—	—
2011	0	—	—	—
2012	0	—	—	—
2013	0	—	—	—
2014	0	—	—	—
Thereafter	1	21,000	7.66	284,000

Total	21	274,000	100%	$3,375,000

Indebtedness
      At December 31, 2004, we had secured mortgage loans outstanding on our consolidated and proportionate share of unconsolidated properties representing aggregate indebtedness of approximately $19,285,000 and $30,424,000, respectively.

LEGAL PROCEEDINGS
SEC Investigation
      On September 16, 2004, our Advisor advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Advisor relating to disclosure in securities offerings (including offerings by us, G REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Advisor and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Advisor, including us. Our Advisor has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could focus on or involve us and fines, penalties or administrative remedies could be asserted against us.
      We cannot at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with Statement of Financial Accounting Standards No. 5.
Litigation
      On February 11, 2004, Clearview Properties filed a petition in the District Court of the 270th Judicial District, Harris County, Texas against Property Texas SC One Corporation, Clarion Partners, LLC, Granite Partners I, LLC, three unaffiliated entities, and us, our Advisor and Realty, or the Triple Net Entities. The complaint alleged that the Triple Net Entities willfully and intentionally interfered with an agreement between Property One and Clearview for the sale of certain real property located in Houston, Texas by Property One to Clearview. On January 7, 2005, Clearview filed an amended complaint which also alleged that the Triple Net Entities breached a contract between Clearview and the Triple Net Entities for the sale of the Houston, Texas property by Clearview to the Triple Net Entities and for conspiracy with Property One to breach this contract. The maximum potential exposure to us is uncertain as Clearview has failed to specifically allege a monetary amount of loss as the result of our alleged involvement. On February 4, 2005, we filed a motion for summary judgment in our favor which is scheduled to be heard on April 1, 2005. On March 25, 2005, Clearview filed an amended complaint which named T REIT, L.P. as an additional defendant. If Clearview were to prevail in this action, it could have a material adverse impact on our results of operations and our ability to pay distributions to our stockholders.
      On July 19, 2004, Michael R. and Patricia C. Long, as Trustees of the Michael R. and Patricia C. Long 2001 Trust, or the purchasers, filed a petition in the District Court of the 25th Judicial District Guadalupe County, Texas against T REIT-Seguin, LLC, Peck-Seguin, LLC, Lake Air Mall-Seguin, LLC, Chicago Title Company and our Advisor, collectively, the sellers. Through our wholly owned subsidiary T REIT-Seguin, we purchased a 26% interest in the Seguin Corners Shopping Center in November 2000. The Seguin Corners Shopping Center subsequently was sold to the purchasers in August 2002. The petition alleges that the sellers misrepresented and/or failed to disclose that they did not own and could not convey the property in its entirety to the purchasers. If the purchasers prevail in this action, it could have a material adverse impact on our result of operations and our ability to pay distributions to our stockholders.
      Other than the above, to our knowledge, there are no material pending legal proceedings. We also have routine litigation incidental to the business to which we are a party or of which certain of our properties are subject.

SELECTED FINANCIAL INFORMATION
      The following should be read with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto.
Selected Financial Data
T Reit, Inc.

			As of December 31,
	March 31,
Selected Financial Data(1)	2005	2004	2003	2002	2001	2000

	(Unaudited)
BALANCE SHEET DATA:
Total assets	$60,063,000	$60,553,000	$49,369,000	$67,769,000	$45,441,000	$21,572,000
Mortgage loans payable, including property held for sale	20,833,000	19,285,000	9,250,000	28,090,000	24,737,000	15,079,000
Shareholders’ equity	35,417,000	36,819,000	38,107,000	38,216,000	19,765,000	5,093,000
Book value per share	$7.69	$7.98	$8.20	$8.14	$8.00	$7.67

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004	2004	2003	2002	2001	2000

	(Unaudited)	(Unaudited)
OPERATING DATA:
Total revenues	$1,019,000	$748,000	$4,959,000	$1,068,000	$304,000	$197,000	$204,000
Income (loss) from continuing operations before discontinued operations and gain on sale of real estate investments and minority interests	(348,000)	414,000	(96,000)	809,000	1,038,000	(312,000)	(104,000)
Discontinued operations, including gain on sale	—	927,000	2,555,000	3,380,000	1,255,000	(151,000)	4,000
Net income (loss)	(348,000)	1,341,000	2,544,000	4,189,000	2,293,000	(464,000)	(101,000)
Income (loss) per common share, basic and diluted(2):
Income (loss) from continuing operations	$(0.08)	$0.09	$0.00	$0.17	$0.26	$(0.22)	$(0.46)
Income (loss) from discontinued operations	—	0.20	0.55	0.73	0.31	(0.11)	0.02

Net income(loss)	$(0.08)	$0.29	$0.55	$0.90	$0.57	$(0.33)	$(0.44)

OTHER DATA:
Cash flows provided by (used in) operating activities	$150,000	$2,326,000	$3,590,000	$2,950,000	$2,290,000	$(1,242,000)	$279,000
Cash flows (used in) provided by investing activities	(1,870,000)	(6,494,000)	(14,333,000)	2,517,000	(19,279,000)	(7,492,000)	(5,224,000)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2005	2004	2004	2003	2002	2001	2000

	(Unaudited)	(Unaudited)
Cash flows provided by (used in) financing activities	490,000	(5,906,000)	5,783,000	593,000	19,471,000	12,133,000	5,194,000
Distributions declared	$948,000	$954,000	$3,806,000	$3,843,000	$3,312,000	$1,146,000	$149,000
Distributions declared per share	$0.21	$0.21	$0.82	$0.82	$0.83	$0.83	$0.65
Funds from operations(3)	$608,000	$1,310,000	$3,487,000	$3,307,000	$2,825,000	$308,000	$(62,000)

(1)	The selected financial data should be read in conjunction with the historical consolidated financial statements and related notes appearing elsewhere in this report. Certain amounts in the prior years have been reclassified as discontinued operations related to properties disposed of in 2004.

(2)	Net income (loss) and distributions per share are based upon the weighted average number of shares of common shares outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to shareholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the shareholder’s basis in the shares to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of the shareholder’s common stock. For the years ended December 31, 2004, 2003 and 2002, 0%, 52% and 51%, respectively, of distributions represented a return of capital for tax purposes. In addition, for the years ended December 31, 2004 and 2003, 75.6%, 39.5% and 3.2%, respectively, of distributions represented capital gain for tax purposes. In order to maintain our qualification as a REIT, we must make annual distributions to shareholders of at least 90% of our REIT taxable income excluding capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, which has not yet been submitted for approval or been approved, distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code and other factors our board of directors may deem relevant.

(3)	Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, which has not yet been submitted for approval or been approved,, one of our objectives is to provide cash distributions to our shareholders from cash generated by our operations. We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, as revised in February, 2004. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other REITs may use different methodologies for calculating FFO, and accordingly, our FFO may not be comparable to other REITs.
      Because FFO excludes depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, we believe FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
      However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results of operations.
      Non-cash adjustments to arrive at FFO included depreciation and amortization and net gain (loss) from sale of joint ventures. For additional information, see Funds from Operations below which includes a reconciliation of our GAAP net income available to shareholders to FFO for the years ended December 31, 2004 and 2003.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION
      The following discussion should be read in conjunction with “Selected Financial Data,” and our historical consolidated financial statements and related notes thereto included elsewhere in this report.
Forward-Looking Statements
      Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on our assumptions and describe future plans, strategies and expectations for ourselves, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions as well as any statements referring to the plan of liquidation or possibility thereof. Our ability to predict results or the actual effect of our future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and our future prospects on a consolidated basis include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative/regulatory changes (including changes to laws governing the taxation of REITs); availability of capital; interest rates; competition; supply and demand for operating properties in our current and proposed market areas and generally accepted accounting principles; the possibility of a plan of liquidation; and policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.
Overview and Background
      We were organized in December 1998 to acquire, manage, and invest in a diversified portfolio of real estate (or interests therein) comprised of office, industrial, retail and service properties located primarily in the following states: Alaska; Florida; Iowa; Michigan; Minnesota; Nevada; North Carolina; South Carolina; South Dakota; Tennessee; Texas; Virginia; Washington; Wisconsin; and Wyoming. We completed our first property acquisition in September 2000. As of December 31, 2004, we owned interests in eleven properties, including interests in two consolidated properties and interests in nine unconsolidated properties. We have a limited basis for comparison between 2004 and 2003, and between 2003 and 2002, respectively, is limited due to the number of acquisitions and dispositions during these years.
      We have been operating and intend to continue operating as a REIT for federal and state income tax purposes. To maintain our REIT status, we are required to distribute annually as distributions at least 90% of our REIT taxable income, as defined by the Internal Revenue Code, or Code, to our shareholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates. As of December 31, 2004, we believe we are in compliance with all relevant REIT requirements.
      We are externally advised by Triple Net Properties, LLC, or our Advisor, pursuant to the terms of an advisory agreement, or the Advisory Agreement. Our Advisor is primarily responsible for managing our day-to-day operations and assets, subject to the supervision of our board of directors. The Advisory Agreement between us and our Advisor has a one-year term, and is subject to successive one-year renewals with the written consent of the parties, including a majority of our independent directors. The current term of the Advisory Agreement expired on February 22, 2005 and our Advisor continues to manage us on a month-to-month basis.

      Our Advisor is affiliated with us in that the two entities have common officers and a common director, some of whom also own an equity interest in our Advisor. Our Advisor engages affiliated entities, including Triple Net Properties Realty, Inc., or Realty, an affiliate of our Advisor, which is 88.0% owned by Anthony W. Thompson, our chairman of the board of directors, a real estate brokerage and management company, to provide various services for the properties. Our Advisor and Realty were formed in 1998 to serve as an asset and property manager for real estate investment trusts, syndicated real estate limited partnerships, limited liability companies and similar real estate entities.
Business Strategy
      As set forth in our registration statement that we originally filed in 1999, we were formed with the intent to be listed on a national stock exchange, quoted on a quotation system of a national securities association or merged with an entity whose shares are so listed or quoted. At that time, we intended that if we were not so listed or quoted by February 22, 2010, we would submit for our shareholder’s vote a proposal to liquidate our company. As a result of (i) current market conditions, (ii) the increasing costs of corporate compliance (including, without limitation, all federal, state and local regulatory requirements applicable to us, including the Sarbanes-Oxley Act of 2002, as amended) and (iii) the possible need to reduce our monthly distributions, in November, 2004 our board of directors began to investigate whether liquidating now would provide our shareholders with a greater return on our shareholder’s investment over a reasonable period of time, than through implementation of other alternatives considered. After reviewing the issues facing us, our board of directors concluded on December 2, 2004 that we should explore the possibility of a plan of liquidation. On December 29, 2004, a special committee of our independent directors, consisting of Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to analyze whether liquidation of all of our assets is in our shareholders best interests. On December 29, 2004, we also engaged Robert A. Stanger & Co., Inc., or Stanger, as our financial advisor to (i) assist in a review of the pros and cons of those alternatives, including a potential plan of liquidation and (ii) render opinions as to the fairness of the consideration to be received in any potential transactions. Our board of directors is currently considering the prospects of an approval of a plan of liquidation. In the event of its approval thereof, our board of directors will include their recommendation in a proxy statement for approval by our shareholders of the plan of liquidation at our next annual meeting.
      Subject to our board of directors’ and shareholders’ approval of a plan of liquidation, our primary business strategy currently is to actively manage our property portfolio to seek to achieve gains in rental and occupancy rates, control operating expenses and maximize income from ancillary operations and services. We believe that new real estate investments will have a significant impact on our future results of operations. If we are not successful in completing additional acquisitions, our future results of operations could be negatively impacted due to the dilutive impact of the uninvested funds. We may also sell existing properties and place the net proceeds therefrom into new investment properties we believe will generate long-term value.
     Acquisitions in 2004
     AmberOaks, LP — Austin, Texas
      On January 20, 2004, through our wholly-owned subsidiary, T REIT — AmberOaks, LP, we purchased a 75% undivided tenant-in-common interest, or TIC, in three buildings at AmberOaks Corporate Center located in Austin, Texas from an unaffiliated third party. Three unaffiliated entities purchased the remaining 25% TICs in the property.
      The total purchase price for this consolidated real estate property was $22,965,000. The purchase was financed by a $15,000,000 loan secured by the property from North Houston Bank. The mortgage requires interest only payments through February 15, 2006 and, thereafter, principal and interest payments through the maturity date of the loan on January 20, 2007, with an option to extend the term of the loan for up to 24 months until January 20, 2009. The interest rate on the mortgage loan is the prime rate plus 1.0% subject to a floor of 5.5%. The seller paid a sales commission to Realty of $585,000, or 2.3% of the purchase price. AmberOaks is a three-building Class A office portfolio totaling 207,000 square feet of gross leasable area, or GLA, and is part of an eight-building complex built during 1999-2001. An affiliate of our Advisor purchased the remaining five buildings. During the twelve months ended December 31, 2004, we recorded $5,085,000 in lease intangible assets related to our acquisition of AmberOaks.
     Gateway Mall Land — Bismarck, North Dakota
      On February 27, 2004, we purchased 43 acres of land, including 36 acres of land situated under Gateway Mall from an unaffiliated third party for a cash purchase price, including closing costs, of $1,631,000.
     Oakey Building — Las Vegas, Nevada
      On April 2, 2004, we, as a member of NNN Oakey Building 2003, LLC, purchased a 9.8% interest in the Oakey Building in Las Vegas, Nevada from an unaffiliated third party. In the purchase transaction, we acquired a 9.8% interest in Oakey Building and 2003 Value Fund, LLC, an affiliated party, who is also managed by our advisor, acquired a 75.5% interest in Oakey Building and unaffiliated members acquired the remaining 14.8% of Oakey Building. The total purchase price for the Oakey Building was $8,137,000. Our total initial investment was $670,000. The purchase was financed by $4,000,000 in borrowings secured by the property. The loan is payable to the Ivan Halaj and Vilma Halaj Inter Vivos Trust. The loan requires principal and interest payments at a fixed interest rate of 10% per annum until the due date of April 1, 2005. The loan has been extended until October 1, 2005 and bears interest at a fixed interest rate of 8.0% per annum. The seller of the property paid a sales commission to Realty of $237,000, or 2.9% of the purchase price. The Oakey Building is a Class A office building of approximately 104,000 square foot of GLA located in Las Vegas, Nevada.
     Emerald Plaza — San Diego, California
      On July 26, 2004, we, as a member of NNN Emerald Plaza, LLC, purchased a 2.7% interest in the Emerald Plaza Building in San Diego, CA from an unaffiliated third party for $1,000,000.
      As of December 31, 2004, Emerald Plaza is owned by the following interest holders as TICs:

AWT Family LP, a limited partnership wholly owned by Anthony W. Thompson	1.9%
NNN Emerald Plaza, LLC	20.5%
Unaffiliated third parties	77.6%(combined)
      As of December 31, 2004, NNN Emerald Plaza, LLC which owns an aggregate 20.5% interest in Emerald Plaza, is owned by the following members, with the proportionate membership interest and interest in Emerald Plaza listed next to each as well:

Membership
Interest in NNN
Member	Emerald Plaza, LLC

NNN 2003 Value Fund, LLC	22.2%
T REIT, LP	13.2%
Affiliated Members	0.4%
Unaffiliated Members	64.2%
      The LLC members include NNN 2003 Value Fund, LLC, an affiliated party who is also managed by our advisor, and affiliated members including certain of our executives who are also executives of our Advisor.
      The total purchase price was $100,940,000 and was financed by $68,500,000 in borrowings under a secured loan from Citigroup Global Markets Realty Corp. The loan requires interest only payments through the maturity date of June 17, 2007 at a variable interest rate of 4.85% per annum. The seller of the property paid a sales commission to Realty of $2,940,000, or 2.9% of the purchase price. Emerald Plaza is a Class A office tower of approximately 354,525 square foot of GLA located in downtown San Diego, California.

Acquisitions in 2003

Congress Center — Chicago, Illinois
      On January 9, 2003, we, as a member of Congress Center, LLC, purchased a 10.3% interest in Congress Center from an unaffiliated third party. Congress Center is a 16-story Class A office building of approximately 525,000 square feet of gross leaseable area, or GLA, located in Chicago, Illinois.
      As of December 31, 2004, Congress Center is owned by the following interest holders as TICs:

Tenant in Common	Interest Held

G REIT Inc. (our affiliate)	30.0%
NNN Congress Center, LLC (our affiliate)	28.9%
Unaffiliated third parties	41.1%(combined)
      As of December 31, 2004, NNN Congress Center, LLC, which owns an aggregate 28.9% interest in Congress Center, is owned by the following members, with the proportionate membership interest and interest in Congress Center listed next to each:

	Membership
	Interest in NNN
	Congress Center,	Interest in
Member	LLC	Congress Center

NNN 2002 Value Fund, LLC	42.5%	12.3%
T REIT, Inc.	35.5%	10.3%
Unaffiliated members	22.0%(combined)	6.3%(combined)
      Affiliated entities purchased the remaining undivided TICs in the property. The total purchase price for Congress Center was $136,108,000. Our total investment was $5,000,000. The seller of the property paid a sales commission to Realty of $2,000,000, or 1.5% of the purchase price.
      At the time of acquisition, the purchasers obtained a first mortgage loan in the amount of $81,989,000, with an interest rate at the 30-day LIBOR rate plus 175 basis points. The purchasers also obtained a mezzanine loan for $15,000,000. This loan reflected an interest rate at the 30-day LIBOR rate plus 675 basis points. Both the mortgage and mezzanine loans were refinanced on September 3, 2004. The purchasers are jointly and severally liable for the total debt of $97,500,000, which consists of the following three loans: $80,000,000, with monthly interest only payments with the balance due on October 1, 2014 at a fixed rate of 5.635% per annum; $15,000,000, with monthly interest only payments with the balance due on October 1, 2014 at a fixed rate of 5.635% per annum; and $2,500,000, with interest only payments until October 1, 2006 at which time principal and interest is due monthly on a 30-year amortization at an fixed interest rate of 7.0% per annum. In connection with the Congress Center refinancing, the unamortized portion of the capitalized loan costs of $580,000 were expensed in September 2004 by Congress Center along with $253,000 in prepayment penalties related to the early termination of the loan.

Gateway Mall — Bismarck, North Dakota
      On January 29, 2003, through our wholly-owned subsidiary, T REIT — Gateway Mall ND, LLC, we purchased Gateway Mall in Bismarck, North Dakota from an unaffiliated third party for a purchase price of $9,000,000. Gateway Mall is a multi-tenant regional mall of 334,000 square feet of GLA on a 45-acre site located in Bismarck, North Dakota. The property is subject to a ground lease expiring in 2028 with ten 5-year option periods thereafter. The seller of the property paid a sales commission to Realty of $250,000, or 2.8% of the purchase price.

Enclave Parkway — Houston, Texas
      On December 22, 2003, we, as a member of Enclave Parkway, LLC, we purchased a 3.3% interest in Enclave Parkway in Houston, Texas from an unaffiliated third party. The total purchase price for Enclave Parkway was $34,500,000. Our total investment was $437,500. Enclave Parkway is a 207,000 square foot of GLA Class A office building situated in Houston’s energy corridor. The seller of the property paid a sales commission to Realty of $1,000,000, or 2.9% of the purchase price.

Dispositions in 2005
      On February 11, 2005, the 25351 Commerce Centre Drive, Lake Forest, California property, one of the three buildings in the Pacific Corporate Park complex, was sold to an unaffiliated third party for a sale price of $4,900,000. In connection with the sale, the borrowers repaid $4,509,000 of a promissory note secured by all three buildings. The proceeds from this sale were used to pay down the debt on the two remaining buildings in the Pacific Corporate Park complex. The sale resulted in a gain of $313,000. A property disposition fee of $49,000, or 1% of the sale price, was paid to Realty of which 75% was passed through to our Advisor pursuant to an agreement between our Advisor and Realty, or the Realty-Triple Net Agreement, and sales commissions of $244,000, or 5% of the sale price, were paid to unaffiliated brokers.

Dispositions in 2004

Gateway Mall — Bismarck, North Dakota
      On March 18, 2004, we sold Gateway Mall to an unaffiliated third party for a sales price of $11,600,000. The sale of Gateway Mall included the underlying 36 acres of land described above. Net sales proceeds included cash of $2,452,000 and a note receivable in the amount of $8,700,000. The note was secured by a pledge agreement, bears interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and we received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000 (Note 7 to the consolidated financial statements ). The note bore interest at 8.6% per annum and matures on August 1, 2006. In connection with the sale of Gateway Mall, we repaid a note payable secured by the property with an outstanding balance of $4,876,000. We recorded a gain on the sale of $769,000. At closing, we paid a real estate commission to Realty of $339,000, or 2.9% of the selling price.

Gateway Mall Land — Bismarck, North Dakota
      On September 9, 2004, we sold the remaining seven acres of the Gateway Mall land to an unaffiliated third party for $1,385,000. Net sales proceeds included cash of $794,000 and a note receivable in the amount of $528,000. The note is secured by a pledge agreement, bore interest at 4% per annum and was due on March 7, 2005. The note was paid in full on March 7, 2005. We recorded a gain on the sale of $854,000. At closing, we paid a real estate commission to Realty of $44,000, or 3.2% of the selling price.

Saddleback Financial Center — Laguna Hills, California
      On December 27, 2004, the Saddleback Financial Center property, in Laguna Hills, California, of which we owned a 25% TIC, was sold to an unaffiliated third party for a net sales price of $15,325,000. In connection with that sale, the property repaid a mortgage note payable secured by the property with an outstanding balance of $7,269,000. We received net cash proceeds totaling $1,619,000 after closing costs and other transaction expenses. The sale resulted in us recording a net gain of $853,000. We paid a property disposition fee to Realty of $115,000, or 3.0% of the net sales price, and sales commissions to unaffiliated brokers of $55,000, or 1.5% of the net sales price.

Dispositions in 2003

Northstar Crossing Shopping Center — Garland, Texas
      On January 11, 2003, we sold the Northstar Crossing Shopping Center in Garland, Texas to an unaffiliated third party for a sales price of $4,200,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $2,866,579 and received net cash proceeds totaling $1,015,000 after payment of closing costs and other transaction expenses. The sale resulted in a net loss of $191,400. At closing, we paid a sales commission to an unaffiliated broker of $168,000, or 4.0% of the selling price. We reinvested the net proceeds from the sale in other income producing commercial property.

Thousand Oaks Shopping Center — San Antonio, Texas
      On August 11, 2003, we sold the Thousand Oaks Shopping Center in San Antonio, Texas to an unaffiliated third party for a sales price of $15,880,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $8,750,000 and received net cash proceeds totaling $6,100,000 after payment of closing costs and other transaction expenses. The sale resulted in a net gain of $2,100,000. At closing, we paid a sales commission to Realty of $175,000, or 1.1% of the selling price, and a sales commission to an unaffiliated broker of $317,600, or 2.0% of the selling price. We reinvested the net proceeds from the sale in a like-kind exchange under Section 1031 of the Code.

Pahrump Valley Junction Shopping Center — Pahrump, Nevada
      On September 25, 2003, we sold the Pahrump Valley Junction Shopping Center in Pahrump, Nevada to an unaffiliated third party for a sales price of $18,985,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $11,884,000 and received net cash proceeds of $5,950,000 after closing costs and other transaction expenses. The sale resulted in a net gain of $874,000. We paid a sales commission to Realty of $175,000, or 1.0% of the sales price, and sales commissions to unaffiliated brokers of $629,700, or 3.3% of the sales price. We reinvested the net proceeds from the sale in other income producing commercial property.
Critical Accounting Policies
      The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP, requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, allowance for doubtful accounts, impairment of real estate assets, purchase price allocation, deferred assets, and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could vary from those estimates and those estimates could be different under different assumptions or conditions.

Property Held for Sale
      Statement of Financial Accounting Standards, or SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods shall report the results of operations of the component as discontinued operations. On March 18, 2004, we sold Gateway Mall to an unaffiliated third party, as described above. As a result of such sale, we reclassified amounts related to Gateway Mall in the consolidated financial statements to reflect the reclassification required by SFAS No. 144. We included revised presentations of the following items that were originally filed in our Annual Report on Form 10-K for the year ended December 31, 2003, or the Form 10-K: (i) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; (ii) Item 8. Financial Statements and Supplementary Data; and

(iii) Item 15. Financial Statement Schedules. The revised presentations reflect the reclassification of Gateway Mall as a discontinued operation pursuant to the requirements of Statement of Financial Accounting Standards, or SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”.
      Accordingly, revenues, operating costs and expenses, and other non-operating results for the discontinued operations of Gateway Mall have been excluded from our results from continuing operations for all periods presented herein. The financial results for Gateway Mall are presented in our Consolidated Statements of Operations in a single line item entitled “Income from discontinued operations” and the related assets and liabilities are presented in the Consolidated Balance Sheets in line items entitled “Property held for sale, net” and “Notes payable secured by property held for sale.”

Revenue Recognition and Allowance for Doubtful Accounts
      We recognized base rental income on a straight-line basis over the terms of the respective lease agreements. Differences between rental income recognized and amounts contractually due under the lease agreements are credited or charged, as applicable, to rent receivable. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight-lining of rents. The adequacy of this allowance is determined by continually evaluating individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions.

Impairment
      We state real estate investments at depreciated cost. We assess the impairment of a real estate asset when events or changes in circumstances indicate that the net book value may not be recoverable. Factors which we consider important and which we believe could trigger an impairment review include the following:

•	significant negative industry or economic trend;

•	significant underperformance relative to historical or projected future operating results; and

•	significant change in the manner in which the asset is used.
      In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that are expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It requires us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property. We estimate the fair value using available market information or other industry valuation techniques such as present value calculations.

Purchase Price Allocation
      In accordance with Statement of Financial Accounting Standard, or SFAS, No. 141, Business Combinations, we, with the assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors which we consider include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.

      The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in the intangible in-place lease asset and below market lease values are included in intangible lease liability in the accompanying condensed consolidated financial statements and are amortized to rental income over the weighted average remaining term of the acquired leases with each property.
      The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.
      These allocations are subject to change based on continuing valuation analysis or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.
      Property held for sale is carried at the lower of cost or estimated fair value less cost to sell and such property is no longer depreciated.
      We account for our investments in unconsolidated real estate operating properties using the equity method of accounting. Accordingly, we report our net equity in our proportionate share of the total investments in unconsolidated real estate as “Investment in unconsolidated real estate” on our Consolidated Balance Sheets. We report our proportionate share of the total earnings of our investments in unconsolidated real estate as “Equity in the earnings of unconsolidated real estate” on our Consolidated Statements of Operations.
     Deferred Assets
      Costs incurred for debt financing and property leasing are capitalized as deferred assets. Deferred financing costs include amounts paid to lenders and others to obtain financing. Such costs are amortized over the term of the related loan. Amortization of deferred financing costs is included in interest expense in our statements of operations. Deferred leasing costs include leasing commissions that are amortized using the straight-line method over the term of the related lease. Unamortized financing and leasing costs are charged to expense in the event of debt prepayment or early termination of the lease.
Qualification as a REIT
      We have been organized and operated, and intend to continue to operate, so as to qualify for taxation as a REIT under the Code. Our qualification and taxation as a REIT depends on our ability to meet, through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, and numerous requirements established under highly technical and complex Code provisions.
      If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Moreover, unless entitled to relief under specific statutory provisions, we also would be disqualified as a REIT for four taxable years following the year during which qualification was lost.
Factors Which May Influence Results of Operations
     Rental Income
      The amount of rental income generated by our properties depends principally on our ability to maintain the occupancy rates of currently leased space and to lease currently available space and space available from unscheduled lease terminations at the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

     Scheduled Lease Expirations
      As of December 31, 2004, our consolidated properties were 98% leased to 20 tenants. 21% of the leased square footage expires during 2005. Our leasing strategy for 2005 focuses on negotiating renewals for leases scheduled to expire during the year and identifying new tenants or existing tenants seeking additional space to occupy the square footage for which we are unable to negotiate such renewals. Of the leases expiring in 2005, we anticipate, but cannot assure, that approximately 9.2% of the tenants will renew for another term. At the time the leases expire and the tenants do not renew the lease, we will write-off all associated intangibles.
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in the AmberOaks property, in which we own a 75% TIC interest, will not be renewing their lease which expired on February 28, 2005. ACS currently occupies 44,000 square feet, or 21.3%, of the 207,000 gross leaseable area, or GLA, at AmberOaks. The tenant has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS. During the three months ended March 31, 2005, we amortized $172,000 related to the intangible assets associated with ACS. The remaining $169,000 will be amortized in the second quarter of 2005.
     Sarbanes-Oxley Act
      The Sarbanes-Oxley Act and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. In addition, these laws, rules and regulations create new legal bases for administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing its risks of liability and potential sanctions. We expect that our efforts to comply with these laws and regulations will continue to involve significant, and potentially increasing costs, and any failure to comply could result in fees, fines, penalties or administrative remedies, which could reduce and/or delay the amount of distributions under the plan of liquidation.
      Under the current Advisory Agreement, our Advisor currently bears the increased cost of compliance under the Sarbanes-Oxley Act, and related rules and regulations; however, the Advisory Agreement terminated on February 22, 2005. As of March 31, 2005, we had not negotiated a new advisory agreement. We expect that our Advisor might require that under the terms of any new advisory agreement we will bear the cost of complying with the Sarbanes-Oxley Act, and related rules and regulations. These costs were unanticipated at the time of our formation and may have a material impact on our results of operations due to our relatively small size. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our shareholders.

Results of Operations
     Comparison of the three months ended March 31, 2005 to the three months ended March 31, 2004

	Three Months Ended
	March 31,

	2005	2004	Change	Percent Change

Revenues:
Rental income	$1,019,000	$748,000	$271,000	36.23%
Expenses:
Rental expenses	469,000	143,000	326,000	227.97%
General and administrative	533,000	93,000	440,000	473.12%
Depreciation and amortization	641,000	411,000	230,000	55.96%

Income (loss) before other income and discontinued operations	(624,000)	101,000	(725,000)	(717.82)%
Other income (expense):
Interest (including amortization of deferred financing costs)	(336,000)	(74,000)	262,000	354.05%
Interest and Dividend Income	105,000	80,000	25,000	31.25%
Gain on sale of marketable securities	16,000	47,000	(31,000)	(65.96)%
Minority interests	111,000	(5,000)	116,000	(2,320.00)%
Equity in earnings of unconsolidated real estate	380,000	265,000	115,000	43.40%

Income (loss) from continuing operations	(348,000)	414,000	(762,000)	(184.06)%
Gain on sale of real estate investments	—	822,000	(822,000)	(100.00)%
Income from discontinued operations — property held for sale, net	—	105,000	(105,000)	(100.00)%

Net income (loss)	$(348,000)	$1,341,000	$(1,689,000)	(125.95)%

      Rental income increased $271,000, or 36.2%, to $1,019,000 during the three months ended March 31, 2005 when compared with the same period of the prior year. $107,000, or 41.6%, of the increase was attributable to the acquisition of AmberOaks on January 20, 2004. Further contributing to the increase was a decrease in the above market lease amortization of $80,000, or 31.1%, and $58,000, or 22.6%, was due to increases in our common area maintenance reimbursement per our lease agreements.
      Rental expenses increased $326,000, or 228.0%, to $469,000 during the three months ended March 31, 2005, when compared with the same period of the prior year. $262,000, or 80.4%, of the increase was attributable to the acquisition of AmberOaks on January 20, 2004. The increases were also attributable to an increase in property taxes, administration fees and insurance.
      General and administrative expenses increased $440,000, or 473.1%, to $533,000 during the three months ended March 31, 2005, when compared with the same period of the prior year due to the increase in accounting and legal fees due to regulatory filings, including the preparation of our proxy statement and costs relating to our exploration of a plan of liquidation, including, without limitation, fees paid to our financial advisor.
      Depreciation and amortization increased $230,000, or 56.0%, to $641,000 during the three months ended March 31, 2005, when compared with the same period of the prior year. $51,000, or 22.2%, of the increase was attributable to the acquisition of AmberOaks on January 20, 2004. Further contributing to the increase was $172,000, or 74.8%, consisting of the write-off of certain intangible assets associated with the termination of the ACS lease at AmberOaks during 2005.
      Interest expense increased $262,000, or 354.1%, to $336,000 during the three months ended March 31, 2005, when compared to the same period of the prior year. $211,000, or 80.5%, of these increases for the three months ended March 31, 2005, were attributable to the interest on the mortgage note for AmberOaks that was acquired on January 20, 2004, including the amortization of loan fees.
      Interest and dividend income increased $25,000, or 31.3%, to $105,000 during the three months ended March 31, 2005, when compared with the same period of the prior year. $17,000, or 73.9%, of the increase was attributable to dividends earned on the investments in marketable securities.
      Equity in earnings of unconsolidated real estate increased by $115,000, or 43.4%, to $380,000 for the three months ended March 31, 2005, compared with the same period of the prior year. The increase was primarily due to the reduction of depreciation and amortization at the Congress Center property due to the listing for sale of the property, and accordingly, the cessation of depreciation of the property.
      Income (loss) from continuing operations decreased by $762,000, or 184.1%, to a loss of ($348,000), or ($0.08), per basic and diluted share for the three months ended March 31, 2005, compared to income of $414,000, or $0.09, per basic and diluted share for the three months ended March 31, 2004.
      Income from discontinued operations for the three months ended March 31, 2004 represents the net operating results of one consolidated property that was sold during the three months ended March 31, 2004, including interest expense and depreciation related to this property through the date of sale. Gain (loss) on sale of real estate dispositions was $822,000 for the three months ended March 31, 2004 and was due to the sale of Gateway Mall on March 18, 2004.
      Net loss was ($348,000), or ($0.08), per basic and dilutive share compare to net income of $1,341,000, or $0.29, per basic and dilutive share for the three months ended March 31, 2005 and 2004, respectively.

Comparison of the year ended December 31, 2004 to the year ended December 31, 2003

	Years Ended December 31,
				Percentage
	2004	2003	Change	Change

Revenues:
Rental income	$4,959,000	$1,068,000	$3,891,000	364.33%
Expenses:
Rental expenses	1,868,000	265,000	1,603,000	604.91%
General and administrative	1,264,000	815,000	449,000	55.09%
Depreciation and amortization	1,961,000	150,000	1,811,000	1,207.33%

Loss before other income (expense), discontinued operations and minority interest	(134,000)	(162,000)	28,000	17.28%
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(1,187,000)	(305,000)	(882,000)	289.18%
Interest income	449,000	116,000	333,000	287.07%
Dividend income	86,000	—	86,000	—
Gain on sale of marketable securities	109,000	—	109,000	—
Equity in earnings of unconsolidated real estate	581,000	1,160,000	(579,000)	(49.91)%

Income (loss) from continuing operations before discontinued operations and minority interest	(96,000)	809,000	(905,000)	(111.87)%
Gain on sale of real estate investments	2,466,000	2,614,000	(148,000)	(5.66)%
Income from discontinued operations — property held for sale, net	89,000	766,000	(677,000)	(88.38)%

Net income before minority interests	2,459,000	4,189,000	(1,730,000)	(41.30)%
Minority interests	(85,000)	—	(85,000)	—

Net income	$2,544,000	$4,189,000	$(1,645,000)	(39.27)%

      Rental income increased by $3,891,000, or 364%, to $4,959,000 for the year ended December 31, 2004 compared to $1,068,000 for the year ended December 31, 2003. $3,875,000, or 99.6%, of the increase was directly related to the acquisition of AmberOaks in January 2004.
      Rental expenses increased by $1,603,000, or 605%, to $1,868,000 for the year ended December 31, 2004 compared to $265,000 for the year ended December 31, 2003. $1,400,000, or 87% of the increase was directly related to the acquisition of AmberOaks in January 2004. Further contributing to the increase was an increase in property taxes, administration fees, ground maintenance expenses for University Heights of $94,000, or 6% of the increase, offset by a decrease in management fees for University Heights of $1,000.
      General and administrative expenses consist primarily of third party professional legal and accounting fees related to our SEC filing requirements. General and administrative expenses increased $449,000, or 55%, to $1,264,000 for the year ended December 31, 2004 compared to $815,000 for the year ended December 31, 2003. $50,000, or 11%, was directly related to the acquisition of AmberOaks in January 2004. Further contributing to the increase was an increase in costs due to regulatory filings of $181,000, or 40% of the increase.

      Depreciation and amortization expense increased by $1,811,000 or 1,207% to $1,961,000 for the year ended December 31, 2004, compared to $150,000 for the year ended December 31, 2003. $1,772,000, or 98% of the increase, was attributable to the acquisition of AmberOaks in January 2004.
      Interest expense (including amortization of deferred financing costs) increased by $882,000, or 289%, to $1,187,000 for the year ended December 31, 2004, compared to $305,000 for the year ended December 31, 2003. The increase was attributable to the interest on the mortgage note for the acquisition of AmberOaks in January 2004 of $808,000, or 92% of the increase.
      Interest income increased by $333,000, or 287%, to $449,000 for the year ended December 31, 2004 compared to $116,000 for the year ended December 31, 2003. This increase was primarily due to interest of $263,000, or 79%, on note receivables issued during 2004 for the sale of Gateway Mall in March and September, 2004.
      Dividend income increased to $86,000 as a result of investments in marketable securities as of December, 31, 2004.
      Gain on sale of marketable securities was due to the purchase and sale of our short-term investment in marketable securities of $109,000 for the year ended December 31, 2004.
      Equity in earnings of unconsolidated real estate decreased by $579,000, or 50%, to $581,000 for the year ended December 31, 2004, from $1,160,000 for the year ended December 31, 2003. The decline is partially due to our proportionate share of operating losses sustained on Congress Center of ($302,000), Oakey Building of ($19,000), and Emerald Plaza of ($54,000), and the proportionate share of the write off of prepaid loan costs, of $85,000, or 14.7%, due to the refinancing of the Congress Center property.
      Income (loss) from continuing operations before discontinued operations and minority interest was ($96,000), or $0.00 per basic and diluted share, for the year ended December 31, 2004, compared to $809,000, or $0.17 per basic and diluted share, for the year ended December 31, 2003.
      Gain on sale of real estate investments decreased by $148,000, or 6%, to $2,466,000 for the year ended December 31, 2004 from $2,614,000 for the year ended December 31, 2003. The decrease is a result of the sale of one unconsolidated property and Gateway Mall land in the current year compared to three properties in the prior year.
      Minority interests decreased by $85,000, to $85,000, during the year ended December 31, 2004, when compared with the prior period. The decrease was due to the loss on AmberOaks, which was purchased in January 2004.
      Income from discontinued operations decreased $677,000, or 88% to $89,000 for the year ended December 31, 2004 from $766,000 for the year ended December 31, 2003. The decrease is primarily due to the net operating results of Gateway Mall, which was sold on March 18, 2004 and Gateway Mall land sold on September 9, 2004. Income from discontinued operations for the year ended December 31, 2003 was due to the net operating results of North Star Shopping Center, Thousand Oaks, Pahrump Valley Junction Shopping Center, and Gateway Mall.
      Net income was $2,544,000, or $0.55, per basic and dilutive share and $4,189,000, or $0.90, per basic share and dilutive share, for the years ended December 31, 2004 and 2003, respectively.

     Comparison of the year ended December 31, 2003 to the year ended December 31, 2002

	Years Ended December 31,
				Percentage
	2003	2002	Change	Change

Revenues:
Rental income	$1,068,000	$304,000	$764,000	251.32%
Expenses:
Rental expenses	265,000	102,000	163,000	159.80%
General and administrative	815,000	539,000	276,000	51.21%
Depreciation and amortization	150,000	21,000	129,000	614.29%

Loss before other income (expense), discontinued operations and minority interest	(162,000)	(358,000)	196,000	54.75%
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(305,000)	(13,000)	(292,000)	2,246.15%
Interest income	116,000	283,000	(167,000)	(59.01)%
Equity in earnings of unconsolidated real estate	1,160,000	1,126,000	34,000	3.02%

Income from continuing operations before discontinued operations	809,000	1,038,000	(229,000)	(22.06)%
Gain on sale of real estate investments	2,614,000	213,000	2,401,000	1,127.23%
Income from discontinued operations — property held for sale, net	766,000	1,042,000	(276,000)	(26.49)%

Net income	$4,189,000	$2,293,000	$1,896,000	82.69%

      Rental income increased by $764,000, or 251%, to $1,068,000 for the year ended December 31, 2003 compared to $304,000 for the year ended December 31, 2002. $695,000, or 91%, of the increase was attributable to a full year’s ownership of University Heights Business Park.
      Rental expenses increased by $163,000, or 160%, to $265,000 for the year ended December 31, 2003 compared to $102,000 for the year ended December 31, 2002. $96,000, or 59%, of the increase was attributable to a full year’s ownership in 2003 of University Heights.
      General and administrative expenses consist primarily of third party professional legal and accounting fees related to our SEC filing requirements. General and administrative expenses increased $276,000, or 51%, to $815,000 for the year ended December 31, 2003 compared to $539,000 for the year ended December 31, 2002. The increase was due to the increase in accounting and legal fees due to regulatory filings.
      Depreciation and amortization expense increased by $129,000, or 614%, to $150,000 for the year ended December 31, 2003, compared to $21,000 for the year ended December 31, 2002. $138,000, or 107%, of the increase was attributable to a full year’s ownership in 2003 of University Heights.
      Interest expense (including amortization of deferred financing costs) increased by $292,000, or 2,246% to $305,000 for the year ended December 31, 2003 compared to $13,000 for the year ended December 31, 2002. This increase was attributable to full year’s interest expense related to a mortgage loan of $4,345,000, secured by University Heights of $232,000.
      Interest income decreased by $167,000, or 59%, to $116,000 for the year ended December 31, 2003 compared to $283,000 for the year ended December 31, 2002. This decrease was primarily due to the collection of a related party loan from Western Real Estate Investment Trust, Inc., or W REIT. In March 2001, we advanced W REIT a $1,380,000 mortgage note that bore interest of 12% per annum. The total mortgage loan was paid in full on September 30, 2002 with the applicable interest. We received $125,000 of interest related to the note in 2002.
      Equity in earnings of unconsolidated real estate increased by $34,000, or 3%, to $1,160,000 for the year ended December 31, 2003, from $1,126,000 for the year ended December 31, 2002. The increase is primarily due to the operating results of Congress Center which was acquired in 2003.
      Income from continuing operations was $809,000 or $0.17 per basic and diluted share, for the year ended December 31, 2003, compared to $1,038,000, or $0.26 per basic and diluted share, for the year ended December 31, 2002.
      Gain on sale of real estate investments increased by $2,401,000, or 1,127%, to $2,614,000 for the year ended December 31, 2003, from $213,000 for the year ended December 31, 2002. The increase is primarily a result of the sales of North Star Shopping Center, Thousand Oaks, and Pahrump Valley Junction Shopping Center during 2003 and the sales of our interests in Plaza Del Rey and Seguin Corners during 2002.
      Income from discontinued operations decreased $276,000, or 26%, to $766,000 for the year ended December 31, 2003, compared to $1,042,000 for the year ended December 31, 2002. The decrease is primarily due to the net operating results of three properties sold in 2003 and one in 2004, which includes rental income and expenses, interest expense and depreciation related to the properties through the date of sale.
      Net income was $4,189,000, or $0.90 per basic and dilutive share, and $2,293,000, or $0.57 per basic share and dilutive share, for the years ended December 31, 2003 and 2002, respectively.
Liquidity and Capital Resources
     Liquidity
     Cash Flows
          For the three months ended March 31, 2005
      Net cash provided by operating activities was $150,000 for the three months ended March 31, 2005 compared to net cash provided by operating activities of $2,326,000 for the three months ended March 31, 2004. The decrease was primarily due to the net loss in 2005 compared to net income in 2004 and the decrease in 2005 when compared to 2004 in distributions received in excess of equity in earnings of unconsolidated real estate.
      Net cash used in investing activities was $1,870,000 for the three months ended March 31, 2005, a decrease from net cash used in investing activities of $6,494,000 for the three months ended March 31, 2004. The decrease from the prior period is primarily attributed to the increased purchases of marketable securities of $1,007,000, the purchase of land and unconsolidated properties of $7,546,000 in 2004, offset by proceeds on the sale of property of $2,452,000 in 2004. These decreases were offset in part by the collection of the note receivable of $530,000 in 2005.
      Net cash provided by financing activities was $490,000 for the three months ended March 31, 2005 compared to cash used in financing activities of $5,906,000 for the three months ended March 31, 2004. The increase of $6,396,000 during 2005 compared to 2004 was primarily due to the proceeds from the issuance of debt of $1,565,000 in 2005 and the pay down of the mortgage of $4,918,000 in 2004.
      As a result of the above, cash and cash equivalents decreased $1,232,000 for the three months ended March 31, 2005 to $5,997,000.
          For the year ended December 31, 2004
      Net cash provided by operating activities increased $640,000 to $3,590,000 for the year ended December 31, 2004 compared to net cash provided by operating activities of $2,950,000 for the year ended

December 31, 2003. The increase was primarily due to an increase in depreciation and amortization for AmberOaks of $1,772,000, which was acquired in 2004, offset by a decline in net income of $1,645,000, or 39%, and other non cash charges and working capital.
      Net cash used in investing activities was $14,333,000 for the year ended December 31, 2004, a decrease of $16,850,000 from net cash provided by investing activities of $2,517,000 for the year ended December 31, 2003. The decrease is primarily attributed to a reduction in the net proceeds from real estate dispositions as a result of the sale of three operating properties in the prior year as compared to one in the current year, $23,519,000 cash outlay for the purchase of operating properties, and $1,125,000 purchase of investments in unconsolidated real estate, partially offset by the collection of notes receivable of $6,576,000 in 2004.
      Net cash provided by financing activities was $5,783,000 for the year ended December 31, 2004, an increase of $5,190,000, from net cash provided by financing activities of $593,000 for the year ended December 31, 2003. The increase is primarily attributable to the borrowing related to the purchase of AmberOaks in 2004 of $15,000,000 offset by the repayment of mortgage debt related to the sale of Gateway Mall in 2004 of $4,876,000 as well as the issuance of the mortgage in 2003 of $5,000,000 for the purchase of Gateway Mall.
      As a result of the above, cash and cash equivalents decreased $4,960,000 for the year ended December 31, 2004 to $7,229,000.

Current Sources of Capital and Liquidity
      We seek to create and maintain a capital structure that allows for financial flexibility and diversification of capital resources. Our primary source of liquidity to fund distributions, debt service, leasing costs and capital expenditures is net cash from operations. Our primary sources of liquidity is to fund property acquisitions, temporary working capital and unanticipated cash needs is our credit facility of $1,000,000. As of March 31, 2005 and December 31, 2004 and 2003, our total debt as a percentage of total capitalization was 36.0%, 34.4% and 19.5%, respectively.

Other Liquidity Needs
      We are required to distribute 90% of our REIT taxable income (excluding capital gains) on an annual basis in order to qualify as a REIT for federal income tax purposes. Accordingly, we intend to continue to make, but have not contractually bound ourself to make, regular monthly distributions to holders of our common stock from cash flow from operating activities. All such distributions are at the discretion of our board of directors. We may be required to use borrowings under our credit facility, if necessary, to meet REIT distribution requirements and maintain our REIT status. We have historically distributed amounts in excess of our taxable income resulting in a return of capital to our shareholders. We anticipate that our current distribution rate will meet our REIT requirements for 2005. Amounts accumulated for distribution to shareholders are invested primarily in interest-bearing accounts and short-term interest-bearing securities, which are consistent with our intention to maintain our qualification as a REIT. Such investments may include, for example, investments in marketable equity securities, certificates of deposit and interest-bearing bank deposits.
      Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, we believe that we will have sufficient capital resources to satisfy our liquidity needs over the next twelve months. However, we may be unable to fund future cash distributions. We estimate we will have $1,141,000 of commitments and capital expenditures over the next nine months comprised of the following: $48,000 in secured debt principal repayments and $1,093,000 in capital expenditures, budgeted capital improvements, tenant improvements and leasing costs for our portfolio. There can be, however, no assurance that we will not exceed these estimated expenditure and distribution levels or be able to obtain additional sources of financing on commercially favorable terms, or at all.
      In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more third parties. We have additional equity to borrow from our consolidated properties for such purposes. We may also pay distributions from cash from capital transactions, including without limitation, the sale of one or more of our properties.
      Our distributions of amounts in excess of our taxable income have resulted in a return of capital to our stockholders. The income tax treatment for distributions reportable for the years ended December 31, 2004 and 2003, was as follows:

	December 31,

	2004		2003

Ordinary income	$930,000	24.4%	$332,000	8.6%
Capital gain	2,877,000	75.6%	1,519,000	39.5%
Return of capital	—	—	1,993,000	51.9%

	$3,807,000	100.0%	$3,844,000	100.0%

      Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, we expect to meet our long-term liquidity requirements, which may include property acquisitions, through retained cash flow, borrowings under our credit facility, additional long-term secured and unsecured borrowings, dispositions of assets, issuance of common or preferred units of the Operating Partnership, and the potential issuance of debt or equity securities. We do not intend to reserve funds to retire existing debt upon maturity. We will instead, seek to refinance such debt at maturity or retire such debt through the issuance of equity securities, as market conditions permit.
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in the AmberOaks property, in which we own a 75% TIC interest, will not be renewing their lease which expired on February 28, 2005. ACS currently occupies 44,000 square feet, or 21.3%, of the 207,000 gross leaseable area, or GLA, at AmberOaks. The tenant has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS. During the three months ended March 31, 2005, we amortized $172,000 related to the intangible assets associated with ACS. The remaining $169,000 will be amortized in the second quarter of 2005.
      Our Advisor has been advised that The Pacesetter Corp., a tenant in our consolidated University Heights property, our wholly-owned property, is in default and was locked out as of May 11, 2005. The Pacesetter Corp. currently occupies 13,000 square feet, or 19.1%, of the 68,000 square feet GLA at University Heights. As of March 31, 2005, we recorded an allowance for doubtful accounts in the amount of $33,000 associated with The Pacesetter Corp.
      If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewal leases, the effect would be a reduction of net cash provided by operating activities. If any or all of these events occur and our board of directors continues to declare distributions to our shareholders at current levels, we may experience a cash flow deficit in subsequent periods. In connection with such a shortfall in net cash available, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more third parties. This estimate is based on various assumptions which are difficult to predict, including the levels of leasing activity at year end and related leasing costs. Any changes in these assumptions could impact the financial results and our ability to fund working capital and unanticipated cash needs. To the extent any distributions are made to our shareholders in excess of accumulated earnings, the excess distributions are considered a return of capital to our shareholders for federal income tax purposes to the extent of basis in our stock, and generally as capital gain thereafter.
      A material adverse change in the net cash provided by operating activities may affect our ability to fund these items and may affect the financial performance covenants under our credit facility with Bank of America. If we fail to meet our financial performance covenants and are unable to reach a satisfactory resolution with the lenders, and the credit facility could become unavailable to us or the interest charged on the credit facility could increase. Our performance covenants require that our leverage shall not exceed 60%, that our net worth shall not be less than $10,000,000, that we shall not maintain unencumbered cash and cash equivalents approved by Bank of America of at least $500,000, and that we shall maintain a debt service coverage of at least 1.50 to 1.0. Any of these circumstances could adversely affect our ability to fund working capital and unanticipated cash needs and acquisition costs.
      Distributions are determined by our board of directors and are dependent on a number of factors, including the amount of funds available for distribution, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Code, and other factors our board of directors may deem relevant.
Capital Resources

General
      Our primary sources of capital are cash from real estate operations, our ability to leverage any increased market value in the real estate assets owned by us and the ability to obtain debt financing from third parties. As of March 31, 2005, we had additional equity to borrow from the existing properties of $3,200,000. We derive substantially all of our revenues from tenants under leases at the properties. The operating cash flow therefore depends materially on the rents that we are able to charge our tenants and the ability of these tenants to make their rental payments.
      The primary uses of cash are to fund distributions to our shareholders, to fund capital investment in the existing portfolio of operating assets, to fund new acquisitions and for debt service. We may also regularly require capital to invest in the existing portfolio of operating assets in connection with routine capital improvements, deferred maintenance on properties recently acquired, and leasing activities, including funding tenant improvements, allowances and leasing commissions. The amounts of the leasing-related expenditures can vary significantly depending on negotiations with tenants and the willingness of tenants to pay higher base rents over the life of the leases.
      We anticipate our source for the payment of the distributions to be funds from operating activities as well as short-term and long-term debt and net proceeds from the sale of one or more of our properties. We will require up to approximately $1,093,000 for the year ended December 31, 2005, for capital expenditures including, without limitation, tenant and/or capital improvements and lease commissions. We intend to incur debt to provide funds for these expenditures to the extent the reserves or deposit with the lender of $1,223,000 as of March 31, 2005, is not sufficient or cannot be used for theses expenditures. We sold one of the three buildings in Pacific Corporate Park and sold County Center Drive on February 11 and April 14, 2005, respectively. Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, which has not yet been submitted for approval or been approved, upon the sale of these properties, we may use the net proceeds to invest in additional properties.

Financing
      Mortgages and contracts payable, including mortgages secured by property held for sale, were $20,833,000, $19,285,000 and $9,250,000 at March 31, 2005, December 31, 2004 and 2003, respectively. Notes and contracts payable as a percentage of total capitalization increased to 36.0% at March 31, 2005 from 34.4% at December 31, 2004 and from 19.5% at December 31, 2003. This increase was due to the debt incurred to finance tenant improvements at Netpark, issuance of the mortgage with the acquisition of AmberOaks offset in part by the sale of Gateway Mall and subsequent payment of the note related to the property.
      We currently have no principal debt repayments until February 2006; however, we continue to pay monthly interest payments on such debt. As there is no maturing debt coming due through the end of 2005, we believe that our net cash provided by operating activities, availability under the line of credit, proceeds from other financing sources that are expected to be available and proceeds from anticipated asset sales will together provide sufficient liquidity to meet our cash needs during the next twelve months.
      On September 3, 2003, we entered into an agreement with Bank of America for a credit facility in the amount of $1,000,000. This credit facility bears interest at Bank of America’s prime rate plus 50 basis points. The applicable credit facility matured on September 2, 2004 and has two one-year extensions. On September 21, 2004, we extended the credit facility for one year until September 30, 2005. The credit facility is subject to a fee of 1% to be paid one-third on each of the effective date, the first anniversary and the second anniversary thereof. As of March, 31, 2005 and December 31, 2004, we had no outstanding amount under the credit facility.

Cash and Cash Equivalents
      As of March 31, 2005 and December 31, 2004, we had $5,999,000 and $7,229,000, respectively, in cash and cash equivalents.

REIT Requirements
      In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our shareholders of at least 90% of REIT taxable income. In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of such distributions or the timing of the collections of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties. We have additional equity to borrow from our consolidated properties that could be used for such purposes. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.

Unconsolidated Debt
      Total mortgage debt of unconsolidated properties was $218,906,000, $224,547,000 and $159,888,000 as of March 31, 2005, December 31, 2004 and 2003, respectively. Our share of unconsolidated debt was $29,108,000, $30,424,000 and $30,300,000 at March 31, 2005, December 31, 2004 and December 31, 2003, respectively, as set forth in the summary below. The increase was due to the refinancing of Congress Center in September 2004 along with the purchase of interests in the unconsolidated investments of Oakey

Building and Emerald Plaza in April 2004 and July 2004, respectively, offset in part by the sale of Saddleback Financial in December 2004.

				Mortgage Debt		Mortgage Debt
		Mortgage Debt	T REIT Inc’s	Balance as of	T REIT Inc’s	Balance as of	T REIT Inc’s
	Ownership	Balance as of	Portion of	December 31,	Portion of	December 31,	Portion of
Property	Percentage	March 31, 2005	Debt	2004	Debt	2003	Debt

Reno Trademark Building — TIC	40.0%	$4,489,000	$1,796,000	$4,504,000	$1,802,000	$4,555,000	$1,822,000
County Center Drive — TIC	16.0%	2,958,000	473,000	2,980,000	477,000	3,059,000	489,000
City Center West “A” Building — TIC	89.1%	12,431,000	11,079,000	12,484,000	11,127,000	12,688,000	11,308,000
Titan Building & Plaza — TIC	48.5%	5,775,000	2,801,000	5,795,000	2,811,000	5,874,000	2,849,000
Pacific Corporate Park — LLC	22.8%	—	—	5,474,000	1,246,000	5,684,000	1,294,000
Congress Center — LLC	10.3%	97,500,000	9,962,000	97,500,000	9,962,000	96,989,000	9,909,000
Saddleback Financial Center — TIC (sold December 2004)	25.0%	—	—	—	—	7,439,000	1,860,000
Enclave Parkway — LLC	3.3%	23,253,000	757,000	23,310,000	759,000	23,600,000	769,000
Oakey Building — LLC	9.8%	4,000,000	390,000	4,000,000	390,000	—	—
Emerald Plaza — LLC	2.7%	68,500,000	1,850,000	68,500,000	1,850,000	—	—

Total		$218,906,000	$29,108,000	$224,547,000	$30,424,000	$159,888,000	$30,300,000

      On March 31, 2005, the mortgage on the Oakey Building was extended, for a fee of $40,000, until October 1, 2005 and the terms modified. The terms under the extension call for a monthly payment of $27,000 at an interest rate of 8.0% per annum. In addition, on May 3, 2005, a rate lock deposit of $10,000 was paid to LaSalle Bank, National Association, or LaSalle, by our Advisor for the purpose of re-financing the existing loan with a balance of $4,000,000 and providing a construction and TI financing loan in the amount of $5,500,000 and $700,000 for operating requirements for the property, which would give the borrower an option of LaSalle’s prime rate and up to three months LIBOR plus 2.0% per annum.
      As of March 31, 2005, the Emerald Plaza, San Diego property, of which we own 9.8%, was not in compliance with certain covenants under the loan agreement with Citigroup Global Markets Realty Corp. which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At March 31, 2005, the balance on the mortgage was $68,500,000 and was secured by real property, including related intangible assets, with a carrying basis of $95,315,000. In January 2005, our Advisor was unable to renew a tenant lease for 35,000 square feet, or 10% of GLA, and, in accordance with the provisions of the loan agreement, the property is now subject to a lockbox whereby all funds received are deposited in the controlled lockbox. Once the debt service payments have been satisfied from the lockbox, the property is entitled to receive budgeted operating expenses. All excess funds are deposited into a reserve account.
      On September 3, 2004, our Advisor refinanced Congress Center, or the borrower, with three loans totaling $97,500,000, through Principal Commercial Funding and Principal Life Insurance. We own a 10.3% interest in Congress Center, and in connection with our payment obligations under the three loans our liability is limited to the extent of our interest in Congress Center and any rents we are entitled to therefrom. In connection with the Congress Center refinancing, the total unamortized portion of the capitalized loan costs of $580,000 were expensed in September 2004 along with $253,000 in prepayment penalties related to the early termination of the loan.
      A summary of the three notes are as follows:
      Note A is in the amount of $80,000,000 and bears interest at a fixed rate of 5.635% per annum. The borrower is required to make monthly interest only payments until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.
      Note B is in the amount of $15,000,000 and bears interest at a fixed rate of 5.635% per annum. The borrower is required to make monthly interest only payments until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.
      Note C is in the amount of $2,500,000 and bears interest at a fixed rate of 7.0% per annum. The borrower is required to make monthly interest only payments until October 1, 2006. Thereafter, the borrower is required to make monthly principal and interest payments based on a 30-year amortization schedule until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.

Unconsolidated debt due to related parties
      Our properties may obtain secured or unsecured debt financing through one or more third parties, including our Advisor, Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony Thompson, our chairman of the board of directors, and NNN 2004 Notes Program, LLC, or 2004 Notes Program, a subsidiary of our Advisor. As of March 31, 2005, the following notes were outstanding:

Cunningham
      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at March 31, 2005 and December 31, 2004. The notes bear different interest rates as noted below and are due one year from origination.

	March 31, 2005		December 31,
	Amount of	T REIT, Inc.’s	2004 Amount	T REIT, Inc.’s	Interest Rate
Property/Issue Date	Loan	Portion	of Loan	Portion	(per annum)

Pacific Corporate Park:
12/06/04	$80,000	$18,000	$81,000	$18,000	8%
02/03/05	130,000	30,000	—	—	8%
02/11/05	263,000	60,000	—	—	8%
03/18/05	20,000	5,000	—	—	8%
03/21/05	731,000	167,000	—	—	8%
Emerald Plaza:
02/07/05	232,000	6,000	—	—	8%
03/04/05	232,000	6,000	—	—	8%
County Center Drive:
02/07/05	2,000	—			12%

Total	$1,690,000	$292,000

Triple Net Properties, LLC
      County Center Drive had $121,000, consisting of $109,000 in principal and $11,000 in interest, outstanding due to our Advisor as of March 31, 2005 and December 31, 2004. This unsecured note bears interest at 12.0% per annum and is due upon demand. The note was repaid on April 14, 2005.

2004 Notes Program
      The 2004 Notes Program has made loans from time to time to certain of our properties. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property prorated for the amount of time the loan was outstanding. As of March 31, 2005 and December 31, 2004, loans from the 2004 Notes Program to Congress Center, which has been repaid, and County Center Drive, which has an outstanding balance of $16,000, consisting of $14,000 in principal and $2,000 in interest, may result in additional amounts due to the 2004 Notes Program upon the sale of these properties, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program if and when the Congress Center property is sold. There were no amounts due to the 2004 Notes Program from the sale of County Center Drive on April 14, 2005.

Commitment and Contingencies

Insurance Coverage

Property Damage, Business Interruption, Earthquake and Terrorism
      The insurance coverage provided through third-party insurance carriers is subject to coverage limitations. For each type of insurance coverage described below, should an uninsured or underinsured loss occur, we could lose all or a portion of our investment in, and anticipated cash flows from, one or more of the properties. In addition, there can be no assurance that third-party insurance carriers will be able to maintain reinsurance sufficient to cover any losses that may be incurred.

Type of Insurance Coverage	Loss Exposure/Deductible

Property damage and business interruption	$200 million annual aggregate exposure, plus $10 thousand per occurrence deductible
Earthquake	$10 million annual aggregate exposure plus 5 percent ($100,000 minimum) per occurrence deductible
Earthquake (California properties)	$90 million in excess of $10 million
Flood — named storm	$10 million annual aggregate exposure plus 5 percent ($100,000 minimum) per occurrence deductible
Flood — all other	$10 million annual aggregate exposure plus 5 percent ($25,000 minimum/$100,000 maximum) per occurrence deductible
Liability	$2 million annual aggregate exposure plus $1 million each occurrence
Umbrella (excess liability)	$100 million aggregate exposure
Acts of terrorism	$100 million annual aggregate exposure, plus $10,000 per occurrence deductible.

Debt Service Requirements
      Our principal liquidity needs include, but are not limited to, payments of interest and principal on outstanding indebtedness, which includes mortgages on our two consolidated properties. As of December 31, 2004, both University Heights and AmberOaks were subject to existing mortgages which had an aggregate principal amount outstanding of $19,285,000, which consisted of $4,285,000, or 22% allocable fixed rate debt at a weighted average interest rate of 5.25% per annum and $15,000,000 of variable rate debt at a weighted average interest rate of 5.75% per annum. As of December 31, 2004, the weighted average interest rate on our outstanding mortgages was 5.64% per annum. The scheduled principal payments for the next five years, as of December 31, 2004 are as follows:

2005	$65,000
2006	266,000
2007	14,875,000
2008	4,079,000
2009	—
Thereafter	—

$19,285,000

Contractual Obligations
      The following table provides information with respect to the maturities, scheduled principal payments of secured debt and line of credit as well as scheduled interest payments of the fixed rate debt at March 31, 2005. The table does not reflect available extension options.
March 31, 2005

	Less Than			More Than
	1 Year	1-3 Years	4-5 Years	5 Years
	(2005)	(2006-2007)	(2008-2009)	(After 2009)	Total

Principal payments — fixed rate debt	$1,613,000	$141,000	$4,079,000	$—	$5,833,000
Interest payments — fixed rate debt	170,000	442,000	—	—	612,000
Principal payments — variable rate debt	—	15,000,000	—	—	15,000,000
Interest payments — variable rate debt (rate as of March 31, 2005)	749,000	905,000	—	—	1,654,000

Total	$2,532,000	$16,488,000	$4,079,000	$—	$23,099,000

      The following table provides information with respect to the maturities and scheduled principal repayments of our secured debt and scheduled interest payments of our fixed rate debt at December 31, 2004. The table also provides information about the minimum commitments due in connection with our lease guarantee at December 31, 2004. The table does not reflect available extension options.

	Payments Due by Period

	Less Than			More Than
	1 Year	1-3 Years	4-5 Years	5 Years
December 31, 2004	(2005)	(2006-2007)	(2008-2009)	(After 2009)	Total

Principal payments — fixed rate debt	$65,000	$141,000	$4,079,000	$—	$4,285,000
Principal payments — variable rate debt		15,000,000			15,000,000
Interest payments — fixed rate debt		669,000			669,000
Interest payments — variable rate debt (rate in effect at December 31, 2004)		1,767,000			1,767,000
Lease guarantee(1)	220,000	214,000	—	—	434,000

Total	$285,000	$17,791,000	$4,079,000	$—	$22,155,000

(1)	The lease guarantee relates to our obligation on the Christie Street Office Building sold in 2001. Our Advisor agreed to indemnify us for the full amount of our obligation.

Off-Balance Sheet Arrangements
      There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) that have, or are reasonably likely to have a current or future material effect on our financial condition, changes in the financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Funds from Operations
      We define Funds from Operations, or FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trust, or NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO.
      We consider FFO to be an appropriate supplemental measure of a REIT’s operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. The use of FFO is recommended by the REIT industry as a supplemental performance measure.
      Presentation of this information is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.
      Our FFO reporting complies with NAREIT’s policy described above.

      The following is the calculation of FFO for the years ended December 31, 2004, 2003 and 2002, respectively:

	Three Month Ended March 31,		Years Ended December 31,

	2005	2004	2004	2003

Net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000
Add:
Depreciation and Amortization — continuing operations	640,000	375,000	2,034,000	150,000
Depreciation and Amortization — discontinued operations	—	17,000	50,000	321,000
Depreciation and Amortization — unconsolidated real estate operating properties	316,000	399,000	1,325,000	1,261,000
Less:
Gain on sale of property	—	822,000	(2,466,000)	(2,614,000)

Funds from operations	$608,000	$1,310,000	$3,487,000	$3,307,000

Weighted average common shares outstanding — basic and diluted	4,605,000	4,646,000	4,630,000	4,676,000

Gain on sale of investments included in net income (loss) and FFO	$16,000	$47,000

SEC Investigation
      On September 16, 2004, our Advisor advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Advisor relating to disclosure in securities offerings (including offerings by us, G REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Advisor and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Advisor, including us. Our Advisor has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could focus on or involve us and fines, penalties or administrative remedies could be asserted against us.
      We cannot at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with Statement of Financial Accounting Standards No. 5.

Prior Performance Tables
      In connection with our initial public offering of common stock conducted through a best efforts offering from February 22, 2000 through June 1, 2002, we disclosed the prior performance of all public and non-public investment programs sponsored by our Advisor. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves incorrect, even as presented on a tax or cash basis. In particular, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment. In general, the resulting effect is an overstatement of our Advisor’s program and aggregate portfolio operating results. Our board of directors are considering alternatives to address the errors in the prior performance tables.

Inflation
      We will be exposed to inflation risk as income from long-term leases is expected to be the primary source of cash flows from operations. We expect that there will be provisions in the majority of our tenant leases that would protect it from the impact of inflation. These provisions include rent steps, reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.
Subsequent Events

Dispositions
      On April 6, 2005, the Emerald Plaza property borrowed $279,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On April 8, 2005, the Pacific Corporate Park property borrowed $80,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On April 12, 2005, the board of directors approved the listing for sale of University Heights Business Park, our wholly-owned property in San Antonio, Texas.
      On April 14, 2005, County Center Drive, Temecula, California, our unconsolidated property of which we own a 16% undivided TIC interest, was sold to Hall Investment Company, Inc., an unaffiliated third party for a sale price of $7,200,000. We received cash proceeds from this sale of $603,000 after closing costs and other transaction expenses. We recorded a gain of $299,000. A property disposition fee was paid to Realty of $158,000, or 2.2% of the sales price, of which 75% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement. A sales commission was paid to an unaffiliated broker of $274,000, or 3.8%, of the sale price.
      On May 13, 2005, our Advisor entered into a binding sale agreement for the sale of our unconsolidated property located at 25391 Commerce Centre Drive, Lake Forest, California property, one of the two remaining buildings in the Pacific Corporate Park complex, of which we own a 22.8% interest, to the California Western Properties, LLC, an unaffiliated third party, for a sales price of $4,969,000. The sale is expected to close during the second or third quarter of 2005. We will receive cash proceeds of approximately $750,000 and record a gain on the sale of approximately $300,000. A property disposition fee of $98,000, or 2.0% of the sale price will be paid to Realty, of which 75% will be passed through to our Advisor pursuant the Realty-Triple Net Agreement, and sales commissions to unaffiliated brokers of $199,000, or 4.0% of the sale price.
      On May 31, 2005, our Advisor notified us that the contract for the sale of the City Center West “A” Building, entered into on January 24, 2005, was terminated.
      Our Advisor entered into agreements to sell our interests in one of the buildings in the Pacific Corporate Park complex, sold our interests in County Center Drive and one of the buildings at the Pacific Corporate Park complex, and listed for sale the University Heights Business Park, all in accordance with our regular business practices regarding dispositions of our properties. Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, which has not yet been submitted for approval or been approved, we presently intend to reinvest the net proceeds from the sales or potential sales of these properties in accordance with our regular business practices regarding purchases and sales of our properties, which may include reinvestment of the net proceeds in other real estate investments that qualify for like-kind exchange treatment under Section 1031 of the Code.

Leasing
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in our consolidated AmberOaks property, in which we own a 75% TIC interest, will not be renewing their lease which expired on February 28, 2005. ACS currently occupies 44,000 square feet, or 21.3%, of the 207,000 gross leaseable area, or GLA, at AmberOaks. The tenant has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS. During the three months ended March 31, 2005, we amortized $172,000 related to the intangible assets associated with ACS. The remaining $169,000 will be amortized in the second quarter of 2005.
      Our Advisor has been advised that The Pacesetter Corp., a tenant in our consolidated University Heights property, our wholly-owned property, is in default and was locked out as of May 11, 2005. The Pacesetter Corp. currently occupies 13,000 square feet, or 19.1%, of the 68,000 square feet GLA at University Heights. As of March 31, 2005, we recorded an allowance for doubtful accounts in the amount of $33,000 associated with The Pacesetter Corp.
New Accounting Pronouncements
      In December 2004, the FASB issued Statement 123 (revised), “Share-Based Payment,” or “FAS 123R”. FAS 123R requires that all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The new standard will be effective in the first reporting period ending after June 15, 2005. The adoption of this statement is not expected to have a material effect on our results of operations or financial condition.
      In April 2004, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position FAS 129-1, “Disclosure Requirements under FASB Statement No. 129, Disclosure of Information about Capital Structure, Relating to Contingently Convertible Financial Instruments,” or FAS 129-1. FAS 129-1 provides guidance on disclosures of contingently convertible financial instruments, including those containing contingent conversion requirements that have not been met and are not otherwise required to be included in the calculation of diluted earnings per share. The statement was effective immediately, and applies to all existing and newly created securities. The adoption of this statement did not have a material effect on our results of operations or financial condition.
      In March 2004, the Emerging Issues Task Force, or EITF, reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” or EITF 03-1. EITF 03-1 provides guidance for determining when an investment is other-than-temporarily impaired to be applied in reporting periods beginning after June 15, 2004 and contains disclosure requirements effective in annual financial statements for fiscal years ending after December 15, 2003 for investments accounted for under SFAS Nos. 115 and 124. For all other investments within the scope of this Issue, the disclosures are effective for fiscal years ending after June 15, 2004. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however, the disclosure requirements remain effective. We have evaluated the impact of the adoption of EITF 03-1 and do not believe it will have a material effect on our financial condition or results of operations.
      In December 2003, FASB revised FIN 46, Consolidation of Variable Interest Entities, issued in January 2003, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN 46R). FIN 46R requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46R also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46R apply immediately to variable interest entities created after December 31, 2003. The consolidation requirements will apply to entities established prior to December 31, 2003, in the first fiscal year or in the interim period beginning after December 15, 2004. The Company does not believe the adoption of such interpretation will have a material impact on its results of operations or financial condition.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
      We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rate debt to fixed rate debt. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.
March 31, 2005
      Our interest rate risk is monitored using a variety of techniques. The table below presents, as of March 31, 2005, the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2005	2006	2007	2008	2009	Thereafter	Total

Fixed rate debt	$48,000	$69,000	$72,000	$4,079,000	$—	$—	$4,268,000
Average interest rate on maturing debt	5.25%	5.25%	5.25%	5.25%	—	—	5.25%
Variable rate debt	$1,565,000	$197,000	$14,803,000	$—	$—	$—	$16,565,000
Average interest rate on maturing debt	6.50%	6.75%	6.75%	—	—	—	6.73%
      The weighted-average interest rate of mortgage and other debt as of March 31, 2005 was approximately 6.42% per annum. At March 31, 2005, our mortgage and other debt consisted of $4,268,000 or 20% of the total debt at a fixed interest rate of 5.25% per annum and $16,565,000 or 80% of the total debt at a weighted average variable interest rate of 6.73% per annum. An increase in the variable interest rate on certain mortgages and other debt constitutes a market risk. As of March 31, 2005, for example, a 0.5% increase in LIBOR would have increased the overall annual interest expense by approximately $83,000 or less than 7.5%.
December 31, 2004
      Approximately 78% of our mortgage notes payable at December 31, 2004 were subject to variable interest rates, therefore, we are exposed to market changes in interest rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we may borrow at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. We may enter into derivative financial instruments such as interest rate swaps, caps and treasury locks in order to mitigate our interest rate risk on a related financial instrument. We do not enter into derivative or interest rate transactions for speculative purposes.
      Our interest rate risk is monitored using a variety of techniques. The table below provides information about our mortgage debt obligations, and presents the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes:

	2005	2006	2007	2008	2009	Thereafter	Total	Fair Value

Fixed rate debt	$65,000	$69,000	$72,000	$4,079,000	$—	$—	$4,285,000	$4,662,000
Average interest rate on maturing fixed rate debt	5.25%	5.25%	5.25%	5.25%	—	—	5.25%
Variable rate debt	$—	$197,000	$14,803,000	$—	$—	$—	$15,000,000	$16,072,000
Average interest rate on maturing variable rate debt	—	5.75%	5.75%	—	—	—	5.75%
      The weighted average interest rate of our mortgage debt as of December 31, 2004 was 5.64% per annum. At December 31, 2004, our mortgage debt consisted of $4,285,000, or 22% of the total debt, at a fixed interest rate of 5.25% per annum and $15,000,000, or 78% of the total debt, at a weighted average variable interest rate of 5.75% per annum. An increase in the variable interest rate on certain mortgages payable constitutes a market risk. As of December 31, 2004, for example, a 0.25% increase in LIBOR would have increased our overall annual interest expense by $37,500 or 4.35%. This sensitivity analysis contains certain simplifying assumptions, for example, it does not consider the impact of changes in prepayment risk. Certain of our loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.
December 31, 2003
      Our exposure to market changes in interest rates is similar to that which we faced at December 31, 2003. The table below presents, as of December 31, 2003, the principal amounts and weighted average interest rates by year of expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.

	2004	2005	2006	2007	2008	Thereafter	Total	Fair Value

Fixed rate debt	$62,000	$65,000	$68,000	$72,000	$4,079,000	$—	$4,346,000	$4,703,000
Average interest rate on maturing debt	5.25%	5.25%	5.25%	5.25%	5.25%	—	5.25%
Variable rate debt	$100,000	$103,000	$4,701,000	$—	$—	$—	$4,904,000	$4,908,000
Average interest rate on maturing debt	3.27%	3.27%	3.27%	—	—	—	3.27%
      The weighted average interest rate of our mortgage debt as of December 31, 2003 was 4.2% per annum. At December 31, 2003, our mortgage debt consisted of $4,904,000, or 53% of the total debt, at a weighted average variable interest rate averaging 3.27% per annum and $4,346,000 or 47% of the total debt at a fixed interest rate of 5.25% per annum. An increase in the variable interest rate on certain mortgages payable constitutes a market risk. As of December 31, 2003, for example, a 0.25% increase in LIBOR would have increased our overall annual interest expense by $12,000, or 7.65%. This sensitivity analysis contains certain simplifying assumptions, for example, it does not consider the impact of changes in prepayment risk. Certain of our loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

CODE OF BUSINESS CONDUCT AND ETHICS
      We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all directors, consultants and employees, including the chief executive officer and the principal financial officers and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Shareholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to T REIT, Inc. at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary.
ANNUAL REPORT
      The annual report to shareholders for the fiscal year ended December 31, 2004, was mailed to shareholders on May [          ], 2005. The annual report is not incorporated in this proxy and is not deemed a part of the proxy soliciting material.
OTHER INFORMATION
Proposals by Our Shareholders
      Once we complete our liquidation, we will no longer have public shareholders or any shareholder meetings. However, we project that completion of the liquidation may take 24 months or longer. Once we file our articles of dissolution, our company may cease to hold shareholder meetings, to the extent that we are permitted by law to cease holding such meetings. We will continue to hold annual shareholder meetings as long as we are required to hold such meetings. Holders of our common stock will continue to be entitled to attend and participate in these shareholder meetings.
      Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2006 annual meeting of shareholders must cause such proposal to be received at our principal executive offices at 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705, Attention: Secretary, no later than [January 25, 2006], in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Shareholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934.
OTHER MATTERS
Mailing of Materials; Other Business
      We will mail a proxy card together with this proxy statement to all shareholders of record at the close of business on [                    ,] 2005. The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
      It is important that proxies be returned promptly. Therefore, shareholders are urged to date, sign and return the accompanying proxy card in the enclosed envelope or by fax to (714) 667-6843 or by telephone by dialing toll-free 1-866-697-1031 or by the internet at www.1031nnn.com/VoteTREIT.

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
T REIT, Inc.
      We have audited the accompanying consolidated balance sheets of T REIT, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations and comprehensive operations, shareholders’ equity and cash flows for the years then ended. Our audits also include the consolidated financial statement schedules listed in the index to the consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, such 2004 and 2003 consolidated financial statements present fairly, in all material respects, the financial position of T REIT, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

Deloitte & Touche, LLP
Los Angeles, California
March 31, 2005

T REIT, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2005 (unaudited), December 31, 2004 and 2003

		December 31,

	March 31, 2005	2004	2003

	(Unaudited)
ASSETS
Real estate investments:
Operating properties, net of accumulated depreciation	$23,710,000	$23,874,000	$6,602,000
Property held for sale, net of accumulated depreciation	—	—	9,144,000
Investments in unconsolidated real estate	19,145,000	19,272,000	19,331,000

	42,855,000	43,146,000	35,077,000
Cash and cash equivalents	5,999,000	7,229,000	12,189,000
Restricted cash	1,223,000	1,691,000	574,000
Investment in marketable securities	3,298,000	491,000	—
Accounts receivable, net of allowance for doubtful accounts	138,000	125,000	37,000
Accounts receivable from related parties	436,000	514,000	538,000
Real estate deposits	—	—	11,000
Other assets, net	3,345,000	4,058,000	296,000
Note receivable	2,769,000	3,299,000	647,000

Total assets	$60,063,000	$60,553,000	$49,369,000

LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS’ EQUITY
Mortgages payable	$20,833,000	$19,285,000	$4,346,000
Mortgages payable secured by property held for sale	—	—	4,904,000
Accounts payable and accrued liabilities	1,319,000	1,904,000	1,611,000
Accounts payable due to related party	28,000	49,000	24,000
Distributions payable	329,000	327,000	318,000
Security deposits and prepaid rent	378,000	253,000	59,000

	22,887,000	21,818,000	11,262,000
Minority interests	1,759,000	1,916,000	—
Commitments and contingencies (Note 13)
Shareholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 4,720,000 shares issued, 4,605,000, 4,612,000 and 4,646,000 outstanding at March 31, 2005, December 31, 2004 and 2003, respectively	47,000	47,000	47,000
Additional paid-in capital	41,565,000	41,533,000	41,265,000
Treasury stock, 114,000, 107,000 and 74,000 shares at March 31, 2005, December 31, 2004 and 2003, respectively	(1,043,000)	(979,000)	(675,000)
Distributions in excess of earnings	(5,088,000)	(3,792,000)	(2,530,000)
Accumulated other comprehensive income	(64,000)	10,000	—

Total shareholders’ equity	35,417,000	36,819,000	38,107,000

Total liabilities, minority interests and shareholders’ equity	$60,063,000	$60,553,000	$49,369,000

T REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three Months Ended March 31, 2005 and 2004 (unaudited)
and the Years Ended December 31, 2004 and 2003

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003

	(Unaudited)
Revenues:
Rental income	$1,019,000	$748,000	$4,959,000	$1,068,000

Expenses:
Rental	469,000	143,000	1,868,000	265,000
General and administrative	533,000	93,000	1,264,000	815,000
Depreciation and amortization	641,000	411,000	1,961,000	150,000

	1,643,000	647,000	5,093,000	1,230,000
Income (loss) before other income (expense), discontinued operations, and minority interests	(624,000)	101,000	(134,000)	(162,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(336,000)	(74,000)	(1,187,000)	(305,000)
Interest income	105,000	40,000	449,000	116,000
Dividend income	—	40,000	86,000	—
Gain on sale of marketable securities	16,000	47,000	109,000	—
Equity in earnings of unconsolidated real estate	380,000	265,000	581,000	1,160,000
Minority interests	111,000	(5,000)	85,000	—

Income (loss) from continuing operations before discontinued operations and gain on sale of real estate investments and minority interests	(348,000)	414,000	(11,000)	809,000
Gain on sale of real estate investments	—	822,000	2,466,000	2,614,000
Income from discontinued operations	—	105,000	89,000	766,000

Net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000

Other comprehensive income (loss):
Net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000
Unrealized gain (loss) on marketable securities	(74,000)	—	10,000	—

Net comprehensive income (loss)	$(422,000)	$1,341,000	$2,554,000	$4,189,000

Net income (loss) per common share:
Continuing operations — basic and diluted	$(0.08)	$0.09	$0.00	$0.17
Discontinued operations — basic and diluted	$—	$0.20	0.55	0.73

Total net income (loss) per common share — basic and diluted	$(0.08)	$0.29	$0.55	$0.90

Weighted average common shares outstanding — basic and diluted	4,605,000	4,646,000	4,630,000	4,676,000

T REIT, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three Months Ended March 31, 2005 (unaudited) and the
Years Ended December 31, 2004 and 2003

		Common Stock
						Accumulated
		Common			Distributions in	Other
	Number of	Stock Par	Additional	Treasury	Excess of	Comprehensive
	Shares	Value	Paid-in Capital	Stock	Earnings	Income	Total

BALANCE — December 31, 2002	4,696,000	47,000	41,265,000	(220,000)	(2,876,000)	—	38,216,000
Distributions	—	—	—	—	(3,843,000)	—	(3,843,000)
Repurchase of Shares	(50,000)	—	—	(455,000)	—	—	(455,000)
Net income	—	—	—	—	4,189,000	—	4,189,000

BALANCE — December 31, 2003	4,646,000	47,000	41,265,000	(675,000)	(2,530,000)	—	38,107,000
Distributions	—	—	—	—	(3,806,000)	—	(3,806,000)
Stock Based Compensation Expense	—	—	268,000	—	—	—	268,000
Repurchase of Shares	(34,000)	—	—	(304,000)	—	—	(304,000)
Unrealized gain on marketable securities	—	—	—	—	—	10,000	10,000
Net income	—	—	—	—	2,544,000	—	2,544,000

BALANCE — December 31, 2004	4,612,000	47,000	41,533,000	(979,000)	(3,792,000)	10,000	36,819,000

Net loss	—	—	—	—	(348,000)	—	(348,000)
Unrealized loss on marketable securities	—	—	—	—	—	(74,000)	(74,000)
Stock based compensation	—	—	32,000	—	—	—	32,000
Distributions	—	—	—	—	(948,000)	—	(948,000)
Repurchase of shares	(7,000)	—	—	(64,000)	—	—	(64,000)

BALANCE — March 31, 2005 (unaudited)	4,605,000	$47,000	$41,565,000	$(1,043,000)	$(5,088,000)	$(64,000)	$35,417,000

T REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2005 and 2004 (unaudited) and the
Years Ended December 31, 2004 and 2003

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003

	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000
Adjustments to reconcile net income to net cash provided by operating activities
Distributions received in excess of (equity) in earnings of unconsolidated real estate	127,000	601,000	964,000	631,000
Gain on sale of real estate investments	—	(822,000)	(2,466,000)	(2,614,000)
Gain on sale of marketable securities	(16,000)	(47,000)	(109,000)	—
Depreciation and amortization — continued and discontinued operations	549,000	248,000	2,404,000	472,000
Stock based compensation expense	32,000	—	268,000	—
Minority interest expense	(111,000)	5,000	(85,000)	—
Change in operating assets and liabilities:
Accounts receivable	(13,000)	(154,000)	(96,000)	(308,000)
Accounts receivable from related parties	57,000	715,000	24,000	56,000
Amortization of deferred financing costs	214,000	251,000	99,000	121,000
Other assets	117,000	386,000	(376,000)	145,000
Accounts payable and accrued liabilities	(583,000)	(558,000)	452,000	343,000
Security deposits and prepaid rent	125,000	360,000	(33,000)	(85,000)

Net cash provided by operating activities	150,000	2,326,000	3,590,000	2,950,000

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of marketable securities	(3,376,000)	(2,369,000)	(7,236,000)	—
Proceeds from sale of marketable securities	511,000	2,235,000	6,865,000	—
Purchase of real estate operating properties	—	(5,927,000)	(23,091,000)	(9,580,000)
Purchase of investments in unconsolidated real estate	—	(1,619,000)	(1,125,000)	(2,438,000)
Restricted cash	468,000	—	(1,117,000)	356,000
Capital expenditures	(3,000)	(39,000)	(80,000)	(198,000)
Proceeds from disposition of properties	—	2,452,000	3,245,000	13,320,000
Proceeds from sale of investments in unconsolidated real estate	—	(1,112,000)	1,619,000	—
Collections of notes receivable	530,000	—	6,576,000	(60,000)
Real estate deposits applied to purchases	—	(115,000)	11,000	1,117,000

Net cash (used in) provided by investing activities	(1,870,000)	(6,494,000)	(14,333,000)	2,517,000

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under notes payable	1,565,000	—	15,000,000	5,000,000
Principal payments on notes payable and credit facility	(17,000)	(4,918,000)	(5,510,000)	(106,000)
Borrowings on credit facility	—	500,000	545,000	—
Payment of deferred financing costs	—	(500,000)	—	—
Repurchase of shares	(948,000)	(954,000)	(304,000)	(455,000)
Distributions paid	(46,000)	(34,000)	(3,796,000)	(3,846,000)
Distributions to minority shareholders	(64,000)	—	(152,000)	—

Net cash provided by financing activities	490,000	(5,906,000)	5,783,000	593,000

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,230,000)	(10,074,000)	(4,960,000)	6,060,000
CASH AND CASH EQUIVALENTS — beginning of the period	7,229,000	12,189,000	12,189,000	6,129,000

CASH AND CASH EQUIVALENTS — end of the period	$5,999,000	$2,115,000	$7,229,000	$12,189,000

T REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — SUPPLEMENTAL INFORMATION
For the Three Months Ended March 31, 2005 and 2004 (unaudited)
and the Years Ended December 31, 2004 and 2003

	Three Months Ended		Years Ended
	March 31,		December 31,

	2005	2004	2004	2003

	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$249,000	$199,000	$1,211,000	$1,780,000

Income taxes	$1,000	$3,000	$6,000	$30,000

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
INVESTING ACTIVITIES
Increase in assets net of liabilities of acquisitions/dispositions	$—	$—	$5,131,000	$2,327,000
Increase in investment in operating properties	$—	$—	$19,525,000	$9,167,000
Decrease in investment in operating properties	$—	$—	$10,817,000	$33,327,000
Increase in investment in unconsolidated real estate	$—	$—	$1,670,000	$2,438,000
Decrease in investment in unconsolidated real estate	$—	$—	$766,000	$—
Decrease in notes payable due to the sale of properties	$—	$—	$—	$23,732,000
Note receivable due to sale of properties	$—	$8,700,000	$9,228,000	$—
Minority interest liability of acquisitions	$—	$—	$2,153,000	$—

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2005 and 2004 (unaudited)
and the Years Ended December 31, 2004 and 2003

1.	Organization and Description of Business
      T REIT Inc. was formed in December 1998 in the Commonwealth of Virginia and operates as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code. The use of the words “we”, “us” or “our” refers to T REIT Inc. and its subsidiaries, including T REIT L.P., our Operating Partnership. We are in the business of acquiring existing office, industrial, retail and service properties located in several states. As of December 31, 2004, we owned two consolidated properties and interests in nine unconsolidated properties. We acquire properties through our Operating Partnership, which is wholly owned by us.
      We are externally advised by an affiliated company, Triple Net Properties, LLC, or our Advisor, which is primarily responsible for managing our day-to-day operations and assets. The Advisory Agreement dated February 22, 2000, between us and our Advisor is for a one-year term, subject to successive renewals. Our Advisor is affiliated with us in that we have common officers and directors with our Advisor, some of whom also own an equity interest in our Advisor (See Note 12).

Plan of Liquidation
      As set forth in our registration statement that we originally filed in 1999, we were formed with the intent to be listed on a national stock exchange, quoted on a quotation system of a national securities association or merged with an entity whose shares are so listed or quoted. At that time, we intended that if we were not so listed or quoted by February 22, 2010, we would submit for our shareholder’s vote a proposal to liquidate our company. As a result of (i) current market conditions, (ii) the increasing costs of corporate compliance (including, without limitation, all federal, state and local regulatory requirements applicable to us, including the Sarbanes-Oxley Act of 2002, as amended), and (iii) the possible need to reduce our monthly distributions, in November, 2004 our board of directors began to investigate whether liquidating now would provide our shareholders with a greater return on our shareholder’s investment over a reasonable period of time, than through implementation of other alternatives considered. After reviewing the issues facing us, our board of directors concluded on December 2, 2004 that we should explore the possibility of a plan of liquidation. On December 29, 2004, a special committee of our independent directors, including Messrs. D. Fleet Wallace and W. Brand Inlow, was formed to analyze whether liquidation of all of our assets is in our shareholders best interests. On December 29, 2004, we also engaged Robert A. Stanger & Co., Inc. as our financial advisor to (i) assist in a review of the pros and cons of those alternatives, including a potential plan of liquidation, and (ii) render opinions as to the fairness of the consideration to be received in any potential transactions. After consideration of the alternatives reasonably available to us, the special committee and our board of directors approved the preparation of a plan of liquidation and a proxy statement to be presented to the special committee and our board of directors for further approval. On February 16, 2005, the special committee unanimously determined that the terms of the plan of liquidation are fair to, and in your best interests and approved the sale of all of our assets and our dissolution pursuant to a plan of liquidation; the foregoing remains subject to our board of directors’ and shareholders approval, respectively.

2.	Summary of Significant Accounting Policies
      The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such financial statements and accompanying notes are the representations of our management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation
      The accompanying consolidated financial statements include our accounts, the accounts of the Operating Partnership, the wholly owned subsidiaries of the Operating Partnership and all majority-owned subsidiaries and affiliates over which we have financial and operating control and variable interest entities, or VIEs, in which we have determined we are the primary beneficiary are included in the condensed consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation and all references to us include the Operating Partnership and its subsidiaries. We account for all other unconsolidated real estate investments using the equity method of accounting. Accordingly, our share of the earnings of these real estate investments is included in consolidated net income.

Interim Financial Data
      The accompanying interim financial statements have been prepared by us in accordance with accounting principles generally accepted in the United States of America, or GAAP, and in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, the interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. The accompanying unaudited financial statements reflect all adjustments, which are, in our opinion, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim periods. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such results may be less favorable. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in our 2004 Annual Report on Form 10-K, as amended, as filed with the SEC.

Real Estate Investments

Operating Properties
      Operating properties are carried at the lower of historical cost less accumulated depreciation or estimated fair value. The cost of the operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized; the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements are depreciated on a straight-line basis over the estimated useful lives of the buildings and improvements, ranging primarily from 15 to 39 years for buildings and the shorter of the lease term or useful life, ranging from one to 10 years for tenant improvements. When depreciable property is retired or disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss reflected in operations.
      An operating property is evaluated for potential impairment whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on long-lived assets used in operations. Impairment losses are recorded on an operating property when indicators of impairment are present and the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by that asset. We would recognize an impairment loss to the extent the carrying amount exceeded the fair value of the property. We recorded no impairment losses for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property Held for Sale
      In accordance with SFAS 144, Accounting for Impairment or Disposal of Long-Lived Assets, at such time as a property is held for sale, such property is carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan, it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Investments in Unconsolidated Real Estate
      Variable interest investments in real estate that do not meet consolidation criteria are reflected in the financial statements using the equity method of accounting.

Cash and Cash Equivalents
      Certificates of deposit and short-term investments with remaining maturities of three months or less when acquired are considered cash equivalents.

Restricted Cash
      Restricted cash is comprised of impound reserves accounts for property taxes, insurance, and tenant improvements.

Investments in Marketable Securities
      Marketable securities are carried at fair value and consist primarily of investments in marketable equity securities of public REITs. We classify our marketable securities portfolio as available-for-sale. This portfolio is continually monitored for differences between the cost and estimated fair value of each security. If we believe that a decline in the value of an equity security is temporary in nature, we record the change in other comprehensive income (loss) in shareholders’ equity. If the decline is believed to be other than temporary, the equity security is written down to the fair value and a realized loss is recorded on our statement of operations. Our assessment of a decline in value includes, among other things, our current judgment as to the financial position and future prospects of the entity that issued the security. If that judgment changes in the future, we may ultimately record a realized loss after having initially concluded that the decline in value was temporary.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Minority Interests
      Minority interests relate to the interests in the consolidated properties that are not owned by us, which, at December 31, 2004, amounted to a 25% interest in one of the consolidated properties.

Purchase Price Allocation
      In accordance with Statement of Financial Accounting Standard, or SFAS, No. 141, Business Combinations, we, with the assistance from independent valuation specialists, allocate the purchase price of acquired properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon our determination of the value of the property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, the purchase price of the applicable property is allocated to the above or below market value of in-place leases and the value of in-place leases and related tenant relationships.
      The value allocable to the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management’s estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in the intangible in-place lease asset and below market lease values are included in intangible lease liability in the accompanying condensed consolidated financial statements and are amortized to rental income over the weighted average remaining term of the acquired leases with each property.
      The total amount of other intangible assets acquired is further allocated to in-place lease costs and the value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.
      These allocations are subject to change based on continuing valuation analysis, or other evidence, until the allocations are finalized or the stipulated time of one year from the date of acquisition.

Allowance for Uncollectible Accounts
      Tenant receivables and unbilled deferred rent receivables are carried net of the allowances for uncollectible current tenant receivables and unbilled deferred rent. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, individual tenant receivables considering the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. Management has established an allowance for uncollectible accounts of $50,000, $58,000 and $41,000 at March 31, 2005 (unaudited), December 31, 2004 and 2003, respectively, to reduce receivables to its estimate of the amount recoverable.

Concentration of Credit Risk
      Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and accounts receivable from tenants. Cash is generally placed in money market accounts and the amount of credit exposure to any one party is limited. We have cash in financial institutions which are insured by the Federal Deposit Insurance Corporation, or FDIC, up to $100,000 per institution. At March 31, 2005, December 31, 2004 and 2003, we had cash accounts in excess of FDIC insured limits. Concentration of

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
credit risk with respect to accounts receivable from tenants is limited. The Company performs credit evaluations of prospective tenants, and security deposits are obtained.
      As of March 31, 2005 and December 31, 2004, we have investments in four properties located in the state of Texas, three properties located in the state of California, three properties located in the state of Nevada, and one property located in the state of Illinois. Accordingly, there is a geographic concentration of risk subject to fluctuations in each State’s economy. Two tenants accounted for a total of 33% of our annual rental income.
      For the three months ended March 31, 2005 (unaudited), three of our tenants at our consolidated properties accounted for 10% or more of our aggregate annual rental income.

		Percentage
		of 2005			Lease
	2005 Annual	Annual		Square Footage	Expiration
Tenant	Base Rent(*)	Base Rent	Property	(Approximately)	Date

ACS State Health Systems	$588,000	18%	AmberOaks	44,000	May 2005
Netsolve, Inc.	$1,073,000	32%	AmberOaks	78,000	April 2007
Newell Rubbermaid, Inc.	$493,000	15%	AmberOaks	51,000	April 2008
      As of December 31, 2004, two of our tenants accounted for 10% or more of our aggregate annual rental income.

		Percentage
		of 2004			Lease
	2004 Annual	Annual		Square Footage	Expiration
Tenant	Base Rent(1)	Base Rent	Property	(Approximately)	Date

ACS State Health Systems	$588,000	12%	AmberOaks	44,000	February 2005
Netsolve, Inc.	$1,073,000	21%	AmberOaks	78,000	April 2007
      As of December 31, 2003, three of our tenants accounted for 10% or more of our aggregate annual rental income.

		Percentage
		of 2003			Lease
	2003 Annual	Annual		Square Footage	Expiration
Tenant	Base Rent(1)	Base Rent	Property	(Approximately)	Date

Computer Express	$79,000	10%	University Heights	8,000	December 2006
The Pacesetter Corp.	$130,000	17%	University Heights	13,000	August 2008
GSA	$324,000	41%	University Heights	21,000	November 2015

(1)	Annualized rental income based on contractual base rent sent forth in leases in effect at March 31, 2005, December 31, 2004 and 2003, respectively.
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in our consolidated AmberOaks property, in which we own a 75% TIC interest, will not be renewing their lease which expired on February 28, 2005. ACS currently occupies 44,000 square feet, or 21.3%, of the 207,000 gross leaseable area, or GLA, at AmberOaks. The tenant has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS. During the three months ended March 31, 2005, we amortized $172,000 related to the intangible assets associated with ACS. The remaining $169,000 will be amortized in the second quarter of 2005.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Financial Instruments
      The Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, whether or not recognized on the face of the balance sheet, for which it is practical to estimate that value. SFAS 107 defines fair value as the quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are estimated using present value or other valuation techniques. The fair value estimates are made at the end of each year based on available market information and judgments about the financial instrument, such as estimates of timing and amount of expected future cash flows. Such estimates do not reflect any premium or discount that could result from offering for sale at one time our entire holdings of a particular financial instrument, nor do they consider that tax impact of the realization of unrealized gains or losses. In many cases, the fair value estimates cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.
      Our consolidated balance sheets include the following financial instruments: cash and cash equivalents, marketable securities, tenant rent and other receivables, accounts payable and accrued expenses and notes payable.
      We consider the carrying values of cash and cash equivalents, tenant rent and other receivables and accounts payable and accrued expenses to approximate fair value for these financial instruments because of the short period of time between origination of the instruments and their expected realization. The fair value of payable to and receivable from related parties is not determinable due to its related party nature. Based on borrowing rates available to us at December 31, 2004 for mortgages payable with similar terms and maturities, the fair value of the mortgages payable was $20,734,000 compared to the carrying value of $19,285,000.

Derivative financial instruments
      We are exposed to the effect of interest rate changes in the normal course of business. We mitigate these risks by following established risk management policies and procedures which include the periodic use of derivatives. Our primary strategy in entering into derivative contracts is to minimize the volatility that changes in interest rates could have on its future cash flows. We employ derivative instruments that are designated as cash flow hedges, including interest rate swaps and caps, to effectively convert a portion of its variable-rate debt to fixed-rate debt. We do not enter into derivative instruments for speculative purposes.
      Derivatives are recognized as either assets or liabilities in the balance sheet and measured at fair value in accordance with SFAS No. 133, Derivative Instruments and Hedging Activities. Changes in fair value are included as a component of interest expense in the statement of operations in the period of change.

Revenue Recognition
      In accordance with Statement of Financial Accounting Standards No. 13, “Accounting for Leases,” minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses is recognized as revenue in the period in which the related expenses are incurred.

Real Estate Deposits
      Real estate deposits are paid on properties we are evaluating for purchase. Real estate deposits are capitalized when paid and may become nonrefundable under certain circumstances. When properties are acquired, the purchase price is reduced by the amounts of deposits paid by us.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other Assets
      Other assets consist primarily of in place leases and tenant relationships, above market leases, and leasing commissions, deferred rent receivables, loan fees, prepaid expenses and deposits. Loan fees and other loan costs are amortized over the term of the respective loan using a method that approximate the effective interest method. Amortization of financing costs is included in interest expense.

Income Taxes
      We operate as a REIT for federal income tax purposes. As a REIT, we are generally not subject to income taxes. To maintain our REIT status, we are required to distribute annually as distributions at least 90% of our REIT taxable income, as defined by the Internal Revenue Code, or the Code, to our shareholders, among other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate tax rates. Although we qualify for taxation as a REIT, we may be subject to certain state and local taxes on its income and property and Federal income and excise taxes on its undistributed income. We believe that we have met all of the REIT distribution and technical requirements for the years ended December 31, 2004, 2003 and 2002 and were not subject to any federal income taxes. Management intends to continue to adhere to these requirements and maintain our REIT status.

Comprehensive Income
      We report comprehensive income in accordance with SFAS No. 130, Reporting Comprehensive Income. This statement defines comprehensive income as the changes in equity of an enterprise except those resulting from shareholders’ transactions. Accordingly, comprehensive income includes certain changes in equity that are excluded from net income. Our only comprehensive income items were net income and the unrealized change in fair value of marketable securities.

Use of Estimates
      The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2004 and 2003, and the revenues and expenses for each of the years in the three year period ended December 31, 2004. Actual results could differ from those estimates.

Per Share Data
      We report earnings per share pursuant to SFAS No. 128, “Earnings Per Share.” Basic earnings per share attributable for all periods presented are computed by dividing the net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings per share are computed based on the weighted average number of shares and all potentially dilutive securities, if any. Our potentially dilutive securities were options and warrants. As of March 31, 2005, December 31, 2004 and December 31, 2003 there were 101,000 stock warrants and 425,000 and 165,000 stock options, respectively, which are accounted for under the treasury method. The options and warrants did not have a dilutive effect on earnings per share.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Net income (loss) per share is calculated as follows:

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003

	(Unaudited)	(Unaudited)
Net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000

Net income (loss) per share — basic and diluted	$(0.08)	$0.29	$0.55	$0.90

Weighted average number of shares outstanding — basic and diluted	4,605,000	4,646,000	4,630,000	4,676,000

Stock Based Compensation
      As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, we have elected to follow Accounting Principles Board Opinion, or APB, No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for our employee stock options and warrants. Under APB No. 25, compensation expense is recorded when the exercise price of employee stock options is less than the fair value of the underlying stock on the date of grant. We have implemented the disclosure-only provisions of SFAS No. 123 and SFAS No. 148. If we had elected to adopt the expense recognition provisions of SFAS No. 123, the impact on net income (loss) and earnings (loss) per share of common stock would have been as follows:

	Three Months Ended
	March 31,		Years Ended December 31,

	2005	2004	2004	2003

	(Unaudited)	(Unaudited)
Reported net income (loss)	$(348,000)	$1,341,000	$2,544,000	$4,189,000
Add: Stock based employee compensation expense included in reported net income	32,000	—	268,000	—
Less: Total stock based employee compensation expense determined under fair value based method for all awards	(49,000)	(39,000)	(138,000)	(49,000)

Pro forma net income (loss)	$(365,000)	$1,302,000	$2,674,000	$4,140,000

Reported net income (loss) per share — basic and diluted	$(0.08)	$0.29	$0.55	$0.90

Pro forma net income (loss) per share — basic and diluted	$(0.08)	$0.28	$0.58	$0.89

      These pro forma amounts were determined by estimating the fair value of each option, using the Black-Scholes option-pricing model, assuming an 8.25% dividend yield, a 4.22% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 8.8 years, and an expected volatility rate of 10%.

Segments
      We internally evaluate all properties as one industry segment and accordingly do not report segment information.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recently Issued Accounting Pronouncements
      In December 2004, the FASB issued Statement 123 (revised), “Share-Based Payment”, or FAS 123R. FAS 123R requires that all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The new standard will be effective in the first reporting period ending after June 15, 2005. The adoption of this statement is not expected to have a material effect on our results of operations or financial condition.
      In April 2004, the FASB, issued FASB Staff Position FAS 129-1, “Disclosure Requirements under FASB Statement No. 129, Disclosure of Information about Capital Structure, Relating to Contingently Convertible Financial Instruments”, or FASP FAS 129-1. FSP FAS 129-1 provides guidance on disclosures of contingently convertible financial instruments, including those containing contingent conversion requirements that have not been met and are not otherwise required to be included in the calculation of diluted earnings per share. The statement was effective immediately, and applies to all existing and newly created securities. The adoption of this statement did not have a material effect on our results of operations or financial condition.
      In March 2004, the Emerging Issues Task Force, or EITF, reached a consensus on Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”, or EITF 03-1. EITF 03-1 provides guidance for determining when an investment is other-than-temporarily impaired to be applied in reporting periods beginning after June 15, 2004 and contains disclosure requirements effective in annual financial statements for fiscal years ending after December 15, 2003 for investments accounted for under SFAS Nos. 115 and 124. For all other investments within the scope of this Issue, the disclosures are effective for fiscal years ending after June 15, 2004. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however, the disclosure requirements remain effective. We have evaluated the impact of the adoption of EITF 03-1 and do not believe it will have a material effect on our financial condition or results of operations.
      In December 2003, FASB revised FIN 46, Consolidation of Variable Interest Entities, issued in January 2003, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements (FIN 46R). FIN 46R requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46R also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN 46R apply immediately to variable interest entities created after December 31, 2003. The consolidation requirements will apply to entities established prior to December 31, 2003, in the first fiscal year or in the interim period beginning after December 15, 2004. The Company does not believe the adoption of such interpretation will have a material impact on its results of operations or financial condition.

Reclassifications
      Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

3.	Real Estate Investments
      Our real estate investments are comprised of (i) consolidated properties excluding property held for sale and (ii) investments in unconsolidated real estate.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating Properties
      Our consolidated properties consist of the following at March 31, 2005 and December 31, 2004 and 2003:

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Buildings and tenant improvements	$18,439,000	$18,437,000	$5,796,000
Land	6,317,000	6,317,000	1,011,000

	24,756,000	24,754,000	6,807,000
Less: accumulated depreciation	(1,046,000)	(880,000)	(205,000)

	$23,710,000	$23,874,000	$6,602,000

      At March 31, 2005 and December 31, 2004, we owned two consolidated properties:

University Heights Business Park, San Antonio, Texas
AmberOaks, Austin, Texas

2004 Acquisitions of Consolidated Properties

AmberOaks, LP — Austin, Texas
      On January 20, 2004, through our wholly-owned subsidiary, T REIT — AmberOaks, LP, we purchased a 75% undivided tenant in common interest in three buildings at AmberOaks Corporate Center located in Austin, Texas from an unaffiliated third party. Three unaffiliated entities purchased the remaining 25% tenant-in-common interests in the property. The total purchase price for this consolidated real estate property was $22,965,000. The purchase was financed by a $15,000,000 loan secured by the property from North Houston Bank. The mortgage requires interest only payments through February 15, 2006 and, thereafter, principal and interest payments through the maturity date of the loan on January 20, 2007, with an option to extend for up to 24 months until January 20, 2009. The interest rate on the mortgage loan is the prime rate plus 1.0% subject to a floor of 5.5%. The seller paid a sales commission to Realty of $585,000, or 2.3% of the purchase price. AmberOaks is a three-building Class A office portfolio totaling 207,000 square feet and is part of an eight-building complex built during 1999-2001. An affiliate of our Advisor purchased the remaining five buildings. During the twelve months ended December 31, 2004, we recorded $5,085,000 in lease intangible assets related to our acquisition of AmberOaks. Such intangible assets are being amortized over the term of each of the underlying tenant leases ranging from two to 49 months. Total amortization for 2004 was $1,672,000.

Gateway Mall Land — Bismarck, North Dakota
      On February 27, 2004, we purchased 43 acres of land, including 36 acres of land situated under Gateway Mall from an unaffiliated third party for a purchase price, including closing costs, of $1,631,000.

2003 Acquisitions of Consolidated Properties

Gateway Mall — Bismarck, North Dakota
      On January 29, 2003, through our wholly-owned subsidiary, T REIT — Gateway Mall ND, LLC, we purchased Gateway Mall in Bismarck, North Dakota from an unaffiliated third party for a purchase price of $9,000,000. Gateway Mall is a multi-tenant regional mall of 334,000 square feet of GLA on a 45-acre site located in Bismarck, North Dakota. The property is subject to a ground lease expiring in 2028 with

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
ten 5-year option periods thereafter. The seller of the property paid a sales commission to Realty of $250,000, or 2.8% of the purchase price.

2004 Dispositions of Consolidated Properties

Gateway Mall — Bismarck, North Dakota
      On March 18, 2004, we sold Gateway Mall to an unaffiliated third party for a purchase price of $11,600,000. The sale of Gateway Mall included the underlying 36 acres of land described above. Net sales proceeds included cash of $2,452,000 and a note receivable in the amount of $8,700,000. The note was secured by a pledge agreement, bore interest at 6% per annum and matured on June 14, 2004. The note was refinanced by the buyer and the Company received $6,500,000 on July 9, 2004 and issued an adjustable note receivable for $2,200,000 (Note 7). The note bears interest at 8.6% per annum and matures on August 1, 2006. In connection with the sale of Gateway Mall, we repaid a note payable secured by the property with an outstanding balance of $4,876,000. We recorded a gain on the sale of $769,000. At closing, we paid a real estate commission to Realty of $339,000, or 2.9% of the selling price.

Gateway Mall Land — Bismarck, North Dakota
      On September 9, 2004, we sold the remaining seven acres of land to an unaffiliated third party for $1,385,000. Net sales proceeds included cash of $794,000 and a note receivable in the amount of $528,000. The note is secured by a pledge agreement, bears interest at 4% per annum and is due on March 7, 2005. The note was paid in full on March 7, 2005. We recorded a gain on the sale of $854,000. At closing, we paid a real estate commission to Realty of $44,000, or 3.2% of the selling price.

2003 Dispositions of Consolidated Properties

Northstar Crossing Shopping Center — Garland, Texas
      On January 11, 2003, we sold the Northstar Crossing Shopping Center in Garland, Texas to an unaffiliated third party for a sales price of $4,200,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $2,866,579 and received net cash proceeds totaling $1,015,000 after payment of closing costs and other transaction expenses. The sale resulted in a net loss of $191,400. At closing, we paid a sales commission to an unaffiliated broker of $168,000, or 4.0% of the selling price. We reinvested the net proceeds from the sale in other income producing commercial property.

Thousand Oaks Shopping Center — San Antonio, Texas
      On August 11, 2003, we sold the Thousand Oaks Shopping Center in San Antonio, Texas to an unaffiliated third party for a sales price of $15,880,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $8,750,000 and received net cash proceeds totaling $6,100,000 after payment of closing costs and other transaction expenses. The sale resulted in a net gain of $2,100,000. At closing, we paid a sales commission to Realty of $175,000, or 1.1% of the selling price, and a sales commission to an unaffiliated broker of $317,600, or 2.0% of the selling price. We reinvested the net proceeds from the sale in a like-kind exchange under Section 1031 of the Code.

Pahrump Valley Junction Shopping Center — Pahrump, Nevada
      On September 25, 2003, we sold the Pahrump Valley Junction Shopping Center in Pahrump, Nevada to an unaffiliated third party for a sales price of $18,985,000. In connection with the sale, we repaid a note payable secured by the property with an outstanding balance of $11,884,000 and received net cash proceeds of $5,950,000 after closing costs and other transaction expenses. The sale resulted in a net gain of

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$874,000. We paid a sales commission to Realty of $175,000, or 1.0% of the sales price, and sales commissions to unaffiliated brokers of $629,700, or 3.3% of the sales price. We reinvested the net proceeds from the sale in other income producing commercial property.

Investments in Unconsolidated Real Estate
      Investments in unconsolidated real estate consist of our investments in undivided tenant in common interests, or TIC, and limited liability companies, or LLC. We had the following investments in unconsolidated real estate at March 31, 2005 and December 31, 2004 and 2003:

			December 31,
	Percentage	March 31,
	Owned	2005	2004	2003

		(Unaudited)
Reno Trademark Building — TIC	40.0%	$1,156,000	$1,154,000	$1,151,000
County Center Drive — TIC	16.0%	411,000	432,000	445,000
City Center West “A” Building — TIC	89.1%	7,957,000	8,004,000	7,878,000
Pacific Corporate Park — LLC	22.8%	1,928,000	1,830,000	1,974,000
Titan Building & Plaza — TIC	48.5%	2,007,000	2,027,000	1,794,000
Saddleback Financial Center — TIC (sold December 2004)	25.0%	—	—	811,000
Congress Center — LLC	10.3%	3,805,000	3,875,000	4,838,000
Enclave Parkway — LLC	3.3%	454,000	452,000	440,000
Emerald Plaza — LLC	2.7%	866,000	913,000	—
Oakey Building — LLC	9.8%	561,000	585,000	—

		$19,145,000	$19,272,000	$19,331,000

      Condensed combined historical financial information of investments in unconsolidated real estate as of March 31, 2005 and December 31, 2004 and 2003 is as follows:

	As of	As of December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Assets (primarily real estate)	$350,179,000	$349,806,000	$246,975,000

Mortgage notes payable	$218,906,000	224,756,000	$159,962,000
Other liabilities	10,974,000	10,179,000	3,713,000
Equity	120,299,000	114,871,000	83,300,000

Total liabilities and equity	$350,179,000	$349,806,000	$246,975,000

Company’s share of equity	$19,145,000	$19,272,000	$19,331,000

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Three Months	Three Months
	Ended	Ended	As of December 31,
	March 31,	March 31,
	2005	2004	2004	2003

	(Unaudited)	(Unaudited)
Revenues	$11,385,000	$8,159,000	$43,575,000	$25,326,000
Rental and other Expenses	10,814,000	6,721,000	41,676,000	22,775,000

Net Income	$571,000	$1,438,000	$1,899,000	$2,551,000

Company’s Equity in Earnings	$380,000	$265,000	$581,000	$1,160,000

2004 Acquisitions of Unconsolidated Properties

Oakey Building — Las Vegas, Nevada
      On April 2, 2004, we, as a member of NNN Oakey Building 2003, LLC, purchased a 9.8% interest in the Oakey Building in Las Vegas, Nevada from an unaffiliated third party. In the purchase transaction, we acquired a 9.8% interest in Oakey Building and 2003 Value Fund, LLC, an affiliated party, who is also managed by our advisor, acquired a 75.5% interest in Oakey Building and unaffiliated members acquired the remaining 14.8% of Oakey Building. The total purchase price for the Oakey Building was $8,137,000. Our total initial investment was $670,000. The purchase was financed by $4,000,000 in borrowings secured by the property. The loan is payable to the Ivan Halaj and Vilma Halaj Inter Vivos Trust. The loan requires principal and interest payments at a fixed interest rate of 10% per annum until the due date of April 1, 2005. The loan has been extended until October 1, 2005 and bears interest at a fixed interest rate of 8.0% per annum. The seller of the property paid a sales commission to Realty of $237,000, or 2.9% of the purchase price. The Oakey Building is a Class A office building of 104,000 square feet of GLA located in Las Vegas, Nevada.

Emerald Plaza — San Diego, CA
      On July 26, 2004, we, as a member of NNN Emerald Plaza, LLC, purchased a 2.7% interest in the Emerald Plaza Building in San Diego, CA from an unaffiliated third party for $1,000,000.
      As of December 31, 2004, Emerald Plaza is owned by the following interest holders as TICs:

AWT Family LP, a limited partnership wholly owned by Anthony W. Thompson	1.9%
NNN Emerald Plaza, LLC	20.5%
Unaffiliated third parties	77.6% (combined)
      As of December 31, 2004, NNN Emerald Plaza, LLC which owns an aggregate 20.5% interest in Emerald Plaza, is owned by the following members, with the proportionate membership interest and interest in Emerald Plaza listed next to each as well:

	Membership
	Interest in
	NNN Emerald	Interest in
Member	Plaza, LLC	Emerald Plaza

NNN 2003 Value Fund, LLC	22.2%	4.6%
T REIT, LP	13.2%	2.7%
Affiliated Members	0.4%	0.08%
Unaffiliated Members	64.2%	13.2%

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The LLC members include NNN 2003 Value Fund, LLC, an affiliated party, who is also managed by our advisor, and affiliated members; which include executives and employees of our advisor.
      The total purchase price was $100,940,000 and was financed by $68,500,000 in borrowings under a secured loan from Citigroup Global Markets Realty Corp. The loan requires interest only payments through the maturity date of June 17, 2007 at a variable interest rate of 4.85% per annum. The seller of the property paid a sales commission to Realty of $2,940,000, or 2.9% of the purchase price. Emerald Plaza is a Class A office tower of approximately 354,525 square feet of GLA located in downtown San Diego, California.

2003 Acquisitions of Unconsolidated Real Estate

Congress Center — Chicago, Illinois
      On January 9, 2003, we, as a member of Congress Center, LLC, we purchased a 10.3% interest in Congress Center from an unaffiliated third party. Congress Center is a 16-story Class A office building of 525,000 square feet of GLA located in Chicago, Illinois.
      As of December 31, 2004, Congress Center is owned by the following interest holders as tenants in common:

Tenant in Common	Interest Held

G REIT Inc. (our affiliate)	30.0%
NNN Congress Center, LLC (our affiliate)	28.9%
Unaffiliated third parties	41.1% (combined)
      As of December 31, 2004, NNN Congress Center, LLC, which owns an aggregate 28.9% interest in Congress Center, is owned by the following members, with the proportionate membership interest and interest in Congress Center listed next to each:

	Membership
	Interest in
	NNN Congress	Interest in
Member	Center, LLC	Congress Center

NNN 2002 Value Fund, LLC	42.5%	12.3%
T REIT, Inc.	35.5%	10.3%
Unaffiliated members	22.0% (combined)	6.3% (combined)
      Affiliated entities purchased the remaining undivided tenant in common interests in the property. The total purchase price for Congress Center was $136,108,000. Our total investment was $5,000,000. The seller of the property paid a sales commission to Realty of $2,000,000, or 1.5% of the purchase price.
      At the time of acquisition, the purchasers obtained a first mortgage loan in the amount of $81,989,000, with an interest rate at the 30-day LIBOR rate plus 175 basis points. The purchasers also obtained a mezzanine loan for $15,000,000. This loan reflected an interest rate at the 30-day LIBOR rate plus 675 basis points. Both the mortgage and mezzanine loans were refinanced on September 3, 2004. The purchasers are jointly and severally liable for the total debt of $97,500,000, which consists of the following three loans: $80,000,000, with monthly interest only payments with the balance due on October 1, 2014 at a fixed rate of 5.635% per annum; $15,000,000, with monthly interest only payments with the balance due on October 1, 2014 at a fixed rate of 5.635% per annum; and $2,500,000, with interest only payments until October 1, 2006 at which time principal and interest is due monthly on a 30-year amortization at an fixed interest rate of 7.0% per annum. In connection with the Congress Center refinancing, the unamortized portion of the capitalized loan costs of $580,000 were expensed in September 2004 by Congress Center

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
along with $253,000 in prepayment penalties related to the early termination of the loan. We recorded a loss of $85,000 as a result of the refinancing.

Enclave Parkway — Houston, Texas
      On December 22, 2003, we, as a member of Enclave Parkway, LLC, purchased a 3.3% interest in Enclave Parkway in Houston, Texas from an unaffiliated third party. The total purchase price for Enclave Parkway was $34,500,000. Our total investment was $437,500. Enclave Parkway is a 207,000 square foot of GLA Class A office building situated in Houston’s energy corridor. The seller of the property paid a sales commission to Realty of $1,000,000, or 2.9% of the purchase price.

2005 Dispositions of Unconsolidated Real Estate (unaudited)
      On February 11, 2005, the 25351 Commerce Centre Drive, Lake Forest, California property, one of the three buildings in the Pacific Corporate Park complex, was sold to an unaffiliated third party for a sale price of $4,900,000. In connection with the sale, the borrowers repaid $4,509,000 of a promissory note secured by all three buildings. The proceeds from this sale were used to pay down the debt on the two remaining buildings in the Pacific Corporate Park complex. The sale resulted in a gain of $313,000. A property disposition fee of $49,000, or 1% of the sale price, was paid to Realty of which 75% was passed through to our Advisor pursuant to an agreement between our Advisor and Realty, or the Realty-Triple Net Agreement, and sales commissions of $244,000, or 5% of the sale price, were paid to unaffiliated brokers.

2004 Dispositions of Unconsolidated Real Estate

Saddleback Financial — Laguna Hills, California
      On December 27, 2004, the Saddleback Financial Center property, in Laguna Hills, California, of which we owned a 25% tenant-in-common interest, was sold to an unaffiliated third party for a net sales price of $15,325,000. In connection with that sale, the property repaid a mortgage note payable secured by the property with an outstanding balance of $7,269,000. We received net cash proceeds totaling $1,619,000 after closing costs and other transaction expenses. The sale resulted in us recording a net gain of $853,000. We paid a property disposition fee to Realty of $115,000, or approximately 3.0% of the net sales price, and sales commissions to unaffiliated brokers of $55,000, or 1.5% of the net sales price.

4.	Restricted Cash
      Restricted cash is comprised of impound reserve accounts for property taxes, insurance and tenant improvements. As of March 31, 2005, December 31, 2004 and 2003, we had restricted cash of $1,223,000, $1,691,000 and $574,000, respectively.

5.	Marketable Equity Securities
      The historical cost and estimated fair value of our investments in marketable equity securities are as follows:

		Gross Unrealized
	Historical			Estimated
	Cost	Gains	Losses	Fair Value

March 31, 2005 (unaudited) Equity securities	$3,362,000	$36,000	$100,000	$3,298,000

December 31, 2004 Equity securities	$481,000	$10,000	$—	$491,000

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The fair value of equity securities was estimated using quoted market prices. Sales of equity securities resulted in realized gains of $16,000 and $47,000 for the three months ended March 31, 2005 and 2004, (unaudited) respectively.

6.	Other Assets
      Other assets consist of the following at December 31:

	March 31,	December 31,	December 31,
	2005	2004	2003

	(Unaudited)
In-place leases and tenant relationships, net of accumulated amortization of $1,752,000, $1,279,000 and $0 at March 31, 2005, December 31, 2004 and 2003, respectively (with a weighed-average life ranging from 33 to 75 months)	$2,329,000	$2,802,000	$—
Above market leases, net of accumulated amortization of $488,000, $393,000 and $0 at March 31, 2005, December 31, 2004 and 2003, respectively (with a weighted-average life of 33 months)	516,000	611,000	—
Deferred rent receivable	140,000	147,000	75,000
Lease commissions, net of accumulated amortization of $1,500, $1,000 and $9,000 at March 31, 2005, December 31, 2004 and 2003, respectively	23,000	20,000	75,000
Loan fees, net of accumulated amortization of $161,000, $133,000 and $48,000 at March 31, 2005, December 31, 2004 and 2003, respectively	214,000	242,000	145,000
Prepaid expenses	123,000	236,000	—
Other assets	—	—	1,000

Total other assets	$3,345,000	$4,058,000	$296,000

      Amortization expense recorded on the identified in-place leases, tenant relationships and above market leases, for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003 was $568,000, $480,000, $1,672,000 and $0, respectively. Such intangible assets are being amortized over the term of each of the underlying tenant leases ranging from two to 49 months.
      Amortization expense of in-place leases, tenant relationships and above market leases as of December 31, 2004 is as follows:

Year	Amount

2005	$1,235,000
2006	$962,000
2007	$576,000
2008	$295,000
2009	$258,000

7.	Notes Receivable
      We received a note for $8,700,000 from an unrelated third party in conjunction with the sale of Gateway Mall on March 18, 2004. The note was secured by a pledge agreement, bore interest at 6% per

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
annum and was due June 14, 2004. The note was refinanced and we received $6,500,000 in cash on July 9, 2004 and issued a new note for $2,200,000. The new note is an adjustable rate note with interest calculated at a blended rate in which the borrower’s aggregate interest paid cannot exceed $522,000 annually on this note and the buyer’s first mortgage. The interest rate for the $2,200,000 note at December 31, 2004 was 8.6% per annum. The note is interest only with the balance, including all unpaid interest, due on August 1, 2006.
      On September 3, 2004, we received a note for $528,000 from an unrelated third party in conjunction with the sale of the Gateway Mall land. The note is secured by a pledge agreement, bears interest at 4% per annum, with the balance, including all unpaid interest due on March 7, 2005. On March 7, 2005, such note was paid in full.
      We hold a note with a balance of $571,000 and $647,000 at December 31, 2004 and 2003, respectively. The note is secured by a first deed of trust on a real estate property, and bears interest at 8.5% per annum. All accrued, unpaid interest and principal is due in December 2006.
      The fair value of notes receivable is estimated by using a discount rate that approximates the current rate for comparable notes. At December 31, 2004, the aggregate fair value approximates $3,550,000, compared with the carrying amount of $3,299,000.

8.	Credit Facility
      On September 3, 2003, we entered into an agreement with Bank of America, for a credit facility in the amount of $1,000,000 which bears interest at Bank of America’s prime rate plus fifty basis points. The applicable credit facility matured on September 2, 2004 and has two one-year extensions in favor of the borrower. On September 21, 2004, we extended the credit facility for one year until September 30, 2005. Our performance covenants under our credit facility require that our leverage shall not exceed 60%, that our net worth shall not be less than $10,000,000, that we shall not maintain unencumbered cash and cash equivalents approved by Bank of America of at least $500,000, and that we shall maintain a debt service coverage of at least 1.50 to 1.0. The credit facility is subject to a fee of 1% to be paid one-third on each of the effective date, the first anniversary and the second anniversary. As of December 31, 2004, we had no outstanding amount under the credit facility.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Notes Payable
      Notes payable consisted of the following at March 31, 2005 and December 31, 2004 and 2003:

		December 31,
	March 31,
	2005	2004	2003

	(Unaudited)
Note payable to a mortgage company, secured by a deed of trust, rate per annum equal to an initial benchmark floor rate of 3% based on the 10-year Treasury note plus 2.25%. At March 31, 2005 and December 31, 2004 and 2003, the interest rate was 5.25%. Matures in January 1, 2008. Equal principal and interest payments are payable monthly until repayment in full	$4,268,000	$4,285,000	$4,346,000
Note payable to a mortgage company, secured by a first deed of trust, interest at six-month LIBOR plus 2.15%. Principal and interest payable in monthly installments of $25,165		—	4,904,000
Note payable to bank, secured by a first deed of trust, interest only through February 15, 2006 and thereafter, principal and interest payments through the maturity date of January 20, 2007 at the prime rate plus 1.07, subject to a floor of 5.5% per annum. The interest rate at March 31, 2005 and December 31, 2004 was 6.75% and 5.75% per annum, respectively	15,000,000	15,000,000	—

	19,268,000	$19,285,000	$9,250,000
Other debt	1,565,000	—	—
Less: notes payable secured by property held for sale(a)	—	—	(4,904,000)

	$20,833,000	$19,285,000	$4,346,000

(a)	On January 27, 2004, our board of directors approved the sale of Gateway Mall. Such property is classified as property held for sale at December 31, 2003 (See Note 14).

Other Debt
      We have a margin securities account with the Margin Lending Program at Merrill Lynch which allows us to purchase securities on margin. The margin is secured by the securities purchased and cannot exceed 50% of the fair market value of the securities. If the balance of the margin account exceeds 50% of the fair market value of the securities, we will be subject to a margin call and required to fund the account to return the margin to 50% of the fair market value of the securities. The margin securities account bears interest at the Merrill Lynch based lending rate, subject to additional interest on a sliding scale based on the value of the margin account. At March 31, 2005 (unaudited) and December 31, 2004, we had $1,565,000 and $0 of margin liabilities outstanding at an interest rate of 6.5% per annum.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The principal payments due on notes payable for each of the next five years ending December 31, 2004 and thereafter are summarized as follows:

Year	Amount

2005	$65,000
2006	266,000
2007	14,875,000
2008	4,079,000
2009	—
Thereafter	—

$19,285,000

      At December 31, 2004, the fair estimated value of our debt approximates $20,734,000.

10.	Shareholders’ Equity

Share Repurchase Plan
      Effective May 24, 2001 we adopted the share repurchase plan, or the Repurchase Plan, which provides eligible shareholders with limited liquidity by enabling them to sell their common stock back to us at the sole discretion of the board of directors. To be eligible to participate in the Repurchase Plan, a shareholder must offer for resale at least 25% of the total number of his shares and must have owned such shares for at least one year.
      The price paid by us per repurchased share varies based on the terms of the Repurchase Plan. Repurchases are effected by us on or about the last day of each calendar quarter. Funding for the Repurchase Plan currently comes from operating revenues. We repurchased 7,000, 34,000 and 50,000 Shares for $64,000, $304,000 and $455,000 during the three months ended March 31, 2005 and the years ended December 31, 2004, 2003 and 2002, respectively.

Warrants
      We agreed to sell to the dealer manager, NNN Capital Corp. (a related party, wholly owned by Anthony W. Thompson), one warrant to purchase one share of common stock for every 40 shares of common stock sold by the dealer manager in any state other than Arizona, Missouri, Ohio, or Tennessee, up to a maximum of 250,000 warrants to purchase an equivalent number of shares. The dealer manager has agreed to pay the Company $0.0008 for each warrant. The warrants were issued on a quarterly basis commencing 60 days after the date the shares are first sold under the offering. Except where prohibited by securities laws, the dealer manager may retain or distribute such warrants to broker-dealers participating in the offering.
      The holder of a warrant is entitled to purchase one share of common stock from us at a price of $12.00 per share, at any time from February 22, 2001 to February, 2005. A warrant may not be exercised unless the shares to be issued upon the exercise of the warrant have been registered or are exempt from registration in the state of residence of the warrant owner, or if a prospectus required under the laws of such state cannot be delivered to the buyer by us. Warrants are not exercisable until one year from the date of issuance. In addition, holders of warrants may not exercise the warrants to the extent such exercise would jeopardize the Company’s status as REIT under the federal tax laws. Warrant holders who are not shareholders may not vote on our matters and are not entitled to receive distributions.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The terms of the warrants (including the exercise price, the number and type of securities issuable upon their exercise, and the number of such warrants) may be adjusted pro-rata in the event of stock distributions, subdivisions, combinations and reclassification of shares or the issuance to shareholders of securities entitling them to purchase shares or securities convertible into shares. The terms of the warrants also may be adjusted if we engage in a merger or consolidation transaction or if all or substantially all of the assets are sold. Warrants are not transferable or assignable except by the dealer manager, the broker-dealers participating in the offering, or to individuals who are both officers and directors or licensed representatives of such entities. Exercise of the warrants is governed by the terms and conditions set forth in the dealer manager agreement and in the warrant.
      As of March 31, 2005 and December 31, 2004 and 2003, there were 101,000 outstanding warrants held by soliciting dealers that sold our shares. No warrants had been exercised to date. We apply the fair value method of accounting for the warrants in accordance with SFAS 123.

Stock Option Plans
      In February 2000, the Company adopted stock option plans, or the Plans, for (1) independent and outside directors, and (2) its officers and employees. Shares of common stock issued upon the exercise of such options will have certain transferability restrictions. The unregistered public sale of restricted stock, which is governed by Rule 144 of the Securities Act of 1933, is prohibited during the first year of ownership and limited as set forth in such rule during the second year of ownership.
      Stock options granted pursuant to the Plans will expire ten years from the grant date and will be exercisable in whole or in part upon the second anniversary of the grant date; provided, however, that if the exercise of any stock option would cause the aggregate of all the Company’s stock owned by our Advisor, affiliates of our Advisor and the Company’s officers and directors to exceed 10.0% of the total outstanding shares of the Company’s common stock, such exercise would be delayed until the first date on which the exercise would not cause such limit to be exceeded. The Company has authorized and reserved a total of 100,000 shares of common stock and 700,000 shares of common stock for issuance under the Director Plan and the Officer/Employee Plan, respectively. Option grants are subject to shareholder approval of the Plans. Each of the Plans was approved by shareholders at the Annual Meeting of Shareholders held June 28, 2003.
      As of March 31, 2005 (unaudited) and December 31, 2004, options for a total of 425,000 shares are outstanding under the officer and employee stock option plan and the independent director stock option plan.

	Number	Range of	Weighted Average
Options Outstanding at	of Shares	Exercise Prices	Exercise Price

January 1, 2002 (30,000 options exercisable)	155,000	$9.05	$9.05
Granted (weighted average fair value of $1.01)	10,000	9.05	9.05

December 31, 2003 (90,000 options exercisable)	165,000	9.05	9.05
Granted (weighted average fair value of $1.03)	320,000	9.05	9.05
Cancelled	(60,000)	9.05	9.05

December 31, 2004 (155,000 options exercisable)	425,000	$9.05	$9.05

Granted	—	—	—
Cancelled	—	—	—

March 31, 2005 (155,000 options exercisable) (unaudited)	425,000	$9.05	$9.05

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of outstanding options at March 31, 2005 (unaudited) under the plans is presented in the schedule below.

Wtd Avg
		Remaining	Wtd Avg		Wtd Avg
Range of	Number	Contractual	Exercise Price —	Number	Exercise Price —
Exercise Prices	Outstanding	Life (Years)	Outstanding Options	Exercisable	Exercisable Options

$9.05	425,000	8.6	$9.05	155,000	$9.05
      The fair value of the options are calculated using the Black-Scholes option-pricing model. Assumptions used in the calculation included a 8.25% dividend yield, a 4.22% risk-free interest rate based on the 10-year U.S. Treasury Bond, an expected life of 8.64 years, and a 10% volatility rate.

11.	Future Minimum Rent

Rental Income
      We have operating leases with tenants that expire at various dates through 2015 and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options. Leases also provide for additional rents based on certain operating expenses. Future minimum rent contractually due under operating leases, excluding tenant reimbursements of certain costs, as of December 31, 2004, are summarized as follows:

Year Ending	Amount

2005	$2,830,000
2006	2,263,000
2007	1,278,000
2008	558,000
2009	383,000
Thereafter	1,923,000

Total	$9,235,000

      A certain amount of our rental income is from tenants with leases which are subject to contingent rent provisions. These contingent rents are subject to the tenant achieving periodic revenues in excess of specified levels. For three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, the amount of contingent rent earned by us was not significant.

12.	Advisory Fees and Other Related Party Transactions

Advisory Fees
      The Advisory Agreement between us and our Advisor, as amended, was renewed by the board of directors on June 29, 2004 for an additional one-year term effective February 22, 2004, and is subject to successive one-year renewals with the written consent of the parties including a majority of our independent directors. The Advisory Agreement expired on February 22, 2005, and we have yet to renew the Advisory Agreement, but instead are operating on a month-to-month basis under the terms of the Advisory Agreement effective February 22, 2004. We expect to enter into negotiations with our Advisor to renew the Advisory Agreement, however we expect that our Advisor may require that we bear additional costs under the terms of any new advisory agreement. Our Advisor is affiliated with us in that the two entities have common officers and a common director, some of whom also own an equity interest in our Advisor. Our Advisor engages affiliated entities, including Realty. We compensate our Advisor for their services through fees pursuant to the Advisory Agreement. No amounts are currently due our Advisor

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
under this agreement. We paid our Advisor $0, $0, $319,000 and $1,000 for services provided for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, respectively.
      Our Advisor bears the expenses incurred in connection with supervising, monitoring and inspecting real property or other assets owned by us (excluding proposed acquisitions) or otherwise relating to its duties under the Advisory Agreement. Such expenses include employing its personnel, rent, telephone, equipment, and other administrative expenses. We reimburse our Advisor for certain expenses incurred, including those related to proposed acquisitions and travel expenses. However, we will not reimburse our Advisor for any operating expenses that, in any four consecutive fiscal quarters, exceed the greater of 2% of Average Invested Assets (as defined) or 25% of net income for such year. If our Advisor receives an incentive distribution, net income (for purposes of calculating operating expenses) excludes any gain from the sale of assets. Any amount exceeding the greater of 2% of average invested assets or 25% of net income paid to our Advisor during a fiscal quarter will be repaid to us within 60 days after the end of the fiscal year. We bear our own expenses for functions not required to be performed by our Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters, and other activities not directly related to real estate properties and other assets. There were no costs incurred by or paid to our Advisor for these services for the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, respectively.
      Our Advisor may receive an annual Asset Management Fee of up to 1.5% of the average invested assets. This fee will be paid or accrue quarterly, but will not be paid until our shareholders have received distributions equal to a cumulative non-compounded rate of 8.0% per annum on their investment in us. If the fee is not paid in any quarter, it will accrue and be paid once our shareholders have received a cumulative 8.0% return. Our Advisor is also entitled to receive property management fees for management and leasing services. Such fees may not exceed 5% of the gross revenue earned by us on properties managed. There were no costs incurred by or paid to our Advisor for these services for three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, respectively.

Property management fees
      We pay Realty property management fees equal to 5% of the gross income of each property managed by Realty. All of our properties are managed by Realty. For the three months ended March 31, 2005 and 2004 (unaudited) and the years ended December 31, 2004 and 2003, we incurred and paid property management fees to Realty of $88,000, $56,000, $343,000 and $195,000, respectively, of which 100% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement.

Real Estate Commissions and Disposition Fees
      Realty earns sales commissions and disposition fees from acquisitions and dispositions of our properties. For the three months ended March 31, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and 2003, we paid sales commissions and disposition fees to Realty of $49,000, $924,000, $843,000 and $350,000, respectively. For the years ended December 31, 2004 and 2003, unaffiliated sellers paid sales commissions to Realty of $3,762,000 and $3,380,000, respectively, related to consolidated and unconsolidated properties purchased by us (see Note 3).

Incentive distributions
      Our Advisor owns 100 non-voting incentive performance units in T REIT, L.P., our Operating Partnership and is entitled to incentive distributions of operating cash flow after our shareholders have

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
received an 8.00% annual return on their invested capital. No incentive distributions were made to our Advisor as of December 31, 2004.

Investment in unconsolidated real estate
      We have purchased certain TIC interests in properties where the other TICs were participating in a tax-free exchange arranged by our Advisor. Such transactions earn our Advisor or its affiliates commissions on the tax-free exchanges; however, our board of directors evaluates the extent to which we participate in such acquisitions.
     Accounts receivable from related parties
      At December 31, 2004 and 2003, our Advisor owed us $514,000 and $538,000 for amounts due under an indemnification agreement (See Note 13, Commitments and Contingencies).

Unconsolidated debt due to related parties
      Our properties may obtain secured or unsecured debt financing through one or more third parties, including our Advisor, Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony Thompson, our chairman of the board of directors, and NNN 2004 Notes Program, LLC, or 2004 Notes Program, a subsidiary of our Advisor. As of March 31, 2005 and December 31, 2004, the following notes were outstanding:

Cunningham
      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at March 31, 2005 and December 31, 2004. The notes bear different interest rates as noted below and are due one year from origination.

	March 31, 2005
	Amount of	T REIT, Inc.’s	December 31, 2004	T REIT, Inc.’s	Interest Rate
Property/Issue Date	Loan	Portion	Amount of Loan	Portion	(per annum)

	(Unaudited)
Pacific Corporate Park:
12/06/04	$80,000	$18,000	$81,000	$18,000	8%
02/03/05	130,000	30,000	—	—	8%
02/11/05	263,000	60,000	—	—	8%
03/18/05	20,000	5,000	—	—	8%
03/21/05	731,000	167,000	—	—	8%
Emerald Plaza:
02/07/05	232,000	6,000	—	—	8%
03/04/05	232,000	6,000	—	—	8%
County Center Drive:
02/07/05	2,000	—	—	—	12%

Total	$1,690,000	$292,000	$81,000	$18,000

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Triple Net Properties, LLC
      County Center Drive had $121,000, consisting of $109,000 in principal and $11,000 in interest, outstanding due to our Advisor as of March 31, 2005 (unaudited) and December 31, 2004. This unsecured note bears interest at 12.0% per annum and is due upon demand. The note was repaid on April 14, 2005.

2004 Notes Program
      The 2004 Notes Program has made loans from time to time to certain of our properties. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property prorated for the amount of time the loan was outstanding. As of March 31, 2005 (unaudited) and December 31, 2004, loans from the 2004 Notes Program to Congress Center, which has been repaid, and County Center Drive, which has an outstanding balance of $16,000, consisting of $14,000 in principal and $2,000 in interest, may result in additional amounts due to the 2004 Notes Program upon the sale of these properties, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program if and when the Congress Center property is sold. There were no amounts due to the 2004 Notes Program from the sale of County Center Drive on April 14, 2005 (unaudited).

13.	Commitments and Contingencies

Operating leases
      At December 31, 2003, we had a noncancelable ground lease obligation related to our Gateway Mall property. Gateway Mall was sold in March 2004. At March 31, 2005 (unaudited) and December 31, 2004, we did not have any amounts outstanding on operating leases.

SEC Investigation
      On September 16, 2004, our Advisor advised us that it learned that the SEC is conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC has requested information from our Advisor relating to disclosure in securities offerings (including offerings by us, T REIT, Inc. and A REIT, Inc.) and the exemption from the registration requirements of the Securities Act for the private offerings in which our Advisor and its affiliated entities were involved and exemptions from the registration requirements of the Exchange Act for several entities. The SEC has requested financial and other information regarding these entities as well as the limited liability companies advised by our Advisor, including us. Our Advisor has advised us that it intends to cooperate fully with the SEC’s investigation. This investigation could involve us and our required periodic reports under the Exchange Act and fines, penalties or administrative remedies could be asserted against us.
      We cannot at this time assess the outcome of the investigation by the SEC. Therefore, at this time, we have not accrued any loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, or SFAS 5.

Prior Performance Tables
      In connection with our initial public offering of common stock conducted through a best effort offering from February 22, 2000 through June 1, 2002, we disclosed the prior performance of all public and non-public investment programs sponsored by Triple Net Properties, LLC, our Advisor. We now have determined that there were certain errors in those prior performance tables. In particular, the financial information in the tables was stated to be presented on a GAAP basis. Generally the tables for the public programs were not presented on a GAAP basis and the tables for the non-public programs were prepared

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
and presented on a tax or cash accounting basis. Moreover, a number of the prior performance data figures were themselves incorrect, even as presented on a tax or cash basis. In particular, certain calculations of depreciation and amortization were not on an income tax basis for a limited liability company investment. In general, the resulting effect is an overstatement of our Advisor’s program and aggregate portfolio operating results. Our board of directors are considering alternatives to address the errors in the prior performance tables.

Litigation
      On February 11, 2004, Clearview Properties filed a petition in the District Court of the 270th Judicial District, Harris County, Texas against Property Texas SC One Corporation, Clarion Partners, LLC, Granite Partners I, LLC, three unaffiliated entities, and us, our Advisor and Realty, or the Triple Net Entities. The complaint alleged that the Triple Net Entities willfully and intentionally interfered with an agreement between Property One and Clearview for the sale of certain real property located in Houston, Texas by Property One to Clearview. On January 7, 2005, Clearview filed an amended complaint which also alleged that the Triple Net Entities breached a contract between Clearview and the Triple Net Entities for the sale of the Houston, Texas property by Clearview to the Triple Net Entities and for conspiracy with Property One to breach this contract. The maximum potential exposure to us is uncertain as Clearview has failed to specifically allege a monetary amount of loss as the result of our alleged involvement. On March 25, 2005, Clearview filed an amended complaint which named T REIT, L.P. as an additional defendant. On May 4, 2005, the court denied our motion for summary judgment; however, we intend to file an amended motion for summary judgment. If Clearview were to prevail in this action, it could have a material adverse impact on our results of operations and our ability to pay distributions to our shareholders.
      On July 19, 2004, Michael R. and Patricia C. Long, as Trustees of the Michael R. and Patricia C. Long 2001 Trust, or the purchasers, filed a petition in the District Court of the 25th Judicial District Guadalupe County, Texas against T REIT-Seguin, LLC, Peck-Seguin, LLC, Lake Air Mall-Seguin, LLC, Chicago Title Company and our Advisor, collectively, the sellers. Through our wholly owned subsidiary T REIT-Seguin, we purchased a 26% interest in the Seguin Corners Shopping Center in November 2000. The Seguin Corners Shopping Center subsequently was sold to the purchasers in August 2002. The petition alleges that the sellers misrepresented and/or failed to disclose that they did not own and could not convey the property in its entirety to the purchasers. If the purchasers prevail in this action, it could have a material adverse impact on our results of operations and our ability to pay distributions to our shareholders.
      Other than the above, to our knowledge, there are no material pending legal proceedings. We also have routine litigation incidental to the business to which we are a party or of which certain of our properties are subject.

Environmental Matters
      We follow the policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our financial condition, results of operations and cash flows. Further, we are not aware of any environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Lease
      In connection with the sale of the Christie Building in November 2001, we agreed as part of the sale transaction, to guarantee the lease payment in the amount $20,000 per month for a period of five years under a master lease agreement. Under this agreement, we are obligated to make lease payments to the lessor only in the event the sub-lessee fails to make the lease payments. In addition, we are also obligated to pay a pro rata share of lease commissions and tenant improvements in the event the premises are re-leased prior to November 13, 2006. Concurrent with the issuance of the guaranty, our Advisor agreed to indemnify us against any future losses under the master lease agreement with the indemnification evidenced by an indemnity agreement dated November 13, 2001. The Christie Building is a single tenant office building with the current tenant’s lease which expired on August 31, 2002. In October 2002, the tenant vacated the property. Accordingly, we have accrued $400,000, $460,000 and $641,000 related to its obligations under the guaranty at March 31, 2005, December 31, 2004 and 2003, respectively. We have no collateral, however we have recourse against our Advisor under the indemnity agreement. At April 19, 2004, we have been reimbursed by our Advisor for all amounts paid under the guarantee and expect to be reimbursed in the future by our Advisor in connection with the indemnity agreement for the full amount of our obligation.

Investments at risk
      As of December 31, 2004, we had contingent loan obligations associated with our investments in unconsolidated real estate which we disclose under Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, or FIN 45. FIN 45 significantly changes the current practice in the accounting for, and disclosure of, guarantees. Guarantees and indemnification agreements meeting the characteristics described in FIN 45 are required to be initially recorded as a liability at fair value. FIN 45 also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor having to make payment under the guarantee is remote. The Company adopted the disclosure provisions of FIN 45 as of December 31, 2002. None of these liabilities are carried on the consolidated balance sheets as we account for related real estate investments using the equity method of accounting. Our liability for the debt of our unconsolidated properties is limited to the amount of our investment at each property.

Unconsolidated debt
      Total mortgage debt of unconsolidated properties was $218,906,000, $224,547,000 and $159,888,000 as of March 31, 2005 (unaudited), December 31, 2004 and 2003, respectively. Our share of unconsolidated debt was $29,108,000, $30,424,000 and $30,300,000 at March 31, 2005, December 31, 2004 and December 31, 2003, respectively, as set forth in the summary below. The increase was due to the refinancing of Congress Center in September 2004 along with the purchase of interests in the unconsolidated investments of Oakey Building and Emerald Plaza in April 2004 and July 2004,

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
respectively, offset in part by the sale of Saddleback Financial and one of the Pacific Corporate Park Buildings in December 2004 and January 2005, respectively.

		Mortgage Debt	T REIT Inc’s
	Ownership	Balance as of	Portion of
Property	Percentage	March 31, 2005	Debt

		(Unaudited)	(Unaudited)
Reno Trademark Building — TIC	40.0%	$4,489,000	$1,796,000
County Center Drive — TIC	16.0%	2,958,000	473,000
City Center West “A” Building — TIC	89.1%	12,431,000	11,079,000
Titan Building & Plaza — TIC	48.5%	5,775,000	2,801,000
Pacific Corporate Park — LLC	22.8%	—	—
Congress Center — LLC	10.3%	97,500,000	9,962,000
Enclave Parkway — LLC	3.3%	23,253,000	757,000
Oakey Building — LLC	9.8%	4,000,000	390,000
Emerald Plaza — LLC	2.7%	68,500,000	1,850,000

Total		$218,906,000	$29,108,000

		Mortgage Debt		Mortgage Debt
		Balance as of		Balance as of
	Ownership	December 31,	T REIT Inc’s	December 31,	T REIT Inc’s
Property	Percentage	2004	Portion of Debt	2003	Portion of Debt

Reno Trademark	40.0%	$4,504,000	$1,802,000	$4,555,000	$1,822,000
County Center Drive	16.0%	2,980,000	477,000	3,059,000	489,000
City Center West A Building	89.1%	12,484,000	11,127,000	12,688,000	11,308,000
Titan Building & Plaza	48.5%	5,795,000	2,811,000	5,874,000	2,849,000
Pacific Corporate Park	22.8%	5,474,000	1,246,000	5,684,000	1,294,000
Congress Center	10.3%	97,500,000	9,962,000	96,989,000	9,909,000
Saddleback Financial	25.0%	—	—	7,439,000	1,860,000
Enclave Parkway	3.3%	23,310,000	759,000	23,600,000	769,000
Oakey Building	9.8%	4,000,000	390,000	—	—
Emerald Plaza	2.7%	68,500,000	1,850,000	—	—

Total		$224,547,000	$30,424,000	$159,888,000	$30,300,000

      The properties financed by borrowings are required by the terms of the applicable loan documents to meet certain minimum loan to value, debt service coverage, performance covenants and other requirements on a combined and individual basis.
      On September 3, 2004, our Advisor refinanced Congress Center, or the borrower, with three loans totaling $97,500,000, through Principal Commercial Funding and Principal Life Insurance. We own a 10.22% interest in Congress Center, and in connection with our payment obligations under the three loans our liability is limited to the extent of our interest in Congress Center and any rents we are entitled to therefrom. In connection with the Congress Center refinancing, the total unamortized portion of the capitalized loan costs of $580,000 were expensed in September 2004 along with $253,000 in prepayment penalties related to the early termination of the loan.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      A summary of the three notes are as follows:

Note A is in the amount of $80,000,000 and bears interest at a fixed rate of 5.635% per annum. The borrower is required to make monthly interest only payments until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.

Note B is in the amount of $15,000,000 and bears interest at a fixed rate of 5.635% per annum. The borrower is required to make monthly interest only payments until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.

Note C is in the amount of $2,500,000 and bears interest at a fixed rate of 7.0% per annum. The borrower is required to make monthly interest only payments until October 1, 2006. Thereafter, the Property is required to make monthly principal and interest payments based on a 30-year amortization schedule until the due date of October 1, 2014. No prepayments of principal are permitted until July 1, 2014.
     Unaudited
      On March 31, 2005, the mortgage on the Oakey Building was extended, for a fee of $40,000, until October 1, 2005 and the terms modified. The terms under the extension call for a monthly payment of $27,000, at an interest rate of 8.0% per annum. In addition, on May 3, 2005, a rate lock deposit of $10,000 was paid to LaSalle Bank, National Association, or LaSalle, by our Advisor for the purpose of re-financing the existing loan with a balance of $4,000,000 and providing a construction and TI financing loan in the amount of $5,500,000 and $700,000 for operating requirements for the property, which would give the borrower an option of LaSalle’s prime rate and up to three months LIBOR plus 2.0% per annum.
      As of March 31, 2005, the Emerald Plaza, San Diego property, of which we own 9.8%, was not in compliance with certain covenants under the loan agreement with Citigroup Global Markets Realty Corp. which, if not cured or waived, could result in the lender exercising its remedies under the loan agreement. At March 31, 2005, the balance on the mortgage was $68,500,000 and was secured by real property, including related intangible assets, with a carrying basis of $95,315,000. In January 2005, our Advisor was unable to renew a tenant lease for 35,000 square feet, or 10% of GLA, and, in accordance with the provisions of the loan agreement, the property is now subject to a lockbox whereby all funds received are deposited in the controlled lockbox. Once the debt service payments have been satisfied from the lockbox, the property is entitled to receive budgeted operating expenses. All excess funds are deposited into a reserve account.
     Unconsolidated debt due to related parties
      We may obtain secured or unsecured debt financing through one or more third parties, including Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony Thompson, our Advisor, and 2004 Notes Program, LLC, or 2004 Notes Program, a subsidiary of our Advisor. As of December 31, 2004, the following notes were outstanding:
      Our properties may obtain secured or unsecured debt financing through one or more third parties, including our Advisor, Cunningham Lending Group, LLC, or Cunningham, an entity wholly owned by Anthony Thompson, our chairman of the board of directors, and NNN 2004 Notes Program, LLC, or

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2004 Notes Program, a subsidiary of our Advisor. As of March 31, 2005 (unaudited), the following notes were outstanding:
     Cunningham
      The following unconsolidated properties have outstanding unsecured notes due to Cunningham at March 31, 2005 (unaudited) and December 31, 2004. The notes bear different interest rates as noted below and are due one year from origination.

			December 31,
	March 31, 2005		2004

	Amount of	T REIT, Inc.’s	Amount of	T REIT, Inc.’s	Interest Rate
Property/Issue Date	Loan	Portion	Loan	Portion	(per annum)

	(Unaudited)
Pacific Corporate Park:
12/06/04	$80,000	$18,000	$81,000	$18,000	8%
02/03/05	130,000	30,000	—	—	8%
02/11/05	263,000	60,000	—	—	8%
03/18/05	20,000	5,000	—	—	8%
03/21/05	731,000	167,000	—	—	8%
Emerald Plaza:
02/07/05	232,000	6,000	—	—	8%
03/04/05	232,000	6,000	—	—	8%
County Center Drive:
02/07/05	2,000	—	—	—	12%

Total	$1,690,000	$292,000	$81,000	$18,000

     Triple Net Properties, LLC
      County Center Drive had $121,000, consisting of $109,000 in principal and $11,000 in interest, outstanding due to our Advisor as of March 31, 2005 (unaudited) and December 31, 2004. This unsecured note bears interest at 12.0% per annum and is due upon demand. The note was repaid on April 14, 2005.
     2004 Notes Program
      The 2004 Notes Program has made loans from time to time to certain of our properties. Terms of the 2004 Notes Program provide for interest payments at 11.0% per annum. In addition to interest, the 2004 Notes Program is entitled to the greater of a 1.0% prepayment penalty or 20.0% of the profits upon sale of the property prorated for the amount of time the loan was outstanding. As of March 31, 2005 (unaudited) and December 31, 2004, loans from the 2004 Notes Program to Congress Center, which has been repaid, and County Center Drive, which has an outstanding balance of $16,000, consisting of $14,000 in principal and $2,000 in interest, may result in additional amounts due to the 2004 Notes Program upon the sale of these properties, depending on profits, if any, upon sale. We cannot reasonably estimate the additional amounts due, if any, to the 2004 Notes Program if and when the Congress Center property is sold. There were no amounts due to the 2004 Notes Program from the sale of County Center Drive on April 14, 2005 (unaudited).

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Other
      Our other commitments and contingencies include the usual obligations of a real estate company in the normal course of business. In the opinion of management, these matters are not expected to have a material adverse effect on the Company’s financial position and/or results of operations.

14.	Discontinued Operations — Property Held for Sale
      There were no properties held for sale at March 31, 2005 and December 31, 2004.
      Property held for sale totaled $9,144,000 at December 31, 2003, which, consisted of Gateway Mall sold in March, 2004.
      In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the net income and the net gain on dispositions of operating properties sold subsequent to December 31, 2001 or classified as held for sale are reflected in the consolidated statement of operations as discontinued operations for all periods presented. For the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003, discontinued operations included the net income of one property sold in 2004 and three properties sold in 2003. The following table summarizes the income and expense components that comprise discontinued operations for the three months ended March 31, 2005 and 2004 and the years ended December 31, 2004 and 2003:

	Three Months
	Ended	Years Ended December 31,
	March 31,
	2004	2004	2003

	(Unaudited)
Rental income	$331,000	$349,000	$4,207,000
Rental expenses	14,000	80,000	1,565,000
Depreciation and amortization	77,000	50,000	356,000
Interest expense (including amortization of deferred financing costs)	135,000	130,000	1,520,000

Income from discontinued operations — property held for sale, net	$105,000	$89,000	$766,000

15.	Tax Treatment of Distributions
      The income tax treatment for distributions reportable for the years ended December 31, 2004 and 2003 was as follows:

	Years Ended December 31,

	2004		2003

Ordinary income	$930,000	24.43%	$332,000	8.64%
Capital gain	2,877,000	75.57%	1,519,000	39.52%
Return of capital	—	0.00%	1,993,000	51.85%

	$3,807,000	100.00%	$3,844,000	100.00%

16.	Selected Quarterly Data (Unaudited)
      Set forth below is certain unaudited quarterly information. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
present fairly, and in accordance with generally accepted accounting principles, the selected quarterly information when read in conjunction with the financial statements.

	Quarters Ended

	December 31,	September 30,	June 30,	March 31,
	2004	2004	2004	2004

Revenues	$1,481,000	$1,732,000	$1,515,000	$875,000
Expenses	2,053,000	1,498,000	2,008,000	721,000

Equity in earnings (loss) of unconsolidated real estate	(102,000)	50,000	368,000	265,000

Minority Interests	(40,000)	26,000	104,000	(5,000)
Income (loss) from continuing operations	(714,000)	310,000	(21,000)	414,000
Income (loss) from discontinued operations	858,000	783,000	(13,000)	927,000

Net income (loss)	$144,000	$1,093,000	$(34,000)	$1,341,000

Earnings (loss) per share — basic and diluted
Continuing operations	$(0.16)	$0.07	$0.00	$0.08
Discontinued operations	$0.19	$0.17	$0.00	$0.20

Total net income (loss) per common share	$0.03	$0.24	$0.00	$0.28

	Quarters Ended

	December 31,	September 30,	June 30,	March 31,
	2003	2003	2003	2003

Revenues	$548,000	$65,000	$313,000	$258,000
Expenses	466,000	413,000	382,000	274,000

Equity in earnings (loss) of unconsolidated real estate	(71,000)	267,000	406,000	558,000

Income (loss) from continuing operations	11,000	(81,000)	337,000	542,000
Income (loss) from discontinued operations	27,000	2,777,000	546,000	30,000

Net income (loss)	$38,000	$2,696,000	$883,000	$572,000

Earnings (loss) per share — basic and diluted
Continuing operations	$0.12	$0.07	$(0.02)	$0.00
Discontinued operations	$0.01	$0.12	$0.59	$0.01

Total net income (loss) per common share	$0.13	$0.19	$0.57	$0.01

17.	Business Combination
      On January 20, 2003, through our wholly-owned subsidiary, TREIT — Gateway Mall ND, LLC, a Delaware limited liability company, we purchased the Gateway mall located in Bismarck, North Dakota from an unaffiliated third party. The total purchase price for this consolidated property was $9,000,000. We financed the purchase price with a $5,000,000 loan from American Express Financial Corporation, a real estate lender.

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On January 20, 2004, through our wholly-owned subsidiary, TREIT — AmberOaks, LP, we purchased a 75% undivided tenant-in-common interest in three buildings at AmberOaks Corporate Center located in Austin, Texas from an unaffiliated third party. Three unaffiliated entities purchased the remaining 25% tenant-in-common interests in the property. The total purchase price for this consolidated real estate property was $22,965,000. The purchase was financed by a $15,000,000 loan secured by the property from North Houston Bank. In accordance with SFAS No. 141, we allocated the purchase price to the fair value of the assets acquired and the liabilities assumed, including the allocation of the intangibles associated with the in-place leases considering the following factors: lease origination costs; tenant relationships; and above or below market leases. During the year ended December 31, 2004, we have allocated and recorded approximately $5,085,000 of intangible assets associated with in-place lease origination costs and tenant relationships, as well as above market leases. Total amortization of the lease intangible assets for the year ended December 31, 2004 was approximately $1,672,000.
      Assuming all of the above acquisitions had occurred January 1, 2003, pro forma revenues, net income and net income per diluted share would have been $5,000,000, $2,700,000 and $.58, respectively, for the year ended December 31, 2004; and $3,100,000, $1,500,000 and $.32, respectively, for the year ended December 31, 2003. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

18.	Subsequent Events
      On January 24, 2005, a binding sale agreement was entered into for the sale of the City Center West “A” Building, of which we own an 89.1% undivided tenant in common interest, to the United Insurance Company of America, an unaffiliated third party, for a total sales price of $27,610,000. In connection with this agreement, the buyer will assume a promissory note payable secured by the property with an outstanding balance of $12,484,000. Our net cash proceeds will be approximately $12,604,000 after closing costs and other transaction expenses. The sale will result in us recording a net gain of approximately $4,954,000. The sale of City Center West “A” Building is expected to close on April 19, 2005. A commission will be paid to Realty upon the sale of the property in the amount of $414,000, or 1.5% of the purchase price.
      On January 26, 2005, a binding sale agreement was entered into for the sale of 41093 County Center Drive, Temecula, California, otherwise known as the County Center Drive Building, of which we own an 16% undivided tenant-in-common interest, to Hall Investment Company, Inc., an unaffiliated third party, for a total sales price of $7,200,000. Our net cash proceeds from this sale will be approximately $739,000 after closing costs and other transaction expenses. The sale will result in us recording a net gain of approximately $320,000. The sale of County Center Drive is expected to close at the beginning of April 2005. A commission will be paid to Realty upon the sale of the property in the amount of $108,000, or 1.5% of the purchase price.
      On February 11, 2005, 25351 Commerce Centre Drive, Lake Forest, California, one of the three buildings in the Pacific Corporate Park, of which we own a 22.8% membership interest, was sold to Tomlinson & Sons, an unaffiliated third party, for a total sale price of $4,900,000. In connection with the sale the property repaid $4,005,000 of a promissory note payable secured by all three buildings. Our net proceeds from this sale were approximately $933,000, after closing costs and other transaction expenses, which were used to pay down the debt on the two remaining buildings in the Pacific Corporate Park complex, of which we own a 22.8% membership interest. The sale resulted in a net gain of approximately $400,000. A property disposition fee was paid to Realty of $49,000 or 1% of the total sales price and sales commissions to unaffiliated brokers of $244,000, or 5% of the total sale price.
      We entered the agreements to sell our interests in the City Center West “A” Building and the County Center Drive Building and sold our interest in one of the three Pacific Corporate Park all in

T REIT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
accordance with our regular business practices. We entered into these actions in our normal course of business. Subject to our board of directors’ and our shareholders’ approval of the plan of liquidation, which has not yet been submitted for approval or been approved, we presently intend to reinvest the net proceeds from the sales or potential sales of these properties in accordance with our regular business practices regarding purchases and sales of our properties, which may include reinvestment of the net proceeds in other real estate investments that qualify for like-kind exchange treatment under Section 1031 of the Code.
     Unaudited Subsequent Events
      Our Advisor has been advised that ACS Health Services, Inc., or ACS, a tenant in our consolidated AmberOaks property, in which we own a 75% TIC interest, will not be renewing their lease which expired on February 28, 2005. ACS currently occupies 44,000 square feet, or 21.3%, of the 207,000 gross leaseable area, or GLA, at AmberOaks. The tenant has exercised its hold over provision until May 31, 2005. From January 1, 2005 through May 31, 2005, we will amortize $341,000 related to the intangible assets associated with ACS. During the three months ended March 31, 2005, we amortized $172,000 related to the intangible assets associated with ACS. The remaining $169,000 will be amortized in the second quarter of 2005.
      Our Advisor has been advised that The Pacesetter Corp., a tenant in our consolidated University Heights property, our wholly-owned property, is in default and was locked out as of May 11, 2005. The Pacesetter Corp. currently occupies 13,000 square feet, or 19.1%, of the 68,000 square feet GLA at University Heights. As of March 31, 2005, we recorded an allowance for doubtful accounts in the amount of $33,000 associated with The Pacesetter Corp.
      On April 6, 2005, the Emerald Plaza property borrowed $279,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On April 8, 2005, the Pacific Corporate Park property borrowed $80,000 from Cunningham. The note bears interest at a rate of 8.0% per annum and is due one year from origination.
      On April 12, 2005, our board of directors approved the listing for sale of University Heights Business Park, our consolidated wholly-owned property in San Antonio, Texas.
      On April 14, 2005, County Center Drive, Temecula, California, our unconsolidated property of which we own a 16% undivided TIC interest, was sold to Hall Investment Company, Inc., an unaffiliated third party for a sale price of $7,200,000. We received cash proceeds from this sale of $603,000 after closing costs and other transaction expenses. We recorded a gain of $299,000. A property disposition fee was paid to Realty of $158,000, or 2.2% of the sales price, of which 75% was passed through to our Advisor pursuant to the Realty-Triple Net Agreement. A sales commission was paid to an unaffiliated broker of $274,000, or 3.8%, of the sale price. In conjunction with the sale, all related party notes due to Cunningham, our Advisor and the 2004 Notes Program were paid in full.
      On May 13, 2005, our Advisor entered into a binding sale agreement for the sale of our unconsolidated property located at 25391 Commerce Centre Drive, Lake Forest, California, one of the two remaining buildings in the Pacific Corporate Park complex, of which we own a 22.8% interest, to the California Western Properties, LLC, an unaffiliated third party, for a sales price of $4,969,000. The sale is expected to close during the second or third quarter of 2005. We will receive cash proceeds of approximately $750,000 and record a gain on the sale of approximately $300,000. A property disposition fee of $98,000, or 2.0% of the sale price will be paid to Realty, of which 75% will be passed through to our Advisor pursuant the Realty-Triple Net Agreement, and sales commissions to unaffiliated brokers of $199,000, or 4.0% of the sale price.
      On May 31, 2005, our Advisor notified us that the contract for the sale of the City Center West “A” Building, entered into on January 24, 2005, was terminated.

SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS

For the Year Ended December 31, 2004

Additions

	Balance at the	Charged to	Charged to		Balance at
	Beginning of the	Costs and	Other		End of the
Description	Period	Expenses	Accounts	Deductions	Period

Reserve deducted from accounts receivable	$41,000	$58,000		$41,000	$58,000

For the Year Ended December 31, 2003

Additions

	Balance at the	Charged to	Charged to		Balance at
	Beginning of the	Costs and	Other		End of the
Description	Period	Expenses	Accounts	Deductions	Period

Reserve deducted from accounts receivable	$68,000	$41,000		$68,000	$41,000

SCHEDULE III
T REIT, INC.
REAL ESTATE OPERATING PROPERTIES AND ACCUMULATED DEPRECIATION

	Initial Costs to Company			Gross Amount at Which Carried at Close of Period

			Buildings and		Buildings and		Accumulated	Date
	Encumbrances	Land	Improvements	Land	Improvements	Total	Depreciation	Constructed

University Heights, TX	$4,400,000	$1,011,000	$5,725,000	$1,011,000	$5,837,000	$6,848,000	$(394,000)	2000
AmberOaks, TX	15,000,000	3,474,000	19,688,000	5,306,000	12,600,000	17,906,000	(486,000)	1999-2001

Total	$19,400,000	$4,485,000	$25,413,000	$6,317,000	$18,437,000	$24,754,000	$(880,000)

		Maximum Life on Which Depreciation in
Description	Date Acquired	Latest Income Statement is Computed

University Heights, TX	2002	39
AmberOaks III, TX	2004	39
      (a) The changes in wholly-owned real estate for the year ended December 31, 2004 are as follows:

2004

Balance at beginning of year	$16,171,000
Acquisitions	19,605,000
Dispositions	(11,022,000)

Balance at end of year	$24,754,000

(b)	The changes in accumulated depreciation for the year ended December 31, 2004 are as follows:

2004

Balance at beginning of year	$425,000
Additions	691,000
Disposals	(236,000)

Balance at end of year	$880,000

EXHIBIT A
T-REIT, INC.
PLAN OF LIQUIDATION AND DISSOLUTION
      1. Approval and Effectiveness of Plan. This Plan of Liquidation and Dissolution (this “Plan”) of T REIT, Inc., a Virginia corporation (the “Corporation”), has been approved by the Corporation’s board of directors (the “Board of Directors”), and a Special Committee of independent directors, consisting of D. Fleet Wallace and W. Brand Inlow (as constituted from time to time, the “Special Committee”), as being advisable and in the best interests of the Corporation and its shareholders. The Board of Directors and the Special Committee have directed that the Plan be submitted to the shareholders of the Corporation for approval. The Plan shall become effective upon approval of the Plan by holders of the common stock of the Corporation in the manner and by the vote required by law and by the Amended and Restated Articles of Incorporation of the Corporation (as amended the “Charter”). The date of the shareholders’ approval is hereinafter referred to as the “Effective Date.”
      2. Voluntary Liquidation and Dissolution. On and after the Effective Date, the Corporation shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended and in accordance with the Code of Virginia. Pursuant to the Plan, the Corporation shall sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Corporation in one or more transactions and acting for itself or in its capacity as the general partner of T REIT L.P., a Virginia limited partnership (the “Operating Partnership”), and cause the Operating Partnership to sell, convey transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the shareholders.
      3. Charter Amendment. The Charter is hereby amended by inserting Section 6.4(n) of Article VI immediately after Section 6.4(m) thereof:

“(n) Plan of Liquidation. Nothing in this Article VI, or elsewhere in these Articles of Incorporation, shall prevent the Company, the Board of Directors or any special committee, as applicable, from taking any action pursuant to or in accordance with a plan of liquidation (i.e., any plan providing for the disposition of all or substantially all of the Corporation’s assets and/or its dissolution) approved by the requisite vote of Shareholders entitled to vote thereon.”
      4. Authorization of Existing Sale Agreements. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to enter into and perform its obligations under, and as general partner to cause the Operating Partnership to enter into and perform its obligations under, the following contract (the “Agreements”) relating to the disposition of assets: the binding sale agreement with California Western Properties, LLC for the sale of 25391 Commerce Centre Drive.]
      5. Sales of Other Assets.
      a. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell any and all of their assets for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed to the shareholders; upon such terms as the Special Committee may deem advisable.
      b. The Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall not authorize or transfer assets pursuant to any sale agreement between the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the one hand, and an affiliate of the Corporation, the Operating Partnership or the Operating Partnership’s subsidiaries, on the other hand, unless the Special Committee approves the transaction. The Special Committee will only approve the transaction if they:

(i) (A) obtain an appraisal of such asset showing that the proposed sale price is within the appraiser’s range of estimated values for the asset, or (B) obtain an opinion from Robert A. Stanger & Co., Inc., or another financial advisor with similar qualifications, that the consideration to be received by the Corporation in connection with such sale is fair to the Corporation from a financial point of view; and

(ii) have not received a higher offer for the property from a credible party whom the Special Committee reasonably believes is ready, able and willing to close the transaction on the contract terms.
      6. Payment of Creditors; Distributions to Shareholders. Subject to Section 10 hereof, the Special Committee and such officers of the Corporation as the Special Committee may authorize and direct are authorized and directed to proceed promptly to: (i) collect its assets; (ii) dispose of such of its assets as are not to be distributed in kind to its shareholders; (iii) pay or create a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries; (iv) pay all expenses incidental to this Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate this Plan; (v) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions in cancellation or redemption of their partnership interests, in accordance with the terms and provisions of the agreement of limited partnership for the Operating Partnership, as amended; (vi) distribute all the remaining assets of the Corporation, either in cash or in kind, to the shareholders in cancellation or redemption of their stock in one or more distributions, in accordance with the terms and provisions of the Charter; and (vii) do every other act necessary or advisable to wind-up the affairs of the Corporation (including, without limitation, the affairs of the Operating Partnership and its subsidiaries, its Employee and Officer Stock Option Plan, its Independent Directors’ Stock Option Plan and its Share Repurchase Plan), dissolve the Operating Partnership and its subsidiaries and liquidate the Corporation’s business and affairs. Upon the sale or other disposition of the assets of the Corporation, and the payment of, or provision for, all of the liabilities and obligations of the Corporation, the Corporation will be deemed to have liquidated.
      7. Reserve Fund. The Corporation, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish or to cause the Operating Partnership to establish, one or more reserve funds in a reasonable amount to be determined by the Special Committee within its discretion, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses, if the Special Committee of the Corporation deems such reserves desirable. Creation of a reserve fund may be accomplished by a recording in the Corporation’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Corporation is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Corporation or the liquidating trust referred to below, or such other successor in interest to the Corporation as may then exist or, if no such entity is then in existence, shall be delivered to the Unclaimed Property Division of the Commonwealth of Virginia Department of the Treasury. The Corporation may also create a reserve fund by any other reasonable means.
      8. Insurance Policies. The Corporation is authorized, but not required, to procure for itself and/or as general partner to procure for the Operating Partnership, as appropriate, one or more insurance policies in a reasonable amount to be determined by the Special Committee within its discretion, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses, if the Special Committee of the Corporation deems such insurance policies desirable.

      9. Articles of Dissolution. The Board of Directors, the Special Committee and officers of the Corporation are authorized and directed, when appropriate, to file articles of dissolution and articles of termination of corporate existence with the Virginia State Corporation Commission (the “Virginia Commission”) pursuant to Sections 13.1-743 and 13.1-750, respectively, of the Code of Virginia and to take all other appropriate and necessary action to dissolve the Corporation under Virginia law. Prior to filing of articles of dissolution, the Corporation shall give notice to its known creditors as required by Section 13.1-746 of the Code of Virginia and satisfy all other prerequisites to such filing under Virginia law. Upon the Virginia Commission’s acceptance of the articles of dissolution and issuance of a certificate of dissolution, (i) as provided by Section 13.1-743 of the Code of Virginia, the Corporation shall be dissolved upon the effective date of the certificate of dissolution; however (ii) as provided by Section 13.1-745 of the Code of Virginia, the Corporation shall continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind-up its business and affairs, and (iii) the directors of the Corporation shall, by operation of Section 13.1-745 of the Code of Virginia, remain subject to the standards of conduct prescribed in Article 9 of Chapter 9 of the Code of Virginia.
      10. Effect and Timing of Distributions. Upon the complete distribution of all assets of the Corporation to the holders of outstanding shares of common stock of the Corporation (the “Final Distribution”), all such shares of common stock of the Corporation will be canceled and no longer deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate. The Corporation shall use commercially reasonable efforts to cause the liquidation and dissolution of the Corporation to occur and to make the Final Distribution to holders of outstanding shares of common stock no later than the second anniversary of the Effective Date.
      11. Corporate Governance following Dissolution, pending the Final Distribution. After the filing of the articles of dissolution, the Board of Directors may cause the Corporation to cease to hold annual meetings or to hold annual elections for directors, to the extent that such cessation is permissible by applicable law. In the event that the Corporation ceases to hold annual meetings or to hold annual elections for directors, from and after such cessation to the date of the Final Distribution: (i) upon the resignation of any director, the vacancy shall be filled by the vote of the remaining directors; (ii) holders of the requisite number of shares may call a special meeting of shareholders, as provided in the Corporation’s bylaws; (iii) at any special meeting, holders of at least two-thirds ( 2/3 ) of the shares of common stock may remove any director, with or without cause, and thereafter the vacancy shall be filled by the vote of a plurality of the shares of common stock; and (iv) in all other respects, the Corporation shall continue to be governed by its Charter and bylaws, except as otherwise provided in this Plan or required by applicable law.
      12. Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that (i) the Board of Directors and the Special Committee deems it necessary or advisable in order to preserve the Corporation’s status as a REIT or otherwise avoid the payment of income tax, or (ii) the Board of Directors and the Special Committee deems it necessary or advisable in order to enable the Corporation to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or (iii) the Board of Directors and the Special Committee determines it is otherwise advantageous or appropriate to do so, the Board of Directors and the Special Committee may cause the Corporation to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as they deem appropriate in their sole discretion (provided only that any remaining outstanding limited partner unitholders in the Operating Partnership have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:

(a). The Corporation may create the Liquidating Trust under Virginia statutory or common law and may transfer and assign and may, as general partner, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Corporation, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b). Simultaneously with such transfer and assignment, shares of common beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the Final Distribution of all of the assets of the Corporation to its shareholders under Section 8 of this Plan.

(c). The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide among other things that, immediately following such transfer, assignment and distribution, each share of common beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of common stock had upon the combined assets of the Corporation and the Operating Partnership immediately prior to the transfer, assignment and distribution.

(d). The initial trustees of the Liquidating Trust shall be designated by the Special Committee of the Corporation.

(e). The Declaration of Trust shall also provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of common beneficial interests in the Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Corporation and the Operating Partnership, making liquidating distributions to the holders of shares of common beneficial interest in the Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Trust and provide for the orderly liquidation thereof.

(f). The Declaration of Trust shall also provide: (i) that holders of at least a majority of the common shares of beneficial interest may require the trustees to call a special meeting of holders of common beneficial interest; (ii) that holders of a majority of the shares of common beneficial interest may vote to remove one or more trustees of the Liquidating Trust and elect successor trustees; and (iii) that holders of a majority of the shares of common beneficial interest may vote to amend the Declaration of Trust, consistent with this Plan, provided that no such amendment may adversely affect the rights of the holders of shares of common beneficial interests to receive their pro rata share of the property held by the Liquidating Trust at the time of final distribution.

(g). In the discretion of the Special Committee, the Declaration of Trust may also provide: (i) that shares of common beneficial interest in the Liquidating Trust will not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Corporation’s assets were first transferred to it, subject to extensions of determinate duration; and (iv) that the Liquidating Trust may distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Corporation’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

(h). The Liquidating Trust shall be of such type, and the Declaration of Trust shall be in such form and contain such terms, conditions and provisions (which shall be materially consistent with this Section 10) as the Special Committee may approve.

(i). Approval of this Plan shall constitute the approval by the shareholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board of Directors and the appointment of trustees selected by the Special Committee.
      13. Termination of Exchange Act Registration. Immediately prior to the transfer to the Liquidating Trust, or at such other time as the Board of Directors considers appropriate, the Board of Directors and officers of the Corporation are authorized to cause the Corporation to file a Form 15 (or take other appropriate action) to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended.
      14. Interpretation; General Authority. The Special Committee of the Corporation, the trustees of the Liquidating Trust and such officers of the Corporation as the Special Committee or such trustees may direct are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, shareholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their judgment, be necessary or desirable in order to wind-up expeditiously the affairs of the Corporation and complete the liquidation and dissolution thereof, including, without limitation: (i) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Corporation, the Operating Partnership, the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in such medium as the Special Committee or such trustees may deem appropriate and (iv) the execution, delivery and filing with the Virginia Commission of articles of merger/entity conversion pursuant to Section 13.1-722.12 of the Code of Virginia. The death, resignation or other disability of any director or officer of the Corporation or trustee or officer of the Liquidating Trust shall not impair the authority of the surviving or remaining directors or officers or trustees (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon such death, resignation or other disability, the surviving or remaining directors or trustees shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining directors or officers or trustees to exercise any of the powers provided for in this Plan.
      15. Director Compensation. The independent members of the Board of Directors and the Special Committee of the Corporation shall continue to receive compensation until the Final Distribution, provided they remain members of the Board of Directors and/or the Special Committee of the Corporation.
      16. Indemnification. The Corporation shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the Board of Directors of the Corporation, officers and agents of the Corporation, and such other parties whom the Corporation has agreed to indemnify, to the full extent provided by the Charter and bylaws of the Corporation, any existing indemnification agreement and applicable law. At the discretion of the Board of Directors of the Corporation, such insurance may include coverage for the periods after the dissolution of the Corporation, including periods after the termination of any Liquidating Trust, and may included coverage for trustees, directors, officers, employees and agents of such Liquidating Trust.
      17. Governing Law. The validity, interpretation and performance of this Plan shall be controlled by and construed under the laws of the Commonwealth of Virginia.
      18. Abandonment of Plan of Liquidation; Amendment. Prior to approval of this Plan by shareholders, the Special Committee of the Corporation may withdraw and abandon this Plan for any reason. Following approval of this Plan by shareholders, the Plan may not be abandoned by the Corporation except in accordance with applicable law. Notwithstanding approval of the Plan by the shareholders of the Corporation, the Special Committee of the Corporation or the trustees of the Liquidating Trust shall have the right to modify or amend this Plan without further action by or approval of the shareholders of the Corporation to the extent permitted under then-current applicable law.

Robert A. Stanger & Co., Inc.
EXHIBIT B
June 3, 2005
The Special Committee of
The Board of Directors of
T REIT Inc.
1551 N. Tustin Avenue — Suite 200
Santa Ana, California 97205
Gentlemen:
      We have been advised that T REIT, Inc. (the “Company”) is contemplating the commencement of a plan to liquidate the assets of the Company (the “Plan of Liquidation”) and distribute the net proceeds after the payment of transaction costs and liabilities to the shareholders of the Company (the “Shareholders”) and certain holders of units of limited partnership interests in its affiliated Operating Partnership (the “Operating Partnership”). The real estate assets of the Company include interests in eleven income-producing properties as set forth in Exhibit 1 hereto (individually, a “Property” and collectively, the “Properties”).
      In connection with the contemplated Plan of Liquidation, we have been advised that the Company may enter into one or a series of transactions for the sale of the Properties owned by the Company, after conducting negotiations to establish commercially fair and reasonable terms for such transactions, to third party buyers or affiliates of the Company.
      We have also been advised that if the Company decides to pursue such Plan of Liquidation, the Company will obtain the approval of: (i) the board of directors of the Company (the “Board”) and the independent directors thereof; (ii) a special committee of the Board comprised of the independent members of the Board (the “Special Committee”); and (iii) Shareholders holding a majority in interest in the Company pursuant to a proxy statement to be provided to such Shareholders (the “Proxy Statement”). We have also been advised that such Proxy Statement will include the terms and conditions and consideration to be received by the Company in any transactions for which definitive agreements have been entered into as of the date of the Proxy Statement, and will include estimates prepared by management of the Company (“Management”) of: (1) the range of liquidation value for all the Company’s real estate assets and associated liabilities (the “Management’s Net Real Estate Liquidation Value Range Estimate”); and (2) an estimate prepared by Management of the range of expected per Share and per Unit distribution of proceeds from the Plan of Liquidation (“Management’s Estimated Per Share and Per Unit Distribution Range”), which estimate reflects Management’s best good faith estimate of such distributions taking into account provisions of the Company’s bylaws relating to liquidation and the terms of any advisory or management contracts between the Company and its advisor and manager.
      We have further been advised that the Company has engaged third parties and solicited interest and attempted to market certain Properties to unaffiliated prospective buyers and, as of the date of this letter, has closed the following definitive agreements, which are described in the Proxy Statement, with unaffiliated third parties for the sale of certain assets (the “Third Party Transactions”):

Property/Location	Consideration

(1) County Center Drive	7,200,000
(2) 25391 Commerce Center (Pacific Corporate)	4,969,000
      We have been advised further that Management’s Net Real Estate Liquidation Value Range Estimate is $35,467,000 to $38,221,000, that Management’s Estimated Per Share and Per Unit Distribution Range is between approximately $10.10 and $10.70 per share and per unit, and that the Company intends to make a distribution of cash, at or around the time of closing of the Transactions, approximately equal to the value of the net financial assets and liabilities of the Company in conformity with the provisions relating to liquidating distributions as set forth in the Company’s By Laws, the Operating Partnership Agreement, and the agreements of all entities through which the Company holds interests in the Properties.
      The Company has formed a Special Committee to consider certain matters relating to the Plan of Liquidation and the Transactions, and the Special Committee has requested that Robert A. Stanger & Co., Inc. (“Stanger”) provide to the Special Committee: (1) its opinion as to the fairness from a financial point of view of the consideration to be received by the Company in the Third Party Transactions, as identified above; and (2) its opinion as to the reasonableness from a financial point of view of Management’s Net Real Estate Liquidation Value Range Estimate and Management’s Estimated Per Share Distribution Range.
      Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.
      Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves partnerships, partnership and real estate investment trust (“REIT”) securities and the assets typically owned through partnerships and REITs including, but not limited to, real estate assets.
      In the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft of the Proxy Statement related to the Plan of Liquidation, which draft the Company has indicated to be in substantially the form intended to be finalized and filed with the Securities and Exchange Commission and distributed to Shareholders and Unitholders;

•	Reviewed the Company’s annual reports to shareholders filed with the Securities and Exchange Commission on Form 10-K for the two years ending December 31, 2002, 2003 and 2004 and the Company’s quarterly reports filed with the SEC on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004 and March 31, 2005 which reports management has indicated to be the most current financial statements available;

•	Reviewed a current rent roll for each Property along with historical operating statements for the period of Company ownership as available, and the 2005 operating budget for each Property, including capital expenditures, tenant improvement allowances and leasing commissions;

•	Performed site visits of each Property and made inquiries and reviewed information concerning local market conditions and competing properties;

•	Discussed with members of management of the Company and the Property Manager conditions in office and warehouse property markets in general, and the local market of each Property, in particular, market conditions for the sale/acquisition of properties similar to those owned by the Company, the current and projected operation and performance of each of the Properties, the current debt encumbering each Property, and the financial condition and future prospects of the Company;

•	Reviewed available published national surveys and certain other information relating to acquisition criteria for properties similar to the subject Properties;

•	Reviewed appraisals of ten of the Properties performed at or around the time of acquisition or refinancing;

•	Reviewed offering materials prepared by real estate brokers engaged by the Company to serve as real estate broker to identify qualified potential buyers, solicit interest and market the Properties;

•	Reviewed internal financial analyses and derivations prepared by the Company of the Management’s Net Real Estate Liquidation Value Range Estimate;

•	Reviewed the internal financial analyses and projections prepared by the Company of Management’s Estimated Per Share and Per Unit Distribution Range, which estimate reflects the Third Party Transactions, Management’s Net Real Estate Liquidation Value Range Estimate, and the terms and conditions of the Company’s bylaws relating to liquidating distributions and of the advisory and management agreements with the Advisor; and

•	Conducted such other analyses and inquiries, as we deemed appropriate.
      In rendering these opinions, we have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information contained in the Proxy Statement or furnished or otherwise communicated to us by the Company, the Advisor or the Property Manager. We have not performed an independent appraisal of the assets and liabilities of the Company and have relied upon and assumed the accuracy of any estimates of potential environmental liabilities, physical condition and deferred maintenance contained in third party reports or provided to us by management, and the balance sheet value determinations for non-real estate assets and liabilities of the Company and any transaction expense and other adjustments thereto made by management to determine Management’s Net Real Estate Liquidation Value Range Estimate and Management’s Per Share and Per Unit Distribution Range. We have also relied on the assurance of the Company that any pro forma financial statements, projections, budgets, value or distribution estimates or adjustments provided or communicated to us, were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that the allocation of Consideration between the Shareholders and the Advisor and the fees associated with the Plan of Liquidation are consistent with the provisions of the Company’s Bylaws, the Operating Partnership Agreement, the agreements of any other entities through which the Company owns interests in the Properties, and the advisory and property management agreements; that no material change has occurred in the value of the assets or the information reviewed between the date such information was provided and the date of this letter; and that the Company, the advisor and the property manager are not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect. Nothing has come to our attention that would lead us to believe that any of the foregoing is incorrect, incomplete or misleading in any material respect. We have assumed that: (i) the Company will maintain it’s status as a real estate investment trust for the entire period of the Plan of Liquidation and will meet any required distribution levels or other tests and will not incur any tax liabilities of any kind in connection with the failure to so comply with tax rules of any nature; (ii) the Company will not incur any fees or costs associated with reserves or insurance for liabilities, contingent or otherwise, during the term of the Plan of Liquidation, which are not accrued in Management’s Estimated Per Share and Per Unit Distribution Range or funded by operating cash flow subsequent to the commencement of the Plan of Liquidation; (iii) the Company will not incur any costs associated with compliance with the Sarbanes-Oxley Act in excess of Management’s estimate of such reserve at $100,000; (iv) the Company’s interest in and the value of each real estate investment will not be encumbered or reduced by any incentive interest, fees or expenses associated with any management agreement, tenant in common agreement or other program agreement or any discount relating to a minority interest or tenant in common interest, other than such fees and compensation as estimated by Management and authorized by the related agreements; (v) the Company will redeem at no cost any options to acquire any equity or debt securities of the Company; (vi) the Company will not incur any fines, penalties, assessment, charges, settlement costs, judgments or any other costs, legal or otherwise associated with any regulatory inquiry or litigation, including, but not limited to that regulatory investigation and litigation identified in the Proxy as: the SEC Investigation into the Matter of Triple Net Properties LLC, the Clearview Properties Litigation and Seguin Corners Shopping Center Litigation, potential shareholder litigation relating to the Plan of Liquidation or any other matter; (vii) the Company will not sell any assets while under duress at prices less than market value, including any sales of assets due to influence exerted by any lender, including Bank of America, and Citigroup or accept any consideration for the sale or exchange of any of it’s assets which has a market value which is less than the assets exchanged therefore, including any deferred, contingent or earn-out type consideration; (viii) the Company will not incur any costs associated with the assumption or prepayment of mortgages in excess of the amounts estimated by Management; (ix) the Company will not incur any transaction expenses which are not accrued in Management’s Estimated Per Share and Per Unit Distribution Range or which will not be funded by cash flow from operations subsequent to the date of this letter; and (x) the Company will not incur any additional wind down cost associated with the Plan of Liquidation which is in excess of the cash flow realized by the Company subsequent to the date hereof.
      We have not been engaged to, and therefore did not: (i) appraise the Company, the Operating Partnership or the assets and liabilities of the Company and the Operating Partnership; (ii) select the method of determining the type or amount of consideration to be received in any Transaction; (iii) make any recommendation to the Company, the Operating Partnership, the Board, the Special Committee or the Shareholders or Unitholders with respect to whether or not to pursue a Plan of Liquidation, whether to accept or reject any transaction, or the impact, tax or otherwise, of acceptance or rejection of any transaction or the Plan of Liquidation; (iv) express any opinion as to (a) the business decision to pursue a Plan of Liquidation, or alternatives to the Plan of Liquidation including, but not limited to, refinancing of the Properties or continuing the Company and/or the Operating Partnership as a going concern; (b) the amount or allocation of expenses relating to the Plan of Liquidation or any transaction; (c) any terms of any transaction other than the Consideration; and (d) the rights of any shareholder or tenant-in-common interest holder to acquire any Property, to prevent the sale of any Property, or to retain a tenant-in-common interest in any Property; (v) provide any implied or explicit guarantee or warrantee that the amounts actually realized in a transaction involving the Real Estate Assets will be within Management’s Net Real Estate Liquidation Value Range Estimate and that the distributions per Share and Per Unit resulting from the Plan of Liquidation will be within Management’s Estimated Per Share and Per Unit Distribution Range, which realized amounts may be higher or lower than the estimates. Our opinions are based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of our analysis and addresses the Consideration and management estimates in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinions.
      Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter: (i) the Consideration received by the Company in the Third Party Transactions is fair to the Company from a financial point of view; and (ii) Management’s Net Real Estate Liquidation Value Range Estimate and Management’s Estimated Per Share and Per Unit Distribution Range are reasonable from a financial point of view.
      This letter does not purport to be a complete description of the analyses performed or the matters considered in rendering this opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Special Committee that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying these opinions. In rendering these opinions judgment was applied to a variety of complex analyses and assumptions. The assumptions made and the judgments applied in rendering the opinions are not readily susceptible to partial analysis or summary description.

Yours truly,

/s/ Robert A. Stanger & Co., Inc.

Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
June 3, 2005

EXHIBIT 1

Property Name	City	State

Center City West A	Las Vegas	NV
Reno Trademark	Reno	NV
Country Center Drive	Temecula	CA
Titan Building	San Antonio	TX
Pacific Corporate Park	Lake Forest	CA
Congress Center	Chicago	IL
University Heights	San Antonio	TX
Enclave Parkway	Houston	TX
Amber Oaks	Austin	TX
Oakey Building	Las Vegas	NV
Emerald Plaza	San Diego	CA

INVESTOR PROXY CARD

Please Vote by [______], 2005

The undersigned shareholder of T REIT, Inc., a Virginia corporation (the “Company”), hereby appoints Jack R. Maurer and Andrea R. Biller and each of them as Proxies for the undersigned with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California 92612 on [___], 2005 at [___]-a.m., local time and any and all adjournments and postponements thereof, and to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the T REIT, Inc. board of directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned shareholder. If no voting instruction is given as to any item, this proxy will be voted “FOR” Item 1, “FOR” Item 2, “FOR” Item 3, “FOR” Item 4 and “FOR” Item 5.

THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE EACH RECOMMEND A VOTE “FOR” THE NOMINEES NAMED IN ITEM NO. 1 AND “FOR” ITEMS NO. 2, 3, 4 AND 5. ITEMS NO. 1 AND 2 ARE CONTINGENT UPON EACH OTHER, AND THE PLAN OF LIQUIDATION WILL NOT BE IMPLEMENTED WITHOUT THE APPROVAL OF BOTH ITEMS. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED “FOR” EACH ITEM.

     1. Approval of the proposal to permit the sale of all of the Company’s assets in accordance with the plan of liquidation.

☐       For       ☐       Against       ☐       Abstain

     2. Approval of the proposal to permit the Company’s dissolution in accordance with the plan of liquidation.

☐       For       ☐       Against       ☐       Abstain

     3. Election of Anthony W. Thompson, W. Brand Inlow and D. Fleet Wallace to serve as Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2006 and until their successors are elected and qualified.

☐       For All Nominees       ☐       Withheld as to All Nominees

     Anthony W. Thompson       W. Brand Inlow       D. Fleet Wallace

     *To vote against any individual nominee, strike a line through the nominee’s name

     4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2005.

☐       For       ☐       Against       ☐       Abstain

     5. Approval of the proposal to permit the Company’s board of directors to adjourn the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve Items 1 or 2.

☐       For       ☐       Against       ☐       Abstain

SIGN, DATE and RETURN:

	Date:	/	/2005

If the stock is jointly owned, both parties must sign.

	Date:	/	/2005

YOUR VOTE IS IMPORTANT!

You can authorize the proxies to cast your vote and otherwise represent you at the Annual Meeting in one of four ways:

MAIL: Return the completed form in the enclosed postage-paid envelope.

FAX: Fax the completed form to our Investor Services Department at (714) 667-6843.

PHONE: Call our toll-free number at 1-866-697-1031 to vote.

INTERNET: Vote online at www.1031NNN.com/VoteTREIT.

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